                                        This Prospectus is filed
                                        pursuant to RULE NO. 424(b)(1)
                                        and relates to REGISTRATION NO. 33-99612


++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION. THESE SECURITIES MAY   +
+NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME A FINAL       +
+PROSPECTUS IS DELIVERED. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN + +OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY + +SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR +
+SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE       +
+SECURITIES LAWS OF ANY SUCH STATE.                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                    SUBJECT TO COMPLETION, DECEMBER 4, 1995

                             PROSPECTUS SUPPLEMENT
--------------------------------------------------------------------------------
                     (To Prospectus Dated December 4, 1995)
--------------------------------------------------------------------------------

                          $1,278,320,000 (Approximate)
                   CS First Boston Mortgage Securities Corp.

                                   Depositor

   Adjustable Rate Conduit Mortgage Pass-Through Certificates, Series 1995-1

                             Class A-1 Certificates

                                  -----------

The Adjustable Rate Conduit Mortgage Pass-Through Certificates, Series 1995-1 (the "Certificates") will be comprised of three classes of certificates: Class
 A-1, Class IO and Class R. Only the Class A-1 Certificates are offered hereby. The Certificates evidence 100% of the beneficial ownership interest in a trust  fund (the  "Trust Fund")  to be  created by CS  First Boston  Mortgage
  Securities Corp. (the "Depositor"), the assets of which will consist primarily of (a) 21 classes (or portions of classes) of mortgage pass-through certificates (the "Mortgage Certificates"), each of which is part of one of 14 series of mortgage pass-through certificates initially sold by the Resolution Trust Corporation and acquired by the Depositor in the secondary market, (b) a Reserve Fund and (c) a Yield Support Agreement provided by Norwest Corporation. The Certificates will be issued pursuant to a Pooling Trust Agreement (the "Pooling Agreement") among
    the  Depositor,  Norwest   Bank  Minnesota,  National  Association,  as
     Certificate Administrator and The Chase Manhattan Bank, N.A., as Trustee. See "Description of the Certificates."

As more  fully described  herein, commencing  with a  rate of     %  per annum,
interest  will accrue, to the extent of funds available therefor, on  the Class
 A-1  Certificates at  a per  annum  rate of  0.30%  in excess  of  the London
 interbank  offered  rate   for  three-month  Eurodollar  deposits  ("LIBOR"),
  determined quarterly as set forth herein. The amount of interest accrued on the Class A-1 Certificates will be reduced by the amount of certain prepayment interest shortfalls and  deferred interest as described herein
   under      "Description     of      Certificates--Distributions--Interest
    Distributions." Interest generally will be paid quarterly, to the extent funds are available therefor as described herein on the 28th day of each February, May, August and November or, if any such day is not a business day on the following business day, beginning in February 1996. Each such day is referred to as a "Distribution
      Date." See "Summary of Terms--Distribution Date" and "Description of the Certificates" herein.

   Principal payments  on the  Class A-1 Certificates  will be made  on each
       Distribution Date to the extent  funds are available therefor, as described herein,  until the principal balance of the Class
              A-1  Certificates  has been  reduced  to zero.  See
                  "Description    of    the    Certificates--
                  Distributions--Principal Distributions."

      Prospective investors in the Certificates should consider the factors discussed under "Special Considerations" in this Prospectus
         Supplement on Page S-13.
                                                  (cover continued on next page)

 THE CLASS  A-1 CERTIFICATES DO NOT  REPRESENT INTERESTS IN OR  OBLIGATIONS OF
   CS FIRST BOSTON  MORTGAGE SECURITIES CORP.,  THE TRUSTEE, THE CERTIFICATE
    ADMINISTRATOR OR ANY OF THEIR  AFFILIATES. NEITHER THE CERTIFICATES NOR
      THE  UNDERLYING  MORTGAGE  LOANS   ARE  INSURED  OR  GUARANTEED  BY
       ANY  GOVERNMENTAL  AGENCY  OR  INSTRUMENTALITY OR  BY  ANY  OTHER
         PARTY.

                                   --------
THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   --------
  The Class A-1 Certificates will be offered by CS First Boston Corporation ("First Boston") from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Class A-1 Certificates are anticipated to be
approximately $   , plus accrued interest thereon at the Certificate Rate from
November 28, 1995, but before deducting expenses payable by the Depositor,
estimated to be $   .

  The Class A-1 Certificates are offered by First Boston when, as and if delivered to and accepted by First Boston, subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. It is expected that the Class A-1 Certificates will be delivered only through the same day funds settlement system of the Depository Trust
Company on or about December [   ], 1995.

                                CS First Boston
--------------------------------------------------------------------------------

          The date of this Prospectus Supplement is December [ ], 1995

  Prior to the Distribution Date occurring in November 2000 and on each succeeding Distribution Date until successful, the Trustee will attempt to sell the Mortgage Certificates at auction for a price which, together with amounts on deposit in the Reserve Fund, is at least equal to the then-outstanding Principal Balance of the Class A-1 Certificates, plus interest accrued and unpaid thereon. The proceeds of any such sale of the Mortgage Certificates, together with funds on deposit in the Reserve Fund (to the extent needed), will be used to retire the Class A-1 Certificates. See "Description of the Certificates--Mandatory Auctions."

  Prospective investors should consider:
    . The yield on the Class A-1 Certificates will be sensitive to, among other things, the rate and timing of principal payments on the Mortgage Certificates (which likely will be different for different Mortgage Certificates) and the level of LIBOR.
    . As described under "Special Consideration--Basis Risk" and "Yield and
      Prepayment Considerations--Basis Risk; LIBOR" herein, under some prepayment and interest rate scenarios, an investor may not receive all interest accrued at the Class A-1 Pass-Through Rate on the Class A-1 Certificates with respect to one or more Distribution Dates on such Distribution Dates, or in certain cases, prior to the retirement of the Class A-1 Certificates.

  The description of the Mortgage Certificates and the Mortgage Loans contained in this Prospectus Supplement is qualified in its entirety by reference to the actual terms and provisions of the Prospectuses and Prospectus Supplements related to each of the Mortgage Certificates (collectively, the "Underlying Disclosure Documents") and the Pooling and Servicing Agreements relating to each of the Mortgage Certificates (collectively, the "Underlying Pooling Agreements"). Copies of the Underlying Disclosure Documents and the Underlying Pooling Agreements are available from First Boston by calling Richard Eimbinder at (212) 909-3574. Investors are urged to obtain copies of such documents and read this Prospectus Supplement in conjunction therewith.

  The Class A-1 Certificates will be issued only in book-entry form, and the purchasers thereof will not be entitled to receive definitive certificates except in the limited circumstances set forth herein. The Class A-1 Certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. See "Description of the Certificates" herein.

  The Class A-1 Certificates may not be an appropriate investment for individual investors. There is currently no secondary market for the Class A-1 Certificates and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment at any particular time or for the life of the Class A-1 Certificates. First Boston intends to act as a market maker in the Class A-1 Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so and any such market making may be discontinued at any time. There can be no assurance that any investor will be able to sell a Class A-1 Certificate at a price which is equal to or greater than the price at which such Certificate was purchased.

  An election will be made to treat the portion of the Trust Fund consisting of the Mortgage Certificates as a real estate mortgage investment conduit (the "REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the payments on the Class A-1 Certificates which are derived from the Mortgage Certificates and the Class IO Certificates will constitute "regular interests" in the REMIC and the Class R Certificate will constitute the "residual interest" in the REMIC. See "Summary Information-- Federal Income Tax Status" and "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences" in the Prospectus.

  The Class A-1 Certificates represent one Class of a separate Series of Certificates, which Class is being offered by the Depositor pursuant to the Prospectus dated December 4, 1995 accompanying this Prospectus Supplement. The Prospectus shall not be considered complete without this Prospectus Supplement and any prospective investor shall not purchase any Certificate offered hereby unless it shall have received both the Prospectus and this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                 ------------

  UNTIL MARCH    , 1996 ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A-1
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used herein and not defined shall have the meaning given in the Prospectus. See "Index" herein and "Index of Terms" in the Prospectus.

Securities Offered..........  $1,278,320,000 (approximate) initial Principal
                               Balance of Adjustable Rate Conduit Mortgage
                               Pass-Through Certificates, Series 1995-1, Class A-1, evidencing a class of "regular interests" in the REMIC and the rights to certain amounts from the Reserve Fund. The initial Principal Balance of the Class A-1 Certificates is subject to an upward or downward variance of 5%.

Other Securities............  Adjustable Rate Conduit Mortgage Pass-Through
                               Certificates, Series 1995-1, Class IO,
                               evidencing a class of "regular interests" in the REMIC, and the Class R Certificate, evidencing the "residual interest" in the REMIC. The Class IO Certificates and the Class R Certificate are not offered hereby.

                              The Class A-1, Class IO and Class R Certificates
                               are referred to collectively herein as the "Certificates."

Forms of Certificates;
 Denominations..............  The Class A-1 Certificates will be issued as book-entry certificates, through the facilities of The Depository Trust Company. See "Description of the Certificates--Book-Entry Form" herein. The Class A-1 Certificates will be issued, maintained and transferred in book-entry form only in minimum denominations of $1,000 initial principal balance and integral multiples of $1,000 initial principal balance in excess thereof.

Depositor...................  CS First Boston Mortgage Securities Corp.

Certificate Administrator...  Certain administrative functions with respect to the Certificates will be performed by Norwest Bank Minnesota, National Association.

Trustee.....................  The Chase Manhattan Bank, N.A.

Cut-off Date................  November 28, 1995 (after giving effect to distributions on the Mortgage Certificates on such date).

Closing Date................  On or about December  , 1995.

Final Scheduled
 Distribution Date..........  September 28, 2029. The Final Scheduled
                               Distribution Date has been determined to be the 28th day of the month succeeding the latest maturity date of any Mortgage Loan in any Underlying Mortgage Pool.

The Trust Fund..............  The Class A-1 Certificates evidence interests in a trust fund (the "Trust Fund"), the assets of which will consist primarily of (a) 21 classes (or portions of classes) of mortgage pass-through certificates (the "Mortgage Certificates"), each of which is part of one of 14 series of mortgage pass-through certificates initially sold by the Resolution Trust Corporation and which were acquired by the Depositor in the secondary market, (b) a Reserve Fund and (c) a Yield Support Agreement provided by Norwest Corporation. See "--The Reserve Fund" and "--The Yield Support Agreement" below. The Trust Fund will be established and the Certificates will be issued pursuant to a Pooling Trust Agreement (the "Pooling Agreement"), dated as of December [ ], 1995. See "Description of the Class A Certificates-- General" herein.

Distribution Date...........  Distributions on the Certificates will be made quarterly on the 28th day of each February, May, August and November, beginning in February 1996, or, if any such day is not a business day, the following business day. Each such day on which distributions are made, a "Distribution Date."

Record Date.................  The "Record Date" for each Distribution Date will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such last day is not a business day, the preceding business day.

Distributions on
 Certificates...............  Interest Distributions on the Class A-1
                               Certificates. The amount of interest payable on the Class A-1 Certificates on each Distribution Date will be equal to the sum of (x) the lesser of the Interest Accrual Amount (as defined below) of the Class A-1 Certificates for such Distribution Date and Interest Available Funds (as defined herein under "Description of the Certificates--Distributions--Interest
                               Distributions") for such Distribution Date and
                               (y) the lesser of the Interest Shortfall Amount (as defined below) of the Class A-1 Certificates and the excess, if any, of the Interest Available Funds for such Distribution Date over the Interest Accrual Amount of the Class A-1 Certificates for such Distribution Date. The "Interest Accrual Amount" for the Class A-1 Certificates on each Distribution Date will equal the product of (i) one-fourth of the Class A-1 Pass-Through Rate for such Distribution Date and (ii) the outstanding Principal Balance thereof (subject to reduction in respect of Deferred Interest and Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans underlying the Mortgage Certificates). The "Interest Shortfall Amount" of the Class A-1 Certificates is equal to the sum of the amounts for all previous Distribution Dates by which the Interest Accrual Amount of the Class A-1 Certificates exceeded the Interest Available Funds for such Distribution Dates (to the extent such amounts have not been paid on subsequent Distribution Dates), together with interest accrued thereon at the Class A-1 Pass-Through Rate in effect from time to time. See "Description of the Certificates-- Distributions."

                              The "Class A-1 Pass-Through Rate" during the
                               initial Interest Accrual Period will be % per annum. During each succeeding Interest Accrual Period, the Class A-1 Pass-Through Rate will be 0.30% in excess of the London interbank offered rate quotations for three-month Eurodollar deposits ("LIBOR") on the second day prior to the first day of such Interest Accrual Period, or, if such second day is not a business day, the preceding business day (each, a "Reset Date"), determined as described herein under "Description of the Class A Certificates-- Determination of LIBOR." The "Interest Accrual Period" with respect to each Distribution Date is the period from the 28th day of the third month preceding the month in which such Distribution Date occurs through the 27th day of the month in which such Distribution Date occurs. Interest on the Certificates will be calculated on the basis of actual days elapsed in a 360-day year.

                              See "Description of the Certificates--
                               Distributions."

                              DUE TO THE FACTORS DISCUSSED UNDER "SPECIAL
                               CONSIDERATIONS--BASIS RISK," INTEREST AVAILABLE FUNDS MAY NOT ALWAYS BE SUFFICIENT TO PAY THE FULL INTEREST ACCRUAL AMOUNT WITH RESPECT TO THE CLASS A-1 CERTIFICATES ON EACH DISTRIBUTION DATE.

                              Principal Distributions on the Class A-1
                               Certificates. Distributions in respect of principal on the Class A-1 Certificates will be made on each Distribution Date in an amount equal to the sum of all amounts distributed in respect of principal on the Mortgage Certificates during the Collection Period ending on such Distribution Date.

                              Interest Distributions on the Class IO
                               Certificates. The Interest Accrual Amount for the Class IO Certificates on each Distribution Date will equal the product of (i) one-fourth of the Class IO Pass-Through Rate for such Distribution Date and (ii) the outstanding Principal Balance of the Class A-1 Certificates, subject to reduction in respect of Deferred Interest and Prepayment Interest Shortfalls.

                              During each Interest Accrual Period the "Class IO
                               Pass-Through Rate" will be equal to the excess, if any, of (X) the weighted average of the Weighted Average Mortgage Certificate Pass-Through Rate for each of the Underlying Series Distribution Dates that occurs in the Collection Period related to such Interest Accrual Period (determined as described herein) (such weighted average, the "Quarterly Mortgage Certificate Pass-Through Rate") over (Y) the Class A-1 Pass-Through Rate for such Interest Accrual Period. The "Weighted Average Mortgage Certificate Pass-Through Rate" with respect to any Underlying Series Distribution Date will be equal to the weighted average of the pass-through rates of the Mortgage Certificates applicable to such Underlying Series Distribution Date, weighted on the basis of the outstanding principal balances thereof prior to distributions on such Underlying Series Distribution Date. The Weighted Average Mortgage Certificate Pass-Through Rate with respect to the Underlying Series Distribution Date in November 1995 is approximately 7.6%. The "Collection Period" with respect to each Distribution Date is the period commencing on the day after the previous Distribution Date (or, in the case of the first Collection Period, on November 28, 1995) and ending on such Distribution Date. See "Description of the Certificates--Distributions."

Reserve Fund................  On the Closing Date, the Depositor will deposit or cause to be deposited into an account (the "Reserve Fund") maintained by the Certificate Administrator (i) cash in the amount of $1.5 million and (ii) the Class IO Certificates. All distributions on the Class IO Certificates will be made to the Certificate Administrator for deposit into the Reserve Fund. Amounts on deposit in the Reserve Fund from time to time will be available on each Distribution Date to be paid to holders of the Class A-1 Certificates to the extent that distributions on account of interest received on the Mortgage Certificates in the related Collection Period are insufficient to pay such holders' Interest Accrual Amount for such date together with any overdue interest. NO ASSURANCE CAN BE GIVEN THAT AMOUNTS ON DEPOSIT IN THE RESERVE FUND FROM TIME TO TIME WILL, TOGETHER WITH THE BALANCE OF INTEREST AVAILABLE FUNDS ON ANY DISTRIBUTION DATE, BE SUFFICIENT TO ALLOW THE DISTRIBUTION OF THE FULL INTEREST ACCRUAL AMOUNT WITH RESPECT TO THE CLASS A-1 CERTIFICATES ON ANY SUCH DISTRIBUTION DATE. The Reserve Fund will be an asset of the Trust Fund, but will not be an asset of the REMIC. See "Description of the Certificates--Reserve Fund" herein.

The Yield Support
 Agreement..................  On the Closing Date, the Trustee will enter into a yield support agreement (the "Yield Support Agreement") with Norwest Corporation, a Delaware corporation, and the parent of the Certificate Administrator (the "Yield Support Counterparty").

                              Pursuant to the terms of the Yield Support
                               Agreement, in the event that LIBOR on any Reset Date (determined as described herein under "Description of the Certificates--Determination of LIBOR") exceeds % (which rate is equal to LIBOR as set with respect to the first Interest Accrual Period plus 2.0%) (the "Strike Rate"), the Yield Support Counterparty will be obligated to pay to the Certificate Administrator, for the benefit of the holders of the Class A-1 Certificates, on the Distribution Date related to the Interest Accrual Period following such Reset Date, an amount equal to one-fourth of the product of (x) the difference between LIBOR at such Reset Date (determined as described above) and the Strike Rate and (y) the Principal Balance of the Class A-1 Certificates outstanding prior to distributions on such Distribution Date. Amounts paid by the Yield Support Counterparty on any Distribution Date will be paid to the Certificate Administrator for deposit into the Reserve Fund. NO ASSURANCE CAN BE GIVEN THAT AMOUNTS PAID BY THE YIELD SUPPORT COUNTERPARTY ON ANY DISTRIBUTION DATE WILL, TOGETHER WITH THE BALANCE OF THE INTEREST AVAILABLE FUNDS FOR SUCH DISTRIBUTION DATE, BE SUFFICIENT TO ALLOW FULL DISTRIBUTIONS IN RESPECT OF INTEREST ON THE CLASS A-1 CERTIFICATES ON SUCH DISTRIBUTION DATE OR ON ANY FUTURE DISTRIBUTION DATES.

                              The Yield Support Agreement will terminate upon
                               the reduction of the Principal Balance of the Class A-1 Certificates to zero. The Yield Support Agreement may also be terminated by the Trustee under the circumstances described herein under "Description of the Certificates--The Yield Support Agreement--Termination."

Mandatory Auction...........  Prior to the Distribution Date occurring in
                               November 2000, the Trustee will cause the Certificate Administrator to hold an auction (the "Auction") for the sale of the Mortgage Certificates following the procedures outlined herein under the heading "Description of the Certificates--Mandatory Auction." If the highest bid obtained, together with amounts on deposit in the Reserve Fund, is at least equal to the Class A-1 Retirement Amount (as defined herein) the Trustee will sell the Mortgage Certificates to such bidder at such price and pay the Class A-1 Retirement Amount to the Class A-1 Certificates on November 28, 2000. The excess of the proceeds of any such sale over the Class A-1 Retirement Amount outstanding will be distributed to the holder of the Class R Certificate. If no such sale occurs, the Trustee will continue to hold the Mortgage Certificates and the Trust Fund will continue to operate pursuant to the Pooling Agreement. The auction procedure will be repeated with respect to each succeeding Distribution Date until a sufficiently high bid is obtained.

Optional Repurchase of the
 Mortgage Certificates......  The beneficial owner of the Class IO Certificates will have the option to purchase the Mortgage Certificates from the Trust Fund on any Distribution Date on which the Mortgage Certificate Balance is equal to 5% or less of the Mortgage Certificate Balance as of the Cut-off Date. See "Description of the Certificates-- Optional Repurchase of the Mortgage Certificates" herein.

Ratings.....................  It is a condition of the issuance of the
                               Certificates that the Class A-1 Certificates be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAAr" by Standard & Poor's ("S&P" and, collectively with Moody's, the "Rating Agencies").

                              The ratings of Moody's and S&P on mortgage
                               securities address the likelihood of the receipt by the holders thereof of all distributions of principal and interest to which such holders are entitled. THE RATING AGENCIES NOTE THAT THE ENTITLEMENT OF THE CLASS A-1

                               CERTIFICATES TO INTEREST AT A RATE IN EXCESS OF THE QUARTERLY MORTGAGE CERTIFICATE PASS-THROUGH RATE IS SUBJECT TO THE AVAILABILITY OF INTEREST AVAILABLE FUNDS. There is no assurance that such ratings will continue for any period of time or that they will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A-1 Certificates. A security rating is not a recommendation to buy, sell or hold securities.

                              Neither the ratings of S&P nor the ratings of
                               Moody's represent any assessment of the Mortgage Loan Servicers' ability to repurchase any Convertible Mortgage Loans that are converted to fixed Mortgage Interest Rates; S&P has so indicated by appending "r" to its ratings of the Class A-1 Certificates.

                              The Depositor has not requested a rating on the
                               Class A-1 Certificates from any other rating agency, although data with respect to the Mortgage Loans and Mortgage Certificates may have been provided to other agencies solely for their informational purposes. There can be no assurance that if a rating is assigned to the Class A-1 Certificates by any other rating agency, such rating will be as high as that assigned by Moody's and S&P. See "Ratings."

Mortgage Certificates.......  The assets of the REMIC will consist primarily of
                               21 classes (or a portion of such classes) of senior mortgage pass-through certificates (the "Mortgage Certificates"), each of which is a part of one of 14 separate series of mortgage pass-through certificates sold by the Resolution Trust Corporation ("RTC") (each an "Underlying Series"), identified in the following table.

                              --------------------------------------------------
                                              UNDERLYING SERIES

                   SERIES DESIGNATION             CLASS OF MORTGAGE CERTIFICATES
                   ------------------             ------------------------------
                   Series 1992-1.................              A-1
                   Series 1992-4.................              A-2
                   Series 1992-6.................              A-3
                   Series 1992-7.................              A-3
                   Series 1992-8.................              A-3
                   Series 1992-9.................              A-4
                   Series 1992-10................              A-2
                   Series 1992-10................              A 3
                   Series 1992-10................              A-5
                   Series 1992-11................              A-2
                   Series 1992-11................              A-4
                   Series 1992-12................              A-3
                   Series 1992-14................              A-4
                   Series 1992-14................              A-5
                   Series 1992-15................              A-4
                   Series 1992-15................              A-6
                   Series 1992-16................              A-4
                   Series 1992-16................              A-5
                   Series 1993-3.................              A-7
                   Series 1994-1.................              A-3
                   Series 1994-1.................              A-4

                              --------------------------------------------------

                              Each of the Mortgage Certificates evidences a
                               senior interest in a mortgage pool (each, an "Underlying Mortgage Pool") previously formed by the RTC. Payments on each Class of Mortgage Certificates will be made on the 25th day of each month (or if such day is not a business day, the succeeding business day) (each, an "Underlying Series Distribution Date") primarily from amounts received in respect of the mortgage loans that constitute the corpus of the related Underlying Mortgage Pool (in the aggregate, the "Mortgage Loans"). Such amounts, together, with any payments under the Yield Support Agreement and payments from the Reserve Fund, are the sole source of funds for payments on the Class A-1 Certificates. As of the Underlying Series Distribution Date occurring in November 1995, after giving effect to distributions and principal balance reductions on such date, the Mortgage Certificates had approximately the characteristics set forth under "The Mortgage Certificates."

The Mortgage Loans..........  The Mortgage Loans are contained in 21 separate pools of adjustable interest rate, conventional, residential first mortgage loans having approximately the characteristics set forth in the table entitled "Selected Mortgage Loan Data" under "Description of the Mortgage Loans." The interest rate on each Mortgage Loan is subject to adjustment periodically (as specified in the related mortgage note) to a rate equal to the sum (subject to rounding) of (i) a specified index and (ii) an individual gross margin, subject to certain limitations. With respect to five of the Underlying Mortgage Pools, the index used is the monthly weighted average cost of funds for member institutions of the Eleventh District of the Federal Home Loan Bank System, as published by the Federal Home Loan Bank of San Francisco ("COFI"). Such Mortgage Loans are referred to herein as "COFI Mortgage Loans." For the remaining Underlying Mortgage Pools, the index generally used is the weekly average yield on U.S. Treasury securities adjusted to a constant maturity ("CMT") of one year or the weekly auction average (investment) rate on U.S. Treasury Bills with a six-month maturity ("CBE"), each as published by the Federal Reserve Board in Statistical Release H.15 (519), or a comparable release. Some of the Mortgage Loans use a CMT yield of two, three or five years. Such Mortgage Loans using CMT or CBE are referred to herein as "CMT Mortgage Loans."

                              The Mortgage Loans are subject to overall maximum
                               interest rates. Some of the Mortgage Loans are also subject to a minimum interest rate. Some of the Mortgage Loans are subject to negative amortization.

                              Some of the Mortgage Loans have mortgage interest
                               rates that may be converted to fixed interest rates at the option of the mortgagor.

                               Upon conversion to a fixed rate, such Mortgage Loans generally are required to be purchased by the servicer of the related Underlying Mortgage Pool. See "Description of the Mortgage Loans" and "Yield and Prepayment Considerations."

                              The Underlying Disclosure Documents do not
                               provide information sufficient to determine the percentage distribution of Mortgage Loans exhibiting the various characteristics described herein.

                              Optional Repurchase of Mortgage Loans. The
                               Underlying Mortgage Pool with respect to each Mortgage Certificate is subject to special termination (a "Special Termination") at such time as the aggregate outstanding principal balance of all the mortgage loans underlying all the mortgage certificates of the related Underlying Series is equal to or less than 25% of the initial aggregate principal balance of such mortgage loans. See "The Mortgage Certificates--Special Termination" herein. In addition, the Mortgage Loan Servicer with respect to each Underlying Series has the option to repurchase the Mortgage Loans from the related Underlying Mortgage Pool at such time as the aggregate scheduled principal balance thereof is reduced to less than 10% of the original aggregate principal balance thereof. See "The Mortgage Certificates--Optional Termination" herein. Any such repurchase may accelerate the rate at which principal payments are made on the Class A-1 Certificates.

Certain Prepayment and
 Yield Considerations.......  NO INVESTMENT SHOULD BE MADE IN THE CLASS A-1
                               CERTIFICATES UNLESS AN INVESTOR HAS CONSIDERED CAREFULLY THE ASSOCIATED RISKS OF INVESTING IN SUCH CLASS A-1 CERTIFICATES AS DISCUSSED BELOW AND UNDER "SPECIAL CONSIDERATIONS" AND "YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN.

                              Prepayments and Excess Cash. The rate of
                               principal payments on the Class A-1 Certificates will be affected by the rate of principal payments on the Mortgage Loans (including, for this purpose, prepayments, which may include amounts received by virtue of condemnation, insurance or foreclosure) and by the application of Excess Cash to the principal balance of the Mortgage Certificates. If a Class A-1 Certificate is purchased at a discount from its initial principal balance by a purchaser that calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Furthermore, if a Certificate is purchased at a premium by a purchaser that calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated.

                              Timing of Payments. The timing and amount of
                               payments, including prepayments, on the Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A-1 Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

                              Basis Risk; LIBOR. The interest rate payable to
                               the Holders of the Class A-1 Certificates is based on LIBOR. However, the Mortgage Certificates bear interest at adjustable rates based on COFI, CMT and CBE. LIBOR and such other indices may respond to different economic and market factors, and there is no necessary correspondence between them. NO ASSURANCE CAN BE GIVEN THAT AMOUNTS ON DEPOSIT IN THE RESERVE FUND FROM TIME TO TIME OR PAYMENTS UNDER THE YIELD SUPPORT AGREEMENT WILL BE SUFFICIENT TO MAKE UP ANY AMOUNT BY WHICH THE INTEREST COLLECTED ON THE MORTGAGE CERTIFICATES IS LESS THAN THE INTEREST ACCRUAL AMOUNT OF THE CLASS A-1 CERTIFICATES.

                              Auction Risk. There can be no assurance that the
                               Trustee will, on November 28, 2000 or on any date thereafter, be able to sell the Mortgage Certificates for a price sufficient (together with amounts on deposit in the Reserve Fund) to allow the Class A-1 Certificates to be paid in full. Therefore, there can be no assurance that the Class A-1 Certificates will be retired prior to their stated maturity.

                              See "Special Considerations" and "Yield and
                               Prepayment Considerations" herein for a fuller discussion of the factors affecting the yield to maturity of the Class A-1 Certificates.

Liquidity...................  There is currently no secondary market for the
                               Class A-1 Certificates and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment at any particular time or for the life of the Class A-1 Certificates. There is no assurance that any such market, if established, will continue. Each Certificateholder will receive monthly reports pertaining to the Class A-1 Certificates and the Mortgage Certificates. There are a limited number of sources which provide certain information about mortgage-backed securities in the secondary market; however, there can be no assurance that any of these sources will provide information about the Class A-1 Certificates or the Mortgage Certificates. Investors should consider the effect of limited information on the liquidity of the Class A-1 Certificates.

Federal Income Tax Status...  An election will be made to treat the portion of the Trust Fund consisting of the Mortgage
                               Certificates as a REMIC for federal income tax purposes. The payments on the Class A-1 Certificates which are derived from the Mortgage Certificates, and the Class IO Certificates, will be designated as regular interests in the REMIC, and the Class R Certificate will be designated as the residual interest in the REMIC.

                              An investor in the Class A-1 Certificates will be
                               treated for federal income tax purposes as purchasing a REMIC regular interest and a contractual right to receive amounts from the Reserve Fund. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations........  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), should carefully review with its legal advisors whether the purchase or holding of Class A-1 Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.

Legal Investment............  The Class A-1 Certificates will constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As such, the Class A-1 Certificates are legal investments for certain entities to the extent provided in SMMEA. However, there are regulatory requirements and considerations applicable to regulated financial institutions and restrictions on the ability of such institutions to invest in certain types of mortgage related securities. Prospective purchasers of the Class A-1 Certificates should consult their own legal, tax and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the Class A-1 Certificates. See "Legal Investment Considerations" in this Prospectus Supplement and "Legal Investment" in the Prospectus.

                            SPECIAL CONSIDERATIONS

  Prospective investors should consider the following factors in connection with a purchase of the Class A-1 Certificates.

  1. Troubled Originators. The Mortgage Loans in each Underlying Mortgage Pool were originated or purchased by one or more depository institutions (each a "Depository Institution") for which the Resolution Trust Corporation ("RTC") was appointed as conservator or receiver or from which the RTC acquired the Mortgage Loans. Each of such Depository Institutions was either insolvent and in the process of liquidation or in serious financial difficulty and being operated under a conservatorship with a significant likelihood of subsequently being placed in receivership and liquidated. It is possible that the financial difficulties experienced by certain Depository Institutions may have adversely affected either or both of (i) the standards and procedures by which the Mortgage Loans were originated by such Depository Institutions or, if purchased from another originator, the standards and procedures by which the Depository Institutions selected such Mortgage Loans for purchase and reviewed them prior to purchase and (ii) the manner in which such Mortgage Loans were serviced prior to assumption of servicing responsibilities by the servicer of the related Mortgage Certificates. The RTC, usually acting in its capacity as conservator or receiver of a Depository Institution, made certain representations and warranties regarding the Mortgage Loans and is obligated to repurchase or replace or provide indemnification to the Trustee and the holders of the related Underlying Series with respect to Mortgage Loans as to which there is a breach of such representations and warranties. The RTC, acting in its corporate capacity guaranteed the obligations incurred in connection with such representations and warranties. There can be no assurance, however, that such remedy will apply to all problems that may arise with respect to a Mortgage Loan by reason of the financial difficulties experienced by the related Depository Institution. If there are a large number of Mortgage Loans in any given Underlying Mortgage Pool which the RTC is obligated to replace or repurchase, the average life and yield on the related Mortgage Certificates could be adversely affected.

  2. Limited Information; Incomplete Mortgage Files. In preparing the information regarding the Mortgage Certificates and the Mortgage Loans contained in this Prospectus Supplement, the Depositor has relied upon information provided by the RTC in the Prospectus Supplements applicable to each Underlying Series and on information as to each such Underlying Series subsequently provided by the various servicers of the Mortgage Certificates. The Depositor is unable to verify such information and there can be no assurance of its accuracy or completeness or the accuracy or completeness of the information presented herein which is derived from information provided by the RTC and such servicers. Information available to the RTC and disclosed in the Prospectus Supplement with respect to an Underlying Mortgage Pool generally was derived solely from the records of one or more Depository Institutions without independent review. In many cases, the information available to the RTC concerning the Depository Institutions did not permit the RTC to determine fully the origination, credit appraisal and underwriting practices of such institution or the manner of servicing of the Mortgage Loans. In many Depository Institutions the mortgage files were incomplete, and did not contain original notes, appraisal information, or information regarding whether the mortgaged properties were owner-occupied, whether there had been modifications, waivers or amendments with respect to such Mortgage Loans or whether such Mortgage Loans otherwise had terms inconsistent with information used by the RTC to prepare related disclosure (which disclosure has been relied on by the Depositor, in preparing this Prospectus Supplement). In particular, available information did not make it feasible for the RTC to determine what proportion of the Mortgage Loans were originated using notes having terms different from those generally described in the Underlying Disclosure Documents. Thus, investors should be aware that no exact information can be given as to the limitations on interest payments or the potential amount of negative amortization on the Mortgage Loans.

  In addition, the Depositor has no information as to whether the RTC or any Mortgage Loan Servicer or any Mortgage Loan Trustee has complied with its obligations under any Underlying Pooling Agreement.

  3. General. An investment in certificates (such as the Class A-1 Certificates) evidencing interests in mortgage loans may be affected, among other things, by a decline in real estate values or a decline in mortgage market rates. Recently such declines in real estate values have been experienced in several significant market areas within the United States. If relevant residential real estate markets should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans in a particular Underlying Mortgage Pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the classes of certificates which are subordinate to the Mortgage Certificates from that pool and the cash available in the related Underlying Reserve Funds, holders of the Class A-1 Certificates will bear all risk of loss resulting from default by mortgagors and will have to depend primarily on the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

  4. Limited Obligations. The Certificates will not represent an interest in or obligation of the Depositor, the Trustee, the Certificate Administrator, the RTC or any of the Depository Institutions. The Certificates will not be insured or guaranteed by any government agency or instrumentality. With respect to the Mortgage Certificates, however, the RTC, acting in its corporate capacity, has guaranteed the obligation of the RTC, acting in its capacity as receiver or conservator of the various Depository Institutions, pursuant to its representations and warranties, to repurchase Mortgage Loans or to indemnify against loss under certain circumstances.

  5. Basis Risk. The interest rate payable to the holders of the Class A-1 Certificates is based on LIBOR. However, the underlying Mortgage Loans bear interest based on COFI, CMT and CBE (the "Indices") calculated at various frequencies. LIBOR and the Indices respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that LIBOR may rise during periods in which the Indices are stable or are falling or that, even if both LIBOR and the Indices rise during the same period, LIBOR may rise much more sharply than the Indices. NO ASSURANCE CAN BE GIVEN THAT AMOUNTS ON DEPOSIT IN THE RESERVE FUND FROM TIME TO TIME OR PAYMENTS UNDER THE YIELD SUPPORT AGREEMENT WILL BE SUFFICIENT TO MAKE UP ANY AMOUNT BY WHICH THE INTEREST COLLECTED ON THE MORTGAGE CERTIFICATES IS LESS THAN THE INTEREST ACCRUAL AMOUNT OF THE CLASS A-1 CERTIFICATES.

  6. Auction Risk. There can be no assurances that the Trustee will, on November 28, 2000 or on any date thereafter, be able to sell the Mortgage Certificates for a price sufficient (together with amounts on deposit in the Reserve Fund) to allow the Class A-1 Certificates to be paid in full prior to their stated maturity.

  7. Limited Liquidity. There is currently no secondary market for the Class A-1 Certificates and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment at any particular time or for the life of the Class A-1 Certificates. First Boston intends to act as a market maker in the Class A-1 Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so and any such market making may be discontinued at any time. There can be no assurance that any investor will be able to sell a Class A-1 Certificate at a price which is equal to or greater than the price at which such Certificate was purchased.

  8. Prepayment and Yield Considerations. The prepayment experience on the Mortgage Loans will affect the average life of the Class A-1 Certificates. Prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the Mortgage Loans and prevailing mortgage interest rates. Other factors affecting prepayment of Mortgage Loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Yield and Prepayment Considerations." In addition, the yield on the Class A-1 Certificates will be sensitive to, among other things, the level of LIBOR.

  9. Calculation of Mortgage Interest Rate. As described herein, the Mortgage Loans are generally adjustable rate Mortgage Loans which provide for periodic adjustments of the mortgage interest rate and the Monthly Payment. The RTC disclosed in the Underlying Disclosure Documents that, as of the dates of issuance of the Mortgage Certificates, with respect to certain of such Mortgage Loans the interest component of the Monthly Payments had been incorrectly calculated and was lower or higher than it would be if it had been correctly calculated. The RTC disclosed in the Underlying Disclosure Documents that, to the extent the RTC determined, based upon limited review, that a Mortgage Loan had been the subject of incorrect calculations, it would cause such errors to be corrected. The RTC made a representation in each of the Underlying Pooling Agreements to the effect that if any such incorrect calculation caused a Monthly Payment to be greater than it should be, such Monthly Payment would be corrected by the third Monthly Payment due after the date of issuance of the related Mortgage Certificate or as promptly thereafter as possible; if such incorrect calculation caused a Monthly Payment to be less that it should be, such Monthly Payment would be corrected (to the extent permitted by law) by the next related adjustment date occurring no more than four months after the Underlying Series Cut-off Date related to such Mortgage Certificate. The Depositor has no information as to the amount of Mortgage Loans that have been the subject of incorrect calculations or whether the RTC complied with such representation and warranty.

  10. Co-op Loans. Many of the Underlying Mortgage Pools contain Mortgage Loans made in connection with a purchase or refinancing of cooperative apartments. Such loans ("Co-op Loans") are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation which holds title to the building in which the apartment is located, and by virtue of owning such stock is entitled to a proprietary lease to occupy the specific apartment (the "Lease"). Thus, a Co-op Loan is a personal loan secured by a lien on the shares and assignment of the Lease. If the borrower defaults on a Co-op Loan, the lender's remedies are similar to the remedies which apply to a foreclosure of a mortgage or deed of trust, in that the lender can foreclose upon the loan and assume "ownership" of the apartment.

  There are certain risks which arise as a result of the cooperative form of ownership which differentiate Co-op Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, cooperative apartment owners run a special risk in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold apartments that the sponsor may go into default on a loan which is secured by a mortgage on the building. In such event, the unit owners would be forced by special assessment to make the payments on the delinquent loan or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the special assessment, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building (and a corresponding loss of the lender's security for its Co-op Loan).

  11. Geographic Concentration. Each of the Underlying Mortgage Pools has one or more geographic concentrations (each, a "Concentration") of Mortgage Loans related to mortgaged properties which are located in particular states. In general, such Concentrations increase the exposure of the Mortgage Pool to any adverse economic, regulatory or other developments that may occur in that location. California as well as certain other regions have recently experienced natural disasters, including earthquakes and flooding, which may adversely affect property values. The Depositor has made no effort to determine whether the mortgaged property relating to any Mortgage Loan has been affected by any natural disaster. If the value of mortgaged properties in such geographic areas has declined since the origination of the related Mortgage Loans, liquidations of such Mortgage Loans would be more likely to produce realized losses. Furthermore, a general deterioration in economic conditions in a geographic area may adversely affect the ability of borrowers in such area to make payments on their Mortgage Loans.

  The following table sets forth the Concentrations by state for each of the Underlying Mortgage Pools that exceed 10% of the original aggregate principal balance thereof as of the Underlying Series Cut-off Date. Such information was derived from the Underlying Disclosure Documents and the Depositor cannot provide any assurances as to the accuracy or completeness of such information.

                           GEOGRAPHIC CONCENTRATION
                    (GREATER THAN 10% OF PRINCIPAL BALANCE)

                               PERCENTAGE
                                 AS OF
                               UNDERLYING
                                 SERIES
     SERIES                     CUT-OFF
  DESIGNATION        STATE        DATE
  -----------    ------------- ----------
Series 1992-1,
 Class A-1...... Florida          62.8
                 Alabama          23.4
Series 1992-4,
 Class A-2...... Kansas           12.6
                 California       10.6
Series 1992-6,
 Class A-3...... Georgia          18.6
                 Virginia         11.1
                 Ohio             10.4
Series 1992-7,
 Class A-3...... Florida          14.0
                 Texas            12.7
Series 1992-8,
 Class A-3...... Florida          32.1
                 Texas            12.0
Series 1992-9,
 Class A-4...... Virginia         20.9
Series 1992-10,
 Class A-2...... California      100.0
Series 1992-10,
 Class A-3...... California       99.8
Series 1992-10,
 Class A-5...... Florida          18.9
                 Massachusetts    17.4
                 Texas            11.3
Series 1992-11,
 Class A-2...... New York         17.7
                 Texas            14.9
Series 1992-11,
 Class A-4...... California       71.5
                 Michigan         10.3
Series 1992-12,
 Class A-3...... Florida          23.7
                 Connecticut      14.1

                                                                PERCENTAGE
                                                                  AS OF
                                                                UNDERLYING
                                                                  SERIES
                                                                 CUT-OFF
               SERIES DESIGNATION                    STATE         DATE
               ------------------                -------------- ----------
Series 1992-14, Class A-4....................... Florida           18.9
                                                 California        17.7
                                                 New Jersey        15.2
Series 1992-14, Class A-5....................... Florida           32.4
                                                 Ohio              14.4
                                                 Texas             11.1
Series 1992-15, Class A-4....................... Oklahoma          21.1
                                                 South Carolina    20.3
                                                 Texas             10.8
Series 1992-15, Class A-6....................... California        56.0
                                                 Florida           12.0
Series 1992-16, Class A-4....................... California        72.0
                                                 Georgia           12.7
Series 1992-16, Class A-5....................... California        99.5
Series 1993-3, Class A-7........................ Ohio              21.1
                                                 Florida           10.8
                                                 California        10.7
Series 1994-1, Class A-3........................ Florida           31.4
                                                 Rhode Island      21.4
                                                 New Jersey        11.8
Series 1994-1, Class A-4........................ Virginia          22.9
                                                 New Jersey        20.6
                                                 Florida           17.7
                                                 Rhode Island      15.8

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Adjustable Rate Conduit Mortgage Pass-Through Certificates, Series 1995-1 will include the following three classes: the Class A-1 Certificates, the Class IO Certificates and the Class R Certificates (collectively, the "Certificates"). Only the Class A-1 Certificates are offered hereby.

  The Certificates evidence 100% of the beneficial ownership interest in a trust fund (the "Trust Fund"), the assets of which will consist primarily of
(a) 21 classes (or portions of classes) of mortgage pass-through certificates (the "Mortgage Certificates"), each of which is part of one of 14 series of mortgage pass-through certificates initially sold by the Resolution Trust Corporation and acquired by the Depositor in the secondary market, (b) a Reserve Fund and (c) a Yield Support Agreement provided by Norwest Corporation. See "--The Reserve Fund" and "--The Yield Support Agreement" below. The Trust Fund will be established and the Certificates will be issued pursuant to a Pooling Trust Agreement (the "Pooling Agreement"), dated as of
December [   ], 1995 among the Depositor, the Certificate Administrator and the Trustee.

  The Class A-1 Certificates will be issued as book-entry certificates (the "Book-Entry Certificates") through the facilities of The Depository Trust Company. See "--Book-Entry Form" below. The Class A-1 Certificates will be issued, maintained and transferred only in minimum denominations of $1,000 initial principal balance and integral multiples of $1,000 initial principal balance in excess thereof. The "Record Date" for distributions on the Class A-1 Certificates is January 31, 1996, with respect to the initial Distribution Date, and with respect to each subsequent Distribution Date, the last day of the calendar month immediately preceding the month in which the applicable Distribution Date occurs or, if such last day is not a business day, the preceding business day. The undivided percentage interest (the "Percentage Interest") represented by any Class A-1 Certificate will be equal to the percentage obtained by dividing the initial Principal Balance of such Class A-1 Certificate by the aggregate initial Principal Balance of all Class A-1 Certificates.

DISTRIBUTIONS

  Distributions on the Certificates will be made quarterly on the 28th day of each February, May, August and November, beginning in February 1996 or, if any such day is not a business day, the following business day (each such day on which distributions are made, a "Distribution Date"). Distributions to a holder of a Class A-1 Certificate will be made on each Distribution Date in an amount equal to such holder's Percentage Interest multiplied by the amount, if any, to be distributed to the Class A-1 Certificates. Distributions will be made on each Distribution Date to holders of record on the related Record Date, which, unless Definitive Certificates are issued under the circumstances described below under "--Book Entry Form", will be Cede & Co. as nominee for DTC.

  Interest Distributions. Distributions in respect of interest on each Class of Certificates (other than the Class R Certificates) on each Distribution Date will be made only up to the amount of the Interest Available Funds for such Distribution Date. The amount of interest payable on the Class A-1 Certificates on each Distribution Date will be equal to the sum of (x) the lesser of the Interest Accrual Amount of the Class A-1 Certificates for such Distribution Date and Interest Available Funds for such Distribution Date and
(y) the lesser of the Interest Shortfall Amount of the Class A-1 Certificates and the excess, if any, of the Interest Available Funds for such Distribution Date over the Interest Accrual Amount of the Class A-1 Certificates for such Distribution Date.

  The "Interest Accrual Period" with respect to each Distribution Date is the period commencing on the 28th day of the third month preceding the month in which such Distribution Date occurs and ending on the 27th day of the month in which such Distribution Date occurs.

  The "Interest Accrual Amount" for the Class A-1 Certificates on each Distribution Date will equal the product of (i) one-fourth of the Class A-1 Pass-Through Rate for such Distribution Date and (ii) the outstanding Principal Balance thereof, subject to reduction in respect of Deferred Interest and Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans underlying the Mortgage Certificates. The "Class A-1 Pass-
Through Rate" during the initial Interest Accrual Period will be    % per
annum. During each succeeding Interest Accrual Period, the Class A-1 Pass-Through Rate will be 0.30% in excess of the London interbank offered rate quotations for three-month Eurodollar deposits determined (as described below under "--Determination of LIBOR") ("LIBOR") on the second day prior to the first day of such Interest Accrual Period or, if such second day is not a business day, the preceding business day (each, a "Reset Date"). The "Interest Shortfall Amount" of the Class A-1 Certificates is equal to the sum of the amounts for all previous Distribution Dates by which the Interest Accrual Amount of the Class A-1 Certificates exceeded the Interest Available Funds for such Distribution Dates (to the extent such amounts have not been paid on subsequent Distribution Dates), together with interest accrued thereon at the Class A-1 Pass-Through Rate in effect from time to time.

  "Interest Available Funds" with respect to any Distribution Date will be equal to the sum of (a) all payments in respect of interest received by the Certificate Administrator on the Mortgage Certificates during the related Collection Period, (b) interest earned on amounts invested in the Certificate Account and (c) all amounts on deposit in the Reserve Fund (including any payments made by the Yield Support Counterparty on such Distribution Date under the Yield Support Agreement) (up to the excess of the Interest Accrual Amount and the Interest Shortfall Amount of the Class A-1 Certificates over the amount described in clauses (a) and (b) above). Interest Available Funds will be distributed on each Distribution Date first to pay the Interest Accrual Amount of the Class A-1 Certificates and next to pay the Interest Shortfall Amount of the Class A-1 Certificates. Any Interest Available Funds remaining after such distributions will be deposited in the Reserve Fund.

  DUE TO THE FACTORS DISCUSSED UNDER "SPECIAL CONSIDERATIONS--BASIS RISK," INTEREST AVAILABLE FUNDS MAY NOT ALWAYS BE SUFFICIENT TO PAY THE FULL INTEREST ACCRUAL AMOUNT WITH RESPECT TO CLASS A-1 CERTIFICATES ON EACH DISTRIBUTION DATE.

  The Interest Accrual Amount for the Class IO Certificates on each Distribution Date will equal the product of (i) one-fourth of the Class IO Pass-Through Rate for such Distribution Date and (ii) the outstanding Principal Balance of the Class A-1 Certificates, subject to reduction in respect of Deferred Interest and Prepayment Interest Shortfalls. The Class R Certificates are not entitled to distributions in respect of interest and, therefore, have no Interest Accrual Amount. During each Interest Accrual Period the "Class IO Pass-Through Rate" will be equal to the excess, if any, of (X) the weighted average of the Weighted Average Mortgage Certificate Pass-Through Rate for each of the Underlying Series Distribution Dates that occurs during the Collection Period related to such Interest Accrual Period (determined as described herein) (such weighted average, the "Quarterly Mortgage Certificate Pass-Through Rate") over (Y) the Class A-1 Pass-Through Rate for such Interest Accrual Period. The "Weighted Average Mortgage Certificate Pass-Through Rate" with respect to any Underlying Series Distribution Date will be equal to the weighted average of the pass-through rates of the Mortgage Certificates applicable to such Underlying Series Distribution Date, weighted on the basis of the outstanding principal balances of such classes prior to distributions on such Underlying Series Distribution Date. The Weighted Average Mortgage Certificate Pass-Through Rate with respect to the Underlying Series Distribution Date in November 1995 is approximately 7.6%. The "Collection Period" with respect to a Distribution Date is the period commencing on the day after the preceding Distribution Date (or, in the case of the first Collection Period, on November 28, 1995) and ending on such Distribution Date.

  Interest on the Certificates will be calculated on the basis of actual days elapsed in a 360-day year.

  Deferred Interest allocated to the Mortgage Certificates on each Underlying Series Distribution Date occurring during the Collection Period related to any Distribution Date (as reported on the remittance reports relating to such Mortgage Certificates) will be allocated between the Class A-1 Certificates and the Class IO Certificates on the related Distribution Date, pro rata, based on the Interest Accrual Amounts of each thereof (before reduction for such Deferred Interest). See "Description of the Underlying Mortgage Loans" and "The Mortgage Certificates--Distributions on the Mortgage Certificates." The amount of Deferred Interest allocated in reduction of the Interest Accrual Amount of the Class A-1 Certificates will be added to the Principal Balance of such Class as of such Distribution Date.

  Prepayment Interest Shortfalls allocated to the Mortgage Certificates on each Underlying Series Distribution Date occurring during the Collection Period related to any Distribution Date (as reported on the remittance reports relating to such Mortgage Certificates) will be allocated between the Class A-1 Certificates and the Class IO Certificates on the related Distribution Date, pro rata, based on the Interest Accrual Amounts thereof (before reduction for such interest shortfall on such Distribution Date). See "The Mortgage Certificates--Distributions on the Mortgage Certificates" herein.

  The "Principal Balance" of the Class A-1 Certificates as of any Distribution Date will be equal to the Mortgage Certificate Balance as of the preceding Distribution Date. The "Mortgage Certificate Balance" as of any Distribution Date will be equal to the sum of the Mortgage Certificate Balances (after giving effect to all distributions and other principal balance reductions on the Mortgage Certificates and any Deferred Interest added to the principal balance thereof during the Collection Period ending on such Distribution
Date). Neither the Class IO Certificates nor the Class R Certificate have any Principal Balance and, therefore, neither is entitled to distributions in respect of principal.

  Determination Of LIBOR. On each Reset Date, the Certificate Administrator will determine LIBOR for the succeeding Interest Accrual Period on the basis of the offered LIBOR quotations of the Reference Banks, as such quotations are provided to the Certificate Administrator as of 11:00 a.m. (London time) on such Reset Date. As used in this section with respect to a Reset Date, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the International Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the Rate Determination Date in question and (iii) which have been designated as such by the Certificate Administrator and are able and willing to provide such quotations to the Certificate Administrator on each Reset Date; and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rate quotations or major banks). If any Reference Bank should be removed from the Reuters Screen LIBO Page or in any other way fails to meet the qualifications of a Reference Bank, the Certificate Administrator may, in its sole discretion, designate an alternative Reference Bank.

  On each Reset Date, LIBOR for the next Interest Accrual Period will be established by the Certificate Administrator as follows:

    (i) If on any Reset Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%).

    (ii) If on any Reset Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period will be the higher of (x) LIBOR as determined on the previous Reset Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Certificate Administrator determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rate that New York City banks selected by the Certificate Administrator are quoting, on the relevant Reset Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Certificate Administrator can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Certificate Administrator are quoting on such Reset Date to leading European banks.

    (iii) If on any Reset Date the Certificate Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the Previous Reset Date.

  The establishment of LIBOR by the Certificate Administrator and the Certificate Administrator's subsequent calculation of the rates of interest applicable to the Class A-1 Certificates for the relevant Interest Accrual Period (in the absence of manifest error) will be final and binding. The Class A-1 Pass-Through Rate for any Interest Accrual Period may be obtained by
telephoning the Certificate Administrator at     .

  Historical LIBOR. Listed below are historical values of Three-Month LIBOR since January 1991:

                                 3 MONTH LIBOR
                               MONTHLY AVERAGES

                                                             YEAR
                                                   ----------------------------
      MONTH(1)                                     1995  1994  1993  1992  1991
      --------                                     ----  ----  ----  ----  ----
      January..................................... 6.43% 3.32% 3.39% 4.24% 7.44%
      February.................................... 6.35  3.60  3.80  4.23  6.81
      March....................................... 6.36  3.93  3.29  4.45  6.66
      April....................................... 6.32  4.19  3.27  4.23  6.31
      May......................................... 6.21  4.71  3.29  4.02  6.14
      June........................................ 6.09  4.70  3.38  4.05  6.29
      July........................................ 5.98  4.93  3.34  3.57  6.22
      August...................................... 5.98  4.99  3.31  3.50  5.85
      September................................... 5.95  5.20  3.25  3.33  5.70
      October.....................................  --   5.70  3.43  3.48  5.55
      November....................................  --   5.96  3.54  3.85  5.15
      December....................................  --   6.47  3.42  3.69  4.67

  Historical LIBOR experience is not a predictor of future LIBOR rates, which are influenced by numerous factors, the impact of which cannot be predicted. The foregoing rates do not purport to be a prediction of the value of LIBOR on any Reset Date or for the lives of the Class A-1 Certificates.

  Principal Distributions. Distributions in respect of principal on the Class A-1 Certificates will be made on each Distribution Date in an amount equal to the sum of all amounts distributed in respect of principal on the Mortgage Certificates during the Collection Period ending on such Distribution Date. Principal payments on the Class A-1 Certificates will be made on each Distribution Date to the extent funds are available therefor until the Principal Balance of the Class A-1 Certificates has been reduced to zero.

RESERVE FUND

  The Pooling Agreement will require the Certificate Administrator to establish a separate trust account, which it will hold for the benefit of the Trustee on behalf of the holders of the Class A-1 Certificates (the "Reserve Fund").

  On the Closing Date, the Depositor will deposit or cause to be deposited into the Reserve Fund, (i) cash in the amount of $1.5 million and (ii) the Class IO Certificates. All distributions on the Class IO Certificates will be made to the Certificate Administrator for deposit into the Reserve Fund. In addition, all payments by the Yield Support Counterparty pursuant to the Yield Support Agreement will be deposited in the Reserve Fund. Amounts on deposit in the Reserve Fund from time to time will be available on each Distribution Date to be paid to holders of the Class A-1 Certificates to the extent that amounts described in clauses (a) and (b) of the definition of Interest Available Funds are insufficient to pay the Interest Accrual Amount and Interest Shortfall Amount of the Class A-1 Certificates for such Distribution Date. The Reserve Fund will be an asset of the Trust Fund, but will not be an asset of the REMIC. Amounts in the Reserve Fund will be invested in "eligible assets," as defined in the Pooling Agreement, at the discretion of the Certificate Administrator, provided each such investment matures no later than the succeeding Distribution Date.

  The Depositor will not have any obligation to deposit additional monies in the Reserve Fund after the Closing Date.

  NO ASSURANCE CAN BE GIVEN THAT AMOUNTS ON DEPOSIT IN THE RESERVE FUND FROM TIME TO TIME WILL, TOGETHER WITH THE BALANCE OF INTEREST AVAILABLE FUNDS ON ANY DISTRIBUTION DATE, BE SUFFICIENT TO ALLOW THE DISTRIBUTION OF THE FULL INTEREST ACCRUAL AMOUNT WITH RESPECT TO THE CLASS A-1 CERTIFICATES ON ANY SUCH DISTRIBUTION DATE.

  Due to the factors described under "Special Considerations--Basis Risk" and "Yield and Prepayment Considerations--Basis Risk; LIBOR," changes in the levels of COFI, CMT and CBE may not necessarily correlate with changes in LIBOR. Accordingly, the Class IO Certificates (payments on which, together with payments under the Yield Support Agreement, are the sole source of payments into the Reserve Fund after the Closing Date) will not be entitled to any payments under certain interest rate scenarios. See "--Distributions" above. In addition, the Yield Support Counterparty will not be obligated to make any payments under the Yield Support Agreement unless LIBOR exceeds the Strike Rate. See "--The Yield Support Agreement" below. The following table, which was prepared on the basis of the Modeling Assumptions, illustrates the balances that would be available in the Reserve Fund on the date indicated under the interest rate scenarios (the "Rate Scenarios") described in the following paragraph and at the various percentages of CPR indicated. Each of the Rate Scenarios set forth below assumes (i) an initial rate of LIBOR equal to 5.8750%, (ii) an initial rate of CMT equal to 5.4314%, (iii) an initial rate of COFI equal to 5.1110% and (iv) that the Reinvestment Rate with respect to each Interest Accrual Period will be 5.3125%.

    "Rate Scenario I" assumes that, with respect to the Interest Accrual Period beginning in February 1996, the level of LIBOR increases to 7.8750%, the level of CMT increases to 7.4314% and the level of COFI increases to 7.1110% and that each such index remains constant until the stated maturity of the Class A-1 Certificates.

    "Rate Scenario II" assumes that the level of LIBOR increases to 7.8750% with respect to the Interest Accrual Period beginning in February 1996 and that the level of CMT increases to 7.4314% and the level of COFI increases to 7.1110% with respect to the Interest Accrual Period beginning in November 1996 and that each such index remains constant until the stated maturity of the Class A-1 Certificates.

    "Rate Scenario III" assumes that the level of LIBOR increases to 7.8750% with respect to the Interest Accrual Period beginning in February 1996 and that the level of CMT increases to 7.4314% and the level of COFI increases to 7.1110% with respect to the Interest Accrual Period beginning in May 1998 and that each such index remains constant until the stated maturity of the Class A-1 Certificates.

            PROJECTED BALANCE AVAILABLE AT NOVEMBER 28, 2000(1)(2)

                                                       PERCENT OF CPR
                                             -----------------------------------
                                                 12%         18%         24%
                                             ----------- ----------- -----------
     Rate Scenario I........................ $49,500,000 $39,300,000 $30,800,000
     Rate Scenario II.......................  27,300,000  18,800,000  11,800,000
     Rate Scenario III......................           0           0           0

--------
(1) Date on which first Auction is to be held.
(2) The projected Principal Balance of the Class A-1 Certificates as of November 28, 2000 under each of the Rate Scenarios and percentages of CPR assumed in the above table is indicated in the table on page S-48. See "Yield and Prepayment Considerations--CPR Model" and "--Weighted Average Life and Pre-Tax Yield Tables."

THE YIELD SUPPORT AGREEMENT

  The following is a summary of certain features of the Yield Support Agreement (as defined below).

  General. On the Closing Date, the Trustee, acting on behalf of the holders of the Class A-1 Certificates, will enter into a yield support agreement (the "Yield Support Agreement") with Norwest Corporation, a Delaware corporation, and the parent of the Certificate Administrator (the "Yield Support Counterparty"). The Yield Support Agreement will be governed by and construed in accordance with the law of the State of New York.

  Payment Terms. Pursuant to the terms of the Yield Support Agreement, in the event that LIBOR on any Reset Date (determined as described below under "--
Determination of LIBOR") exceeds   % (which rate is equal to LIBOR as set with
respect to the first Interest Accrual Period plus 2.0%) (the "Strike Rate"), the Yield Support Counterparty will be obligated to pay to the Certificate Administrator, for the benefit of the holders of the Class A-1 Certificates, on the Distribution Date related to the Interest Accrual Period following such Reset Date, an amount equal to one-fourth of the product of (x) the difference between LIBOR at such Reset Date (determined as described above) and the Strike Rate and (y) the Principal Balance of the Class A-1 Certificates outstanding prior to distributions on such Distribution Date. Amounts paid by the Yield Support Counterparty on any Distribution Date will be paid to the Certificate Administrator for deposit into the Reserve Fund.

  NO ASSURANCE CAN BE GIVEN THAT AMOUNTS PAID BY THE YIELD SUPPORT COUNTERPARTY ON ANY DISTRIBUTION DATE WILL, TOGETHER WITH THE BALANCE OF THE INTEREST AVAILABLE FUNDS FOR SUCH DISTRIBUTION DATE, BE SUFFICIENT TO ALLOW FULL DISTRIBUTIONS IN RESPECT OF INTEREST ON THE CLASS A-1 CERTIFICATES ON SUCH DISTRIBUTION DATE OR ON ANY FUTURE DISTRIBUTION DATES. THE OBLIGATIONS OF THE YIELD SUPPORT COUNTERPARTY WITH RESPECT TO THE SECURITIES OFFERED HEREBY ARE LIMITED TO THOSE SPECIFICALLY SET FORTH IN THE YIELD SUPPORT AGREEMENT AND ARE SUBJECT TO CERTAIN CONDITIONS AS DESCRIBED IN THE YIELD SUPPORT AGREEMENT.

  Termination. Unless earlier terminated as described below, the Yield Support Agreement will terminate upon the reduction of the Principal Balance of the Class A-1 Certificates to zero.

  Pursuant to the Yield Support Agreement, certain events may occur in respect of the Yield Support Counterparty that will give the Trustee the right to terminate the Yield Support Agreement subject to the terms and provisions thereof. The Trustee will have the right to terminate the Yield Support Agreement if any of the following events occur:

    (i) the Yield Support Counterparty fails to make any payment due under the Yield Support Agreement and such nonpayment continues for three business days after notice from the Trustee;

    (ii) the Yield Support Counterparty fails to perform or observe its obligations under such Yield Support Agreement (other than its obligation to make any payment due under such Yield Support Agreement) and such failure continues for a period of 30 days after notice from the Trustee;

    (iii) any representation made by the Yield Support Counterparty under such Yield Support Agreement proves to have been incorrect or misleading in any material respect as of the time it was made;

    (iv) certain events of bankruptcy or insolvency occur with respect to the Yield Support Counterparty;

    (v) the Yield Support Counterparty undertakes certain mergers, consolidations or transfers of its assets or is dissolved;

    (vi) a withholding tax is imposed on payments by the Yield Support Counterparty under such Yield Support Agreement; or

    (vii) a change in law occurs after the Closing Date which makes it unlawful for the Yield Support Counterparty to perform its obligations in respect of the Yield Support Agreement.

  Breakage Fee. If the Yield Support Agreement is terminated by the Trustee, the market value of the Yield Support Agreement will be established by the Trustee on the basis of market quotations of the cost to the Trust

Fund of entering into a replacement yield support agreement, in accordance with the procedures set forth in the Yield Support Agreement (such amount, the "Breakage Fee"). The Yield Support Counterparty will be required to pay the Trustee, for the benefit of the holders of the Class A-1 Certificates the amount of any Breakage Fee. Upon any such termination of the Yield Support Agreement, the Trustee will apply any Breakage Fee paid by the Yield Support Counterparty to the purchase of a similar yield support agreement from another counterparty.

 The Yield Support Counterparty.

  As of December 31, 1994, the end of its most recent fiscal year, the Yield Support Counterparty and its subsidiaries had, on a consolidated basis, total assets of approximately $59.3 billion, total liabilities of approximately $55.5 billion, and Stockholders' equity of approximately $3.8 billion.

  The Yield Support Counterparty's outstanding senior unsecured indebtedness has been rated Aa3 by Moody's, AA- by S&P, and AA by Fitch Investors Service, L.P. ("Fitch").

  Copies of the Yield Support Counterparty's annual reports are available from Norwest Corporation by contacting Laurel A. Holschuh, Secretary, at (612) 667-8655.

  The above information was provided by the Yield Support Counterparty. No other information contained herein (including but not limited to the statements concerning the Yield Support Agreement and the rights under the Yield Support Agreement of the holders of the securities offered hereby) has been provided by the Yield Support Counterparty.

MANDATORY AUCTION

  Prior to the Distribution Date occurring in November 2000, the Trustee will cause the Certificate Administrator, to hold an auction following the procedures outlined below (the "Auction") for the sale of the Mortgage Certificates.

  If the highest bid obtained, together with amounts on deposit in the Reserve Fund, is at least equal to the Class A-1 Retirement Amount, the Trustee will sell the Mortgage Certificates and pay the Class A-1 Retirement Amount to the Class A-1 Certificates on November 28, 2000. The "Class A-1 Retirement Amount" will generally be the then outstanding Principal Balance of the Class A-1 Certificates, together with interest at the then-applicable Class A-1 Pass-Through Rate on such Principal Balance for the Interest Accrual Period relating to such Distribution Date together with any unpaid Interest Shortfall of the Class A-1 Certificates. If, following distributions on the Class A-1 Certificates on the Distribution Date preceding any Auction Date, there is an unpaid Interest Shortfall for the Class A-1 Certificates, the Certificate Administrator will solicit the vote of all holders of the Class A-1 Certificates (utilizing the procedures established by DTC for any such solicitation) to determine whether the majority of such holders wish to require the Class A-1 Retirement Amount to include the amount of such Interest Shortfall. If holders representing 51% of the Voting Interests of all Class A-1 Certificates vote to exclude such Interest Shortfalls from the Class A-1 Retirement Amount, then the Class A-1 Retirement Amount for the succeeding Auction Date will be equal the sum of (i) the then-outstanding Principal Balance of the Class A-1 Certificates, together with interest at the then-applicable Class A-1 Pass-Through Rate on such Principal Balance for the Interest Accrual Period relating to such Distribution Date and (ii) only to the extent that proceeds of any sale pursuant to such Auction is in excess of the amount described in clause (i), the amount of such excess. The excess of the proceeds of any such sale over the Class A-1 Retirement Amount will be distributed to the holder of the Class R Certificates. If no such sale occurs, the Trustee will continue to hold the Mortgage Certificates and the Trust Fund will continue to operate pursuant to the Pooling Agreement. The auction procedure will be repeated with respect to each succeeding Distribution Date until a sufficiently high bid is obtained. Each Distribution Date beginning with the Distribution Date in November 2000 until the Distribution Date on which the Class A-1 Certificates are retired is referred to herein as an "Auction Date."

  In connection with the Auction, the Certificate Administrator will, prior to each Auction Date, solicit bids for the sale of the then-outstanding Mortgage Certificates on such Auction Date. Bids will be solicited by notice to broker-dealers who commonly make a market in securities similar to the Mortgage Certificates and from such other parties as the Certificate Administrator may determine. Bids will be accepted for all the Mortgage Certificates ("All or Nothing Bids") as well as for one or more of the Mortgage Certificates on an individual basis ("Line Item Bids"). If two or more identical All or Nothing Bids are received or two or more identical Line Item Bids are received for the same Mortgage Certificates, the Certificate Administrator will solicit and resolicit new bids from all participating bidders until only one All or Nothing Bid and/or only one Line Item Bid for each Mortgage Certificate remains or the remaining bidders decline to resubmit bids. The Trustee will accept the highest bid or bids, provided such bid, or the sum of such bids, meets the requirements of the preceding paragraph. The highest bid shall be the greater of the sum of the highest Line Item Bid for each of the Mortgage Certificates (including a bid of $0 for each Mortgage Certificate as to which no Line Item Bid was received) and the highest All or Nothing Bid.

  Neither the Certificate Administrator nor any affiliate thereof may purchase any Mortgage Certificates pursuant to the Auction.

  There can be no assurances that the Trustee will, on November 28, 2000 or on any date thereafter, be able to sell the Mortgage Certificates for a price equal to or greater than the Class A-1 Retirement Amount. See "--Reserve Fund" above for a projection, based on certain assumptions, of the balance available in the Reserve Fund as of November 28, 2000 under the various scenarios noted.

OPTIONAL REPURCHASE OF THE MORTGAGE CERTIFICATES

  The beneficial owner of the Class IO Certificates will have the option, but not the obligation, to purchase the Mortgage Certificates from the Trust Fund on any Distribution Date on which the Mortgage Certificate Balance is equal to 5% or less of the Mortgage Certificate Balance as of the Cut-off Date at a price equal to the outstanding Principal Balance of the Class A-1 Certificates together with accrued interest thereon at the then-applicable Class A-1 Pass-Through Rate through the following Distribution Date.

DENOMINATIONS

  The Class A-1 Certificates will be issued in minimum denominations of $1,000 initial principal balance and integral multiples of $1,000 initial principal balance in excess thereof.

BOOK-ENTRY FORM

  The Class A-1 Certificates initially will be represented by one physical certificate registered in the name of Cede & Co. ("Cede"), as nominee of DTC, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. No person acquiring an interest in the Class A-1 Certificates (a "Beneficial Owner") will be entitled to receive a Class A-1 Certificate in certificated form (a "Definitive Certificate") representing such person's interest in the Class A-1 Certificates, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall refer to actions taken by DTC upon instructions from its DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A-1 Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.

  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC Participants") and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (including First Boston), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants").

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make Class A-1 transfers of Class A-1 Certificates among DTC Participants on whose behalf it acts with respect to the Class A-1 Certificates and to receive and transmit distributions of principal of and interest on the Class A-1 Certificates. DTC Participants and Indirect DTC Participants with which Beneficial Owners have accounts with respect to the Class A-1 Certificates similarly are required to make Class A-1 transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

  Beneficial Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Class A-1 Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Certificate Administrator, or a paying agent on behalf of the Certificate Administrator, through DTC Participants. DTC will forward such distributions to its DTC Participants, which thereafter will forward them to Indirect DTC Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, the Certificate Administrator or any paying agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its DTC Participants.

  Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Beneficial Owner to pledge Class A-1 Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Class A-1 Certificates, may be limited due to the lack of a physical certificate for such Class A-1 Certificates. In addition, under a Class A-1 format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Certificate Administrator, or a paying agent on behalf of the Certificate Administrator, to Cede, as nominee for DTC.

  DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under the Pooling Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Class A-1 Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified voting interests only at the direction of and on behalf of DTC Participants whose holdings of Class A-1 Certificates evidence such specified voting interests. DTC may take conflicting actions with respect to voting interests to the extent that DTC Participants whose holdings of Class A-1 Certificates evidence such voting interests authorize divergent action.

  Neither the Depositor, the Certificate Administrator nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Class A-1 Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an indirect DTC Participant in whose name Class A-1 Certificates are registered, the ability of the Beneficial Owners of such Class A-1 Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Class A-1 Certificates may be impaired.

  The Class A-1 Certificates will be converted to Definitive Certificates and re-issued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Certificate Administrator is advised that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Class A-1 Certificates and the Certificate Administrator is unable to locate a qualified successor, (ii) the Certificate Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a dismissal or resignation of the Certificate Administrator under the Pooling Agreement, Beneficial Owners representing not less than 51% of the voting interests of the outstanding Class A-1 Certificates advise the Trustee through DTC, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Beneficial Owners' best interest.

  Upon the occurrence of any event described in the immediately preceding paragraph, the Certificate Administrator (or, if the Certificate Administrator has been dismissed, the Trustee) will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Class A-1 Certificates and receipt of instructions for re-registration, the Certificate Administrator will reissue the Class A-1 Certificates as Definitive Certificates to Beneficial Owners.

TERMINATION

  The Trust Fund will terminate upon the earlier of (a) the distribution to holders of the Certificates of all amounts required to be distributed to them pursuant to the Pooling Agreement and (b) the termination of the Pooling Agreement.

CERTIFICATE ACCOUNT

  All payments and collections in respect of the Mortgage Certificates will be deposited in an account maintained by the Certificate Administrator (the "Certificate Account") in the name of the Trustee with a depository institution (which may be the Certificate Administrator) and in a manner acceptable to each Rating Agency. See "Description of the Certificates-- Payments on the Mortgage Loans" and "--Collection of Payments on Mortgage Certificates" in the Prospectus.

  Any earnings on investment of amounts in the Certificate Account will be available for distribution to the holders of the Certificates as Interest Available Funds. The rate at which such funds are invested from time to time is referred to herein as the "Reinvestment Rate."

ACTIONS IN RESPECT OF THE MORTGAGE CERTIFICATES

  If at any time the Trustee, as the Mortgage Certificateholder, is requested in such capacity to take any action or to give any consent, approval or waiver, including without limitation in connection with an amendment of an Underlying Pooling Agreement or if an event of default occurs under an Underlying Pooling Agreement with respect to the Mortgage Loan Servicer or the Mortgage Loan Trustee thereunder, the Pooling Agreement provides that the Trustee, in its capacity as certificateholder, may take action in connection with the enforcement of any rights and remedies available to it in such capacity with respect thereto, will promptly notify all of the holders of the Certificates and will act only in accordance with written directions of holders of the Certificates evidencing in excess of 50% of the Voting Rights.

VOTING RIGHTS

  Certain actions specified in the Prospectus that may be taken by holders of the Certificates evidencing a specified percentage of all undivided interests in the Trust Fund may be taken by holders of the Certificates entitled in the aggregate to such percentage of the Voting Rights. At any time that any Certificates are outstanding, the "Voting Rights" under the Pooling Agreement will be allocated 1% to the Class R Certificate, 1% to the Class IO Certificate and the remainder to the Class A-1 Certificate.

CERTIFICATE ADMINISTRATOR

  Norwest Bank Minnesota, National Association will act as Certificate Administrator. Norwest is a national banking association which is a wholly owned subsidiary of Norwest Corporation, a multibank holding company. Norwest engages in general commercial banking and trust business, offering a comprehensive range of corporate, commercial, correspondent and individual banking services, both domestic and international, as well as a wide range of trust and custodial services.

TRUSTEE

  Chase Manhattan Bank, N.A. ("Chase") will act as the Trustee. Chase is a national banking association which is a wholly-owned subsidiary of The Chase Manhattan Corporation. Chase provides a comprehensive range of trust, custody, information and other financial services, including trust services through its Institutional Trust Group ("ITG"). The ITG has been providing global corporate trust services for over 100 years. The ITG is supported by 370 employees located in New York, Los Angeles, London, Luxembourg and Hong Kong. Chase acts as trustee, paying agent and registrar on over 8,300 issues for 2,300 issuers representing more than a trillion dollars principal amount issued in the U.S. and Euromarkets.

                           THE MORTGAGE CERTIFICATES

GENERAL

  The description of the Mortgage Certificates contained in this Prospectus Supplement is a general summary of certain characteristics of the Mortgage Certificates and does not purport to be complete. Such description is subject to, and is qualified in its entirety by reference to, the actual terms and provisions of the Prospectuses and Prospectus Supplements related to each of the Mortgage Certificates (collectively, the "Underlying Disclosure Documents") and the Pooling and Servicing Agreements relating to each of the Mortgage Certificates (collectively, the "Underlying Pooling Agreements"). Copies of the Underlying Disclosure Documents and the Underlying Pooling Agreements are available from First Boston by calling Richard Eimbinder at
(212) 909-3574. Investors are urged to obtain copies of such documents and read this Prospectus Supplement in conjunction therewith.

  The assets of the REMIC will consist primarily of 21 classes (or portions of classes) of senior mortgage pass-through certificates (the "Mortgage Certificates"), each of which is a part of one of 14 separate series of mortgage pass-through certificates (each an "Underlying Series").

  Each of the Mortgage Certificates was issued pursuant to a separate Underlying Pooling Agreement, generally dated as of the first day of the month of initial issuance of the related Underlying Series (as to each, the "Underlying Series Cut-off Date"), generally among the RTC, the servicer or master servicer of the related Mortgage Loans (each, a "Mortgage Loan Servicer") and the trustee of the related Mortgage Certificates (each, a "Mortgage Loan Trustee").

  Certain characteristics of the Mortgage Certificates are described below. Certain of the information with respect to the Mortgage Certificates has been derived from the original offering documents relating to such Mortgage Certificates and from publicly available data and other data available to the Depositor with respect thereto. IT SHOULD BE NOTED THAT THERE MAY HAVE BEEN MATERIAL CHANGES IN FACTS AND CIRCUMSTANCES SINCE THE DATES SUCH DOCUMENTS WERE PREPARED, INCLUDING, BUT NOT LIMITED TO, CHANGES IN PREPAYMENT SPEEDS AND PREVAILING INTEREST RATES AND OTHER ECONOMIC FACTORS, WHICH MAY LIMIT THE USEFULNESS OF, AND BE DIRECTLY CONTRARY TO THE ASSUMPTIONS USED IN PREPARING, THE INFORMATION SET FORTH IN SUCH DOCUMENTS.

  The Mortgage Certificates were each issued on the dates set forth in the following table for each such Mortgage Certificate, each in an offering registered by the RTC under the Securities Act of 1933, as amended (the "Securities Act").

       MORTGAGE CERTIFICATES                                   DATE OF ISSUANCE
       ---------------------                                   ----------------
       Series 1992-1, Class A-1..............................   January 30, 1992
       Series 1992-4, Class A-2..............................     March 25, 1992
       Series 1992-6, Class A-3..............................     April 29, 1992
       Series 1992-7, Class A-3..............................       May 28, 1992
       Series 1992-8, Class A-3..............................      June 29, 1992
       Series 1992-9, Class A-4..............................    August 27, 1992
       Series 1992-10, Class A-2.............................    August 31, 1992
       Series 1992-10, Class A-3.............................    August 31, 1992
       Series 1992-10, Class A-5.............................    August 31, 1992
       Series 1992-11, Class A-2............................. September 29, 1992
       Series 1992-11, Class A-4............................. September 29, 1992
       Series 1992-12, Class A-3............................. September 29, 1992
       Series 1992-14, Class A-4............................. September 29, 1992
       Series 1992-14, Class A-5............................. September 29, 1992
       Series 1992-15, Class A-4.............................   October 29, 1992
       Series 1992-15, Class A-6.............................   October 29, 1992

       MORTGAGE CERTIFICATES                                   DATE OF ISSUANCE
       ---------------------                                   ----------------
       Series 1992-16, Class A-4.............................. November 24, 1992
       Series 1992-16, Class A-5.............................. November 24, 1992
       Series 1993-3, Class A-7............................... February 26, 1993
       Series 1994-1, Class A-3............................... December 22, 1994
       Series 1994-1, Class A-4............................... December 22, 1994

  Each Underlying Series consists of multiple classes of mortgage pass-through certificates representing interests in separate trusts (each, an "Underlying Trust Fund"), previously formed by the RTC, each such Underlying Trust Fund consisting, in part, of multiple mortgage pools. Each of the Mortgage Certificates evidences a senior interest in a separate mortgage pool (each, an "Underlying Mortgage Pool"), which is part of one of the Underlying Trust Funds, consisting primarily of adjustable interest rate, conventional, one- to four-family, residential first mortgage loans (the "Mortgage Loans"), sold by the RTC to the related Mortgage Loan Trustee for the benefit of holders of the certificates of the related Underlying Series. Except as set forth in the following sentence, the Underlying Series relating to each class of Mortgage Certificates includes at least one class of certificates (as to each Underlying Series, the "Related Subordinated Certificates") which represents an interest in the same Underlying Mortgage Pool as such class of Mortgage Certificates and which is subordinated to such class of Mortgage Certificates.

  Each of the Mortgage Certificates has been assigned the ratings set forth in the following table by the rating agencies identified therein:

     MORTGAGE CERTIFICATES                                    MOODY'S S&P  FITCH
     ---------------------                                    ------- ---  -----
     Series 1992-1, Class A-1................................   Aaa   AAAr  AAA
     Series 1992-4, Class A-2................................   Aaa   AAAr   nr
     Series 1992-6, Class A-3................................   Aaa   AAAr  AAA
     Series 1992-7, Class A-3................................    nr   AAAr  AAA
     Series 1992-8, Class A-3................................    nr   AAAr  AAA
     Series 1992-9, Class A-4................................   Aaa   AAAr   nr
     Series 1992-10, Class A-2...............................    nr   AAAr  AAA
     Series 1992-10, Class A-3...............................    nr   AAAr  AAA
     Series 1992-10, Class A-5...............................    nr   AAAr  AAA
     Series 1992-11, Class A-2...............................    nr   AAAr  AAA
     Series 1992-11, Class A-4...............................    nr   AAAr  AAA
     Series 1992-12, Class A-3...............................   Aaa     nr  AAA
     Series 1992-14, Class A-4...............................    nr   AAAr  AAA
     Series 1992-14, Class A-5...............................    nr   AAAr  AAA
     Series 1992-15, Class A-4...............................    nr   AAAr  AAA
     Series 1992-15, Class A-6...............................    nr   AAAr  AAA
     Series 1992-16, Class A-4...............................    nr   AAAr  AAA
     Series 1992-16, Class A-5...............................    nr    AAA  AAA
     Series 1993-3, Class A-7................................   Aaa   AAAr   nr
     Series 1994-1, Class A-3................................   Aaa    AAA  AAA
     Series 1994-1, Class A-4................................   Aaa    AAA  AAA

--------
nr = not rated

  Neither the S&P nor the Moody's ratings represent any assessment of the Mortgage Loan Servicer's ability to repurchase any Convertible Mortgage Loans that are converted to fixed Mortgage Interest Rates; S&P has so indicated by appending "r" to its ratings of the Underlying Series. See "Description of the Mortgage Loans--Convertible Mortgage Loans."

  The following table sets forth expected approximate characteristics of the Mortgage Certificates based on remittance reports received with respect to the Underlying Series Distribution Dates occurring in November 1995.

               SUMMARY DESCRIPTION OF THE MORTGAGE CERTIFICATES
                (BASED ON THE NOVEMBER 1995 REMITTANCE REPORTS)

                                                                                                                     MORTGAGE
                                                                                                                    CERTIFICATE
                                            PERCENTAGE                                                                 PASS-
                                         INTEREST OF CLASS                                  CURRENT                   THROUGH
                                            REPRESENTED       CURRENT                       MORTGAGE                   RATE
                             ORIGINAL       BY MORTGAGE      UNDERLYING      CURRENT      CERTIFICATE                AS OF THE
                              CLASS       CERTIFICATE IN      MORTGAGE        CLASS        BALANCE IN   PREDOMINANT   CUT-OFF
 NDERLYING SERIESU  CLASS    BALANCE        TRUST FUND      POOL BALANCE     BALANCE       TRUST FUND    INDEX(1)      DATE
-----------------   ----- -------------- ----------------- -------------- -------------- -------------- ----------- -----------
 Series 1992-1...    A-1  $  362,467,000        6.90%      $  196,327,745 $  145,955,068 $   10,066,783  1 Yr CMT       7.7%
 Series 1992-4...    A-2     631,076,000       48.01%         375,470,345    314,684,348    151,090,134  1 Yr CMT       7.8
 Series 1992-6...    A-3     438,347,000       59.31%         252,486,090    209,123,179    124,038,779  1 Yr CMT       7.8
 Series 1992-7...    A-3     164,546,000       48.78%          92,393,718     80,474,252     39,252,631  1 Yr CMT       7.5
 Series 1992-8...    A-3     210,192,000       68.12%         132,184,516    114,524,538     78,019,133  1 Yr CMT       7.7
 Series 1992-9...    A-4     263,297,000       84.43%         157,684,810    134,006,116    113,138,994  1 Yr CMT       7.6
 Series 1992-10..    A-2     127,446,000       63.91%          70,523,464     60,189,962     38,465,167      COFI       7.0
 Series 1992-10..    A-3     156,675,000       87.23%          73,494,922     67,812,162     59,155,751      COFI       6.5
 Series 1992-10..    A-5      40,338,000      100.00%          22,569,480     16,541,650     16,541,650  1 Yr CMT       7.3
 Series 1992-11..    A-2     371,131,000       71.40%         206,674,875    185,073,021    132,148,354  1 Yr CMT       7.7
 Series 1992-11..    A-4      81,092,000       18.61%          42,118,654     38,073,074      7,085,765      COFI       7.0
 Series 1992-12..    A-3     341,440,000       67.34%         206,889,255    192,661,922    129,746,610  1 Yr CMT       7.8
 Series 1992-14..    A-4      17,959,000      100.00%           8,762,360      7,305,379      7,305,379  1 Yr CMT       7.7
 Series 1992-14..    A-5     138,420,000       74.71%          77,589,699     63,898,727     47,741,702  1 Yr CMT       7.8
 Series 1992-15..    A-4     170,944,000       94.15%         103,738,382     90,870,579     85,554,769  1 Yr CMT       7.7
 Series 1992-15..    A-6      48,214,000       33.41%          23,697,915     21,159,066      7,068,675      COFI       6.4
 Series 1992-16..    A-4     217,400,000       75.90%         127,703,614    100,142,732     76,005,293  1 Yr CMT       7.8
 Series 1992-16..    A-5     302,829,000       54.16%         204,041,360    156,775,972     84,903,557      COFI       7.2
 Series 1993-3...    A-7     291,866,000       34.73%         183,889,344    156,941,395     54,506,251  1 Yr CMT       8.0
 Series 1994-1...    A-3     160,048,000        9.65%         204,486,311    138,538,868     13,365,857  1 Yr CMT       8.1
 Series 1994-1...    A-4      30,022,000       11.66%          38,219,311     26,752,723      3,118,864  3 Yr CMT       8.2
                          --------------                   -------------- -------------- --------------
 Totals/Weighted
  Averages(2)....         $4,565,749,000                   $2,800,946,169 $2,321,504,732 $1,278,320,095                 7.6%
                          ==============                   ============== ============== ==============

--------
(1) The index indicated as the Predominant Index is applicable to at least 80% of the Underlying Mortgage Pool, as reported in the Underlying Disclosure Documents.
(2) Based on current Mortgage Certificate Balance in the Trust Fund.

  On the Closing Date, the Principal Balance of the Class A-1 Certificates will equal the aggregate principal balance of the Mortgage Certificates. In the event that any of the actual characteristics as of the Cut-off Date of the Mortgage Certificates varies materially from those described herein, revised information regarding the Mortgage Certificates will be made available to purchasers of the Class A-1 Certificates on or before the Closing Date.

DISTRIBUTIONS ON THE MORTGAGE CERTIFICATES

  The following is a discussion of the characteristics of the Mortgage Certificates in general. The precise characteristics of specific Mortgage Certificates may vary from the general descriptions set forth below. There are substantial variations among the Underlying Pooling Agreements for the various Underlying Series. The following discussion does not purport to describe with specificity the terms of any specific Underlying Pooling Agreement, but is instead a general description of the major economic terms of the Mortgage Certificates, with certain major variations from the general descriptions with respect to certain Mortgage Certificates or groups of Mortgage Certificates noted. Investors are urged to obtain the Underlying Pooling Agreements and the Underlying Disclosure Documents from First Boston and read such agreements in conjunction with this Prospectus Supplement.

  Distributions of interest and in reduction of principal balance of each class of Mortgage Certificates are made on the 25th day of each month or, if such 25th day is not a business day, on the succeeding business day (each, an "Underlying Series Distribution Date").

  In general, for each Underlying Mortgage Pool, the related class of Mortgage Certificates evidences, in the aggregate, the right to receive all of the principal payments on the Mortgage Loans in such Underlying Mortgage Pool, the right to receive the interest payments on such Mortgage Loans at the applicable Mortgage Certificate Pass-Through Rate and, in some cases as discussed below, the right to receive Excess Cash attributable to such Mortgage Loans, in each case until the related Mortgage Certificate Principal Amounts have been reduced to zero. However, two of the Mortgage Certificates (which have an aggregate Mortgage Certificate Principal Amount as of the Cut-off Date of $16,484,721) evidence the right to receive, in addition to payments in respect of interest and certain payments in respect of Excess Cash, only their pro rata share (based on the principal balances of such Mortgage Certificates and the Related Subordinated Certificates) of all of the principal payments on the Mortgage Loans in the related Underlying Mortgage Pools until the related Mortgage Certificate Principal Amounts have been reduced to zero (rather than all such principal payments).

  Distributions on each Mortgage Certificate (other than distributions in respect of Excess Cash) will generally be made from the Mortgage Pool Available Distribution Amount. For each Underlying Mortgage Pool, the related "Mortgage Pool Available Distribution Amount" with respect to any Underlying Series Distribution Date will equal the sum of: (i) all previously undistributed amounts received before the related Determination Date with respect to the Mortgage Loans in such Mortgage Pool and (ii) all Advances made by the Mortgage Loan Servicer or the Mortgage Loan Trustee (or amounts withdrawn from the related Reserve Fund in respect of delinquent mortgage loan payments), and any other payments required to be made by the Mortgage Loan Servicer with respect to such Underlying Series Distribution Date, less (x) the portion of the related servicing fee payable to the Mortgage Loan Servicer and (y) all other amounts which are due or reimbursable to the Mortgage Loan Servicer with respect to such Mortgage Loans; provided, however, that the Mortgage Pool Available Distribution Amount with respect to any Underlying Series Distribution Date shall not include:

    (a) Monthly Payments due on the related Mortgage Loans on a date subsequent to the related Due Period;

    (b) principal prepayments received after the related Prepayment Period (together with any interest payments received with such prepayments to the extent that they represent the payment of interest accrued on the Mortgage Loans in the related Mortgage Pool for the period subsequent to the related Prepayment Period); and

    (c) liquidation proceeds, insurance proceeds and proceeds of the sale of any Mortgage Loans in the related Mortgage Pool received after the related Prepayment Period.

  The due period (the "Due Period") relating to each Underlying Series Distribution Date commences on the second day of the month preceding the month in which such Underlying Series Distribution Date occurs and ends on the Due Date in the month of such Underlying Series Distribution Date. The due date (the "Due Date") for any Mortgage Loan is the date in each month on which its Monthly Payment is due. Generally, for each Underlying Series Distribution Date, the prepayment period (the "Prepayment Period") is the calendar month preceding the month in which such Underlying Series Distribution Date occurs. With respect to certain Mortgage Loans, however, the Prepayment Period with respect to each Underlying Series Distribution Date is the period beginning on the Determination Date in the month preceding the month in which such Underlying Series Distribution Date occurs and ending on the day preceding the Determination Date in the month in which such Underlying Series Distribution Date occurs. The Determination Date for each Underlying Series is generally the 15th day (or if such day is not a business day, the preceding business day) of the month in which the related Underlying Series Distribution Date occurs.

INTEREST DISTRIBUTIONS

  The "Mortgage Certificate Interest Distribution Amount" for any class of Mortgage Certificates on any Underlying Series Distribution Date is generally the amount of interest accrued during the preceding Mortgage Certificate Interest Accrual Period for such class at the related Mortgage Certificate Pass-Through Rate on the

Mortgage Certificate Principal Amount of such class immediately preceding such Underlying Series Distribution Date, less any allocable Prepayment Interest Shortfall and allocable Deferred Interest, each as described below. The "Mortgage Certificate Interest Accrual Period" for any Underlying Series Distribution Date is generally the preceding calendar month. Interest on the Mortgage Certificates is calculated on the basis of a 360-day year assumed to consist of twelve 30-day months.

  The Mortgage Certificate Principal Amount with respect to any Mortgage Certificate and any Underlying Series Distribution Date is equal to the initial principal amount of such Mortgage Certificate plus (x) any Deferred Interest allocated to such Mortgage Certificate and less (y) the amount of any principal distributions previously made on such Mortgage Certificate.

  The Mortgage Certificate Pass-Through Rates will be a variable rate equal with respect to each Mortgage Certificate Interest Accrual Period to a per annum rate equal to the weighted average of the Mortgage Interest Rates on each of the Mortgage Loans in the related Mortgage Pool as in effect prior to the Due Date in the Due Period immediately preceding the related Underlying Series Distribution Date minus the excess rate set forth for such class in the succeeding table (each such amount, the "Excess Rate") and minus the weighted average servicing fee for the related Underlying Mortgage Pool. The Excess Rate with respect to each Mortgage Certificate generally represents amounts to be distributed as Excess Cash.

                                 EXCESS RATES

       MORTGAGE CERTIFICATES                                       EXCESS RATES
       ---------------------                                       ------------
       Series 1992-1, Class A-1...................................    .55000%
       Series 1992-4, Class A-2...................................    .82500%(1)
       Series 1992-6, Class A-3...................................    .69644%(1)
       Series 1992-7, Class A-3...................................    .58425%
       Series 1992-8, Class A-3...................................    .44000%
       Series 1992-9, Class A-4...................................    .59600%
       Series 1992-10, Class A-2..................................    .00000%
       Series 1992-10, Class A-3..................................    .00000%
       Series 1992-10, Class A-5..................................    .29000%
       Series 1992-11, Class A-2..................................    .00000%
       Series 1992-11, Class A-4..................................    .17509%
       Series 1992-12, Class A-3..................................    .46460%
       Series 1992-14, Class A-4..................................    .00000%
       Series 1992-14, Class A-5..................................    .00000%
       Series 1992-15, Class A-4..................................    .00000%
       Series 1992-15, Class A-6..................................    .00000%
       Series 1992-16, Class A-4..................................    .50000%
       Series 1992-16, Class A-5..................................    .05000%
       Series 1993-3, Class A-7...................................    .00000%
       Series 1994-1, Class A-3...................................    .00000%
       Series 1994-1, Class A-4...................................    .00000%

--------
(1) Includes both Excess Rate and weighted average servicing fee.

  If either (x) an adjustment to the Mortgage Interest Rate on any interest adjustment date without a simultaneous adjustment of the Monthly Payment or
(y) the limitation on adjustments to Monthly Payments due to a Payment Adjustment Cap or the graduated Monthly Payments of certain graduated payment mortgage loans ("GPM") causes the amount of interest accrued on the principal balance of a Mortgage Loan during any period to exceed the related Monthly Payment, the payment of such excess interest ("Deferred Interest") may be deferred and the amount thereof added to the principal balance of such Mortgage Loan. To the extent any Deferred Interest is added to the principal balance of the Mortgage Loans in any Mortgage Pool, an allocable portion of such Deferred Interest will reduce the interest payable to, and will be added to the Mortgage Certificate Principal Amount of, the related Mortgage Certificates (such allocable portion based upon the proportion that the interest payable on such class of Mortgage Certificates bears to the total amount of interest payable on all classes of certificates related to such Mortgage Pool).

  The "Monthly Payment" is, with respect to any Mortgage Loan and any month, the scheduled Monthly Payment of principal and interest, excluding any Balloon Payment, on such Mortgage Loan which is either payable by a borrower in such month under the related note, or in the case of Mortgage Loans which have been discharged and the related mortgaged property is held as part of the Underlying Trust Fund ("REO Property"), would otherwise have been payable under the note relating to such REO Property. A "Balloon Payment" is the final scheduled payment of principal and interest on a Balloon Mortgage Loan.

  When a borrower makes a full or partial prepayment of a Mortgage Loan between Due Dates, the borrower pays interest on the amount prepaid only from the last scheduled Due Date to the date of prepayment. In order to mitigate any shortfall in interest resulting from such prepayments prior to a scheduled Due Date, subject to certain limitations in the Underlying Pooling Agreements, the portion of the servicing fee payable to the Mortgage Loan Servicer (less a portion thereof reserved for payment of certain fees and expenses) will be reduced by the amount necessary to provide the interest payable on the related Mortgage Loans for the entire Prepayment Period in which the prepayments occurred, adjusted to the Mortgage Interest Rate less the applicable servicing fee. To the extent that reductions in the portion of the servicing fee payable to the related Mortgage Loan Servicer are insufficient to offset such interest shortfalls, the amount of such insufficiency (a "Prepayment Interest Shortfall"), will be allocated to the classes of Mortgage Certificates in proportion to the interest accrued thereon. The servicing fees payable to any Mortgage Loan Servicer with respect to any Underlying Series will be available to offset interest shortfalls relating to mortgage pools other than the Underlying Mortgage Pools, and to the extent that such shortfalls occur with respect to more than one mortgage pool relating to any Underlying Series on an Underlying Series Distribution Date, such servicing fee will be allocated to offset such interest shortfalls pro rata based on the amounts of the interest shortfalls in each mortgage pool.

PRINCIPAL DISTRIBUTIONS

  Distributions in reduction of the Mortgage Certificate Principal Amounts of the Mortgage Certificates on each Underlying Series Distribution Date are generally required to be made (subject to the availability of funds) in an aggregate amount equal to the Pool Principal Distribution Amount for the related Underlying Mortgage Pool on such Underlying Series Distribution Date. However, with respect to the two of the Mortgage Certificates (which have an aggregate Mortgage Certificate Principal Amount as of the Cut-off Date of $16,484,721), distributions in reduction of the Mortgage Certificate Principal Amounts thereof are required to be made (subject to the availability of funds) in an amount equal to the pro rata share of each such class of the related Pool Principal Distribution Amount for the related Underlying Mortgage Pool on each Underlying Series Distribution Date. The pro rata share of each such class will be determined by dividing the principal balance of such class by the sum of the principal balance of such class and the principal balances of the Related Subordinated Certificates. With respect to such Mortgage Certificates, if certain levels of realized losses are experienced in the related Mortgage Pools, the Related Subordinated Certificates will not be entitled to distributions in respect of prepayments on the related Mortgage Loans and all such prepayments will be allocated to the Mortgage Certificates in reduction of their Mortgage Certificate Principal Amounts.

  The "Pool Principal Distribution Amount" for each Underlying Mortgage Pool on any Underlying Series Distribution Date generally equals the sum of (i) the principal component of all scheduled Monthly Payments due on each Mortgage Loan in such Underlying Mortgage Pool in the preceding Due Period (the "Scheduled

Principal Distribution Amount"), (ii) the principal component of each Balloon Payment received on any Balloon Mortgage Loan in such Underlying Mortgage Pool during the related Due Period, (iii) the scheduled principal balance of each Mortgage Loan in such Underlying Mortgage Pool that either was sold or became a liquidated mortgage loan during the related Prepayment Period, (iv) all full or partial principal prepayments received on each Mortgage Loan in such Underlying Mortgage Pool during the related Prepayment Period and (v) with respect to two of the Mortgage Certificates, the Excess Cash, if any, related to such Underlying Mortgage Pool.

CROSSOVER AMOUNTS

  On each Underlying Series Distribution Date (other than with respect to the Underlying Series relating to the Excess Cash Allocation Certificates) following the retirement of all classes of certificates related to a mortgage pool that is part of one of the Underlying Trust Funds, all payments and other recoveries in respect of such mortgage pool ("Crossover Amounts") will be applied to cover shortfalls in principal and interest on the remaining certificates relating to the other mortgage pools that are part of the same Underlying Trust Fund (which may include one or more classes of Mortgage Certificates) on a pro rata basis in proportion to the respective amount of such shortfalls.

  Any remaining Crossover Amounts after the application thereof to cover shortfalls will be allocated among the related mortgage pools, pro rata, based on the aggregate principal balances of all classes of senior certificates in the related mortgage pools, and applied on each Underlying Series Distribution Date in reduction of the principal balances of each class of senior certificates currently entitled to distribution of principal.

EXCESS CASH

  The "Excess Cash" in respect of any Underlying Mortgage Pool for any Underlying Series Distribution Date is generally the excess, if any, of the Mortgage Pool Available Distribution Amount (together, in the case of the Excess Cash Preservation Certificates, with amounts withdrawn from the related Underlying Series Reserve Fund in respect of realized losses) for such Underlying Mortgage Pool over the sum of (1) the Mortgage Certificate Interest Distribution Amount for the related class of Mortgage Certificates and the Related Subordinated Certificates and (2) the amounts set forth in clauses (i) through (iv) of the definition of Pool Principal Distribution Amount, as set forth above.

  In the case of the two Mortgage Certificates described above under the definition of Pool Principal Distribution Amount, Excess Cash in respect of the related Mortgage Pools is distributed on each Underlying Series Distribution Date to such Mortgage Certificates in reduction of their Mortgage Certificate Principal Amounts. With respect to the remaining Mortgage Certificates (the "Excess Cash Allocation Certificates"), Excess Cash is not allocated exclusively to the related Mortgage Certificates. Instead, the Underlying Pooling Agreements relating to such Mortgage Certificates provide that Excess Cash will be distributed to one or more classes of certificates relating to such Underlying Series other than the Mortgage Certificates (as described in greater detail in the related Underlying Disclosure Documents) in some cases in respect of interest, in some cases in respect of losses and other shortfalls and in some cases as payments in reduction of principal amount in excess of the amount of principal received in respect of the related mortgage loans, prior to being distributed in reduction of the Mortgage Certificate Principal Amount of the related Mortgage Certificates. The classes of Excess Cash Allocation Certificates may also receive amounts in respect of Excess Cash with respect to one or more mortgage pools contained in the same Underlying Trust Funds in addition to Excess Cash from the related Underlying Mortgage Pool. The allocation of Excess Cash in reduction of the Underlying Certificate Principal Balances of the Mortgage Certificates is not expected to have a significant effect on the weighted average lives of the Class A-1 Certificates.

UNDERLYING SERIES RESERVE FUNDS

  To increase the likelihood of full distributions of interest and principal to holders of the certificates issued in each Underlying Series, the RTC established with various collateral agents one or more reserve funds with respect to each Underlying Series. The reserve funds relating to each Underlying Series that are available to cover realized losses and, in some cases, other shortfalls (such realized losses and other cover shortfalls, "Covered Amounts") on the related Underlying Mortgage Pools are each referred to herein as the "Underlying Series Reserve Fund" with respect to each Underlying Series. Each Underlying Series Reserve Fund originally consisted of an initial deposit by the RTC of securities, cash or other property (the "Initial Deposits") equal in value to the amounts set forth in the following table under the heading "Original Reserve Fund Balance". The current values of the securities, cash and other property contained in each of the Underlying Series Reserve Funds, as reported by the Mortgage Loan Servicers, is set forth in the following table under the heading "Current Reserve Fund Balance". Such Underlying Series Reserve Funds were established pursuant to collateral security agreements (each, a "Collateral Security Agreement") generally among the RTC, the related Mortgage Loan Trustee and a collateral agent. The amounts held in each Underlying Series Reserve Fund are required to be invested, at the direction of the RTC, in certain permitted investments acceptable to the related rating agencies. The earnings, if any, resulting from the investment of amounts held in the Underlying Series Reserve Funds are remitted to the RTC.

  Amounts on deposit in the related Underlying Series Reserve Funds are used to offset Covered Amounts relating to each Underlying Mortgage Pool prior to the allocation of such amounts to the Related Subordinated Certificates. Each of the Underlying Series Reserve Funds is available to cover not only Covered Amounts relating to the related Underlying Mortgage Pools, but also other mortgage pools contained in the same Underlying Trust Funds. The aggregate outstanding principal balances of all mortgage loans (including mortgage loans not contained in the Underlying Mortgage Pools) as to which Covered Amounts will be covered by each of the Underlying Series Reserve Funds is set forth in the following table under the heading "Balance of All Mortgage Loans Covered."

                        UNDERLYING SERIES RESERVE FUNDS
                  (BASED ON NOVEMBER 1995 REMITTANCE REPORTS)

                            ORIGINAL     CURRENT     BALANCE OF  CURRENT RESERVE
                            RESERVE      RESERVE    ALL MORTGAGE FUND BALANCE AS
                              FUND         FUND        LOANS     % OF ALL COVERED
MORTGAGE CERTIFICATES       BALANCE      BALANCE     COVERED(1)   MORTGAGE LOANS
---------------------     ------------ ------------ ------------ ----------------
Series 1992-1, Class A-
 1......................  $ 77,554,433 $ 73,010,611 $220,772,790      33.08%
Series 1992-4, Class A-
 2......................   133,919,842  129,017,752  439,386,352      29.36%
Series 1992-6, Class A-
 3......................    90,628,925   87,800,996  279,744,878      31.39%
Series 1992-7, Class A-
 3......................    49,410,780   45,940,154  194,647,570      23.60%
Series 1992-8, Class A-
 3......................    54,987,724   53,582,952  213,911,000      25.05%
Series 1992-9, Class A-
 4......................    66,291,987   57,195,686  245,661,675      23.28%
Series 1992-10, Class A-
 2......................    39,157,989   38,784,139  185,260,834      20.93%
Series 1992-10, Class A-
 3......................    39,157,989   38,784,139  185,260,834      20.93%
Series 1992-10, Class A-
 5......................    39,157,989   38,784,139  185,260,834      20.93%
Series 1992-11, Class A-
 2......................    60,307,122   44,220,137  323,291,443      13.68%
Series 1992-11, Class A-
 4......................    60,307,122   44,220,137  323,291,443      13.68%
Series 1992-12, Class A-
 3......................    60,489,298   57,773,796  373,173,091      15.48%
Series 1992-14, Class A-
 4......................    35,597,212   31,025,391  127,803,552      24.28%
Series 1992-14, Class A-
 5......................    35,597,212   31,025,391  127,803,552      24.28%
Series 1992-15, Class A-
 4......................    38,735,365   30,414,674  168,651,470      18.03%
Series 1992-15, Class A-
 6......................    38,735,365   30,414,674  168,651,470      18.03%
Series 1992-16, Class A-
 4......................    64,348,805   46,522,394  390,158,902      11.92%
Series 1992-16, Class A-
 5......................    64,348,805   46,522,394  390,158,902      11.92%
Series 1993-3, Class A-
 7......................    73,236,264   58,411,324  378,726,227      15.42%
Series 1994-1, Class A-
 3......................    56,339,333   56,339,333  384,731,533      14.64%
Series 1994-1, Class A-
 4......................    56,339,333   56,339,333  384,731,533      14.64%

--------
(1) Includes mortgage loans not contained in Underlying Mortgage Pools.

  With respect to two of the Mortgage Certificates (which have an aggregate Mortgage Certificate Principal Amount as of the Cut-off Date of $161,156,917), the Mortgage Loan Trustee will effect a transfer of funds in the related Underlying Series Reserve Fund, to the extent available, on each Underlying Series Distribution Date to the extent that the Mortgage Pool Available Distribution Amount for any Mortgage Pool and any allocable Crossover Amounts are less than the related Mortgage Certificate Interest Distribution Amount for the related class of Mortgage Certificates and the amount of interest distributable to the Related Subordinated Certificates and Pool Principal Distribution Amount. With respect to four of the Mortgage Certificates (which have an aggregate Mortgage Certificate Principal Amount as of the Cut-off Date of $371,057,168), the Mortgage Loan Trustee will be required to effect a transfer of funds in the related Underlying Series Reserve Fund, to the extent available, on each Underlying Series Distribution Date in an amount equal to any realized losses sustained with respect to Mortgage Loans in the related Mortgage Pools in the related Prepayment Period, only to the extent that any resulting shortfalls in the related Mortgage Certificate Interest Distribution Amounts and related Pool Principal Distribution Amounts are not covered out of distributions in respect of Excess Cash on such Distribution Date. With respect to the remaining Mortgage Certificates (the "Excess Cash Preservation Certificates"), the Mortgage Loan Trustee will be required to effect a transfer of funds in the related Underlying Series Reserve Fund, to the extent available, on each Underlying Series Distribution Date in an amount equal to any realized losses sustained with respect to Mortgage Loans in the related Mortgage Pools in the related Prepayment Period.

  If the funds available in any Underlying Series Reserve Fund on any Underlying Series Distribution Date are insufficient to pay the full amounts due with respect to all related classes of Certificates on such Underlying Series Distribution Date, such funds will be paid to the holders of the Mortgage Certificates and the senior certificates related to the other mortgage pools covered by such Underlying Series Reserve Fund in proportion to the respective shortfalls of each such class that would be caused by the insufficiency of amounts available absent a transfer of funds from such Underlying Series Reserve Fund.

  None of the Underlying Series Reserve Funds have been allocated on a pro rata basis among the related mortgage pools. Rather, distributions from each Underlying Series Reserve Fund, to the extent of funds available therein, will be made without regard to the order, frequency or magnitude of the losses and other shortfalls on mortgage loans in each covered mortgage pool. Disproportionate losses or delinquencies in the mortgage pools covered by the Underlying Series Reserve Funds that are not Underlying Mortgage Pools could deplete the coverage provided for the Mortgage Certificates by such Underlying Series Reserve Funds. Consequently, an Underlying Series Reserve Fund may be unavailable on an Underlying Series Distribution Date to offset Covered Amounts with respect to a class of Mortgage Certificates even though the amount of the losses and other shortfalls experienced by the related Underlying Mortgage Pool may have been proportionately less than that experienced by the other covered mortgage pools.

  The terms of each Collateral Security Agreement require the related collateral agent to release funds in the related Underlying Series Reserve Funds to the RTC under certain circumstances related to the delinquency and loss experience of the related mortgage loans if the balance on deposit in such Underlying Series Reserve Funds exceeds the "Reserve Fund Requirement" as such term is variously defined in the related Collateral Security Agreements and described in the related Underlying Disclosure Documents.

  Each Collateral Security Agreement provides that, with the approval of the related rating agencies, and at the option of the RTC, the related Underlying Series Reserve Fund can be replaced, in whole or in part, with a form of credit enhancement that is, or is invested in securities or obligations, which are backed by the full faith and credit of the United States of America.

SUBORDINATION

  After the coverage provided to each of the Mortgage Certificates by the related Underlying Reserve Funds has been depleted, additional coverage against losses and other shortfalls on the related Mortgage Loans will be provided to each class of Mortgage Certificates by the subordination of the class or classes of Related

Subordinated Certificates. In general, the protection afforded to the Mortgage Certificates by the subordination of any Related Subordinated Certificates will be effected in two ways: (i) by the preferential right of the Mortgage Certificates to receive distributions on any Underlying Series Distribution Date after the depletion of the related Underlying Series Reserve Fund and
(ii) by the allocation of losses on the related Mortgage Loans first to such Related Subordinated Certificates until the principal balances thereof have been reduced to zero prior to the allocation of any such losses to the Mortgage Certificates. In addition, because of the application of Excess Cash to reduce the Mortgage Certificate Principal Balance of the Mortgage Certificates and because of the application of Excess Cash to reduce the principal balance of the Related Subordinated Certificates, the aggregate principal balance of the Mortgage Loans in each of the Underlying Mortgage Pool exceeds the sum of the principal balances of the Mortgage Certificates and Related Subordinated Certificates related thereto. Such excess is hereinafter referred to as "Overcollateralization." Such Overcollateralization provides additional credit support to the holders of the Mortgage Certificates. The following table indicates the current aggregate principal balance of the class or classes of Related Subordinated Certificates for each class of Mortgage Certificates, the percentage of the aggregate principal balance of the Mortgage Loans contained in the related Underlying Trust Fund represented thereby, the amount of Overcollateralization with respect to each Underlying Mortgage Pool and the percentage of the aggregate principal balance of the Mortgage Loans contained in the related Underlying Trust Fund represented thereby.

                 BALANCES OF RELATED SUBORDINATED CERTIFICATES
                  (BASED ON NOVEMBER 1995 REMITTANCE REPORTS)

                          CURRENT AGGREGATE
                          PRINCIPAL BALANCE  PERCENTAGE               PERCENTAGE OF
                             OF RELATED      OF RELATED                  RELATED
                            SUBORDINATED     UNDERLYING   OVERCOLLAT-  UNDERLYING
MORTGAGE CERTIFICATES       CERTIFICATES    MORTGAGE POOL ERALIZATION MORTGAGE POOL
---------------------     ----------------- ------------- ----------- -------------
Series 1992-1, Class A-
 1......................    $ 42,524,000        21.66%    $ 7,848,677     4.00%
Series 1992-4, Class A-
 2......................      54,878,347        14.62%      5,907,650     1.57%
Series 1992-6, Class A-
 3......................      43,362,768        17.17%            143     0.00%
Series 1992-7, Class A-
 3......................      11,917,284        12.90%          2,182     0.00%
Series 1992-8, Class A-
 3......................      17,659,214        13.36%            765     0.00%
Series 1992-9, Class A-
 4......................      17,480,313        11.09%      6,198,380     3.93%
Series 1992-10, Class A-
 2......................      10,333,010        14.65%            491     0.00%
Series 1992-10, Class A-
 3......................       5,682,174         7.73%            586     0.00%
Series 1992-10, Class A-
 5......................       6,027,062        26.70%            767     0.00%
Series 1992-11, Class A-
 2......................      21,601,000        10.45%            854     0.00%
Series 1992-11, Class A-
 4......................       4,045,000         9.60%            580     0.00%
Series 1992-12, Class A-
 3......................      14,227,133         6.88%            200     0.00%
Series 1992-14, Class A-
 4......................       1,456,000        16.62%            982     0.01%
Series 1992-14, Class A-
 5......................      13,690,682        17.64%            290     0.00%
Series 1992-15, Class A-
 4......................      12,867,000        12.40%            803     0.00%
Series 1992-15, Class A-
 6......................       2,538,000        10.71%            849     0.00%
Series 1992-16, Class A-
 4......................      27,560,512        21.58%            370     0.00%
Series 1992-16, Class A-
 5......................      47,264,922        23.16%            467     0.00%
Series 1993-3, Class A-
 7......................      25,388,725        13.81%      1,559,225     0.85%
Series 1994-1, Class A-
 3......................      65,947,229        32.25%            213     0.00%
Series 1994-1, Class A-
 4......................      11,465,835        30.00%            753     0.00%
                            ------------        -----     -----------     ----
Total/Weighted Average..    $457,916,208        14.20%    $21,525,229     0.60%
                            ============                  ===========

SPECIAL TERMINATION

  With respect to each Underlying Series, subject to the limitations imposed by the related Underlying Pooling Agreement, by no later than the tenth business day after the first Underlying Series Distribution Date on which the aggregate outstanding principal balance of all related classes of certificates is less than 25% of the initial related aggregate principal balance of such certificates, the related Mortgage Loan Trustee will solicit bids for the related mortgage loans (including the Mortgage Loans contained in the related Underlying Mortgage Pools) and any other property remaining in the related Trust Fund. The related Mortgage Loan Trustee, however, will not accept any bid for such mortgage loans and other property unless certain minimum requirements are met, including that the proceeds distributable as a result of such sale would be at least equal to 100% of the then outstanding aggregate principal balance of all related classes of certificates plus accrued interest thereon through the applicable Interest Accrual Period. The sale of the mortgage loans and any other property in any Underlying Trust Fund must be for an amount no less than fair market value. If the proceeds from a proposed sale of any mortgage loans and any other property remaining in any Underlying Trust Fund would be insufficient to satisfy the requirements of the two preceding sentences, the related Mortgage Loan Trustee will continue to solicit bids as described above from time to time as it deems appropriate, until a bid satisfying the requirements of the two preceding sentences is received. The proceeds of such sale will be treated as a prepayment of the mortgage loans for purposes of distributions to Certificateholders. Any such sale will effect a termination (a "Special Termination") of the related Underlying Trust Fund and an early retirement of the related certificates (including the related Mortgage Certificates). Any resulting distribution on a class of Mortgage Certificates will increase the amount distributable on the Class A-1 Certificates in respect of principal and will result in a shortening in the weighted average life thereof. There can be no assurance as to the timing of Special Terminations with respect to the Mortgage Certificates. Such terminations could occur for none, for only some, or for all of the Mortgage Certificates, and any such terminations could occur prior to the November 28, 2000 Distribution Date on the Class A-1 Certificates.

OPTIONAL TERMINATION

  With respect to each Underlying Series, any of the related Mortgage Loan Servicers, any holder of a related residual certificate or the owner of the assets pledged to any reserve fund (including the related Underlying Reserve
Fund) may effect an early termination of the related trust on any Underlying Series Distribution Date after the date on which the aggregate scheduled principal balance of the related mortgage loans is reduced to less than 10% of the aggregate scheduled principal balance as of the related Underlying Series Cut-off Date, by purchasing all such mortgage loans at a purchase price, payable in cash, equal to 100% of the aggregate unpaid principal balance of such mortgage loans plus one month's interest thereon at the applicable mortgage interest rate. The proceeds of such sale will be treated as a prepayment of the mortgage loans for purposes of distributions to certificateholders. Any such sale will effect a termination of the related Underlying Trust Fund and an early retirement of the related Certificates (including the related Mortgage Certificates). Any resulting distribution on a class of Mortgage Certificates will increase the amount distributable on the Class A-1 Certificates in respect of principal and will result in a shortening in the weighted average life thereof. Such terminations could occur for none, for only some, or for all of the Mortgage Certificates, and any such terminations could occur prior to the November 28, 2000 Distribution Date on the Class A-1 Certificates.

ASSIGNMENT OF MORTGAGE LOANS AND WARRANTIES

  At the time of issuance of each Underlying Series, the RTC caused the mortgage loans in the related Underlying Trust Fund to be assigned to the related Mortgage Loan Trustee, together with all principal and interest due on or with respect to such mortgage loans, other than principal and interest due on or before the related Underlying Series Cut-off Date. The Depositor has no information as to whether the RTC has complied with its obligations under any Underlying Pooling Agreement.

  In addition, the RTC delivered to the related Mortgage Loan Trustee, as to each related mortgage loan (to the extent such documents were available to the RTC), (i) the related mortgage note, endorsed to the order of, or assigned to, the related Mortgage Loan Trustee without recourse; (ii) a mortgage and mortgage assignment meeting the requirements of the related Underlying Pooling Agreement; (iii) a lender's title insurance policy or attorney's opinion of title issued as of the date of origination of the mortgage loan, or an officer's certificate to the effect that such policy or opinion was issued on such date and remains in full force and effect; (iv) any insurance policies covering the mortgaged property, including the primary mortgage insurance policy, to the extent required; and (v) such other documents as may be described in the related Underlying Pooling Agreement (such documents collectively, the "Mortgage Loan File"). The applicable Mortgage Loan Trustee is required to hold such documents for each Underlying Series in trust for the benefit of all certificateholders of such Underlying Series. In a substantial number of cases, some or all of the documents described above were not delivered by the RTC to the related Mortgage Loan Trustees as of the closing dates for the related Underlying Series.

  In the related Underlying Pooling Agreement for each Underlying Series, the RTC represented and warranted, among other things, that: (i) the information set forth in the schedule of Mortgage Loans appearing as an exhibit to the related Underlying Pooling Agreement was correct in all material respects;
(ii) immediately prior to the sale and assignment of the related mortgage loans to the applicable Mortgage Loan Trustee, the RTC had good title to each mortgage loan; (iii) each mortgage loan, other than any co-op loan, was covered by a title insurance policy or an attorney's opinion of title and each such policy was in full force and effect; (iv) to the best of the RTC's knowledge, each mortgaged property was free of material damage and in good repair; (v) as of the date of issuance of the related certificates, each mortgage constituted a valid first lien on the related mortgaged property (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions, and restrictions, rights of way, easements, and other matters of public record as of the date of the recording of such mortgage, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically referred to in the related title insurance policy and which do not adversely affect the value of the mortgaged property and (c) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the Mortgage); and (vi) as of the date of initial issuance of the related certificates, there were no delinquent taxes, assessments or other outstanding charges affecting the mortgaged properties. In addition, the RTC represented and warranted in each related Underlying Pooling Agreement, among other things, that, as of the date of the initial issuance of the related certificates, all Monthly Payments due on or prior to a date which was not longer, with respect to any Underlying Series, than four months prior to the related Underlying Series Cut-off Date had been made. The sole remedy for any breach of the RTC's representations and warranties contained in each related Underlying Pooling Agreement or for defects in mortgage loan documents is the obligation of the RTC to indemnify the related Underlying Trust Fund for losses realized on mortgage loans as to which such breaches or defects occur if there is a connection between such losses and such breaches or defects. Subject to certain exceptions as set forth in the Underlying Disclosure Documents, the RTC acting in its corporate capacity will guarantee such obligation of the Seller. The proceeds of any such repurchase or indemnification will be passed through to related certificateholders as liquidation proceeds.

PAYMENTS ON MORTGAGE LOANS; UNDERLYING SERIES CERTIFICATE ACCOUNT

  The Underlying Pooling Agreement for each Underlying Series requires the related Mortgage Loan Servicer to maintain a custodial account or accounts (the "Underlying Series Certificate Account") in the name of the related Mortgage Loan Trustee for the benefit of the related certificateholders. The amount at any time credited to the Underlying Series Certificate Account is required to be fully insured to the maximum coverage possible or be invested in permitted investments (as defined in the Underlying Disclosure Documents) that mature, or are subject to withdrawal or redemption, on or before the business day preceding the next succeeding Underlying Series Distribution Date. The income from permitted investments of funds in the Underlying Series Certificate Account is generally paid to the related Mortgage Loan Servicer, and the risk of loss of funds in the Underlying Series Certificate Account resulting from such investments will be borne by the related Mortgage Loan Servicer. The amount of each such loss will be required to be deposited by the related Mortgage Loan Servicer in the Underlying Series Certificate Account immediately as realized.

  The Mortgage Loan Servicers are required to deposit in the related Certificate Accounts amounts representing the following collections and payments (other than in respect of principal of or interest on the related mortgage loans due on or before the Underlying Series Cut-off Date): (i) all installments of principal and interest on the applicable mortgage loans and any principal and/or interest required to be advanced by the related Mortgage Loan Servicer that was due on the applicable Due Date net of servicing fees due the related Mortgage Loan Servicer and certain other amounts specified in the applicable Underlying Pooling Agreement; (ii) all amounts received in respect of such mortgage loans representing late payments of principal and interest to the extent such amounts were not previously advanced by the related Mortgage Loan Servicer with respect to such mortgage loans, net of servicing fees due the related Mortgage Loan Servicer; (iii) all principal prepayments (whether full or partial) on such mortgage loans received; and (iv) any amounts received by the related Mortgage Loan Servicer as insurance proceeds (to the extent not applied to the repair or restoration of the Mortgaged Property) or liquidation proceeds.

COLLECTION AND OTHER SERVICING PROCEDURES

  The Mortgage Loan Servicers are required to make reasonable efforts to collect all payments called for under the mortgage loans and are required, consistent with the Underlying Pooling Agreements and any applicable insurance policies, to follow such collection procedures as each deems necessary or desirable. Consistent with the above, each Mortgage Loan Servicer may, in its discretion, waive any prepayment, late payment or assumption charge or penalty interest in connection with prepayment, late payment or assumption of a mortgage loan or extend the due dates for payments due on a mortgage note, provided that insurance coverage for such mortgage loan will not be adversely affected.

ADVANCES

  With respect to 12 classes of Mortgage Certificates (which have an aggregate Mortgage Certificate Principal Amount as of the Cut-off Date of $877,252,901), the Mortgage Loan Servicers are required under the related Underlying Pooling Agreement to advance prior to each Underlying Series Distribution Date, from their own funds or from funds held in the related Certificate Accounts for distribution on a future Underlying Series Distribution Date, scheduled installments of principal and interest due on a mortgage loan on the preceding Due Date and not collected by such Mortgage Loan Servicer from the related borrower (any such advance, an "Advance"). Each such Mortgage Loan Servicer will be obligated to make such an advance to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections on the Mortgage Loan out of insurance proceeds, liquidation proceeds or otherwise. Any advance previously made by such Mortgage Loan Servicer is reimbursable to such Mortgage Loan Servicer from funds in the Certificate Account to the extent that such Mortgage Loan Servicer determines that such advance is not ultimately recoverable from insurance proceeds, liquidation proceeds or otherwise. With respect to each Mortgage Certificate, the related Mortgage Loan Trustee will generally be obligated to make any required Advance if the Mortgage Loan Servicer fails in its obligation to do so, to the extent provided in the related Underlying Pooling Agreement.

  With respect to the remaining nine classes of Mortgage Certificates, neither the related Mortgage Loan Servicer nor the related Mortgage Loan Trustee will be required to make Advances. The amount of any delinquent Monthly Payments with respect to related Mortgage Loans is instead withdrawn from the related Underlying Reserve Fund, to the extent funds are available therefor, in order to make full distributions on the related Mortgage Certificates and Related Subordinated Certificates.

MORTGAGE LOAN TRUSTEE AND COLLATERAL AGENT

  With respect to the majority of the Underlying Series, the Mortgage Loan Trustee and Collateral Agent is Bankers Trust Company of California, N.A., a national banking association organized and existing under the laws of the United States of America with an office at 3 Park Plaza, Irvine, California 92714. With respect to Series 1992-1, the Mortgage Loan Trustee and Collateral Agent is State Street Bank and Trust Company, a banking corporation organized and existing under the laws of the Commonwealth of Massachusetts with an office at 225 Franklin Street, Boston, Massachusetts 02110. With respect to Series 1994-1, the Mortgage Loan Trustee and

Collateral Agent is the First National Bank of Chicago, a national banking organization organized and existing under the laws of the United States of America, with an office at 153 West 51st Street, 8th Floor, New York, New York 10019.

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

  As of the Cut-off Date, the Mortgage Certificates represented approximately $1,278,320,095 of the beneficial interest in 21 separate Underlying Mortgage Pools which, in turn, were comprised of mortgage loans having an aggregate principal balance as of such date of approximately $2,800,946,169. The Mortgage Loans in each Underlying Mortgage Pool are adjustable rate, conventional, one-to-four family residential first mortgage loans having approximately the characteristics set forth in the table below. The related mortgaged properties include owner-occupied, vacation and investor-owned properties, condominiums, cooperatives, and units in Planned Unit Developments. With respect to some of the Mortgage Loans, the type of the related mortgaged property was unknown as of the date of issuance of the related Mortgage Certificates. Investors are urged to review the information concerning the Mortgage Loans set forth in each of the Underlying Disclosure Documents. Such information may not have been accurate when prepared (See "Special Considerations--Troubled Originators" and "--Limited Information; Incomplete Mortgage Files" herein). The information regarding the Mortgage Loans set forth herein (including in the tables below) is based on information contained in the Underlying Disclosure Documents and on other information made available in connection with the issuance of each of the Mortgage Certificates. In addition, the information contained in the assumed Mortgage Certificate Characteristics table is derived from information made available in connection with the issuance of each of the Mortgage Certificates. IT SHOULD BE NOTED THAT THERE MAY HAVE BEEN MATERIAL CHANGES IN FACTS AND CIRCUMSTANCES SINCE THE DATE SUCH DOCUMENTS AND INFORMATION WERE PREPARED, INCLUDING, BUT NOT LIMITED TO, PREVAILING INTEREST RATES AND OTHER ECONOMIC FACTORS, WHICH MAY LIMIT THE USEFULNESS OF, AND EVEN BE DIRECTLY CONTRARY TO THE ASSUMPTIONS USED IN PREPARING SUCH INFORMATION AND DOCUMENTS. In addition, the Underlying Disclosure Documents do not provide information sufficient to determine the concentration of Mortgage Loans exhibiting many of the characteristics described herein. Neither the Depositor nor the Certificate Administrator can provide any assurances as to the accuracy or completeness of such information.

                          SELECTED MORTGAGE LOAN DATA
                  (BASED ON NOVEMBER 1995 REMITTANCE REPORTS)

                                                               WEIGHTED AVERAGE
                                             CURRENT AGGREGATE MORTGAGE INTEREST
                                               MORTGAGE LOAN    RATE AS OF THE
     MORTGAGE CERTIFICATES                   PRINCIPAL BALANCE   CUT-OFF DATE
     ---------------------                   ----------------- -----------------
     Series 1992-1, Class A-1...............   $196,327,745          8.600%
     Series 1992-4, Class A-2...............    375,470,345          8.582
     Series 1992-6, Class A-3...............    252,486,090          8.493
     Series 1992-7, Class A-3...............     92,393,718          8.508
     Series 1992-8, Class A-3...............    132,184,516          8.522
     Series 1992-9, Class A-4...............    157,684,810          8.562
     Series 1992-10, Class A-2..............     70,523,464          7.585
     Series 1992-10, Class A-3..............     73,494,922          7.132
     Series 1992-10, Class A-5..............     22,569,480          8.494
     Series 1992-11, Class A-2..............    206,674,875          8.381
     Series 1992-11, Class A-4..............     42,118,654          7.822
     Series 1992-12, Class A-3..............    206,889,255          8.637
     Series 1992-14, Class A-4..............      8,762,360          8.390
     Series 1992-14, Class A-5..............     77,589,699          8.501
     Series 1992-15, Class A-4..............    103,738,382          8.322
     Series 1992-15, Class A-6..............     23,697,915          7.225
     Series 1992-16, Class A-4..............    127,703,614          8.636
     Series 1992-16, Class A-5..............    204,041,360          7.590
     Series 1993-3, Class A-7...............    183,889,344          8.414
     Series 1994-1, Class A-3...............    204,486,311          8.489
     Series 1994-1, Class A-4...............     38,219,311          8.575

  Interest Rate Adjustments. Each Mortgage Loan bears interest at a rate (the "Mortgage Interest Rate") that adjusts periodically, in accordance with the terms of the related mortgage note, to a rate equal to the then-current Index (as defined herein) plus the applicable fixed percentage specified in the related mortgage note (the "Gross Margin"). Mortgage Loans for which COFI (as defined herein) is the Index are referred to herein as "COFI Mortgage Loans." Mortgage Loans for which CMT or CBE (each as defined herein) is the Index are referred to herein as "CMT Mortgage Loans." The Mortgage Interest Rate for each Mortgage Loan generally began to adjust on the first day of the month prior to the first six-month or one-year anniversary of its first payment date and then monthly, semi-annually or annually thereafter (each a "Rate Adjustment Date"). The interest rate on all of the COFI Mortgage Loans adjusts monthly.

  The majority of the Mortgage Loans are subject to an overall maximum interest rate (the "Lifetime Cap"). For the COFI Mortgage Loans which are subject to a Lifetime Cap, as of the Underlying Series Cut-off Date for each Underlying Series, the Lifetime Cap ranged from 10.75% to 18.249% and the weighted average Lifetime Cap for such Mortgage Loans ranged from 12.48% to 14.39%. For the CMT Mortgage Loans which are subject to a Lifetime Cap, as of the Underlying Series Cut-off Date for each Underlying Series, the Lifetime Cap ranged from 5% to 29.5% and the weighted average Lifetime Cap for such Mortgage Loans ranged from 13.76% to 15.59%. Some of the Mortgage Loans are subject to minimum interest rates. In addition to the Lifetime Cap, many of the Mortgage Loans are also subject to periodic maximum interest rates (the "Periodic Cap"). The Periodic Cap for such Mortgage Loans generally ranges from 1% to 2%.

  Effective with the first payment due on a Mortgage Loan after the related Rate Adjustment Date, the monthly principal and interest payment generally will be adjusted to an amount that will fully amortize the then-outstanding principal balance of such Mortgage Loan over its remaining term to stated maturity and that will be sufficient to pay interest at the adjusted Mortgage Interest Rate. Therefore, any partial prepayments may reduce the weighted average life of a Mortgage Loan but will not (except for partial prepayments made in the final year of the original term of such Mortgage Loan) cause the final payment on such Mortgage Loan to occur prior to its stated maturity. An increase in the Mortgage Interest Rate on a Mortgage Loan will result in a larger portion of each higher Monthly Payment being allocated to interest and a smaller portion being allocated to principal.

COFI, CMT AND CBE

  The "Index" with respect to each COFI Mortgage Loan is the monthly weighted average cost of funds for member institutions in the Eleventh District of the Federal Home Loan Bank System, as published by the Federal Home Loan Bank of San Francisco ("COFI"). The Index with respect to each CMT Mortgage Loan generally is either (a) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity ("CMT") of one year or (b) the weekly auction average (investment) rate on U.S. Treasury Bills with a six-month maturity ("CBE"), each as published by the Federal Reserve Board in Statistical Release
H.15 (519) or any similar publication or, if not so published, as reported by any Federal Reserve Bank or by any U.S. Government department or agency and made available to the servicer as of a date which is a number of days prior to each Rate Adjustment Date for such Mortgage Loan. Some of the Mortgage Loans use a CMT index based on a 2, 3 or 5 year maturity. In general, should the applicable Index not be published or become otherwise unavailable, the servicer of the Mortgage Loan will select a comparable alternative index over which it has no control and which is readily verifiable.

  The monthly averages of CMT and CBE in the tables below are not necessarily indicative of CMT or CBE on any given date in the relevant month since significant week-to-week fluctuations in any such Index may occur in any month as well as over longer periods. In addition, such monthly averages do not purport to be a prediction of the value of CMT or CBE on any Rate Adjustment Date or for the lives of the Mortgage Loans.

  COFI. The following table sets forth COFI for each of the last six calendar years or portions thereof, based on information reported by The Federal Home Loan Bank of San Francisco ("FHLBSF");

                                 MONTHLY COFI

                                                         YEAR
                                             ----------------------------------
   MONTH(1)                                  1995  1994  1993  1992  1991  1990
   --------                                  ----  ----  ----  ----  ----  ----
   January.................................. 4.75% 3.71% 4.36% 6.00% 7.86% 8.37%
   February................................. 4.93  3.69  4.33  5.80  7.85  8.40
   March.................................... 5.01  3.63  4.25  5.61  7.65  8.26
   April.................................... 5.06  3.67  4.17  5.43  7.50  8.21
   May...................................... 5.14  3.73  4.10  5.29  7.33  8.17
   June..................................... 5.18  3.80  4.05  5.26  7.16  8.09
   July..................................... 5.14  3.86  4.00  5.07  7.00  8.11
   August................................... 5.13  3.95  3.96  4.87  6.85  8.08
   September................................ 5.11  4.04  3.88  4.81  6.71  8.09
   October.................................. 5.12  4.19  3.82  4.60  6.57  8.05
   November.................................  --   4.37  3.82  4.51  6.41  8.04
   December.................................  --   4.59  3.88  4.43  6.25  7.96

--------
(1) COFI reflects the weighted average cost of funds of the members of the Eleventh District for the month indicated. It is usually announced by the FHLBSF on the last working day of the month following the month in which the cost of funds was incurred.

  The FHLBSF publishes COFI in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco's Marketing Department, P.O. Box 7948, San Francisco, California 94120, or by calling (415) 616-2610. COFI may also be obtained by calling the FHLBSF at (415) 616-2600.

  COFI is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). COFI for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the FHLBSF to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: (i) savings deposits, (ii) time deposits, (iii) FHLBSF advances, (iv) repurchase agreements and (v) all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, COFI does not necessarily reflect any particular current market rate.

  A number of factors affect the performance of COFI, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which COFI is based were issued at various times under various market conditions and with various maturities, COFI may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, COFI is designated to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, COFI may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, COFI is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of COFI, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate COFI.

  CMT. The following table sets forth the monthly averages of CMT for each of the last six calendar years or portions thereof, based on information published in the Federal Reserve Board in Statistical Release H.15 (519):

                            MONTHLY AVERAGES OF CMT

                                                         YEAR
                                             ----------------------------------
   MONTH                                     1995  1994  1993  1992  1991  1990
   -----                                     ----  ----  ----  ----  ----  ----
   January.................................. 7.05% 3.54% 3.50% 4.15% 6.64% 7.92%
   February................................. 6.70  3.87  3.39  4.29  6.27  8.11
   March.................................... 6.43  4.32  3.33  4.63  6.40  8.35
   April.................................... 6.27  4.82  3.24  4.30  6.24  8.40
   May...................................... 6.00  5.31  3.36  4.19  6.13  8.32
   June..................................... 5.64  5.27  3.54  4.17  6.36  8.10
   July..................................... 5.59  5.48  3.47  3.60  6.31  7.94
   August................................... 5.75  5.56  3.44  3.47  5.78  7.78
   September................................ 5.62  5.76  3.36  3.18  5.57  7.76
   October.................................. 5.59  6.11  3.39  3.30  5.33  7.55
   November.................................  --   6.54  3.58  3.68  4.89  7.31
   December.................................  --   7.14  3.61  3.71  4.38  7.05

  Convertible Mortgage Loans. Under the terms of certain of the Mortgage Loans, the borrower has the option at certain times and under certain conditions to convert the Mortgage Interest Rate to a fixed rate from a variable rate based on the applicable Index (each such loan, a "Convertible Mortgage Loan"). The option to convert to a fixed Mortgage Interest Rate may be exercised by the borrower on the date or dates specified in the related note. The borrower's option to convert to a fixed Mortgage Interest Rate may have expired with respect to certain of the Convertible Mortgage Loans. The conversion option typically may not be exercised if the borrower is in default under the terms of the related note or mortgage. In most cases, the Convertible Mortgage Loan may be converted to a fixed interest rate loan with a Mortgage Interest Rate based upon FNMA's or FHLMC's required net yield for the purchase of 15-year (for Mortgage Loans with original repayment terms of 15 years or less) or 30-year (for Mortgage Loans with original repayment terms of greater than 15 years) fixed-rate mortgage loans, under 30-day or 60-day mandatory delivery commitments. In either case, the fixed interest rate will be computed by adding a specified margin to the applicable FNMA quotation or the applicable FHLMC quotation. Upon conversion, the Monthly Payments of principal and interest generally will be adjusted to provide for fully amortizing, level Monthly Payments until maturity.

  The Underlying Pooling Agreements applicable to the Mortgage Loans provide that the Mortgage Loan Servicers will be obligated to purchase any Mortgage Loan as to which the borrower exercises the right to convert to a fixed Mortgage Interest Rate for a price equal to 100% of the unpaid principal balance of such Mortgage Loan plus unpaid accrued interest at the applicable Mortgage Interest Rate. The Mortgage Loan Servicer's purchase obligation is not insured or guaranteed by any person. The proceeds of any such purchased converted Mortgage Loan will be treated as a prepayment and will be passed through to the Trustee, as holder of the related Mortgage Certificates. A converted Mortgage Loan bearing a fixed Mortgage Interest Rate will remain in the Mortgage Pool until purchased or repaid. Any failure to purchase a converted Mortgage Loan would cause the related Underlying Mortgage Pool to include both fixed rate and adjustable rate Mortgage Loans.

  Balloon Mortgage Loans. Certain of the Mortgage Loans are Balloon Mortgage Loans. A "Balloon Mortgage Loan" is a Mortgage Loan that provided on the date of origination for amortization on the basis of an amortization schedule extending beyond its stated maturity with a disproportionate Monthly Payment due on its stated maturity date equal to the remaining principal balance of such Mortgage Loan. The ability of a borrower to repay such a Balloon Mortgage Loan upon the maturity thereof frequently will depend on the borrower's ability to refinance such Balloon Mortgage Loan, which in turn will depend on a variety of factors, including the prevailing level of Mortgage interest rates.

  Negative Amortization Mortgage Loans. The Monthly Payment on a Mortgage Loan is adjusted after an initial period and at periodic intervals thereafter, all as specified in the related note (each, a "Payment Change Date"), generally to an amount that would fully amortize the remaining principal balance of the Mortgage Loan over its remaining amortization term on a level-debt service basis, at the Mortgage Interest Rate in effect on the related Payment Change Date. However, with respect to certain of the Mortgage Loans, increases in the Monthly Payment may be limited by the terms of the related note (the "Payment Adjustment Cap"), which generally provides that no Monthly Payment may increase by more than a percentage, specified in the related note, above the Monthly Payment in effect during the preceding period. With respect to certain of the Mortgage Loans, application of the Payment Adjustment Cap will be at the option of the borrower.

  In addition, with respect to the COFI Mortgage Loans, as to which interest rates adjust monthly, because the rate at which interest accrues changes more frequently than payments adjust and because adjustment of Monthly Payments on such Mortgage Loans may be subject to the various limitations described above, the amount of interest accruing on the remaining principal balance of such a Mortgage Loan at the applicable Mortgage Interest Rate may exceed the amount of the interest portion of the Monthly Payment. The resulting shortfall in the interest portion of the related Monthly Payment will be added to the unpaid principal balance of the related Mortgage Loan in the month during which any such shortfall occurs as "Deferred Interest," resulting in negative amortization of the Mortgage Loan. With respect to such Mortgage Loans negative amortization is generally limited, however, such that the principal balance of the Mortgage Loan cannot generally exceed the percentage of its original principal balance specified in the applicable note. If the calculated Monthly Payment would result in negative amortization exceeding the limit specified in the related note, the borrower generally is required to pay as the Monthly Payment until the next Payment Change Date an amount that would fully amortize the remaining principal balance of the Mortgage Loan over its remaining amortization term on a level-debt service basis without regard to any limitations. As a result of such negative amortization, the final payment at the end of the term of the related Mortgage Loan may be larger than previous Monthly Payments under such Mortgage Loan.

  Non-Monthly Payment Loans. Certain of the Mortgage Loans may provide for payments of principal at biweekly, quarterly, semiannual or annual intervals, rather than at monthly intervals.

  Graduated Payment Mortgage Loans. Certain of the Mortgage Loans may provide for an initial period of Monthly Payments in an amount that would be insufficient to fully amortize the principal balance of the Mortgage Loan over its stated term, and that may be insufficient to pay accrued interest, followed by scheduled increasing Monthly Payments prior to a date specified in the related note. To the extent the amount of interest accruing on the principal balance of such a Mortgage Loan at the applicable Mortgage Interest Rate exceeds the Monthly Payment, such excess will be added to the unpaid principal balance of the related Mortgage Loan, resulting in negative amortization.

MORTGAGE LOAN DELINQUENCY STATUS

  The following table summarizes the monthly delinquency, foreclosure and REO information for the Mortgage Loans contained in each of the Underlying Mortgage Pools for November 1995. The information in the following table has been prepared by the Depositor solely on the basis of the remittance reports provided by the Mortgage Loan Trustees, and the Depositor makes no representations as to its accuracy. Investors should consider the risk that any of the delinquent Mortgage Loans may become defaulted loans and subsequently liquidated loans, and that realized losses on such Mortgage Loans may be allocated to the Mortgage Certificates. Defaults by mortgagors on the Mortgage Loans may result in the failure of Mortgage Certificates on a given Underlying Series Distribution Date to receive full payments in respect of interest or principal.

                              DELINQUENCY STATUS

                                   DELINQUENCIES AS PERCENT OF POOL BALANCE
                                  ------------------------------------------
          NOVEMBER 1995           30 DAYS 60 DAYS 90+ DAYS FORECLOSURE  REO
          -------------           ------- ------- -------- ----------- -----
 Series 1992-1, Class A-1(1).....  3.65%   1.58%   1.32%      3.77%    1.54%
 Series 1992-4, Class A-2........  2.31%   0.56%   0.56%      2.85%      NA
 Series 1992-6, Class A-3........  1.75%   0.67%   0.23%      3.50%    0.65%
 Series 1992-7, Class A-3........  4.20%   0.77%   0.31%      4.01%      NA
 Series 1992-8, Class A-3........  2.13%   0.45%   1.48%      2.80%    1.01%
 Series 1992-9, Class A-4........  2.45%   0.63%   0.30%      4.26%    1.54%
 Series 1992-10, Class A-2.......  2.20%   0.76%   0.22%      0.35%    0.62%
 Series 1992-10, Class A-3.......  1.05%   0.33%   0.30%      1.58%    0.43%
 Series 1992-10, Class A-5.......  2.51%   0.60%   0.59%      0.41%    0.38%
 Series 1992-11, Class A-2.......  2.18%   0.25%   1.33%      1.50%      NA
 Series 1992-11, Class A-4.......  3.30%   2.14%   3.82%      4.06%      NA
 Series 1992-12, Class A-3.......  2.70%   0.66%   0.28%      2.12%    0.73%
 Series 1992-14, Class A-4.......  2.14%   0.00%   0.00%      0.00%    0.00%
 Series 1992-14, Class A-5.......  2.54%   0.82%   0.13%      0.84%    0.79%
 Series 1992-15, Class A-4.......  3.26%   0.34%   0.57%      0.00%      NA
 Series 1992-15, Class A-6.......  3.49%   0.00%   1.41%      0.00%      NA
 Series 1992-16, Class A-4.......  0.83%   0.00%   1.74%      4.30%    3.19%
 Series 1992-16, Class A-5.......  1.05%   0.25%   1.06%      3.75%    2.55%
 Series 1993-3, Class A-7........  3.07%   1.13%   0.47%      1.92%    0.63%
 Series 1994-1, Class A-3........  2.92%   0.82%   0.81%      3.22%    0.00%
 Series 1994-1, Class A-4........  4.17%   0.15%   0.17%      1.30%    0.00%

--------
(1) Reflects the average delinquencies for Mortgage Loans in the related Mortgage Pool and mortgage loans in two other mortgage pools in the same underlying Trust Fund.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  Prepayments and Excess Cash. The rate of principal payments on the Class A-1 Certificates will be affected by the rate of principal payments on the Mortgage Loans (including, for this purpose, prepayments, which may include amounts received by virtue of condemnation, insurance or foreclosure) and by the application of Excess Cash to the principal balance of the Mortgage Certificates.

  Principal prepayments may be influenced by a variety of economic geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on such Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on such Mortgage Loans, the rate of prepayments would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties and servicing decisions.

  All of the Mortgage Loans are adjustable rate mortgage loans ("ARMs"). The Depositor is not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of ARMs over an extended period of time. The prepayment experience of the Mortgage Certificates is insufficient to draw any conclusions with respect to the expected prepayment rates of the Mortgage Loans. The rate of principal prepayments with respect to ARMs has fluctuated in recent years. As is the case with conventional fixed rate mortgage loans, ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to "lock in" a lower fixed interest rate. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

  Excess Cash related to each of the Underlying Mortgage Pools (and other mortgage pools that are part of the Underlying Trust Funds) will be allocated in reduction of the Mortgage Certificate Principal Balances of the Certificates in various ways. See "The Mortgage Certificates--Principal Distributions." The allocation of Excess Cash in reduction of the Underlying Certificate Principal Balances of the Mortgage Certificates is not expected to have a significant effect on the weighted average lives of the Class A-1 Certificates.

  If a Class A-1 Certificate is purchased at a discount from its initial principal amount by a purchaser that calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Similarly, if a Certificate is purchased at a premium by a purchaser that calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated.

  Timing of Payments. The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectations. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

  Basis Risk; LIBOR. The interest rate payable to the Holders of the Class A-1 Certificates is based on LIBOR. However, the Mortgage Loans bear interest at adjustable rates based COFI, CMT and CBE (the "Indices"). LIBOR and the Indices may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that LIBOR may rise during periods in which the Indices of the Mortgage Loans are stable or are falling, or that even if both LIBOR and the Indices rise during the same period, LIBOR may rise much more rapidly and sharply than the Indices. THERE CAN BE NO ASSURANCE THAT FUNDS AVAILABLE IN THE RESERVE FUND PAYMENTS UNDER THE YIELD SUPPORT AGREEMENT WILL BE SUFFICIENT TO MAKE UP ANY AMOUNT BY WHICH THE INTEREST COLLECTED ON THE MORTGAGE CERTIFICATES IS LESS THAN THE INTEREST ACCRUAL AMOUNT OF THE CLASS A-1 CERTIFICATES.

  Mortgage Certificates. The Trust Fund contains Mortgage Certificates which were issued at different times, are backed by different pools of Mortgage Loans, have different allocations of principal and interest and payment priorities among various classes, and may perform differently in various interest and prepayment rate environments. The performance characteristics of the Class A-1 Certificates will reflect a combination of the performance characteristics of the various Mortgage Certificates. As a result, it will be difficult to predict the likely yield and payment experience of the Class A-1 Certificates.

  Special Terminations. Each of the Underlying Mortgage Pools is subject to termination as described under "Description of the Mortgage Certificates-- Special Termination." Any such termination may have the effect of decreasing the weighted average life of the Class A-1 Certificates.

  Auction Risk. There can be no assurances that the Trustee will, on November 28, 2000 or on any date thereafter, be able to sell the Mortgage Certificates for a price sufficient (together with amounts on deposit in the Reserve Fund) to allow the Class A-1 Certificates to be paid in full prior to their stated maturity.

  Convertible ARM Loans. As discussed above under "Description of the Mortgage Loans," borrowers under certain of the Mortgage Loans have the option to convert their Mortgage Loan to a fixed rate loan. As previously discussed, the related Mortgage Loan Servicers are obligated to purchase any such converted mortgage loans. Unless and until such a purchase is effected, a converted mortgage loan will stay in the Underlying Mortgage Pool and the Mortgage Interest Rate will be fixed rather than based on an Index. The yield on the Class A-1 Certificates may thus be adversely affected. In addition, the purchase of a Converted Mortgage

Loan may affect the rate of principal payments on the Class A-1 Certificates and, as a result, the yield on such Certificates.

WEIGHTED AVERAGE LIVES

  The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Class A-1 Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date (or, in the case of the first distribution, from December 15, 1995) to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and
(c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate referred to in clause (a). The weighted average lives of the Class A-1 Certificates will be influenced by, among other factors, the rate at which principal is paid on the Mortgage Loans.

CPR MODEL

  Prepayments on mortgage loans are commonly measured relative to a prepayment or model. The model used in this Prospectus Supplement, known as a conditional or a constant prepayment rate ("CPR"), represents a rate of payment of unscheduled principal on the Mortgage Loans expressed as an annualized percentage of the outstanding principal balance of the Mortgage Loans at the beginning of each period. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

WEIGHTED AVERAGE LIFE AND PRE-TAX YIELD TABLES

  For each of the following tables it was assumed (the "Modeling Assumptions") that (i) the Mortgage Loans underlying each of the Mortgage Certificates have, on a weighted average basis, the characteristics set forth in the following table following this paragraph; (ii) each Mortgage Loan underlying a Mortgage Certificate has a Mortgage Interest Rate as of the Cut-off Date, remaining term to maturity and loan age equivalent to the weighted average mortgage interest rate of such Mortgage Loans, the weighted average remaining term to maturity and the weighted average loan age of such Mortgage Loans as of the Cut-off Date, as reported, respectively, in the applicable Remittance Reports prepared by the Mortgage Loan Servicers; (iii) scheduled monthly payments of principal and interest on the Mortgage Loans will be timely received on the first day of each month (with no defaults); (iv) principal prepayments on the Mortgage Loans will be received on the last day of each month at the percentages of CPR indicated; (v) all amounts due with respect to the Mortgage Loans are applied to the payment of the Mortgage Certificates on the 25th of the month as described in the applicable Underlying Disclosure Documents; (vi) no Deferred Interest accrues with respect to any Mortgage Loan; (vii) for the first Interest Accrual Period, the Class A-1 Pass-Through Rate is 6.175%;
(viii) the Closing Date is December 15, 1995; (ix) each quarterly distribution on the Class A-1 Certificates is made on the 28th day of the relevant month, commencing on February 28, 1996; and (x) the Class A-1 Certificates are purchased at par.

                     ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                   WEIGHTED                                      MORTGAGE
                                   AVERAGE  SERVICING                           CERTIFICATE                           MONTHS
                                   MORTGAGE FEE PLUS                               PASS-                            UNTIL NEXT
                                   INTEREST  EXCESS   PERIODIC  NET               THROUGH   REMAINING GROSS   NET      RATE
MORTGAGE CERTIFICATES      INDEX     RATE     RATE      CAP     CAP   SEASONING    RATE       TERM    MARGIN MARGIN ADJUSTMENT
---------------------     -------- -------- --------- -------- ------ --------- ----------- --------- ------ ------ ----------
   Series 1992-1,
   Class A-1.......       1 YR CMT  8.600     0.925    1.939   13.425    7.1       7.675      20.3    2.796  1.871      11
   Series 1992-4,
   Class A-2.......       1 YR CMT  8.582     0.825    2.000   13.785    4.1       7.757      20.9    2.750  1.925       7
   Series 1992-6,
   Class A-3.......       1 YR CMT  8.493     0.697    1.844   13.471    8.1       7.796      20.9    2.639  1.942      12
   Series 1992-7,
   Class A-3.......       1 YR CMT  8.508     0.959    2.000   13.441    4.0       7.549      25.8    2.730  1.771      12
   Series 1992-8,
   Class A-3.......       1 YR CMT  8.522     0.815    1.943   13.433    3.4       7.707      20.6    2.789  1.974       7
   Series 1992-9,
   Class A-4.......       1 YR CMT  8.562     0.971    2.000   13.429    3.3       7.591      21.5    2.721  1.750       8
   Series 1992-10,
   Class A-2.......       COFI      7.585     0.591    2.000   12.869    8.8       6.994      21.1    2.442  1.851       1
   Series 1992-10,
   Class A-3.......       COFI      7.132     0.601    1.777   12.768    8.2       6.531      21.5    2.449  1.848       3
   Series 1992-10,
   Class A-5.......       1 YR CMT  8.494     1.155    1.972   14.400    9.9       7.339      20.0    2.826  1.671       7
   Series 1992-11,
   Class A-2.......       1 YR CMT  8.381     0.649    1.956   13.510    8.6       7.732      20.8    2.652  2.003       5
   Series 1992-11,
   Class A-4.......       COFI      7.822     0.850    1.093   12.962    7.3       6.972      22.5    2.790  1.940       1
   Series 1992-12,
   Class A-3.......       1 YR CMT  8.637     0.840    1.922   13.748    3.2       7.797      20.3    2.801  1.961       9
   Series 1992-14,
   Class A-4.......       1 YR CMT  8.390     0.629    2.000   13.567    8.9       7.761      20.6    2.708  2.079       6
   Series 1992-14,
   Class A-5.......       1 YR CMT  8.500     0.709    2.000   14.444    9.7       7.790      19.8    2.770  2.061       6
   Series 1992-15,
   Class A-4.......       1 YR CMT  8.322     0.610    1.778   13.777    9.3       7.712      18.4    2.570  1.960       6
   Series 1992-15,
   Class A-6.......       COFI      7.225     0.783    1.310   12.194    8.5       6.442      20.9    2.254  1.471       5
   Series 1992-16,
   Class A-4.......       1 YR CMT  8.636     0.875    1.986   13.649    6.5       7.761      23.3    2.891  2.016       4
   Series 1992-16,
   Class A-5.......       COFI      7.590     0.425    5.196   13.389    6.5       7.165      23.6    2.473  2.048       1
   Series 1993-3,
   Class A-7.......       1 YR CMT  8.414     0.375    2.000   14.505    9.0       8.039      20.2    2.627  2.252       7
   Series 1994-1,
   Class A-3.......       1 YR CMT  8.489     0.375    1.958   13.827    7.2       8.114      22.1    2.846  2.471       6
   Series 1994-1,
   Class A-4.......       3 YR CMT  8.575     0.375    2.035   14.379    7.3       8.200      22.3    2.581  2.206      19
                            MONTHS
                          UNTIL NEXT
                           PAYMENT
MORTGAGE CERTIFICATES     ADJUSTMENT
---------------------     ----------
   Series 1992-1,
   Class A-1.......            6
   Series 1992-4,
   Class A-2.......            7
   Series 1992-6,
   Class A-3.......           12
   Series 1992-7,
   Class A-3.......           12
   Series 1992-8,
   Class A-3.......            3
   Series 1992-9,
   Class A-4.......            8
   Series 1992-10,
   Class A-2.......            5
   Series 1992-10,
   Class A-3.......            3
   Series 1992-10,
   Class A-5.......            7
   Series 1992-11,
   Class A-2.......            5
   Series 1992-11,
   Class A-4.......            2
   Series 1992-12,
   Class A-3.......            6
   Series 1992-14,
   Class A-4.......           11
   Series 1992-14,
   Class A-5.......           13
   Series 1992-15,
   Class A-4.......            6
   Series 1992-15,
   Class A-6.......            4
   Series 1992-16,
   Class A-4.......            4
   Series 1992-16,
   Class A-5.......            5
   Series 1993-3,
   Class A-7.......            7
   Series 1994-1,
   Class A-3.......            6
   Series 1994-1,
   Class A-4.......           19

  Based on the Modeling Assumptions and the further assumptions that (i) LIBOR with respect to each Interest Accrual Period is equal to 5.875%, (ii) CMT with respect to each Interest Accrual Period is equal to 5.4314%, (iii) COFI with respect to each Interest Accrual Period is equal to 5.1110% and (iv) the Reinvestment Rate with respect to each Interest Accrual Period is equal to 5.3125, the following table indicates the percentages of the initial Principal Balance of the Class A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of CPR. Such tables also indicate, based on such assumptions, the weighted average life of the Class A-1 Certificates under each of the following four scenarios (the "Termination Scenarios") concerning the Auction and Special Terminations of the Underlying Series. See "Description of the Certificates--Mandatory Auction" and "The Mortgage Certificates--Special Termination."

    "Termination Scenario I" assumes that the Auction that occurs in November 2000 is successful and the Class A-1 Certificates are retired on November 28, 2000 and that Special Terminations do not occur with respect to any of the Underlying Series prior to November 25, 2000.

    "Termination Scenario II" assumes that the Auction that occurs in November 2000 is successful and the Class A-1 Certificates are retired on November 28, 2000 and that Special Terminations occur prior to November 25, 2000 with respect to each of the Underlying Series as to which the aggregate outstanding principal balance of all related classes of certificates is reduced to 25% or less of their original aggregate principal balance prior to such date.

    "Termination Scenario III" assumes that the Auctions that occur in November 2000 and thereafter are not successful and that the Class A-1 Certificates are not retired prior to their Final Scheduled Distribution Date and that Special Terminations do not occur with respect to any of the Underlying Series.

    "Termination Scenario IV" assumes that the Auctions that occur in November 2000 and thereafter are not successful and that the Class A-1 Certificates are not retired prior to their Final Scheduled Distribution Date and that Special Terminations occur with respect to each of the Underlying Series on the dates on which the aggregate outstanding principal balance of all related classes of certificates are reduced to 25% or less of their original aggregate principal balances.

               PERCENT OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING

                                                             CLASS A-1
                                                     CPR PREPAYMENT ASSUMPTION
                                                    ----------------------------
                 DISTRIBUTION DATE                   0%  12% 15% 18% 21% 24% 30%
                 -----------------                  ---- --- --- --- --- --- ---
Initial Percent....................................  100 100 100 100 100 100 100
November 1996......................................   97  83  80  77  73  70  63
November 1997......................................   95  69  64  58  53  47  38
November 1998......................................   92  57  50  43  36  30  20
November 1999......................................   89  46  38  30  23  17   8
November 2000......................................   86  36  28  20  13   8   1
November 2001......................................   82  28  19  11   6   2   0
November 2002......................................   78  19  10   4   1   0   0
November 2003......................................   73  11   3   1   0   0   0
November 2004......................................   68   4   1   0   0   0   0
November 2005......................................   63   1   0   0   0   0   0
November 2006......................................   54   1   0   0   0   0   0
November 2007......................................   43   0   0   0   0   0   0
November 2008......................................   31   0   0   0   0   0   0
November 2009......................................   20   0   0   0   0   0   0
November 2010......................................   12   0   0   0   0   0   0
November 2011......................................    7   0   0   0   0   0   0
November 2012......................................    3   0   0   0   0   0   0
November 2013......................................    1   0   0   0   0   0   0
November 2014......................................    1   0   0   0   0   0   0
November 2015......................................    0   0   0   0   0   0   0
Weighted Average Life(1)
  Termination Scenario I...........................  4.6 3.3 3.0 2.7 2.5 2.2 1.8
  Termination Scenario II..........................  4.6 2.5 2.1 1.8 1.6 1.5 1.2
  Termination Scenario III......................... 10.5 4.1 3.5 3.0 2.6 2.3 1.8
  Termination Scenario IV..........................  7.8 2.6 2.2 1.9 1.6 1.5 1.2

--------
(1) The weighted average life of a Class A-1 Certificate is determined by (i) multiplying the principal payment on the Class A-1 Certificates by the number of years from the date of issuance of the Class A-1 Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate principal payments on the Class A-1 Certificates.

  The following tables set forth, based upon the Modeling Assumptions, and assuming the constant rate of CPR indicated in the heading for each table, the projected yield to maturity, on a corporate bond equivalent basis, and the projected Principal Balance of the Class A-1 Certificates as of November 28, 2000.

                        PROJECTED YIELD TO MATURITY AND
              OUTSTANDING PRINCIPAL BALANCE UNDER RATE SCENARIO I

                                                   PERCENT OF CPR
                                       ----------------------------------------
                                           12%           18%           24%
                                       ------------  ------------  ------------
     Yield to Maturity...............           8.2%          8.2%          8.2%
     Outstanding Principal Balance as
      of 11/28/2000..................  $482,000,000  $266,300,000  $107,900,000

                        PROJECTED YIELD TO MATURITY AND
             OUTSTANDING PRINCIPAL BALANCE UNDER RATE SCENARIO II

                                                   PERCENT OF CPR
                                       ----------------------------------------
                                           12%           18%           24%
                                       ------------  ------------  ------------
     Yield to Maturity...............           8.2%          8.2%          8.2%
     Outstanding Principal Balance as
      of 11/28/2000..................  $479,900,000  $264,900,000  $107,200,000

                        PROJECTED YIELD TO MATURITY AND
             OUTSTANDING PRINCIPAL BALANCE UNDER RATE SCENARIO III

                                                   PERCENT OF CPR
                                       ----------------------------------------
                                           12%           18%           24%
                                       ------------  ------------  ------------
     Yield to Maturity...............           8.1%          8.0%          7.9%
     Outstanding Principal Balance as
      of 11/28/2000..................  $475,300,000  $261,700,000  $105,600,000

  Each of the Rate Scenarios assumes that the levels of LIBOR, COFI and CMT rise significantly above current levels. The actual yield to an investor will be significantly lower if the actual levels of such indices fall, remain constant, or rise less than the amounts assumed in the Rate Scenarios. No prediction can be made as to the actual level of any such index at any future date.

  The yields set forth in the above table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-1 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class A-1 Certificates indicated in the Modeling Assumption above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal of and interest on the Class A-1 Certificates and consequently does not purport to reflect the return of any investment in the Class A-1 Certificates when such reinvestment rates are considered.

ACTUAL EXPERIENCE WILL VARY FROM ASSUMPTIONS

  Discrepancies will exist between the characteristics of the actual Mortgage Certificates and the underlying Mortgage Loans and the characteristics assumed therefor in preparing the tables contained herein. To the extent that the Mortgage Certificates and Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the Class A-1 Certificates may mature earlier or later than indicated by the tables and the weighted average lives and pre-tax yields may also differ. In addition, it is unlikely that the Mortgage Loans will prepay at any constant rate or at the same rate, or that LIBOR will remain constant at any level. The timing of changes in the rate of prepayment and level of LIBOR may significantly affect the yield realized by a holder of the Class A-1 Certificates.

                          THE MORTGAGE LOAN SERVICERS

  The names of the Mortgage Loan Servicers related to each of the Mortgage Certificates are set forth in the following table:

                            MORTGAGE LOAN SERVICERS

       MORTGAGE CERTIFICATES                SERVICER
       ---------------------                --------
       Series 92-1, Class A 1.............. Ryland Mortgage Company
       Series 92-4, Class A-2.............. Ryland Mortgage Company
       Series 92-6, Class A 3.............. First Nationwide Bank, F.S.B.
       Series 92-7, Class A 3.............. Chase Manhattan Mortgage Corporation
       Series 92-8, Class A 3.............. Boatmen's National Mortgage Inc.
       Series 92-9, Class A-4.............. First Nationwide Bank, F.S.B.
       Series 92-10, Class A-2............. Ryland Mortgage Company
       Series 92-10, Class A 3............. Ryland Mortgage Company
       Series 92-10, Class A-5............. Ryland Mortgage Company
       Series 92-11, Class A-2............. Lomas Mortgage, USA
       Series 92-11, Class A-4............. Lomas Mortgage, USA
       Series 92-12, Class A 3............. GMAC Mortgage Corporation of Iowa
       Series 92-14, Class A-4............. Ryland Mortgage Company
       Series 92-14, Class A-5............. Ryland Mortgage Company
       Series 92-15, Class A-4............. Lomas Mortgage, USA
       Series 92-15, Class A-6............. Lomas Mortgage, USA
       Series 92-16, Class A-4............. Boatmen's National Mortgage Inc.
       Series 92-16, Class A-5............. Boatmen's National Mortgage Inc.
       Series 93-3, Class A-7.............. Boatmen's National Mortgage Inc.
       Series 94-1, Class A 3.............. Boatmen's National Mortgage Inc.
       Series 94-1, Class A-4.............. Boatmen's National Mortgage Inc.

  Lomas Mortgage, USA. Lomas Mortgage, USA ("Lomas") is a wholly-owned subsidiary of Lomas Financial Corporation. In October 1995, Lomas filed for federal bankruptcy protection. Also in October 1995, Lomas Financial filed its second bankruptcy petition in four years. Lomas has reached a tentative agreement to sell its servicing rights and assets to First Nationwide Mortgage Corporation, pending approval in bankruptcy proceedings.

  Ryland Mortgage Company. A federal grand jury began an investigation into allegations that current and former officers of Ryland Mortgage Company ("RMC") misappropriated $3 million from the RTC in connection with loans which RMC was servicing on the RTC's behalf.

  The preceding information with respect to the Mortgage Loan Servicers was derived by the Depositor from publicly available information which the Depositor believes to be reliable. However, the Depositor makes no representations with respect thereto and assumes no responsibility for the accuracy or completeness thereof.

                       THE RESOLUTION TRUST CORPORATION

  The Resolution Trust Corporation (the "RTC") is an instrumentality of the United States organized as a government corporation. The RTC was established on August 9, 1989, by the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (as amended from time to time, "FIRREA") for the purpose of managing and resolving all cases involving depository institutions formerly insured by the Federal Savings and Loan Insurance Corporation and for which a conservator or receiver was appointed under federal law at any time from January 1, 1989 to September 30, 1993. The principal office of the RTC is located at 801 17th Street, N.W., Washington, D.C. 20429.

  The RTC has been appointed as conservator or receiver with respect to a large number of depository institutions, including each of the Depository Institutions from one or more of which the Mortgage Loans in each Underlying Pool was acquired.

  The RTC is scheduled to terminate on December 31, 1996, and by operation of law the FDIC will succeed the RTC as conservator or receiver of any institutions for which the RTC is then acting in such capacity. FIRREA provides that, at the time of such termination, all assets and liabilities of the RTC will be transferred to the FSLIC Resolution Fund (the "FRF"). FIRREA created the FRF as a separate fund to be managed by the FDIC, and transferred to the FRF all assets and liabilities of the former Federal Savings and Loan Insurance Corporation. FIRREA provides that, if certain other specified funds are insufficient to satisfy the liabilities of the FRF, the Secretary of the Treasury shall pay to the FRF such amounts as may be necessary for FRF purposes.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  General. An election will be made to treat the portion of the Trust Fund consisting of the Mortgage Certificates as a REMIC for federal income tax purposes. The payments on the Class A-1 Certificates which are derived from the Mortgage Certificates, and the Class IO Certificates, will be designated as regular interests in the REMIC, and the Class R Certificate will be designated as the residual interest in the REMIC.

  A purchaser of the Class A-1 Certificates will be treated for tax purposes as purchasing a REMIC regular interest and a contractual right to receive amounts from the Reserve Fund. Under general tax principles, a purchaser of more than one asset must allocate its purchase price between the assets based on their relative fair market values on the date of purchase. An investor that disposes of its Class A-1 Certificates must make a similar allocation of its amount realized.

  The Certificate Administrator intends to treat the value of the contractual right to receive payments from the Reserve Fund as de minimis. Consequently, the Certificate Administrator intends to report assuming that the entire purchase price for the Class A-1 Certificates is allocated to the REMIC regular interest. Based on this assumption, it is anticipated that the REMIC regular interest will be issued [at a premium] [with de minimis original issue discount] for federal income tax purposes. An investor in the Class A-1 Certificates that accounts for its investment using this method of allocation would report amounts with respect to the Reserve Fund and Yield Support Agreement as income when received or accrued, in accordance with such investor's regular method of tax accounting.

  The Internal Revenue Service may contend, however, that a portion of the purchase price paid by an investor in the Class A-1 Certificates should be allocated to the investor's rights with respect to the Reserve Fund. Under this approach, the investor would allocate a lesser amount of its purchase price to the REMIC regular interest than described in the preceding paragraph, which may result in the creation of, or a greater amount of, original issue discount or market discount with respect to the REMIC regular interest. The proper method of recovery of the investor's purchase price allocated to its contractual rights with respect to the Reserve Fund is not clear. Although not free from doubt, the contractual arrangement relating to the Reserve Fund should constitute a "notional principal contract" for federal income tax purposes. Investors should consult their own tax advisors regarding an investment in the Class A-1 Certificates, in particular with respect to the recovery of any purchase price allocated to such notional principal contract.

  Status of Class A-1 Certificates. The investment status of that portion of the Class A-1 Certificates that constitutes a REMIC regular interest is described in the Prospectus under "Certain Federal Income Tax Consequences-- REMIC Trust Funds--Characterization of Investments in REMIC Certificates." The interest of an investor in the Class A-1 Certificates relating to the Reserve Fund would not constitute:

   . a "real estate asset" under Section 856(c)(5)(A) of the Internal Revenue
     Code (the "Code") if held by a real estate investment trust;

   . a "qualified mortgage" under Code Section 860G(a)(3) or a "permitted investment" under Code Section 860G(a)(5) if held by a REMIC; or

   . an asset described in Code Section 7701(a)(19)(C) if held by a thrift.

Income received from the Reserve Fund will not constitute income described in Code Section 856(c)(3)(B) for a real estate investment trust.

  Taxation of REMIC Regular Interest. The portion of the Class A-1 Certificates which constitutes a REMIC regular interest generally will be treated as a newly originated debt instrument for federal income tax purposes. Beneficial Owners of the Class A-1 Certificates will be required to report income with respect to such REMIC regular interest in accordance with the accrual method of accounting. The Prepayment Assumption (as defined in the Prospectus) that the Certificate Administrator intends to use in determining the rate of accrual of original issue discount or premium is 18% CPR. No representation is made as to the actual rate at which prepayments will occur.

  Taxation of Foreign Investors. To the extent the contractual arrangement relating to the Reserve Fund constitutes a notional principal contract, income or gain thereon will not be subject to U.S. withholding tax.

  See "Certain Federal Income Tax Consequences--General" and "--REMIC Trust Funds" in the Prospectus.

                             ERISA CONSIDERATIONS

  The Department of Labor has granted to First Boston an individual administrative exemption Prohibited Transaction Exemption 89-90, 54 Fed. Reg. 42597 (Oct. 17, 1989) (the "Exemption"), from certain of the prohibited transaction rules of ERISA and certain related excise taxes imposed by the Code with regard to the initial purchase, the holding and the subsequent resale by ERISA Plans of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption should apply to the liquidation, holding, and resale of the Class A-1 Certificates by an ERISA Plan, provided that specified conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Class A-1 Certificates are the following: (1) the acquisition of the Certificates by an ERISA Plan is on terms (including the price for such Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party; (2) the rights and interests evidenced by the Certificates acquired by the ERISA Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust; (3) the Certificates acquired by the ERISA Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of S&P, Fitch, Duff & Phelps Credit Rating Co. or Moody's; (4) the sum of all payments made to First Boston in connection with the distribution of the Class A-1 Certificates represents not more than reasonable compensation for underwriting such Certificates; and (5) the sum of all payments made to and retained by the Certificate Administrator represents not more than reasonable compensation for the Certificate Administrator's services under the Pooling Agreement and reimbursement of the Certificate Administrator's reasonable expenses in connection therewith.

  In addition, it is a condition that the ERISA Plan investing in the Class A-1 Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

  The Exemption does not apply to the acquisition and holding of Class A-1 Certificates by ERISA Plans sponsored by the Issuer, First Boston, the Trustee, the Certificate Administrator, or any affiliate of such parties. Moreover, the Exception provides relief from certain self-dealing/conflict of interest prohibited transactions, only if, among other requirements (i) an ERISA Plan's investment in the Class A-1 Certificates does not exceed 25% of all of that Class outstanding at the time of the acquisition and (ii) immediately after the acquisition, no more than 25% of the assets of an ERISA Plan with respect to which the person who has discretionary authority or renders advice are invested in certificates representing an interest in a trust containing assets sold or serviced by the same person.

                                USE OF PROCEEDS

  The proceeds from the sale of the Class A-1 Certificates (net of expenses incurred in connection with the issuance of the Class A-1 Certificates) will be used by the Depositor to purchase the Mortgage Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  The Class A-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As such, the Class A-1 Certificates will constitute legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or other federal or state banking, insurance or other regulatory authorities should review applicable rules, policies and guidelines of such authorities before purchasing any of the Class A-1 Certificates, as such Certificates may be deemed to be unsuitable investments, or may otherwise be restricted, under one or more of these rules, policies and guidelines (in certain cases irrespective of SMMEA). It should also be noted that certain states have enacted legislation limiting to varying extent the ability of certain entities (in particular insurance companies) to invest in "mortgage related securities." The appropriate characterization of the Class A-1 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class A-1 Certificates, may be subject to significant interpretive uncertainties. Investors should consult with their own legal advisors in determining whether and to what extent the Class A-1 Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                            METHOD OF DISTRIBUTION

  First Boston proposes to place the Class A-1 Certificates from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined in each case, at the time of sale. The Class A-1 Certificates are offered subject to prior sale and acceptance and to certain other conditions.

                                 LEGAL MATTERS

  Certain legal matters will be passed upon for the Depositor and First Boston by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATINGS

  It is a condition to the issuance of the Class A-1 Certificates that such Certificates be rated "Aaa" by Moody's and "AAAr" by S&P.

  The ratings of Moody's and S&P on mortgage pass-through certificates address the likelihood of the receipt by holders hereof of all distributions of principal and interest to which such holders are entitled. THE RATING AGENCIES NOTE THAT THE ENTITLEMENT OF THE CLASS A-1 CERTIFICATES TO INTEREST AT A RATE IN EXCESS OF THE QUARTERLY MORTGAGE CERTIFICATE PASS-THROUGH RATE IS SUBJECT TO THE AVAILABILITY OF INTEREST AVAILABLE FUNDS. There is no assurance that such ratings will continue for any period of time or that they will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A-1 Certificates. A security rating is not a recommendation to buy, sell or hold securities.

  Moody's and S&P's rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage assets and the credit quality of the credit support provider, if any. Moody's and S&P's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated and consequently the timing of such prepayments may adversely affect an investor's anticipated yield.

  Neither ratings of S&P nor the ratings of Moody's represent any assessment of the Mortgage Loan Servicers' ability to repurchase any Convertible Mortgage Loans that are converted to fixed Mortgage Interest Rates; S&P has so indicated by appending "r" to its ratings of the Class A-1 Certificates.

  The Depositor has not requested a rating on the Certificates from any other rating agency, although data with respect to the Mortgage Loans or the Mortgage Certificates may have been provided to other agencies solely for their informational purposes. There can be no assurance that if a rating is assigned to the Class A-1 Certificates by any other rating agency, such rating will be as high as that assigned by Moody's or S&P.

                                     INDEX

                                   --A--
Advance.................................................................... S-39
All or Nothing Bids........................................................ S-23
ARMs....................................................................... S-46
Auction.................................................................... S- 7
Auction Date............................................................... S-23
                                   --B--
Balloon Mortgage Loan...................................................... S-44
Balloon Payment............................................................ S-32
Beneficial Owner........................................................... S-24
Book-Entry Certificates.................................................... S-17
Breakage Fee............................................................... S-23
                                   --C--
CBE........................................................................ S- 9
Cede....................................................................... S-24
Certificate Account........................................................ S-26
Certificateholder.......................................................... S- 2
Certificates............................................................... S- 1
Class A-1 Pass-Through Rate................................................ S- 5
Class IO Pass-Through Rate................................................. S- 5
CMT........................................................................ S- 9
CMT Mortgage Loans......................................................... S-41
Code....................................................................... S-12
COFI....................................................................... S- 9
COFI Mortgage Loans........................................................ S- 9
Collateral Security Agreement.............................................. S-34
Collection Period.......................................................... S- 6
Concentration.............................................................. S-15
Convertible Mortgage Loan.................................................. S-44
Co-op Loans................................................................ S-20
Covered Amounts............................................................ S-34
CPR........................................................................ S-48
Current Reserve Fund Balance............................................... S-34
                                   --D--
Deferred Interest.......................................................... S-32
Definitive Certificate..................................................... S-24
Depositor.................................................................. S- 1
Depository Institution..................................................... S-13
Distribution Date.......................................................... S- 4
DTC Participants........................................................... S-24
Due Date................................................................... S-30
Due Period................................................................. S-30
                                   --E--
Eleventh District.......................................................... S-43
ERISA...................................................................... S-12
Excess Cash................................................................ S-46
Excess Cash Preservation Certificates...................................... S-35
Excess Rate................................................................ S-31
Exemption.................................................................. S-55

                                   --F--
FHLBSF..................................................................... S-42
FIRREA..................................................................... S-53
First Boston............................................................... S- 1
Fitch...................................................................... S-23
                                   --G--
Gross Margin............................................................... S-41
                                   --I--
Index...................................................................... S-42
Indices.................................................................... S-14
Indirect DTC Participants.................................................. S-24
Initial Deposits........................................................... S-34
Interest Available Funds................................................... S-18
Interest Shortfall Amount.................................................. S- 4
                                   --L--
Lease...................................................................... S-15
LIBOR...................................................................... S- 1
Lifetime Cap............................................................... S-41
Line Item Bids............................................................. S-23
Lomas...................................................................... S-53
                                   --M--
Modeling Assumptions....................................................... S-48
Monthly Payment............................................................ S-32
Moody's.................................................................... S- 7
Mortgage Certificate Balance............................................... S-19
Mortgage Certificate Interest Accrual Period............................... S-31
Mortgage Certificate Interest Distribution Amount.......................... S-30
Mortgage Certificates...................................................... S- 1
Mortgage Interest Rate..................................................... S-41
Mortgage Loan File......................................................... S-38
Mortgage Loan Servicer..................................................... S-27
Mortgage Loan Trustee...................................................... S-27
Mortgage Loans............................................................. S- 9
Mortgage Pool Available Distribution Amount................................ S-30

                                   --O--
Original Reserve Fund Balance.............................................. S-34
Overcollateralization...................................................... S-36
                                   --P--
Payment Adjustment Cap..................................................... S-44
Payment Change Date........................................................ S-44
Percentage Interest........................................................ S-17
Periodic Cap............................................................... S-41
Plan....................................................................... S-12
Pool Principal Distribution Amount......................................... S-32
Pooling Agreement.......................................................... S- 1
Prepayment Interest Shortfall.............................................. S-32
Prepayment Period.......................................................... S-30
Principal Balance.......................................................... S-19
                                   --Q--
Quarterly Mortgage Certificate Pass-Through Rate........................... S- 5
                                   --R--
Rate Adjustment Date....................................................... S-41
Rate Scenario I............................................................ S-21
Rate Scenario II........................................................... S-21
Rate Scenario III.......................................................... S-21
Rate Scenarios............................................................. S-21
Rating Agencies............................................................ S- 7
Record Date................................................................ S- 4
Reference Banks............................................................ S-19
Related Subordinated Certificates.......................................... S-28
REMIC...................................................................... S- 2
REO Property............................................................... S-32
Reserve Fund............................................................... S- 6
Reserve Fund Requirement................................................... S-35
Reserve Interest Rate...................................................... S-19
Reset Date................................................................. S- 5
Reuters Screen LIBO Page................................................... S-19
RMC........................................................................ S-53
RTC........................................................................ S- 8
Rules...................................................................... S-24

                                   --S--
S&P........................................................................ S- 7
Scheduled Principal Distribution Amount.................................... S-32
Securities Act............................................................. S-27
Similar Law................................................................ S-12
SMMEA...................................................................... S-12
Special Termination........................................................ S-37
Strike Rate................................................................ S- 6
                                   --T--
Termination Scenario I..................................................... S-50
Termination Scenario II.................................................... S-50
Termination Scenario III................................................... S-50
Termination Scenario IV.................................................... S-50
Termination Scenarios...................................................... S-50
Trust Fund................................................................. S- 1
                                   --U--
Underlying Disclosure Documents............................................ S-27
Underlying Mortgage Pool................................................... S- 9
Underlying Pooling Agreements.............................................. S-27
Underlying Series.......................................................... S- 8
Underlying Series Certificate Account...................................... S-38
Underlying Series Cut-off Date............................................. S-27
Underlying Series Distribution Date........................................ S- 9
Underlying Series Reserve Fund............................................. S-34
Underlying Trust Fund...................................................... S-28
                                   --V--
Voting Rights.............................................................. S-26
                                   --W--
Weighted Average Mortgage Certificate
 Pass-Through Rate......................................................... S- 5
                                   --Y--
Yield Support Agreement.................................................... S- 6
Yield Support Counterparty................................................. S- 6

P R O S P E C T U S

                   CS First Boston Mortgage Securities Corp.
                                   Depositor

              Conduit Mortgage and Manufactured Housing Contract
                           Pass-Through Certificates
                             (Issuable in Series)

                                 -----------

The  Conduit   Mortgage   and  Manufactured   Housing   Contract  Pass-Through
Certificates  (the   "Certificates")  offered   hereby  and  by   the  related
Prospectus Supplements  will be offered from  time to time in series  (each, a
 "Series") in one or more separate classes (each, a "Class"), which may be divided into one or more subclasses (each, a "Subclass"), that represent interests in specified percentages of principal and interest (a "Percentage Interest") with respect to the related Mortgage Pool or the Contract Pool
  (each, as defined below), or that have been assigned a Stated Principal Balance and an Interest Rate (as such terms are defined herein), as more fully set forth herein, and will evidence the undivided interest,
  beneficial   interest  or  notional   amount  specified  in   the  related
   Prospectus Supplement in one of a number of trusts, each to be created by CS First Boston Mortgage Securities Corp. (the "Depositor") from time to time. The trust property of each trust (the "Trust Fund") will consist of a pool containing one- to four-family residential mortgage
    loans,  mortgage  loans  secured  by  multifamily   residential  rental
    properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations, loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy
     agreement   on  a   cooperative  dwelling,   mortgage  participation
     certificates  evidencing participation interests in  such loans that are acceptable to the nationally recognized statistical rating agency or agencies rating the related Series of Certificates (collectively, the "Rating Agency") for a rating in one of the four highest rating categories of such  Rating Agency (such loans and participation certificates being referred to collectively hereinafter as the "Mortgage Loans"), or certain conventional
       mortgage     pass-through     certificates     (the    "Mortgage
        Certificates") and related property (the  "Mortgage Pool") or a pool of manufactured housing conditional sales contracts and installment loan agreements (the "Contracts") or participation certificates representing participation interests in such
         Contracts and related property (the "Contract Pool") conveyed to such trust by the Depositor. The Mortgage Loans may be conventional mortgage loans, conventional cooperative loans,
         mortgage    loans   insured    by   the    Federal   Housing
          Administration (the "FHA"), or mortgage loans partially guaranteed by the Veterans Administration (the "VA"), or
          any  combination   of  the  foregoing,  bearing  fixed   or
          variable   rates  of   interest.  The   Contracts  may  be
           conventional contracts, contracts  insured by the  FHA or
           partially guaranteed  by the  VA, or  any combination  of
           the  foregoing,  bearing  fixed  or   variable  rates  of
           interest,   as  specified  in   the  related  Prospectus
            Supplement. If so  specified in  the related Prospectus
            Supplement,   the  rights   of  the   holders  of   the
            Certificates of one or more  Classes or Subclasses of a
             Series to receive  distributions with  respect to  the
             related  Mortgage  Pool  or   Contract  Pool  may  be
             subordinated to such rights of the holders of the Certificates of one or more Classes or Subclasses of such Series to  the extent described  herein and  in
              such  Prospectus  Supplement.  As provided  in  the
              applicable  Prospectus  Supplement, the  timing  of
              payments,  whether of principal or of  interest, to
               any one or more of such Classes or Subclasses  may
               be  on a  sequential  or a  pro  rata  basis. The
               Prospectus Supplement with respect to each Series
               will also set forth specific information relating
               to the Trust  Fund with respect  to the Series in
               respect  of   which   the  Prospectus   is  being
               delivered, together with specific information regarding the Certificates of such Series.

       The Certificates  do not represent an obligation of  or interest in the Depositor or any affiliate thereof. Neither the
            Certificates, the Mortgage Loans, the Contracts nor the
              Mortgage Certificates are insured or guaranteed by any
                governmental agency or instrumentality, except to the
                           extent provided herein.

 Offers  of  the Certificates  may  be made  through  one or  more  different methods,  including offerings  through underwriters,  which may  include
     CS First Boston Corporation, an  affiliate of the Depositor, as more fully described under "Plan of  Distribution" and in the related
         Prospectus   Supplement.    Certain    offerings    of   the
           Certificates, as  specified  in  the  related  Prospectus
            Supplement,  may be made  in one or more  transactions
              exempt  from the registration requirements  of the
                Securities Act of 1933. Such offerings are not
                being  made   pursuant  to   the  Registration
                Statement of which this Prospectus forms a part.

There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such offering or, if it does develop, that it will continue.

  The Depositor, as  specified in the  applicable Prospectus Supplement,  may elect to treat the Trust Fund with respect to certain Series of Certificates as one or more Real Estate Mortgage Investment
      Conduits  (each,  a  "REMIC").  See  "Certain  Federal  Income  Tax
      Consequences."

     If so specified in the Prospectus Supplement relating to a Series of
        Certificates,  the  Certificates  of such  Series  may  be subject  to early  termination  and may  receive Special
           Distributions  (as  defined herein)  in  reduction  of
            Stated  Principal  Balance (as defined  herein) under
             the circumstances described  herein  and  in
                such Prospectus Supplement.

    This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.

                                 -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES  COMMISSION
     PASSED  UPON  THE  ACCURACY  OR  ADEQUACY OF  THIS  PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                CS First Boston

               The date of this Prospectus is December 4, 1995.

                             PROSPECTUS SUPPLEMENT

  The Prospectus Supplement with respect to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates: (i) the identity of each Class or Subclass within such Series; (ii) the undivided interest, Percentage Interest, Stated Principal Balance or notional amount of each Class or Subclass of Certificates; (iii) the Pass-Through Rate, Interest Rate or Annual Rate borne by each Class or Subclass within such Series; (iv) certain information concerning the Mortgage Loans, the Mortgage Certificates, the Contracts, if any, and the other assets comprising the Trust Fund for such Series; (v) the final Distribution Date of each Class or Subclass of Certificates within such Series; (vi) the identity of each Class or Subclass of Compound Interest Certificates, if any, within such Series; (vii) the method used to calculate the amount to be distributed with respect to each Class or Subclass of Certificates; (viii) the order of application of distributions to each of the Classes or Subclasses within such Series, whether sequential, pro rata, or otherwise; (ix) the Distribution Dates with respect to such Series; (x) information with respect to the terms of the Residual Certificates or Subordinated Certificates offered hereby, if any are offered;
(xi) information with respect to the method of credit support, if any, with respect to such Series; and (xii) additional information with respect to the plan of distribution of such Series of Certificates.

                            ADDITIONAL INFORMATION

  This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended. Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 75 Park Plaza, Room 1102, New York, New York 10007; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies of the Pooling and Servicing Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Treasurer, CS First Boston Mortgage Securities Corp., Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, (212) 909-2000.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of Certificates offered hereby. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: CS First Boston Mortgage Securities Corp., Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, telephone number (212) 909-2000.

                                SUMMARY OF TERMS

  The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement. Certain capitalized terms used and not otherwise defined herein shall have the meanings given elsewhere in this Prospectus.

SECURITIES OFFERED........  Conduit Mortgage and Manufactured Housing Contract
                             Pass-Through Certificates (the "Certificates"), issuable in series (each, a "Series"). The Certificates may be issued in one or more classes (each, a "Class") and such Classes may be divided into one or more subclasses (each, a "Subclass"). One or more of such Classes or Subclasses of a Series may be subordinated to one or more Classes or Subclasses of such Series, as specified in the related Prospectus Supplement (any such Class or Subclass to which another Class or Subclass is subordinated being hereinafter referred to as a "Senior Class" or a "Senior Subclass," respectively, and any such subordinated Class or Subclass being hereinafter referred to as a "Subordinated Class" or "Subordinated Subclass," respectively). One or more of such Classes or Subclasses of Certificates of a Series (the "Residual Certificates") may evidence a residual interest in the related Trust Fund (as defined below). If so specified in the related Prospectus Supplement, one or more Classes or Subclasses of Certificates within a Series (the "Multi-Class Certificates") may be assigned a principal balance (a "Stated Principal Balance" or a "Certificate Principal Balance") based on the cash flow from the Mortgage Loans (as hereinafter defined), Mortgage Certificates (as hereinafter defined), the Contracts (as hereinafter defined) and/or the other assets in the Trust Fund if specified as such in the related Prospectus Supplement and a stated annual interest rate, determined in the manner set forth in such Prospectus Supplement, which may be fixed or variable (an "Interest Rate"). If so specified in the related Prospectus Supplement, one or more such Classes or Subclasses may receive unequal amounts of the distributions of principal and interest on the Mortgage Loans, the Contracts and the Mortgage Certificates included in the related Trust Fund, as specified in such Prospectus Supplement (any such Class or Subclass receiving the higher proportion of principal distributions being referred to hereinafter as a "Principal Weighted Class" or "Principal Weighted Subclass," respectively, and any such Class or Subclass receiving the higher proportion of interest distributions being referred to hereinafter as an "Interest Weighted Class" or an "Interest Weighted Subclass," respectively). If so specified in the related Prospectus Supplement, the allocation of the principal and interest distributions may involve as much as 100% of each distribution of principal or interest being allocated to one or more Classes or Subclasses and 0% to another. If so specified in the related Prospectus Supplement, one or more Classes or Subclasses may receive disproportionate amounts of certain distributions of principal, which proportions may change over time subject to certain conditions. Payments may be applied to any one or more Class or Subclass on a sequential or pro rata basis, or otherwise, as specified in the related Prospectus Supplement.

                            Each Certificate will represent the undivided
                             interest, beneficial interest or percentage interest specified in the related Prospectus Supplement in one of a number of trusts to be created by the Depositor from time to time. The trust property of each trust (the "Trust Fund") will consist of (a) one or more mortgage pools (each, a "Mortgage Pool") containing (i) conventional one- to four-family residential, mortgage loans, (ii) loans (the "Cooperative Loans") made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation (the "Cooperative") and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit (a "Cooperative Dwelling" and, together with one- to four-family residential properties, "Single Family Property"),
                             (iii) mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations ("Multifamily Property"), purchased by the Depositor either directly or through one or more affiliates from an affiliate or from unaffiliated sellers, (iv) mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized rating agency or agencies identified in the related Prospectus Supplement (collectively, the "Rating Agency") rating the Certificates of such Series for a rating in one of the four highest rating categories of such Rating Agency (such loans and mortgage participation certificates being referred to collectively hereinafter as the "Mortgage Loans"), or (v) certain conventional mortgage pass-through certificates (the "Mortgage Certificates") issued by one or more trusts established by one or more private entities or (b) one or more contract pools (each, a "Contract Pool") containing manufactured housing conditional sales contracts and installment loan agreements (the "Contracts") or participation certificates representing participation interests in such Contracts (such Contracts, together with the Mortgage Loans and the Mortgage Certificates, being referred to collectively hereinafter as the "Trust Assets") purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to such trust by the Depositor.

                            Unless otherwise specified in the related
                             Prospectus Supplement, each Series of Certificates will be offered in fully registered form only, in one or more Classes, which may be divided into one or more Subclasses evidencing the right to receive a share of principal payments and the percentages of interest payments on the underlying Mortgage Loans, Mortgage Certificates or Contracts at the Pass-Through Rate for the related Mortgage Pool or Contract Pool. If so specified in the related Prospectus Supplement, Multi-Class

                             Certificates of a Series may be issued with the Stated Principal Balances and the Interest Rates therein specified. At the time of issuance, each Certificate offered by means of this Prospectus and the related Prospectus Supplements will be rated in one of the four highest rating categories by at least one Rating Agency. The minimum undivided interest, percentage interest or beneficial interest in a Mortgage Pool or Contract Pool, the minimum notional amount to be evidenced by a Certificate of a Class or Subclass, or the minimum denomination in which a Certificate of a Class or Subclass is to be issued will be set forth in the related Prospectus Supplement.

DEPOSITOR.................  CS First Boston Mortgage Securities Corp., a
                             Delaware corporation.

MASTER SERVICER...........  The entity, if any, named as Master Servicer in the applicable Prospectus Supplement, which may be an affiliate of the Depositor. See "Description of the Certificates."

INTEREST..................  Interest will be distributed on the days specified in the Prospectus Supplement with respect to a Series, or if any such day is not a business day, the next succeeding business day (the "Distribution Date"), at the rate, or pursuant to the method of determining such rate, specified in the related Prospectus Supplement for each Class or Subclass within such Series, commencing on the day specified in such Prospectus Supplement, in the manner specified in such Prospectus Supplement. See "Yield Considerations" and "Description of the Certificates--Payments on Mortgage Loans" and "--Payments on Contracts."

PRINCIPAL (INCLUDING
PREPAYMENTS)..............  Unless otherwise specified in the related
                             Prospectus Supplement, principal on each Trust Asset underlying a Series of Certificates will be distributed on each Distribution Date, commencing on the date specified in the related Prospectus Supplement in the priority and manner specified in such Prospectus Supplement. If so specified in the Prospectus Supplement with respect to a Series that includes Multi-Class Certificates, distributions on such Multi-Class Certificates may be made in reduction of the Stated Principal Balance, in an amount equal to the Stated Principal Distribution Amount. Unless otherwise specified in the related Prospectus Supplement, the Stated Principal Distribution Amount will equal the amount by which the Stated Principal Balance of such Class of Multi-Class Certificates (before taking into account the amount of interest accrued and added to the Stated Principal Balance of any Class or of Compound Interest Certificates) exceeds the Asset Value (as defined herein) of the Trust Assets and other property in the related Trust Fund as of the Business Day prior to the related Distribution Date. See "Maturity and Prepayment Considerations" and "Description of the Certificates--Payments on Mortgage Loans" and "-- Payments on Contracts." If so specified in the Prospectus Supplement relating to a Series, the Multi-Class Certificates of such Series which have other than monthly

                             Distribution Dates may receive special
                             distributions in reduction of Stated Principal Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets included in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Pooling and Servicing Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account for such Series on the next Distribution Date may be less than the sum of the interest distributions and the amount of distributions in reduction of Stated Principal Balance to be made on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, Special Distributions will be made on such Certificates in the same priority and manner as distributions in reduction of Stated Principal Balance would be made on the next Distribution Date for such Certificates. See "Description of the Certificates--Special Distributions."

THE MORTGAGE POOLS........  If so specified in the related Prospectus
                             Supplement, the Certificates of a Series will represent the interest specified in such Prospectus Supplement in the Mortgage Pool or Pools included in the Trust Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the original principal amount of each Mortgage Loan in a Mortgage Pool will not be more than 95% (such ratio, the "Loan-to-Value Ratio") of the value of the property securing such Mortgage Loan (the "Mortgaged Property"), based upon an appraisal of the Mortgaged Property considered acceptable to the originator of such Mortgage Loan or the sales price, whichever is less (the "Original Value"). Unless otherwise specified in the applicable Prospectus Supplement, Mortgage Loans secured by Single Family Property having an original principal amount exceeding 80% of the Original Value will be covered by a policy of private mortgage insurance until the outstanding principal amount is reduced to the percentage of the Original Value set forth in the related Prospectus Supplement as a result of principal payments by the borrower (the "Mortgagor").

                            Unless otherwise specified in the applicable
                             Prospectus Supplement, the principal balance at origination of each Mortgage Loan that is secured by Single Family Property will not exceed $500,000. Mortgage Loans in a Mortgage Pool will all have original maturities of 10 to 40 years, unless otherwise specified in the applicable Prospectus Supplement. Mortgage Pools may be formed from time to time in varying sizes.

FIXED PASS-THROUGH RATE
MORTGAGE POOLS............  Unless otherwise specified in the related
                             Prospectus Supplement, with respect to each Mortgage Pool included in the Trust Fund with respect to a Series bearing a fixed Pass-Through Rate, the Depositor will be obligated to deliver Mortgage Loans that (i) have interest rates (the "Mortgage Rates") at least 3/8 of 1% over the interest rate (the "Pass-Through Rate") for such Series, (ii) conform to the eligibility requirements for such Series set forth in the related Prospectus Supplement, and (iii) have an aggregate principal balance equal to the amount specified in such Prospectus Supplement, subject to a permitted variance of up to 10%.

VARIABLE PASS-THROUGH
RATE MORTGAGE POOLS.......  If so specified in the related Prospectus
                             Supplement, the Depositor may establish one or more Mortgage Pools, each of which will have a variable as opposed to a fixed Pass-Through Rate. Unless otherwise provided in the applicable Prospectus Supplement, the variable Pass-Through Rate will equal the weighted average of the Mortgage Rates of all of the Mortgage Loans in the Mortgage Pool minus the fixed percentage servicing fee for each Mortgage Loan set forth in the related Prospectus Supplement or in a Current Report on Form 8-K. A Mortgage Pool with a variable Pass-Through Rate may be composed of Mortgage Loans that have fluctuating Mortgage Rates. The characteristics of a variable Pass-Through Rate and its effect on the yield to Certificateholders as well as the servicing compensation payable to the related Servicer and the Master Servicer and the amounts, if any, with respect to such Mortgage Loans payable to the Depositor or to the person or entity specified in the related Prospectus Supplement will be more fully described in such Prospectus Supplement.

MORTGAGE CERTIFICATES.....  If so specified in the related Prospectus
                             Supplement, the Trust Fund for a Series of Certificates may include Mortgage Certificates issued by one or more trusts established by one or more private entities, with the respective aggregate principal balances and the characteristics described in such Prospectus Supplement. Each Mortgage Certificate included in a Trust Fund will evidence an interest of the type specified in the related Prospectus Supplement in a pool of mortgage loans of the type described in such Prospectus Supplement, secured principally by mortgages on one- to four-family residences, mortgages on multi-family residential rental properties or apartment buildings owned by cooperative housing corporations or by pledges of shares of cooperative corporations and assignments of proprietary leases or occupancy agreements on cooperative dwellings, unless otherwise specified in such Prospectus Supplement.

THE CONTRACT POOLS........  If so specified in the related Prospectus
                             Supplement, the Certificates of a Series will represent the interest specified in such Prospectus Supplement in the Contract Pool or Pools included in the Trust Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the Contracts will be fixed rate Contracts. Such Contracts, as specified in the related Prospectus Supplement, will consist of manufactured housing conditional sales contracts and installment loan agreements and will be conventional Contracts or Contracts insured by the FHA or partially guaranteed by the VA. Each Contract may be secured by a new or used unit of manufactured housing (a "Manufactured Home").

                            The related Prospectus Supplement will specify the
                             range of terms to maturity of the Contracts at origination and the maximum Loan-to-Value Ratio at origination (the "Contract Loan-to-Value Ratio"). Because manufactured homes, unlike site-built homes, generally depreciate in value, the Loan-to-Value Ratios of some of the Contracts may be higher at the Cut-off Date than at origination and may increase over time. Unless otherwise specified in the related Prospectus Supplement, Contracts that are conventional Contracts will not be covered by primary mortgage insurance policies or primary credit insurance policies. Each Manufactured Home which secures a Contract will be covered by a standard hazard insurance policy (which may be a blanket policy) to the extent described herein or in the related Prospectus Supplement insuring against hazard losses due to various causes, including fire, lightning and windstorm. A Manufactured Home located in a federally designated flood area will be required to be covered by flood insurance. Contract Pools may be formed from time to time in varying sizes.

                            None of the Contracts will have been originated by
                             the Depositor or any of its affiliates.

YIELD CONSIDERATIONS......  If so specified in the applicable Prospectus
                             Supplement, an assumed rate of prepayment will be used to calculate the expected yield to maturity on each Class of the Certificates of a Series. The yield on any Class of Certificates, the purchase price of which is greater than the aggregate amount of the Principal Distributions to be made to such Class (a "Premium Certificate"), is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Trust Assets included in the related Trust Fund. This effect on yield will intensify with any increase in the amount by which the purchase price of such Certificate exceeds the aggregate amount of such Principal Distributions. If the differential is particularly wide and a high level of prepayments occurs, it is possible for Holders of Premium Certificates not only to suffer a lower than anticipated yield but, in extreme cases, to fail to recoup fully their initial investment. Conversely, a lower than anticipated level of principal prepayments (which can be anticipated to increase the expected yield to Holders of Certificates that are Premium Certificates) will likely result in a lower than anticipated yield to Holders of Certificates of a Class the purchase price of which is less than the aggregate amount of the Principal Distributions to be made to such Class (a "Discount Certificate"). The Prospectus Supplement for each Series of Certificates that includes an Interest Weighted or a Principal Weighted Class will set forth certain yield calculations on each such Class based upon a range of specified prepayment assumptions on the Trust Assets included in the related Trust Fund.

                            The yield to Certificateholders will also be
                             adversely affected because interest will accrue on the Mortgage Loans, the Contracts or the mortgage loans underlying the Mortgage Certificates included in a Trust Fund, from the first day of the month preceding the month in which a Distribution Date occurs, but the distribution of such interest will be made no earlier than the 25th day of the succeeding month unless otherwise provided in the applicable Prospectus Supplement. The adverse effect on yield of this delay will intensify with any increase in the period of time by which the Distribution Date for a Series of Certificates succeeds the date on which distributions on the Mortgage Loans, the Contracts, or the Mortgage Certificates are received by the Master Servicer or the Trustee. See "Yield Considerations."

CREDIT SUPPORT............
                            Neither the Certificates nor the Trust Assets are
                             insured or guaranteed by any governmental agency, except to the extent of any FHA insurance or VA guarantee. Credit support will be provided on the Mortgage Pools or Contract Pools by one or more irrevocable letters of credit (the "Letter of Credit"), a policy of mortgage pool insurance (the "Pool Insurance Policy"), a bond or similar form of insurance coverage against certain losses in the event of the bankruptcy of a Mortgagor (the "Mortgagor Bankruptcy Bond") or any combination of the foregoing as specified in the applicable Prospectus Supplement. In lieu or in addition to the foregoing credit support arrangements if so specified in the related Prospectus Supplement, the Certificates of a Series may be issued in one or more Classes or Subclasses. Payments on the Certificates of one or more Classes or Subclasses (the "Senior Certificates") may be supported by a prior right to receive distributions attributable or otherwise payable to another Class or Subclass (the "Subordinated Certificates") to the extent specified in the related Prospectus Supplement (the "Subordinated Amount"). In addition, if so specified in the related Prospectus Supplement, one or more Classes or Subclasses of Subordinated Certificates may be subordinated to another Class or Subclass of Subordinated Certificates and may be entitled to receive disproportionate amounts of distributions of principal. If so specified in the related Prospectus Supplement, a reserve (the "Reserve Fund") and certain other accounts or funds may be established to support payments on the Certificates. A Prospectus Supplement with respect to a Series may also provide for additional or alternative forms of credit support, including a guarantee or surety bond, acceptable to the Rating Agency ("Alternative Credit Support").

A. LETTER OF CREDIT.......  If so specified in the applicable Prospectus
                             Supplement, the issuer of one or more Letters of Credit (the "L/C Bank") will deliver to the Trustee the Letters of Credit for the Mortgage Pool or Contract Pool. Unless otherwise specified in the related Prospectus Supplement, to the extent described herein, the L/C Bank will honor the Trustee's demands with respect to such Letter of Credit, to the extent of the amount available thereunder, to make payments to the Certificate Account on each Distribution Date in an amount equal to the amount sufficient to repurchase each Liquidating Loan that has not been purchased by the related Servicer or the Master Servicer pursuant to the terms of the applicable Servicing Agreement or Pooling and

                             Servicing Agreement referred to herein. Unless otherwise provided in the related Prospectus Supplement, the term "Liquidating Loan" means: (a) each Mortgage Loan with respect to which foreclosure proceedings have been commenced (and the Mortgagor's right of reinstatement has expired), (b) each Mortgage Loan with respect to which the Servicer or the Master Servicer has agreed to accept a deed to the property in lieu of foreclosure, (c) each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale or (d) each Contract with respect to which repossession proceedings have been commenced. The liability of the L/C Bank under the Letter of Credit will be reduced by the amount of unreimbursed payments thereunder. In the event that at any time there remains no amount available under the Letter of Credit for a specific Mortgage Pool or Contract Pool, and coverage under another form of credit support, if any, is exhausted, any losses will be borne by the holder of Certificates of the Series evidencing interests in such Mortgage Pool or Contract Pool, as specified in the related Prospectus Supplement.

                            Unless otherwise specified in the related
                             Prospectus Supplement, the maximum liability of the L/C Bank under the Letter of Credit for a Mortgage Pool or Contract Pool will be an amount equal to a percentage (not greater than 10% of the initial aggregate principal balance of the Mortgage Loans in such Mortgage Pool or Contracts in such Contract Pool) (the "L/C Percentage"), set forth in the Prospectus Supplement, relating to such Mortgage Pool or Contract Pool. The maximum amount available at any time to be paid under the Letter of Credit will be determined in accordance with the provisions of the applicable Pooling and Servicing Agreement referred to herein. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Certificates will be in compliance with requirements established by the Rating Agency rating such Series and will be set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Letter of Credit with respect to a Series of Certificates may, in addition to or in lieu of the foregoing, provide coverage with respect to the unpaid principal or notional amount of the Certificates of a Class or Classes within such Series. See "Credit Support--Letter of Credit."

B. POOL INSURANCE.........  If so specified in the applicable Prospectus
                             Supplement, the Master Servicer will obtain a Pool Insurance Policy to cover any loss (subject to the limitations described below) by reason of default by the Mortgagors on the related Mortgage Loans to the extent not covered by any policy of primary mortgage insurance (a "Primary Mortgage Insurance Policy"). The amount of coverage provided by the Pool Insurance Policy for a Mortgage Pool will be specified in the related Prospectus Supplement. A Pool Insurance Policy for a Mortgage Pool, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent. See "Description of Insurance--Pool Insurance Policies."

                            The Master Servicer, if any, or the Depositor or
                             the applicable Servicer will be required to use its best reasonable efforts to maintain the Pool Insurance Policy for each such Mortgage Pool and to present claims thereunder to the issuer of such Pool Insurance Policy (the "Pool Insurer") on behalf of the Trustee and the Certificateholders. See "Description of the Certificates--Presentation of Claims."

C. MORTGAGOR BANKRUPTCY
BOND......................  If so specified in the related Prospectus
                             Supplement, the Master Servicer, if any, or the Depositor or the applicable Servicer will obtain and use its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for such Series covering certain losses resulting from action that may be taken by a bankruptcy court in connection with the bankruptcy of a Mortgagor. The level of coverage provided by such Mortgagor Bankruptcy Bond will be specified in the applicable Prospectus Supplement. See "Description of Insurance--Mortgagor Bankruptcy Bond."

D. SUBORDINATED             If so specified in the related Prospectus
CERTIFICATES..............   Supplement, the rights of holders of the
                             Certificates of one or more Subordinated Classes or Subclasses of a Series to receive distributions with respect to the Mortgage Loans in the Mortgage
                             Pool or Contracts in the Contract Pool for such Series, or with respect to a Subordinated Pool (as defined herein), will be subordinated to the rights of the holders of the Certificates of one or more Classes or Subclasses of such Series to receive such distributions to the extent described in the related Prospectus Supplement, and limited to the Subordinated Amount set forth in the related Prospectus Supplement. This subordination will be intended to enhance the likelihood of regular receipt by holders of the Senior
                             Certificates of the full amount of scheduled payments of principal and interest due them and to reduce the likelihood that the holders of such Senior Certificates will experience losses. See
                             "Credit Support--Subordinated Certificates."

E. SHIFTING INTEREST......  If so specified in the applicable Prospectus
                             Supplement, the protection afforded to holders of Senior Certificates of a Series by the subordination of certain rights of holders of Subordinated Certificates of such Series to distributions on the related Mortgage Loans or Contracts may be effected by the preferential right of the holders of the Senior Certificates to receive, prior to any distribution being made in respect of the holders of the related Subordinated Certificates, current distributions on the related Mortgage Loans or Contracts of principal and interest due them on each Distribution Date out of funds available for distribution on such date in the related Certificate Account and by the distribution to the holders of the Senior Certificates on each Distribution Date of a greater than pro rata percentage of certain principal prepayments or other recoveries of principal specified in the related Prospectus

                             Supplement on a Mortgage Loan or Contract that are received in advance of their scheduled Due Dates and are not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment (the "Principal Prepayments"). The allocation of a greater than pro rata share of such amounts to the Senior Certificates will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest in the Trust Fund evidenced by the Subordinated Certificates. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Certificates. See "Description of the Certificates--Distributions of Principal and Interest" and "--Distributions on Certificates" and "Credit Support--Shifting Interest."

F. RESERVE FUND...........
                            If so specified in the related Prospectus
                             Supplement, a Reserve Fund may be established for such Series. Unless otherwise specified in such Prospectus Supplement, such Reserve Fund will not be included in the corpus of the Trust Fund for such Series. If so specified in the related Prospectus Supplement, such Reserve Fund may be created by the deposit, in escrow, by the Depositor, of a separate pool of mortgage loans, cooperative loans or manufactured housing conditional sales contracts and installment loan agreements (the "Subordinated Pool"), with the aggregate principal balance specified in the related Prospectus Supplement, or by the deposit of cash in the amount specified in the related Prospectus Supplement (the "Initial Deposit"). The Reserve Fund will be funded by the retention of specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the mortgage loans, cooperative loans or manufactured housing conditional sales contracts and installment loan agreements in the Subordinated Pool, until the Reserve Fund (without taking into account the amount of any Initial Deposit) reaches an amount (the "Required Reserve") set forth in the related Prospectus Supplement. Thereafter, specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the mortgage loans, cooperative loans or manufactured housing conditional sales contracts and installment loan agreements in the Subordinated Pool, will be retained to the extent necessary to maintain such Reserve Fund (without taking into account the amount of the Initial Deposit, if any) at the related Required Reserve. In no event will the Required Reserve for any Series ever be required to exceed the lesser of the Subordinated Amount for such Series or the outstanding aggregate principal amount of Certificates of the Subordinated Classes or Subclasses of such Series specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Reserve Fund with respect to such Series may be funded at a lesser amount or in another manner acceptable to the Rating Agency rating such Series. See "Credit Support--Subordinated Certificates" and "--Reserve Fund."

G. OTHER FUNDS............  Assets consisting of cash, certificates of deposit or letters of credit, or any combination thereof, in the aggregate amount specified in the related Prospectus Supplement, will be deposited by the Depositor in one or more accounts to be established with respect to a Series of Certificates by the Depositor with the Trustee on the related Delivery Date if such assets are required to make timely distributions in respect of principal of, and interest on, the Certificates of such Series, are otherwise required as a condition to the rating of such Certificates in the rating category specified in the Prospectus Supplement, or are required in order to provide for certain contingencies or in order to make certain distributions regarding Certificates which represent interests in GPM Loans (a "GPM Fund") or Buy-Down Loans (a "Buy-Down Fund"). Following each Distribution Date, amounts may be withdrawn from any such fund and used and/or distributed in accordance with the Pooling and Servicing Agreement under the conditions and to the extent specified in the related Prospectus Supplement.

H. SWAP AGREEMENT.........
                            If so specified in the Prospectus Supplement
                             relating to a Series of Certificates, the Trust will enter into or obtain an assignment of a swap agreement or similar agreement pursuant to which the Trust will have the right to receive certain payments of interest (or other payments) as set forth or determined as described therein. See "Credit Support--Swap Agreement."

HAZARD INSURANCE AND
SPECIAL HAZARD INSURANCE    Unless otherwise specified in the applicable
POLICIES..................   Prospectus Supplement, all of the Mortgage Loans
                             (except for the Cooperative Loans) and the Contracts will be covered by standard hazard insurance policies insuring against losses due to various causes, including fire, lightning and windstorm. In addition, the Depositor will, if so specified in the applicable Prospectus Supplement, obtain an insurance policy (the "Special Hazard
                             Insurance Policy") covering losses that result from certain other physical risks that are not otherwise insured against (including earthquakes and mudflows). The Special Hazard Insurance Policy will be limited in scope and will cover losses in an amount specified in the applicable Prospectus
                             Supplement. Any hazard losses not covered by either standard hazard policies or the Special
                             Hazard Insurance Policy will not be insured against and to the extent that the amount available under any other method of credit support available for such Series is exhausted, will be borne by Certificateholders of such Series. The hazard insurance policies and the Special Hazard
                             Insurance Policy will be subject to the
                             limitations described under "Description of
                             Insurance--Standard Hazard Insurance Policies on
                             Mortgage Loans," "--Standard Hazard Insurance
                             Policies on the Manufactured Homes" and "--Special
                             Hazard Insurance Policies."

SUBSTITUTION OF TRUST       If so specified in the Prospectus Supplement
ASSETS....................   relating to a Series of Certificates, within the
                             period following the date of issuance of such Certificates specified in such Prospectus
                             Supplement, the Depositor or one or more Servicers will deliver to the Trustee with respect to such Series Trust Assets in substitution for any one or more of the Trust Assets included in the Trust
                             Fund relating to such Series which do not conform in one or more material respects to the representations and warranties in the related
                             Pooling and Servicing Agreement. See "Description of the Certificates--Assignment of Mortgage
                             Loans," "--Assignment of Contracts" and "--
                             Assignment of Mortgage Certificates."

ADVANCES..................  The Servicers of the Mortgage Loans and Contracts
                             (and the Master Servicer, if any, with respect to each Mortgage Loan and Contract that it services directly, and otherwise to the extent the related Servicer does not do so) will be obligated to advance delinquent installments of principal and interest on the Mortgage Loans and Contracts (the "Advances") under certain circumstances. See "Description of the Certificates--Advances."

OPTIONAL TERMINATION......  If so specified in the Prospectus Supplement with respect to a Series, the Depositor or such other persons as may be specified in a Prospectus Supplement may purchase the Trust Assets in the related Trust Fund and any property acquired in respect thereof at the time, in the manner and at the price specified in such Prospectus Supplement. In the event that the Depositor elects to treat the related Trust Fund as a Real Estate Mortgage Investment Conduit (a "REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"), any such repurchase will be effected only in compliance with the requirements of Section 860F(a)(4) of the Code, so as to constitute a "qualified liquidation" thereunder. The exercise of the right of repurchase will effect early retirement of the Certificates of that Series. See "Maturity and Prepayment Considerations" and "Description of the Certificates--Termination."

ERISA LIMITATIONS.........  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its own legal advisers whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Code. See "ERISA Considerations."

TAX STATUS................  See "Certain Federal Income Tax Consequences."

LEGAL INVESTMENT..........  If so specified in the related Prospectus
                             Supplement relating to a Series of Certificates, a Class or Subclass of such certificates will constitute a "mortgage related security" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") if and for so long as it is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. Such

                             Classes or Subclasses, if any, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. See "Legal Investment."

USE OF PROCEEDS...........
                            The Depositor will use the net proceeds from the
                             sale of each Series for one or more of the following purposes: (i) to purchase the related Trust Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Trust Assets, (iii) to establish any reserve funds described in the related Prospectus Supplement and
                             (iv) to pay costs of structuring, guaranteeing and issuing such Certificates. If so specified in the related Prospectus Supplement, the purchase of the Trust Assets for a Series may be effected by an exchange of Certificates by the Depositor with the seller of such Trust Assets. See "Use of Proceeds."

                                THE TRUST FUND

  Ownership of the Mortgage or Contract Pool or Pools included in the Trust Fund (hereinafter defined) for a Series of Certificates may be evidenced by one or more Classes of Certificates, which may consist of one or more Subclasses, as specified in the Prospectus Supplement for such Series. Each Certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related Prospectus Supplement in one or more Mortgage Pools containing one or more Mortgage Loans or Contract Pools containing Contracts, having an aggregate principal balance of not less than approximately $50,000,000 as of the first day of the month of its creation (the "Cut-off Date"), unless otherwise specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, each Class or Subclass of the Certificates of a Series will evidence the percentage interest specified in such Prospectus Supplement in the payments of principal and interest on the Mortgage Loans in the related Mortgage Pool or Pools or on the Contracts in the related Contract Pool or Pools (a "Percentage Interest"). To the extent specified in the related Prospectus Supplement, each Mortgage Pool or Contract Pool with respect to a Series will be covered by a Letter of Credit, a Pool Insurance Policy, a Special Hazard Insurance Policy, a Mortgagor Bankruptcy Bond, by the subordination of the rights of the holders of the Subordinated Certificates of a Series to the rights of the holders of the Senior Certificates, which, if so specified in the related Prospectus Supplement, may include Certificates of a Subordinated Class or Subclass and the establishment of a Reserve, by the right of one or more Classes or Subclasses of Certificates to receive a disproportionate amount of certain distributions of principal or another form or forms of Alternative Credit Support acceptable to the Rating Agency rating the Certificates of such Series or by any combination of the foregoing. See "Description of Insurance" and "Credit Support."

THE MORTGAGE POOLS

  If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include (a) one or more Mortgage Pools containing (i) conventional one- to four-family residential, first and/or second mortgage loans, (ii) Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling, (iii) mortgage loans secured by Multifamily Property, (iv) mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized Rating Agency rating the Certificates of such Series for a rating in one of the four highest rating categories of such Rating Agency, or (v) certain conventional Mortgage Certificates issued by one or more trusts established by one or more private entities or (b) one or more Contract Pools containing manufactured housing conditional sales contracts and installment loan agreements or participation certificates representing participation interests in such Contracts purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to such trust by the Depositor.

  A Mortgage Pool may include Mortgage Loans insured by the FHA ("FHA Loans") and/or Mortgage Loans partially guaranteed by the Veterans Administration (the "VA" and such mortgage loans are referred to as "VA Loans"). All Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by first mortgages or first or second deeds of trust or other similar security instruments creating a first lien, as applicable, on the Mortgaged Properties (as defined below). Single Family Property and Multifamily Property will consist of single family detached homes, attached homes (single family units having a common wall), individual units located in condominiums, multifamily residential rental properties, apartment buildings owned by cooperative housing corporations and such other type of homes or units as are set forth in the related Prospectus Supplement. Each such detached or attached home or multifamily property will be constructed on land owned in fee simple by the Mortgagor or on land leased by the Mortgagor for a term at least two years greater than the term of the applicable Mortgage Loan. Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where each Mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily Property may include mixed commercial and residential buildings. The Mortgaged Properties may include investment properties and vacation and second homes. Mortgage Loans secured by Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgaged Properties to the extent specified in the related Prospectus Supplement.

  Unless otherwise specified below or in the applicable Prospectus Supplement, each Mortgage Loan in a Mortgage Pool will (i) have an individual principal balance at origination of not less than $25,000 nor more than $500,000, (ii) have monthly payments due on the first day of each month (the "Due Date"),
(iii) be secured by Mortgaged Properties or relate to Cooperative Loans located in any of the 50 states or the District of Columbia, and (iv) consist of fully-amortizing Mortgage Loans, each with a 10 to 40 year term at origination, a fixed or variable rate of interest and level or variable monthly payments over the term of the Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Loan-to-Value Ratio (as hereinafter described) of such Mortgage Loans at origination will not exceed 95% on any Mortgage Loan with an original principal balance of $150,000 or less, 90% on any Mortgage Loan with an original principal balance in excess of $150,000 through $200,000, 85% on any Mortgage Loan with an original principal balance in excess of $200,000 through $300,000 and 80% on any Mortgage Loan with an original principal balance exceeding $300,000. If so specified in the related Prospectus Supplement, a Mortgage Pool may also include fully amortizing, adjustable rate Mortgage Loans ("ARM Loans") with (unless otherwise specified in the applicable Prospectus Supplement) a 30-year term at origination and a mortgage interest rate adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum (which may be rounded) of a fixed margin and an index described in such Prospectus Supplement, subject to any applicable restrictions on such adjustments. The Mortgage Pools may also include other types of Mortgage Loans to the extent set forth in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, no Mortgage Loan will have a Loan-to-Value Ratio at origination in excess of 95%, regardless of its original principal balance. The Loan-to-Value Ratio is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at the date of determination to the lesser of (a) the appraised value determined in an appraisal obtained by the originator and (b) the sales price for such property (the "Original Value"). Unless otherwise specified in the related Prospectus Supplement, with respect to a Mortgage Loan secured by a mortgage on a vacation or second home or an investment property (other than Multifamily Property), no income derived from the property will be considered for underwriting purposes, the Loan-to-Value Ratio (taking into account any secondary financing) of such Mortgage Loan may not exceed 80% and the original principal balance of the Mortgage Loan may not exceed $250,000.

  If so specified in the related Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates. Any such Mortgage Loan may provide that on the day on which the Mortgage Rate adjusts, the amount of the monthly payments on the Mortgage Loan will be adjusted to provide for the payment of the remaining principal amount of the Mortgage Loan with level monthly payments of principal and interest at the new Mortgage Rate to the maturity date of the Mortgage Loan. Alternatively, the Mortgage Loan may provide that the Mortgage Rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the Mortgage Loan, thus increasing or decreasing the rate at which the Mortgage Loan is repaid. See "Yield Considerations." In the event that an adjustment to the Mortgage Rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such Mortgage Loan, the excess (the "Deferred Interest") will be added to the principal balance of the Mortgage Loan (unless otherwise paid by the Mortgagor), and will bear interest at the Mortgage Rate in effect from time to time. The amount by which the Mortgage Rate or monthly payment may increase or decrease and the aggregate amount of Deferred Interest on any Mortgage Loan may be subject to certain limitations, as described in the related Prospectus Supplement.

  If so specified in the Prospectus Supplement for the related Series, the Mortgage Rate on certain ARM Loans will be convertible from an adjustable rate to a fixed rate, at the option of the Mortgagor under certain circumstances. Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Unaffiliated Seller from which such convertible ARM Loans were acquired will be obligated to repurchase from the Trust Fund any such ARM Loan as to which the conversion option has been exercised (a "Converted Mortgage Loan"), at a purchase price set forth in the related Prospectus Supplement. The amount of such purchase price will be required to be deposited in the Certificate Account and will be distributed to the Certificateholders on the Distribution Date in the month following the month of the exercise of the conversion option. The obligation of the Unaffiliated Seller to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

  If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan ("Buy-Down Loans"). The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related Mortgaged Property, the Servicer or another source and placed in a custodial account (the "Buy-Down Fund") by the Servicer, or if so specified in the related Prospectus Supplement, with the Trustee. In lieu of a cash deposit, if so specified in the related Prospectus Supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund. See "Description of the Certificates--Payments on Mortgage Loans." Buy-Down Loans included in a Mortgage Pool will provide for a reduction in monthly interest payments by the Mortgagor for a period of up to the first four years of the term of such Mortgage Loans.

  If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such Mortgage Loan ("GPM Loans"). If so specified in the related Prospectus Supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or another source and delivered to the Trustee (the "GPM Fund"). In lieu of cash deposit, the Depositor may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the Rating Agency rating the related Series to fund the GPM Fund.

  FHA Loans will be insured by the Federal Housing Administration (the "FHA") as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Such FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

  VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by VA under this program is 50% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

  The Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) for each Series of

Certificates the Trust Fund with respect to which contains Mortgage Loans will contain information as to the type of Mortgage Loans that will comprise the related Mortgage Pool or Pools and information as to (i) the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date,
(ii) the type of Mortgaged Properties securing the Mortgage Loans, (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest in principal balance of the Mortgage Loans, (v) the earliest origination date and latest maturity date of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the interest rate or range of interest rates borne by the Mortgage Loans, (viii) the average outstanding principal balance of the Mortgage Loans,
(ix) the geographical distribution of the Mortgage Loans, (x) the number and aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,
(xi) with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of such ARM Loans, and (xii) with respect to Mortgage Loans secured by Multifamily Property or such other Mortgage Loans as are specified in the Prospectus Supplement, whether the Mortgage Loan provides for an interest only period and whether the principal amount of such Mortgage Loan is amortized on the basis of a period of time that extends beyond the maturity date of the Mortgage Loan.

  No assurance can be given that values of the Mortgaged Properties in a Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual Rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans." To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein or by Alternative Credit Support, they will be borne by holders of the Certificates of the Series evidencing interests in the Mortgage Pool.

  Multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involve larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage lending.

  The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the applicable Prospectus Supplement, for the benefit of the holders of the Certificates of such Series (the "Certificateholders"). The Master Servicer, if any, named in the related Prospectus Supplement will service the Mortgage Loans, either by itself or through other mortgage servicing institutions, if any (each, a "Servicer"), pursuant to a Pooling and Servicing Agreement, as described herein, among the Master Servicer, if any, the Depositor and the Trustee (the "Pooling and Servicing Agreement") and will receive a fee for such services. See "-- Mortgage Loan Program" and "Description of the Certificates." With respect to those Mortgage Loans serviced by a Servicer, such Servicer will be required to service the related Mortgage Loans in accordance with the Seller's Warranty and Servicing Agreement between the Servicer and the Depositor (a "Servicing Agreement") and will receive the fee for such services specified in such Servicing Agreement; however, any

Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

  The Depositor will make certain representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Certificates-- Assignment of Mortgage Loans." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the Pooling and Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Servicers and/or Unaffiliated Sellers, as more fully described herein under "--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates--Assignment of Mortgage Loans" and "-- Servicing by Unaffiliated Sellers") and its obligations to make Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans or in connection with prepayments and liquidations of such Mortgage Loans, in amounts described herein under "Description of the Certificates-- Advances." Unless otherwise specified in the related Prospectus Supplement, such Advances with respect to delinquencies will be limited to amounts that the Master Servicer believes ultimately would be reimbursable under any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or other policy of insurance, from amounts in the Reserve Fund, under any Alternative Credit Support or out of the proceeds of liquidation of the Mortgage Loans, cash in the Certificate Account or otherwise. See "Description of the Certificates--Advances," "Credit Support" and "Description of Insurance."

  Unless otherwise specified in the applicable Prospectus Supplement, each Mortgage Pool included in the related Trust Fund will be composed of Mortgage Loans evidencing interests in Mortgage Loans That bear interest at annual rates that will exceed by at least 3/8 of 1% the fixed or variable Pass-Through Rate established for the Mortgage Pool. To the extent and in the manner specified in the related Prospectus Supplement, Certificateholders of a Series will be entitled to receive distributions based on the payments of principal on the underlying Mortgage Loans, plus interest on the principal balance thereof at the Pass-Through Rate. The difference between a Mortgage Rate and the related Pass-Through Rate (less any servicing compensation payable to the Servicers of such Mortgage Loans and the amount, if any, payable to the Depositor or the person or entity specified in the applicable Prospectus Supplement) may be retained by the Master Servicer as servicing compensation to it. See "Description of the Certificates--Servicing Compensation and Payment of Expenses."

MORTGAGE LOAN PROGRAM

  The Mortgage Loans will have been purchased by the Depositor either directly or through affiliates, from one or more affiliates or from sellers unaffiliated with the Depositor ("Unaffiliated Sellers"). Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" or as otherwise described in a related Prospectus Supplement.

 Underwriting Standards

  Except in the case of certain Mortgage Loans originated by Unaffiliated Sellers in accordance with their own underwriting criteria ("Closed Loans") or such other standards as may be described in the applicable Prospectus Supplement, all prospective Mortgage Loans will be subject to the underwriting standards adopted by the Depositor. See "Closed Loan Program" below for a description of underwriting standards applicable to Closed Loans. Unaffiliated Sellers will represent and warrant that Mortgage Loans originated by them and purchased by the Depositor have been originated in accordance with the applicable underwriting standards established by the Depositor or such other standards as may be described in the applicable Prospectus Supplement. The following discussion describes the underwriting standards of the Depositor with respect to any Mortgage Loan that it purchases.

  The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with FHLMC and FNMA regulations and guidelines (except that certain Mortgage Loans may have higher loan amount and qualifying ratios) and applicable federal and state laws and regulations. The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines (except for the loan amounts and qualifying ratios) and applicable federal and state laws and regulations. The originator of a Mortgage Loan (the "Originator") generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective mortgagor's employer wherein the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue such employment in the future. If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns. The prospective mortgagor may also be required to authorize verification of deposits at financial institutions. In certain circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of certain Mortgage Loans.

  An appraisal generally will be required to be made on each residence to be financed. Such appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. These underwriting standards also require a search of the public records relating to a mortgaged property for liens and judgments against such mortgaged property.

  Based on the data provided, certain verifications and the appraisal, a determination is made by the Originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes, hazard and primary mortgage insurance and, if applicable, maintenance) and other financial obligations and monthly living expenses. Each Originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective mortgagor's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. For FHA and VA Loans, the Originator's lending guidelines will follow HUD and VA guidelines, respectively. Other credit considerations may cause an Originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

  The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the Mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor's underwriting standards applicable to all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance.

  Certain of the types of Mortgage Loans that may be included in the Mortgage Pools or Subsidiary Trust Funds may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the Mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagor will have the ability to make larger monthly payments in subsequent years. In some instances the Mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as such payments increase.

  To the extent specified in the related Prospectus Supplement, the Depositor may purchase Mortgage Loans for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Mortgage Loans may be underwritten under a "limited documentation" program if so specified in the related Prospectus Supplement. With respect to such Mortgage Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such Mortgage Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property or Cooperative Dwelling and the Loan-to-Value Ratio at origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related Prospectus Supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

  The underwriting standards for Mortgage Loans secured by Multifamily Property will be described in the related Prospectus Supplement.

 Qualifications of Unaffiliated Sellers

  Unless otherwise specified in the applicable Prospectus Supplement with respect to an Unaffiliated Seller of Closed Loans secured by residential properties, each Unaffiliated Seller must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans. In addition, except as otherwise specified, the Depositor requires adequate financial stability and adequate servicing experience, where appropriate, as well as satisfaction of certain other criteria.

 Representations by Unaffiliated Sellers; Repurchases

  Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller (or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Pooling and Servicing Agreement) will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller to the Depositor. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard and primary mortgage insurance was effective at the origination of each Mortgage Loan, and that each policy (or certificate of title) remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller; (ii) that the Unaffiliated Seller had good and marketable title to each such Mortgage Loan; (iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions); (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments (unless otherwise specified in the related Prospectus Supplement). With respect to a Cooperative Loan, the Unaffiliated Seller will represent and warrant that (a) the security interest created by the cooperative security agreements constituted a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject) and (b) the related cooperative apartment was free from damage and was in good repair.

  All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Unaffiliated Seller to or on behalf of the Depositor, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-off Date.

  The only representations and warranties to be made for the benefit of holders of Certificates of a Series in respect of any Mortgage Loan relating to the period commencing on the date of sale of such Mortgage Loan to the Depositor or its affiliates will be certain limited representations of the Depositor and of the Master Servicer described below under "Description of the Certificates--Assignment of Mortgage Loans." If the Master Servicer is also an Unaffiliated Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made in its capacity as an Unaffiliated Seller.

  Upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, such Unaffiliated Seller or the Servicer of such Mortgage Loan will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Depositor has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the Pass-Through Rate for the related Mortgage Pool, to the first day of the month following such repurchase and the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of such Mortgage Loan. The Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement, and subject to the ability of the Depositor, the Unaffiliated Seller or the Servicer to substitute for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders of such Series for a breach of representation or warranty by an Unaffiliated Seller.

  The obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller or a Servicer defaults on its obligation to do so is subject to limitations, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of the representations and warranties made by the Depositor or by the Master Servicer with respect to the insurability of the Mortgage Loans, the Depositor may have a repurchase obligation, and the Master Servicer may have the limited purchase obligation, in each case as described below under "Description of the Certificates--Assignment of Mortgage Loans."

 Closed Loan Program

  The Depositor may also acquire Closed Loans that have been originated by Unaffiliated Sellers in accordance with underwriting standards acceptable to the Depositor. Unless otherwise specified in the applicable Prospectus Supplement, Closed Loans for which 11 or fewer monthly payments have been received will be further subject to the Depositor's customary underwriting standards. Unless otherwise specified in the applicable Prospectus Supplement, Closed Loans for which 12 to 60 monthly payments have been received will be subject to a review of payment history and will conform to the Depositor's guidelines for the related mortgage program. In the event one or two payments were over 30 days delinquent, a letter explaining the delinquencies will be required of the Mortgagor. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will not purchase for inclusion in a Mortgage Pool a Closed Loan for which (i) more than two monthly payments were over 30 days delinquent, (ii) one payment was over 60 days delinquent, or
(iii) more than 60 monthly payments were received.

MORTGAGE CERTIFICATES

  If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include certain conventional mortgage pass-through certificates (the "Mortgage Certificates") issued by one or more trusts established by one or more private entities and evidencing, unless otherwise specified in such Prospectus Supplement, the entire interest in a pool of mortgage loans. A description of the mortgage loans underlying the Mortgage Certificates, the related pooling and servicing arrangements and the insurance arrangements in respect of such mortgage loans will be set forth in the applicable Prospectus Supplement or in the Current Report on Form 8-K referred to below. Such Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed by the Depositor with the Commission within 15 days of the issuance of the Certificates of such Series) will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to such Mortgage Certificates, the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the Trust Fund, together with certain additional information with respect to such Mortgage Certificates. The inclusion of Mortgage Certificates in a Trust Fund with respect to a Series of Certificates is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Certificates. Mortgage Certificates, together with the Mortgage Loans and Contracts, are referred to herein as the "Trust Assets."

THE CONTRACT POOLS

  If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include a Contract Pool evidencing interests in manufactured housing conditional sales contracts and installment loan agreements (the "Contracts") originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a Manufactured Home, as defined below. Unless otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed annual percentage rate ("APR").

  The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

  The Depositor will cause the Contracts constituting each Contract Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the related Certificateholder. The Master Servicer specified in the related Prospectus Supplement will service the Contracts, either by itself or through other Servicers, pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates--Servicing by Unaffiliated Sellers." With respect to those Contracts serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing such Contracts. The Contract documents, if so specified in the related Prospectus Supplement, may be held for the benefit of the Trustee by a Custodian (the "Custodian") appointed pursuant to a Custodial Agreement (the "Custodial Agreement") among the Depositor, the Trustee and the Custodian.

  Unless otherwise specified in the related Prospectus Supplement, each Contract Pool will be composed of Contracts bearing interest at the annual fixed APRs specified in the Prospectus Supplement. Each registered holder of a Certificate will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related Prospectus Supplement, of all or a portion of principal on the underlying Contracts or interest on the principal balance thereof at the Pass-Through Rate, or both. Unless otherwise stated in the related Prospectus Supplement, the difference between the APR on a Contract and the related Pass-Through Rate (less sub-servicing compensation), will be retained by the Master Servicer as servicing compensation to it. See "Description of the Certificates--Payments on Contracts."

  The related Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) will specify, for the Contracts contained in the related Contract Pool, among other things: (a) the dates of origination of the Contracts; (b) the weighted average APR on the Contracts; (c) the range of outstanding principal balances as of the Cut-off Date; (d) the average outstanding principal balance of the Contracts as of the Cut-off Date; (e) the weighted average term to maturity as of the Cut-off Date; and (f) the range of original maturities of the Contracts.

  With respect to the Contracts included in the Contract Pool, the Depositor, the Master Servicer or such other party, as specified in the related Prospectus Supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of such Contracts and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. In addition, the Master Servicer or the Unaffiliated Seller of the Contracts will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the Prospectus Supplement no Contract was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the Certificateholder in a Contract, the Master Servicer, the Unaffiliated Seller or such other party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Contract or, if so specified in the related Prospectus Supplement, to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation by the Master Servicer, the Unaffiliated Seller or such other party.

  If so specified in the related Prospectus Supplement, in addition to making certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement, the Master Servicer will make certain representations and warranties, except to the extent that another party specified in the Prospectus Supplement makes any such representations, to the Trustee with respect to the enforceability of coverage under any applicable insurance policy or hazard insurance policy. See "Description of Insurance" for information regarding the extent of coverage under certain of such insurance policies. Upon a breach of the insurability representation that materially and adversely affects the interests of the Certificateholders in a Contract, the Master Servicer, the Unaffiliated Seller or such other party, as appropriate, will be obligated either to cure the breach in all material respects or, unless otherwise specified in the related Prospectus Supplement, to purchase such Contract at a price equal to the principal balance thereof as of the date of purchase plus accrued interest at the related Pass-Through-Rate to the first day of the month following the month of purchase. The Master Servicer, if required by the rating agency or agencies rating the Certificates, will procure a surety bond, guaranty, letter of credit or other instrument (the "Performance Bond") acceptable to such rating agency to support this purchase obligation. See "Credit Support-- Performance Bond." The purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of the Master Servicer's or seller's insurability representation.

  Unless otherwise provided in the related Prospectus Supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Contract within two years or such other period as may be specified in the related Prospectus Supplement of the date of the initial issuance of the Certificates, the Depositor may remove such Contract from the Trust Fund ("Deleted Contract"), rather than repurchase the Contract as provided above, and substitute in its place another Contract ("Substitute Contract"). Any Substitute Contract, on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Contract (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have an APR not less than (and not more than 1% greater than) the APR of the Deleted Contract, (iii) have a Pass-Through Rate equal to the Pass-Through Rate of the Deleted Contract, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Contract and (v) comply with all the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach.

 Underwriting Policies

  Conventional Contracts will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Contracts described in the related Prospectus Supplement. Except as described below or in the related Prospectus Supplement, the Depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

  With respect to a Contract made in connection with the Obligor's purchase of a Manufactured Home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the Manufactured Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Contract Loan-to-Value Ratio is equal to the original principal amount of the Contract divided by the lesser of the "appraised value" or the sales price for the Manufactured Home.

                                 THE DEPOSITOR

  The Depositor was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to CS First Boston Securities Corporation ("FBSC"). FBSC is a wholly-owned subsidiary of CS First Boston, Inc. CS First Boston Corporation, which may act as an underwriter in offerings made hereby, as described in "Plan of Distribution" below, is also a wholly-owned subsidiary of CS First Boston, Inc. The principal executive offices of the Depositor are located at 55 East 52nd Street, New York, N.Y. 10055. Its telephone number is (212) 909-3512.

  The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any Series.

  Trust Assets will be acquired by the Depositor directly or through one or more affiliates.

                                USE OF PROCEEDS

  The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the Reserve Funds, if any, for the Series and to pay costs of structuring and issuing the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Trust Assets. Unless otherwise specified in the related Prospectus Supplement, the Trust Assets for each Series of Certificates will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired such Trust Assets from time to time either in the open market or in privately negotiated transactions.

                             YIELD CONSIDERATIONS

  Each monthly payment on a Mortgage Loan is calculated as one-twelfth of the applicable Mortgage Rate multiplied by the unpaid principal balance of such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the amount of such interest payment distributed monthly to Certificateholders with respect to each Mortgage Loan will be similarly calculated based on the applicable Pass-Through Rate for the related Mortgage Pool. The Pass-Through Rate for a Mortgage Pool will be either fixed or variable, as specified in the related Prospectus Supplement.

  Each monthly accrual of interest on a Contract is calculated as one-twelfth of the product of the APR and the principal balance outstanding on the scheduled payment date for such Contract in the preceding month. Unless otherwise specified in the related Prospectus Supplement, the Pass-Through Rate with respect to each Contract will be calculated on a Contract-by-Contract basis and the Servicing Fee applicable to each Contract from the applicable APR.

  With respect to a Mortgage Pool or a Contract Pool bearing a fixed Pass-Through Rate, each Mortgage Loan or Contract will have a Mortgage Rate or APR that exceeds the Pass-Through Rate by at least 3/8 of 1% unless otherwise specified in the related Prospectus Supplement. The difference between a Mortgage Rate or APR and the related fixed Pass-Through Rate for the Mortgage Pool or Contract Pool (less any servicing compensation payable to the related Servicers and the amounts, if any, payable to the Depositor or the person or entity specified in the related Prospectus Supplement) will be retained by the Master Servicer as servicing compensation to it. See "Description of the Certificates--Servicing Compensation and Payment of Expenses." Although Mortgage Rates and APRs in a fixed Pass-Through Rate Mortgage Pool or Contract Pool, respectively, may vary, unless otherwise specified in the related Prospectus Supplement, disproportionate principal prepayments among Mortgage Loans bearing different Mortgage Rates or APRs will not affect the return to Certificateholders since, as set forth above, the Pass-Through Rate may not exceed any Mortgage Rate or APR.

  With respect to Mortgage Pools having a variable Pass-Through Rate, the Pass-Through Rate will equal the weighted average of the Mortgage Rates on all the Mortgage Loans in the Mortgage Pool, minus the servicing compensation payable to the Master Servicer and the Servicer of such Mortgage Loans and the amounts, if any, retained by the Depositor or an Unaffiliated Seller or paid to the person or entity specified in the related Prospectus Supplement. The servicing fee and such other amounts will be fixed as to each Mortgage Loan at a rate per annum, and may vary among Mortgage Loans. Because the Mortgage Rates in such a Mortgage Pool will differ and the aggregate servicing compensation and such other amounts to be retained or distributed with respect to each Mortgage Loan will be fixed, it is likely that the weighted average of the Mortgage Rates, and the corresponding variable Pass-Through Rate, will change as the Mortgage Loans amortize and as a result of prepayments.

  If so specified in the related Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates that adjust more frequently than the monthly payment with respect to such Mortgage Loans. As a result, the portion of each monthly payment allocated to principal may vary from month to month. Negative amortization with respect to a Mortgage Loan will occur if an adjustment to the Mortgage Rate causes the amount of interest accrued in any month, calculated at the new Mortgage Rate for such period, to exceed the amount of the monthly payment or if the allowable increase in any monthly payment is limited to an amount that is less than the amount of interest accrued in any month. The amount of any resulting Deferred Interest will be added to the principal balance of the Mortgage Loan and will bear interest at the Mortgage Rate in effect from time to time. To the extent that, as a result of the addition of any Deferred Interest, the Mortgage Loan negatively amortizes over its term, the weighted average life of the certificates of the related Series will be greater than would otherwise be the case. As a result, the yield on any such Mortgage Loan at any time may be less than the yields on similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated.

  Generally, when a full prepayment is made on a Mortgage Loan or Contract, the Mortgagor or the borrower under a Contract (the "Obligor"), is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the Mortgage Rate or APR by 365. Full prepayments will reduce the amount of interest paid by the Mortgagor or the Obligor because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable Prospectus Supplement, the Master Servicer with respect to a Series will be required to advance from its own funds the portion of any interest at the related Pass-Through Rate that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Unless otherwise specified in the related Prospectus Supplement, full and partial prepayments, together with interest on such full and partial prepayments at the Pass-Through Rate for the related Mortgage Pool or Contract Pool to the last day of the month in which such prepayments occur, will be deposited in the Certificate Account and will be available for distribution to Certificateholders on the next succeeding Distribution Date in the manner specified in the related Prospectus Supplement. See "Maturity and Prepayment Considerations."

  Generally, the effective yield to holders of Certificates having a monthly Distribution Date will be lower than the yield otherwise produced by the Pass-Through Rate with respect to a Mortgage Pool or Contract Pool or the pass-through rate borne by a Mortgage Certificate because, while interest will accrue on each Mortgage Loan or Contract, or mortgage loan underlying a Mortgage Certificate, to the first day of the month, the distribution of such interest to holders of such Certificates will be made no earlier than the 25th day of the month following the month of the accrual (unless otherwise provided in the applicable Prospectus Supplement). The adverse effect on yield will intensify with any increase in the period of time by which the Distribution Date with respect to a Series of Certificates succeeds such 25th day. With respect to the Multi-Class Certificates of a Series having other than monthly Distribution Dates, the yield to holders of such Certificates will also be adversely affected by any increase in the period of time from the date to which interest accrues on such Certificate to the Distribution Date on which such interest is distributed.

  In the event that the Certificates of a Series are divided into two or more Classes or Subclasses and that a Class or Subclass is an Interest Weighted Class, in the event that such Series includes a Class of Residual Certificates, or as otherwise may be appropriate, the Prospectus Supplement for such Series will indicate the manner in which the yield to Certificateholders will be affected by different rates of prepayments on the Mortgage Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. In general, the yield on Certificates that are offered at a premium to their principal or notional amount ("Premium Certificates") is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Mortgage Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. This relationship will become more sensitive as the amount by which the Percentage Interest of such Class in each Interest Distribution is greater than the corresponding Percentage Interest of such Class in each Principal Distribution. If the differential is particularly wide (e.g., the Interest Distribution is allocated primarily or exclusively to one Class or Subclass and the Principal Distribution primarily or exclusively to another) and a high level of prepayments occurs, there is a possibility that Certificateholders of Premium Certificates will not only suffer a lower than anticipated yield but, in extreme cases, will fail to recoup fully their initial investment. Conversely, a lower than anticipated level of principal prepayments (which can be anticipated to increase the expected yield to holders of Certificates that are Premium Certificates) will likely result in a lower than anticipated yield to holders of Certificates that are offered at a discount to their principal amount ("Discount Certificates"). If so specified in the applicable Prospectus Supplement, a disproportionately large amount of Principal Prepayments may be distributed to the holders of the Senior Certificates at the times and under the circumstances described therein.

  In the event that the Certificates of a Series include one or more Classes or Subclasses of Multi-Class Certificates, the Prospectus Supplement for such Series will set forth information, measured relative to a prepayment standard or model specified in such Prospectus Supplement, with respect to the projected weighted average life of each such Class or Subclass and the percentage of the initial Stated Principal Balance of each such Subclass that would be outstanding on special Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans or Contracts or on the mortgage loans underlying the Mortgage Certificates in the related Trust Fund are made at rates corresponding to the various percentages of such prepayment standard or model.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

  Unless otherwise specified in the related Prospectus Supplement, the scheduled maturities of all of the Mortgage Loans (or the mortgage loans underlying the Mortgage Certificates) at origination will not be less than approximately 10 years or exceed 40 years and all the Contracts will have maturities at origination of not more than 20 years, but such Mortgage Loans (or such underlying mortgage loans) or Contracts may be prepaid in full or in part at any time. Unless otherwise specified in the applicable Prospectus Supplement, no such Mortgage Loan (or mortgage loan) or Contract will provide for a prepayment penalty and each will contain (except in the case of FHA and VA Loans) due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the Mortgaged Property, Cooperative Dwelling or Manufactured Home.

  The FHA has compiled statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold. Such statistics indicate that while some of such mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentages of the original number of FHA Loans in pools of level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of such mortgage loans (assuming they all have the same origination date) ("FHA Experience"). Published information with respect to conventional residential mortgage loans indicates that such mortgage loans have historically been prepaid at higher rates than government insured loans because, unlike government insured mortgage loans, conventional mortgage loans may contain due-on-sale clauses that allow the holder thereof to demand payment in full of the remaining principal balance of such mortgage loans upon sales or certain transfers of the mortgaged property. There are no similar statistics with respect to the prepayment rates of cooperative loans or loans secured by multifamily properties.

  It is customary in the residential mortgage industry in quoting yields (a) on a pool of 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the twelfth year and (b) on a pool of 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

  Prepayments on residential mortgage loans are also commonly measured relative to a prepayment standard or model. If so specified in the Prospectus Supplement relating to a Series of Certificates, the model used in a Prospectus Supplement will be the Standard Prepayment Assumption ("SPA"). SPA represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of mortgages. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each month thereafter until the thirtieth month and in each month thereafter during the life of the mortgages, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

  Information regarding FHA Experience, other published information, SPA or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates. There is, however, no assurance that prepayment of the Mortgage Loans underlying a Series of Certificates will conform to FHA Experience, mortgage industry custom, any level of SPA, or any other rate specified in the related Prospectus Supplement. A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes and the availability of mortgage funds, may affect prepayment experience on residential mortgage loans.

  The terms of the Pooling and Servicing Agreement will require the Servicer or the Master Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related Insurance Policy will not be required or permitted. See "Description of the Certificates--Enforcement of "Due-On-Sale" Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans And Contracts--The Mortgage Loans--"Due-On-Sale" Clauses" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

  At the request of the Mortgagor, the Servicer may refinance the Mortgage Loans in any Mortgage Pool by accepting prepayments thereon and making new loans secured by a mortgage on the same property. Upon such refinancing, the new loans will not be included in the Mortgage Pool and the related Servicer will be required to repurchase the affected Mortgage Loan. A Mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such repurchase will have the same effect as a prepayment in full of the related Mortgage Loan.

  There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes. Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other facts, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in Certificates evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the Contracts are not covered by the Subordination Amount, if any, Letters of Credit, applicable Insurance Policies, if any, or by any Alternative Credit Support, holders of the Certificates of a Series evidencing interests in such Contracts will bear all risk of loss resulting from default by Obligors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. See "The Trust Fund--The Contract Pools."

  While most Contracts will contain "due-on-sale" provisions permitting the holder of the Contract to accelerate the maturity of the Contract upon conveyance by the borrower, the Master Servicer may permit proposed assumptions of Contracts where the proposed buyer meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the Contract. FHA Mortgage Loans and Contracts and VA Mortgage Loans and Contracts are not permitted to contain "due on sale" clauses, and are freely assumable.

  Mortgage Loans made with respect to Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. Prepayments of Mortgage Loans secured by Multifamily Property may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of Multifamily Property.

  If set forth in the applicable Prospectus Supplement, the Depositor or other specified entity will have the option to repurchase the Trust Assets included in the related Trust Fund under the conditions stated in such Prospectus Supplement. For any Series of Certificates for which the Depositor has elected to treat the Trust as a REMIC pursuant to the provisions or the Internal Revenue Code of 1986, as amended (the "Code"), any such repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a "qualifying liquidation" thereunder. In addition, the Depositor will be obligated, under certain circumstances, to repurchase certain of the Trust Assets. The Master Servicer and Unaffiliated Sellers will also have certain repurchase obligations, as more fully described herein. In addition, the mortgage loans underlying the Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Such repurchases will have the same effect as prepayments in full. See "The Trust Fund--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases," "Description of the Certificates--Assignment of Mortgage Loans," "--Assignment of Mortgage Certificates," "--Assignment of Contracts" and "--Termination."

                        DESCRIPTION OF THE CERTIFICATES

  Each Series of Certificates will be issued pursuant to an agreement consisting of either (a) a Pooling and Servicing Agreement or (b) a Reference Agreement (the "Reference Agreement") and the Standard Terms and Provisions of Pooling and Servicing Agreement (such Standard Terms, the "Standard Terms"), either the Standard Terms together with the Reference Agreement or the Pooling and Servicing Agreement referred to as the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer, if any, and the Trustee named in the applicable Prospectus Supplement or a deposit trust agreement between the Depositor and the Trustee (the "Deposit Trust Agreement," together with the Pooling and Servicing Agreement, the "Agreement"). Forms of the Pooling and Servicing Agreement and the Deposit Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions common to each Pooling and Servicing Agreement and Deposit Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement or Deposit Trust Agreement for the applicable Series and the related Prospectus Supplement. Wherever defined terms of the Pooling and Servicing Agreement or Deposit Trust Agreement are referred to, such defined terms are thereby incorporated herein by reference.

GENERAL

  Unless otherwise specified in the Prospectus Supplement with respect to a Series, each Certificate offered hereby and by means of the related Prospectus Supplement will be issued in fully registered form and will represent the undivided interest or beneficial interest attributable to such Class or Subclass in the Trust Fund. The Trust Fund with respect to a Series will consist of: (i) such Mortgage Loans, Contracts, and Mortgage Certificates and distributions thereon as from time to time are subject to the applicable Agreement; (ii) such assets as from time to time are identified as deposited in the Certificate Account referred to below; (iii) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, or Manufactured Homes acquired by repossession; (iv) the Letter of Credit, if any, with respect to such Series; (v) the Pool Insurance Policy, if any, with respect to such Series (described below under "Description of Insurance"); (vi) the Special Hazard Insurance Policy, if any, with respect to such Series (described below under "Description of Insurance"); (vii) the Mortgagor Bankruptcy Bond and proceeds thereof, if any, with respect to such Series (as described below under "Description of Insurance"); (viii) the Performance Bond and proceeds thereof, if any, with respect to such Series; (ix) the Primary Mortgage Insurance Policies, if any, with respect to such Series (as described below under "Description of Insurance"); (x) the Depositor's rights under the Warranty and Servicing Agreement with respect to the Mortgage Loans or Contracts, if any, with respect to such Series; and (xi) the GPM and Buy-Down Funds, if any, with respect to such Series; or, in lieu of some or all of the foregoing, such Alternative Credit Support as shall be described in the applicable Prospectus Supplement. Upon the original issuance of a Series of Certificates, Certificates representing the minimum undivided interest or beneficial ownership interest in the related Trust Fund or the minimum notional amount allocable to each Class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, one or more Servicers or the Depositor may directly perform some or all of the duties of a Master Servicer with respect to a Series.

  If so specified in the Prospectus Supplement for a Series with respect to which the Depositor has elected to treat the Trust Fund as a REMIC under the Code, ownership of the Trust Fund for such Series may be evidenced by Multi-Class Certificates and Residual Certificates. Distributions of principal and interest with respect to Multi-Class Certificates may be made on a sequential or concurrent basis, as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, one or more of such Classes or Subclasses may be Compound Interest Certificates.

  The Residual Certificates, if any, included in a Series will be designated by the Depositor as the "residual interest" in the related REMIC for purposes of Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the Prospectus Supplement for such Series. All other Classes of Certificates of such Series will constitute "regular interests" in the related REMIC, as defined in the Code. If so specified in the related Prospectus Supplement, such Residual Certificates may be offered hereby and by means of such Prospectus Supplement. See "Certain Federal Income Tax Consequences."

  If so specified in the Prospectus Supplement for a Series which includes Multi-Class Certificates, each Trust Asset in the related Trust Fund will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, the Asset Value of each Trust Asset in the related Trust Fund will be the Stated Principal Balance of each Class or Classes of Certificates of such Series that, based upon certain assumptions, can be supported by distributions on such Trust Assets allocable to such Class or Subclass, together with reinvestment income thereon, to the extent specified in the related Prospectus Supplement, and amounts available to be withdrawn from any Buy-Down, GPM Fund or Reserve Fund for such Series. The method of determining the Asset Value of the Trust Assets in the Trust Fund for such a Series that includes Multi-Class Certificates will be specified in the related Prospectus Supplement.

  If so specified in the Prospectus Supplement with respect to a Series, ownership of the Trust Fund for such Series may be evidenced by one or more Classes or Subclasses of Certificates that are Senior Certificates and Subordinated Certificates, each representing the undivided interests in the Trust Fund specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, one or more Classes or Subclasses or Subordinated Certificates of a Series may be subordinated to the right of the holders of Certificates of one or more Classes or Subclasses within such Series to receive distributions with respect to the Mortgage Loans or Contracts in the related Trust Fund, in the manner and to the extent specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the holders of each Subclass of Senior Certificates will be entitled to the Percentage Interests in the principal and/or interest payments on the underlying Mortgage Loans or Contracts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the Subordinated Certificates of a Series will evidence the right to receive distributions with respect to a specific pool of Mortgage Loans or Contracts, which right will be subordinated to the right of the holders of the Senior Certificates of such Series to receive distributions with respect to such specific pool of Mortgage Loans or Contracts, as more fully set forth in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the holders of the Senior Certificates may have the right to receive a greater than pro rata percentage of Principal Prepayments in the manner and under the circumstances described in the Prospectus Supplement.

  If so specified in the related Prospectus Supplement, the Depositor may sell certain Classes or Subclasses of the Certificates of a Series, including one or more Classes or Subclasses of Subordinated or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Such Certificates will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act and pursuant to any applicable state law. Alternatively, if so specified in the related Prospectus Supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated or Residual Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

  The Certificates of a Series offered hereby and by means of the related Prospectus Supplements will be transferable and exchangeable at the office or agency maintained by the Trustee for such purpose set forth in the related Prospectus Supplement, unless such Prospectus Supplement provides otherwise. No service charge will be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

  Beginning on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Certificates of a Series will be made by the Master Servicer or Trustee, if so specified in the Prospectus Supplement, on each Distribution Date to persons in whose name the Certificates are registered at the close of business on the day specified in such Prospectus Supplement (the "Record Date"). Such distributions of interest will be made periodically at the intervals, in the manner and at the per annum rate specified in the related

Prospectus Supplement, which rate may be fixed or variable. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless otherwise specified in the related Prospectus Supplement. Distributions of principal on the Certificates will be made in the priority and manner and in the amounts specified in the related Prospectus Supplement.

  If so specified in the Prospectus Supplement with respect to a Series of Certificates, distributions of interest and principal to a Certificateholder will be equal to the product of the undivided interest evidenced by such Certificate and the payments of principal and interest (adjusted to the related Pass-Through Rate) on or with respect to the Mortgage Loans or Contracts (including any Advances thereof) or the Mortgage Certificates included in the Trust Fund with respect to such Series.

  If so specified in the related Prospectus Supplement, distributions on a Class or Subclass of Certificates of a Series may be based on the Percentage Interest evidenced by a Certificate of such Class or Subclass in the distributions (including any Advances thereof) of principal (the "Principal Distribution") and interest (adjusted to the Pass-Through Rate for the related Mortgage Pool or Contract Pool) (the "Interest Distribution") on or with respect to the Mortgage Loans, the Contracts or the Mortgage Certificates in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, on each Distribution Date, the Trustee will distribute to each holder of a Certificate of such Class or Subclass an amount equal to the product of the Percentage Interest evidenced by such Certificate and the interest of such Class or Subclass in the Principal Distribution and the Interest Distribution. A Certificate of such a Class or Subclass may represent a right to receive a percentage of both the Principal Distribution and the Interest Distribution or a percentage of either the Principal Distribution or the Interest Distribution, as specified in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, the holders of the Senior Certificates may have the right to receive a percentage of Principal Prepayments that is greater than the percentage of regularly scheduled payment of principal such holder is entitled to receive. Such percentages may vary from time to time, subject to the terms and conditions specified in the Prospectus Supplement.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates, distributions of interest on each such Class or Subclass will be made on the Distribution Dates, and at the Interest Rates, specified in such Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement relating to such a Series of Certificates, distributions of interest on each Class or Subclass of Compound Interest Certificates of such Series will be made on each Distribution Date after the Stated Principal Balance of all Certificates of such Series having a Final Scheduled Distribution Date prior to that of such Class or Subclass of Compound Interest Certificates has been reduced to zero. Prior to such time, interest on such Class or Subclass of Compound Interest Certificates will be added to the Stated Principal Balance thereof on each Distribution Date for such Series.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates, distributions in reduction of the Stated Principal Balance of such Certificates will be made as described herein. Distributions in reduction of the Stated Principal Balance of such Certificates will be made on each Distribution Date for such Series to the holders of the Certificates of the Class or Subclass then entitled to receive such distributions until the aggregate amount of such distributions have reduced the Stated Principal Balance of such Certificates to zero. Allocation of distributions in reduction of Stated Principal Balance will be made to each Class or Subclass of such Certificates in the order specified in the related Prospectus Supplement, which, if so specified in such Prospectus Supplement, may be concurrently. Unless otherwise specified in the related Prospectus Supplement, distributions in reduction of the Stated Principal Balance of each Certificate of a Class or Subclass then entitled to receive such distributions will be made pro rata among the Certificates of such Class or Subclass.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates, the maximum amount which will be distributed in reduction of Stated Principal Balance to holders of Certificates of a Class or Subclass then entitled thereto on any Distribution Date will equal, to the extent funds are available in the Certificate Account, the sum of (i) the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of such Series since the prior Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date) (the "Accrual Distribution Amount"); (ii) the Stated Principal Distribution Amount; and (iii) to the extent specified in the related Prospectus Supplement, the applicable percentage of the Excess Cash Flow specified in such Prospectus Supplement.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates, the "Stated Principal Distribution Amount" with respect to a Distribution Date will equal the sum of the Accrual Distribution Amount, if any, and the amount, if any, by which the then outstanding Stated Principal Balance of the Multi-Class Certificates of such Series (before taking into account the amount of interest accrued on any Class of Compound Interest Certificates of such Series to be added to the Stated Principal Balance thereof on such Distribution Date) exceeds the Asset Value of the Trust Assets in the Trust Fund underlying such Series as of the end of a period (a "Due Period") specified in the related Prospectus Supplement. For purposes of determining the Stated Principal Distribution Amount with respect to a Distribution Date, the Asset Value of the Trust Assets will be reduced to take into account the interest evidenced by such Classes or Subclasses of Certificates in the principal distributions on or with respect of such Trust Assets received by the Trustee during the preceding Due Period.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates, Excess Cash Flow represents the excess of (i) the interest evidenced by such Multi-Class Certificates in the distributions received on the Mortgage Loans or Contracts underlying such Series in the Due Period preceding a Distribution Date for such Series (and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing day for the sale of such Certificates), together with income from the reinvestment thereof, and, to the extent specified in such Prospectus Supplement, the amount of cash withdrawn from any Reserve, GPM or Buy-Down Fund for such Series in the Due Period preceding such Distribution Date, over (ii) the sum of all interest accrued, whether or not then distributable, on the Multi-Class Certificates since the preceding Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date), the Stated Principal Distribution Amount for the then current Distribution Date and, if applicable, any payments made on any Certificates of such Class or Subclass pursuant to any special distributions in reduction of Stated Principal Balance during such Due Period.

  The Stated Principal Balance of a Multi-Class Certificate of a Series at any time represents the maximum specified dollar amount (exclusive of interest at the related Interest Rate) to which the holder thereof is entitled from the cash flow on the Trust Assets in the Trust Fund for such Series, and will decline to the extent distributions in reduction of Stated Principal Balance are received by such holder. The Initial Stated Principal Balance of each Class or Subclass within a Series that has been assigned a Stated Principal Balance will be specified in the related Prospectus Supplement.

  Distributions (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, except that, with respect to any holder of a Certificate meeting the requirements specified in the applicable Prospectus Supplement, distributions shall be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than two Business Days prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency designated by the Master Servicer for such purpose, as specified in the final distribution notice to Certificateholders.

ASSIGNMENT OF MORTGAGE CERTIFICATES

  Pursuant to the applicable Agreement for a Series of Certificates that includes Mortgage Certificates in the related Trust Fund, the Depositor will cause such Mortgage Certificates to be transferred to the Trustee together with all principal and interest distributed on such Mortgage Certificates after the Cut-off Date. Each Mortgage

Certificate included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Agreement. Such schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the Certificates and its coupon rate, maturity and original principal balance. In addition, such steps will be taken by the Depositor as are necessary to cause the Trustee to become the registered owner of each Mortgage Certificate which is included in a Trust Fund and to provide for all distributions on each such Mortgage Certificate to be made directly to the Trustee.

  In connection with such assignment, the Depositor will make certain representations and warranties in the Agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and such breach or breaches adversely affect the interests of the Certificateholders in the Mortgage Certificates, the Depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for such Mortgage Certificates or, in the case of a Series in which an election has been made to treat the related Trust Fund as a REMIC, at the lesser of the price set forth above, or the adjusted tax basis, as defined in the Code, of such Mortgage Certificates. The Mortgage Certificates with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related Prospectus Supplement. Any amounts received in respect of such repurchases will be distributed to Certificateholders on the immediately succeeding Distribution Date.

  If so specified in the related Prospectus Supplement, within the specified period following the date of issuance of a Series of Certificates, the Depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the Trustee Mortgage Certificates ("Substitute Mortgage Certificates") in substitution for any one or more of the Mortgage Certificates ("Deleted Mortgage Certificates") initially included in the Trust Fund. The required characteristics or any such Substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related Prospectus Supplement.

ASSIGNMENT OF MORTGAGE LOANS

  The Depositor will cause the Mortgage Loans constituting a Mortgage Pool to be assigned to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule will include information as to the adjusted principal balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination.

  In addition, the Depositor will, as to each Mortgage Loan that is not a Cooperative Loan, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) the Mortgage Note endorsed to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originator of such Mortgage Loan.

  The Depositor will cause to be delivered to the Trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Master Servicer will file in the appropriate office a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

  The Trustee (or the custodian hereinafter referred to) will, generally within 60 days after receipt thereof, review and hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the applicable Prospectus Supplement, if any such document is found to be defective in any material respect, the Trustee will promptly notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Servicer. If the Servicer cannot cure the defect within 60 days after notice is given to the Master Servicer, the Servicer will be obligated either to substitute for the related Mortgage Loan a Replacement Mortgage Loan or Loans, or to purchase within 90 days of such notice the related Mortgage Loan from the Trustee at a price equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Pass-Through Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of such Mortgage Loan. The Master Servicer is obligated to enforce the repurchase obligation of the Servicer, to the extent described above under "The Trust Fund--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases." Unless otherwise specified in the applicable Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a constituent document.

  Unless otherwise specified in the applicable Prospectus Supplement, with respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical distribution of such Mortgage Loans and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Mortgage Loan. In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Certificates, no Mortgage Loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interest of the Certificateholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Depositor, if so specified in the applicable Prospectus Supplement, to substitute for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Depositor.

  Within the period specified in the related Prospectus Supplement, following the date of issuance of a Series of Certificates, the Depositor, the Master Servicer or the related Servicer, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders. The required characteristics of any such Substitute Mortgage Loan and any additional restrictions relating to the substitution of Mortgage Loans will generally be as described under "The Trust Fund--The Contract Pools" with respect to the substitution of Contracts.

  In addition to making certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Pooling and Servicing Agreement relating to a Series of Certificates, the Master Servicer may make certain representations and warranties to the Trustee in such Pooling and Servicing Agreement with respect to the enforceability of coverage under any applicable Primary Insurance Policy, Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Bond. See "Description of Insurance" for information regarding the extent of coverage under certain of the aforementioned insurance policies. Upon a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders of such Series in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase such Mortgage Loan at the price calculated as set forth above.

  To the extent described in the related Prospectus Supplement, the Master Servicer will procure a surety bond, corporate guaranty or another similar form of insurance coverage acceptable to the Rating Agency rating the related Series of Certificates to support, among other things, this purchase obligation. Unless otherwise stated in the applicable Prospectus Supplement, the aforementioned purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of the Master Servicer's insurability representation. The Master Servicer's obligation to purchase Mortgage Loans upon such a breach is subject to limitations.

  The Trustee will be authorized, with the consent of the Depositor and the Master Servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the Mortgage Loans as the agent of the Trustee.

  Pursuant to each Pooling and Servicing Agreement, the Master Servicer, either directly or through Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

ASSIGNMENT OF CONTRACTS

  The Depositor will cause the Contracts constituting the Contract Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the Depositor is unable to obtain a perfected security interest in a Contract prior to transfer and assignment to the Trustee, the Unaffiliated Seller will be obligated to repurchase such Contract. The Trustee, concurrently with such assignment, will authenticate and deliver the Certificates. Each Contract will be identified in a schedule appearing as an exhibit to the Agreement (the "Contract Schedule"). Unless otherwise specified in the related Prospectus Supplement, the Contract Schedule will specify, with respect to each Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date; the APR; the current scheduled monthly level payment of principal and interest; and the maturity of the Contract.

  In addition, the Depositor, as to each Contract, will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Certificateholders in the Contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Contracts."

  The Trustee (or the Custodian) will review and hold such documents in trust for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect, the Unaffiliated Seller must cure such defect within 60 days, or within such other period specified in the related Prospectus Supplement the Unaffiliated Seller, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Unaffiliated Seller of the defect. If the defect is not cured, the Unaffiliated Seller will repurchase the related Contract or any property acquired in respect thereof from the Trustee at a price equal to the remaining unpaid principal balance of such Contract (or, in the case of a repossessed Manufactured Home, the unpaid principal balance of such Contract immediately prior to the repossession) or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued but unpaid interest to the first day of the month following repurchase at the related Pass-Through Rate, plus any unreimbursed Advances respecting such Contract. Unless otherwise specified in the related Prospectus Supplement, the repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a Contract document.

  Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller of Contracts will have represented, among other things, that (i) immediately prior to the transfer and assignment of the Contracts, the Unaffiliated Seller had good title to, and was the sole owner of each Contract and there had been no other sale or assignment thereof, (ii) as of the date of such transfer, the Contracts are subject to no offsets, defenses or counterclaims, (iii) each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) as of the date of such transfer, each Contract is a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair,
(v) as of the date of such transfer, no Contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home and (vi) with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required in the Pooling and Servicing Agreement and that all premiums now due on such insurance have been paid in full.

  All of the representations and warranties of a seller in respect of a Contract will have been made as of the date on which such seller sold the Contract to the Depositor or its affiliate; the date such representations and warranties were made may be a date prior to the date of initial issuance of the related series of Certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related Series of Certificates. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a seller, the seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Contract by the seller to the Depositor or its affiliate, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Contract. Nothing, however, has come to the Depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Contracts as of the date of initial issuance of the related series of Certificates.

  The only representations and warranties to be made for the benefit of Certificateholders in respect of any Contract relating to the period commencing on the date of sale of such Contract to the Depositor or its affiliate will be certain limited representations of the Depositor and of the Master Servicer described above under "The Trust Fund--The Contract Pools."

  If an Unaffiliated Seller cannot cure a breach of any representation or warranty made by it in respect of a Contract that materially and adversely affects the interest of the Certificateholders in such Contract within 90 days (or such other period specified in the related Prospectus Supplement) after notice from the Master Servicer, such Unaffiliated Seller will be obligated to repurchase such Contract at a price equal to, unless otherwise specified in the related Prospectus Supplement, the principal balance thereof as of the date of the repurchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in
Section 860F(a) of the Code, in each case together with accrued and unpaid interest to the first day of the month following repurchase at the related Pass-Through Rate, plus the amount of any unreimbursed Advances in respect of such Contract (the "Purchase Price"). The Master Servicer will be required under the applicable Pooling and Servicing Agreement to enforce this obligation for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Contract. Except as otherwise set forth in the related Prospectus Supplement, this repurchase obligation will constitute the sole remedy available to Certificateholders or the Trustee for a breach of representation by an Unaffiliated Seller.

  Neither the Depositor nor the Master Servicer will be obligated to purchase a Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to Contracts. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of a representation made by the Depositor or the Master Servicer, the Depositor or the Master Servicer may have a purchase obligation as described above under "The Trust Fund--The Contract Pools."

SERVICING BY UNAFFILIATED SELLERS

  Each Unaffiliated Seller of a Mortgage Loan or a Contract may have the option to act as the Servicer (or Master Servicer) for such Mortgage Loan or Contract pursuant to a Servicing Agreement. A representative form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the form of Servicing Agreement and by the discretion of the Master Servicer or Depositor to modify the Servicing Agreement and to enter into different Servicing Agreements. The Pooling and Servicing Agreement provides that, if for any reason the Master Servicer for such Series of Certificates is no longer the Master Servicer of the related Mortgage Loans or Contracts, the Trustee or any successor master servicer must recognize the Servicer's rights and obligations under such Servicing Agreement.

  A Servicer may delegate its servicing obligations to third-party servicers, but continue to act as Servicer under the related Servicing Agreement. The Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and Obligors and remittance of such collections to the Master Servicer, maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims thereunder, subject in certain cases to (a) the right of the Master Servicer to approve in advance any such settlement; (b) maintenance of escrow accounts of Mortgagors and Obligors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to terms of the related Mortgage Loan or the Obligor pursuant to the related Contract; (c) processing of assumptions or substitutions; (d) attempting to cure delinquencies; (e) supervising foreclosures or repossessions; (f) inspection and management of Mortgaged Properties, Cooperative Dwellings or Manufactured Homes under certain circumstances; and (g) maintaining accounting records relating to the Mortgage Loans and Contracts. A Servicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on Mortgage Loans and Contracts (as described more fully below under "--Payments on Mortgage Loans" and "--Payments on Contracts"), and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors and Obligors.

  As compensation for its servicing duties, a Servicer will be entitled to amounts from payments with respect to the Mortgage Loans and Contracts serviced by it. The Servicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Note or related instruments. The Servicer will be reimbursed by the Master Servicer for certain expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Pooling and Servicing Agreement.

  Each Servicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Servicer in its servicing capacity.

  Each Servicer will be required to service each Mortgage Loan or Contract pursuant to the terms of the Servicing Agreement for the entire term of such Mortgage Loan or Contract, unless the Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Unless otherwise set forth in the Prospectus Supplement, the Master Servicer may terminate a Servicing Agreement upon 30 days' written notice to the Servicer, without cause, upon payment of an amount equal to the fair market value of the right to service the Mortgage Loans or Contracts serviced by any such Servicer under such Servicing Agreement, or if such fair market value cannot be determined, a specified percentage of the aggregate outstanding principal balance of all such Mortgage Loans or Contracts, or immediately upon the giving of notice upon certain stated events, including the violation of such Servicing Agreement by the Servicer.

  The Master Servicer may agree with a Servicer to amend a Servicing Agreement. The Master Servicer may also, at any time and from time to time, release servicing to third-party servicers, but continue to act as Master Servicer under the related Pooling and Servicing Agreement. Upon termination of a Servicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or Contracts or enter into one or more new Servicing Agreements. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces. If the Master Servicer enters into a new Servicing Agreement, each new Servicer must be an Unaffiliated Seller or meet the standards for becoming an Unaffiliated Seller or have such servicing experience that is otherwise satisfactory to the Master Servicer. The Master Servicer will make reasonable efforts to have the new Servicer assume liability for the representations and warranties of the terminated Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability in respect of such representations and warranties. Any amendments to a Servicing Agreement or new Servicing Agreements may contain provisions different from those described above that are in effect in the original Servicing Agreements. However, the Pooling and Servicing Agreement with respect to a Series will provide that any such amendment or new agreement may not be inconsistent with or violate such Pooling and Servicing Agreement.

PAYMENTS ON MORTGAGE LOANS

  The Master Servicer will, unless otherwise specified in the Prospectus Supplement with respect to a Series of Certificates, establish and maintain a separate account or accounts in the name of the Trustee (the "Certificate Account"), which must be maintained with a depository institution and in a manner acceptable to the Rating Agency rating the Certificates of a Series.

  If so specified in the applicable Prospectus Supplement, the Master Servicer, in lieu of establishing a Certificate Account, may establish a separate account or accounts in the name of the Trustee (the "Custodial Account") meeting the requirements set forth herein for the Certificate Account. In such a case, amounts in such Custodial Account, after making the required deposits and withdrawals specified below, shall be remitted to the Certificate Account maintained by the Trustee for distribution to Certificateholders in the manner set forth herein and in such Prospectus Supplement.

  In those cases where a Servicer is servicing a Mortgage Loan pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with either the standards set forth above or, subject to the conditions set forth in the Servicing Agreement, be maintained with a depository, meeting the requirements of the Rating Agency rating the Certificates of the related Series, and that is otherwise acceptable to the Master Servicer. The Servicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated in the following paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation. On the date specified in the Servicing Agreement, the Servicer shall remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The Servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that, unless otherwise specified in the related Prospectus Supplement, such requirement shall only apply to the extent such Servicer determines in good faith any such advance will be recoverable out of Insurance Proceeds, proceeds of the liquidation of the related Mortgage Loans or otherwise.

  The Certificate Account may be maintained with a depository institution that is an affiliate of the Master Servicer. The Master Servicer will deposit in the Certificate Account for each Series of Certificates on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) in the manner set forth in the related Prospectus Supplement:

    (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans, net of any portion of such payments that represent unreimbursed or unrecoverable Advances made by the related Servicer;

    (ii) all payments on account of interest on the Mortgage Loans, net of any portion thereof retained by the Servicer, if any, as its servicing fee;

    (iii) all proceeds of (A) any Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guarantee, Mortgagor Bankruptcy Bond or Pool Insurance Policy with respect to such Series of Certificates and any title, hazard or other insurance policy covering any of the Mortgage Loans included in the related Mortgage Pool (to the extent such proceeds are not applied to the restoration of the related property or released to the Mortgagor in accordance with customary servicing procedures) (collectively, "Insurance Proceeds") or any Alternative Credit Support established in lieu of any such insurance and described in the applicable Prospectus Supplement; and (B) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under the Letter of Credit or proceeds of any Alternative Credit Support, if any, with respect to such Series ("Liquidation Proceeds"), net of expenses of liquidation, unpaid servicing compensation with respect to such Mortgage Loans and unreimbursed or unrecoverable Advances made by the Servicers of the related Mortgage Loans;

    (iv) all payments under the Letter of Credit, if any, with respect to such Series;

    (v) all amounts required to be deposited therein from the Reserve Fund, if any, for such Series;

    (vi) any Advances made by a Servicer or the Master Servicer (as described herein under "--Advances");

    (vii) any Buy-Down Funds (and, if applicable, investment earnings thereon) required to be deposited in the Certificate Account, as described below; and

    (viii) all proceeds of any Mortgage Loan repurchased by the Master Servicer, the Depositor, any Servicer or any Unaffiliated Seller (as described under "The Trust Fund--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases" or "--Assignment of Mortgage Loans" above or repurchased by the Depositor as described under "--Termination" below).

  With respect to each Buy-Down Loan, if so specified in the related Prospectus Supplement, the Master Servicer or the related Servicer will deposit the Buy-Down Funds with respect thereto in a custodial account complying with the requirements set forth above for the Certificate Account, which, unless otherwise specified in the related Prospectus Supplement, may be an interest-bearing account. The amount of such required deposits, together with investment earnings thereon at the rate specified in the applicable Prospectus Supplement, will provide sufficient funds to support the full monthly payments due on such Buy-Down Loan on a level debt service basis. Neither the Master Servicer nor the Depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any such insufficiency is not recoverable from the Mortgagor under the terms of the related Mortgage Note, distributions to Certificateholders will be affected. With respect to each Buy-Down Loan, the Master Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each Distribution Date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the Mortgagor on such Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

  If the Mortgagor on a Buy-Down Loan prepays such loan in its entirety, or defaults on such loan and the Mortgaged Property is sold in liquidation thereof, during the period when the Mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the related Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan. In the event of a default with respect to which a claim, including accrued interest supplemented by amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, has been made, the Master Servicer or the related Servicer will pay an amount equal to the remaining amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, to the extent the claim includes accrued interest supplemented by amounts in the Buy-Down Fund, to the related Pool Insurer or the insurer under the related Primary Insurance Policy (the "Primary Insurer") if the Mortgaged Property is transferred to the Pool Insurer or the Primary Insurer, as the case may be, which pays 100% of the related claim (including accrued interest and expenses) in respect of such default, to the L/C Bank in consideration of such payment under the related Letter of Credit, or to the guarantor or other person which pays the same pursuant to Alternative Credit Support described in the applicable Prospectus Supplement. In the case of any such prepaid or defaulted Buy-Down Loan the amounts in the Buy-Down Fund in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and remit to the Depositor or the Mortgagor, depending on the terms of the related buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

  If so specified in the Prospectus Supplement with respect to a Series, in lieu of, or in addition to the foregoing, the Depositor may deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for such Series, which shall be drawn upon by the Trustee in the manner and at the times specified in such Prospectus Supplement.

PAYMENTS ON CONTRACTS

  A Certificate Account meeting the requirements set forth under "Description of the Certificates--Payments on Mortgage Loans" will be established in the name of the Trustee.

  There will be deposited in the Certificate Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Master Servicer on or before the Cut-off
Date):

    (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

    (ii) all Obligor payments on account of interest on the Contracts, adjusted to the Pass-Through Rate;

    (iii) all Liquidation Proceeds received with respect to Contracts or property acquired in respect thereof by foreclosure or otherwise;

    (iv) all Insurance Proceeds received with respect to any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

    (v) any Advances made as described under "--Advances" and certain other amounts required under the Pooling and Servicing Agreement to be deposited in the Certificate Account;

    (vi) all amounts received from Credit Support provided with respect to a Series of Certificates;

    (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Master Servicer, the Depositor or otherwise as described above or under "--Termination" below; and

    (viii) all amounts, if any, required to be transferred to the Certificate Account from the Reserve Fund.

COLLECTION OF PAYMENTS ON MORTGAGE CERTIFICATES

  The Mortgage Certificates included in the Trust Fund with respect to a Series of Certificates will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The Pooling and Servicing Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which such distribution was due and payable pursuant to the terms of such Mortgage Certificate, to request the issuer or guarantor, if any, of such Mortgage Certificate to make such payment as promptly as possible and legally permitted and to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders of the affected Series. In the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify such Certificateholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Certificateholders.

DISTRIBUTIONS ON CERTIFICATES

  On each Distribution Date with respect to a Series of Certificates as to which credit support is provided by means other than the creation of a Subordinated Class or Subclasses and the establishment of a Reserve Fund, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit therein and distribute, or, if so specified in the applicable Prospectus Supplement, will withdraw from the Custodial Account funds on deposit therein and remit to the Trustee, who will distribute, such funds to Certificateholders of record on the applicable Record Date. Such distributions shall occur in the manner described herein under "Description of the Certificates--Distributions of Principal and Interest" and in the related Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit therein and distribute them to the Trustee. Such funds shall consist of the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any) and interest received after the Cut-off Date and on or prior to the 20th day (or if such day is not a business day, the next preceding business day) of the month of such distribution or such other day as may be specified in the related Prospectus Supplement (in either case the "Determination Date"), except:

    (i) all payments that were due on or before the Cut-off Date;

    (ii) all principal prepayments received during the month of distribution and all payments of interest representing interest for the month of distribution or any portion thereof;

    (iii) all payments which represent early receipt (other than prepayments) of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

    (iv) amounts received on particular Mortgage Loans or Contracts as late payments of principal or interest and respecting which the Master Servicer has made an unreimbursed Advance;

    (v) amounts representing reimbursement for other Advances which the Master Servicer has determined to be otherwise nonrecoverable and amounts representing reimbursement for certain losses and expenses incurred or Advances made by the Master Servicer and discussed below; and

    (vi) that portion of each collection of interest on a particular Mortgage Loan in such Mortgage Pool or on a particular Contract in such Contract Pool that represents (A) servicing compensation to the Master Servicer, (B) amounts payable to the entity or entities specified in the applicable Prospectus Supplement or permitted withdrawals from the Certificate Account out of payments under the Letter of Credit, if any, with respect to the Series, (C) related Insurance Proceeds or Liquidation Proceeds, (D) amounts in the Reserve Fund, if any, with respect to the Series or (E) proceeds of any Alternative Credit Support, each deposited in the Certificate Account to the extent described under "Description of the Certificates--Maintenance of Insurance Policies," "--Presentation of Claims," "--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" and "-- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Contracts" or in the applicable Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, no later than the Business Day immediately preceding the Distribution Date for a Series of Certificates, the Master Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the next succeeding Distribution Date on account of principal and interest on the Mortgage Loans or Contracts, stated separately or the information enabling the Trustee to determine the amount of distribution to be made on the Certificates and a statement setting forth certain information with respect to the Mortgage Loans or Contracts.

  If so specified in the applicable Prospectus Supplement, the Trustee will establish and maintain the Certificate Account for the benefit of the holders of the Certificates of the related Series in which the Trustee shall deposit, as soon as practicable after receipt, each distribution made to the Trustee by the Master Servicer, as set forth above, with respect to the Mortgage Loans or Contracts, any distribution received by the Trustee with respect to the Mortgage Certificates, if any, included in the Trust Fund and deposits from any Reserve Fund or GPM Fund. If so specified in the applicable Prospectus Supplement, prior to making any distributions to Certificateholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the Trustee shall be deducted and paid to the Trustee.

  Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the Business Day preceding the next Distribution Date. Unless otherwise provided in the Prospectus Supplement, all income and gain realized from any such investment will be for the benefit of the Master Servicer. The Master Servicer will be required to deposit the amount of any losses incurred with respect to such investments out of its own funds, when realized. The Certificate Account established pursuant to the Deposit Trust Agreement shall be a non-interest bearing account or accounts.

  The timing and method of distribution of funds in the Certificate Account to Classes or Subclasses of Certificates having differing terms, whether subordinated or not, to the extent not described herein, shall be set forth in the related Prospectus Supplement.

SPECIAL DISTRIBUTIONS

  To the extent specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes of Multi-Class Certificates that do not provide for monthly Distribution Dates may receive Special Distributions in reduction of Stated Principal Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Pooling and Servicing Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for such Series and available to be distributed to the holders of the Certificates of such Classes or Subclasses may be less than the sum of (i) the interest scheduled to be distributed to holders of the Certificates of such Classes or Subclasses and (ii) the amount to be distributed in reduction of Stated Principal Balance or such Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Principal Balance would be made on the next Distribution Date.

REPORTS TO CERTIFICATEHOLDERS

  Unless otherwise specified or modified in the related Prospectus Supplement for each Series, the Master Servicer or the Trustee will include with each distribution to Certificateholders of record of such Series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable (per each Certificate, as to (i) through (iii) or (iv) through (vi) below, as applicable):

    (i) to each holder of a Certificate, other than a Multi-Class Certificate or Residual Certificate, the amount of such distribution allocable to principal of the Trust Assets, separately identifying the aggregate amount of any Principal Prepayments included therein, and the portion, if any, advanced by a Servicer or the Master Servicer;

    (ii) to each holder of a Certificate, other than a Multi-Class Certificate or Residual Certificate, the amount of such distribution allocable to interest on the related Trust Assets and the portion, if any, advanced by a Servicer or the Master Servicer;

    (iii) to each holder of a Certificate, the amount of servicing compensation with respect to the related Trust Assets and such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

    (iv) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Principal Balance are then being made, the amount of such interest distribution and distribution in reduction of Stated Principal Balance, and the Stated Principal Balance of each Class after giving effect to the distribution in reduction of Stated Principal Balance made on such Distribution Date or on any Special Distribution Date occurring subsequent to the last report;

    (v) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Principal Balance of Certificates outstanding of each Class or Subclass after giving effect to the distribution in reduction of Stated Principal Balance made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Stated Principal Balance the Stated Principal Balance of the Compound Interest Certificates, if any, outstanding and the amount of any accrued interest added to the Compound Value of such Compound Interest Certificates on such Distribution Date;

    (vi) to each holder of a Compound Interest Certificate (but only if such holder shall not have received a distribution of interest on such Distribution Date equal to the entire amount of interest accrued on such Certificate with respect to such Distribution Date):

      (a) the information contained in the report delivered pursuant to clause (v) above;

      (b) the interest accrued on such Class or Subclass of Compound Interest Certificates with respect to such Distribution Date and added to the Compound Value of such Compound Interest Certificate; and

      (c) the Stated Principal Balance of such Class or Subclass of Compound Interest Certificates after giving effect to the addition thereto of all interest accrued thereon;

    (vii) in the case of a series of Certificates with a variable Pass-Through Rate, the weighted average Pass-Through Rate applicable to the distribution in question;

    (viii) the amount or the remaining obligations of an L/C Bank with respect to a Letter of Credit, after giving effect to the declining amount available and any payments thereunder and other amounts charged thereto on the applicable Distribution Date, expressed as a percentage of the amount reported pursuant to (x) below, and the amount of coverage remaining under the Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond, or Reserve Fund as applicable, in each case, as of the applicable Determination Date, after giving effect to any amounts with respect thereto distributed to Certificateholders on the Distribution Date;

    (ix) in the case of a Series of Certificates benefiting from the Alternative Credit Support described in the related Prospectus Supplement, the amount of coverage under such Alternative Credit Support as of the close of business on the applicable Determination Date, after giving effect to any amounts with respect thereto distributed to Certificateholders on the Distribution Date;

    (x) the aggregate scheduled principal balance of the Trust Assets as of a date not earlier than such Distribution Date after giving effect to payments of principal distributed to Certificateholders on the Distribution Date;

    (xi) the book value of any collateral acquired by the Mortgage Pool or Contract Pool through foreclosure, repossession or otherwise; and

    (xii) the number and aggregate principal amount of Mortgage Loans or Contracts one month and two months delinquent.

  In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer, or the Trustee, if specified in the applicable Prospectus Supplement, will cause to be furnished to each Certificateholder of record at any time during such calendar year a report as to the aggregate of amounts reported pursuant to (i) through (iii) or (iv) through (vi) above and such other information as in the judgment of the Master Servicer or the Trustee, as the case may be, is needed for the Certificateholder to prepare its tax return, as applicable, for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year.

ADVANCES

  Unless otherwise stated in the related Prospectus Supplement, each Servicer and the Master Servicer (with respect to Mortgage Loans or Contracts serviced by it and with respect to Advances required to be made by the

Servicers that were not so made) will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest (adjusted to the applicable Pass-Through Rate) that were due on the Due Date with respect to a Mortgage Loan or Contract and that were delinquent (including any payments that have been deferred by the Servicer or the Master Servicer) as of the close of business on the date specified in the Pooling and Servicing Agreement, to be remitted no later than the close of business on the business day immediately preceding the Distribution Date, subject to (unless otherwise provided in the applicable Prospectus Supplement) their respective determinations that such advances are reimbursable under any Letter of Credit, Pool Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, from the proceeds of Alternative Credit Support, from cash in the Reserve Fund, the Servicing or Certificate Accounts or otherwise. In making such advances, the Servicers and Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the Certificateholders, rather than to guarantee or insure against losses. Any such Advances are reimbursable to the Servicer or Master Servicer out of related recoveries on the Mortgage Loans respecting which such amounts were advanced. In addition, such Advances are reimbursable from cash in the Reserve Fund, the Servicing or Certificate Accounts to the extent that the Servicer or the Master Servicer, as the case may be, shall determine that any such Advances previously made are not ultimately recoverable. The Servicers and the Master Servicer generally will also be obligated to make advances in respect of certain taxes and insurance premiums not paid by Mortgagors or Obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. Funds so advanced are reimbursable out of recoveries on the related Mortgage Loans. This right of reimbursement for any Advance will be prior to the rights of the Certificateholders to receive any amounts recovered with respect to such Mortgage Loans or Contracts. Unless otherwise provided in the applicable Prospectus Supplement, the Servicers and the Master Servicer will also be required to advance an amount necessary to provide a full month's interest (adjusted to the applicable Pass-Through Rate) in connection with full or partial prepayments, liquidations, defaults and repurchases of the Mortgage Loans or Contracts. Any such Advances will not be reimbursable to the Servicers or the Master Servicer.

COLLECTION AND OTHER SERVICING PROCEDURES

  The Master Servicer, directly or through the Servicers, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Pooling and Servicing Agreement and any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, or Alternative Credit Support, follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Mortgage Loans or Contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, the Master Servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or Contract or extend the due dates for payments due on a Mortgage Note or Contract for a period of not greater than 270 days, provided that the insurance coverage for such Mortgage Loan or Contract or the coverage provided by any Letter of Credit or any Alternative Credit Support, will not be adversely affected.

  Under the Pooling and Servicing Agreement, the Master Servicer, either directly or through Servicers, to the extent permitted by law, may establish and maintain an escrow account (the "Escrow Account") in which Mortgages or Obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing such escrows to be made. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors or Obligors amounts determined to be overages, to pay interest to Mortgagors or Obligors on balances in the Escrow Account, if required, and to clear and terminate such account. The Master Servicer will be responsible for the administration of each Escrow Account and will be obliged to make advances to such accounts when a deficiency exists therein. Alternatively, in lieu of establishing an Escrow Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

MAINTENANCE OF INSURANCE POLICIES

  To the extent that the applicable Prospectus Supplement does not expressly provide for a method of credit support described below under "Credit Support" or for Alternative Credit Support in lieu of some or all of the insurance coverage set forth below, the following paragraphs on insurance shall apply.

STANDARD HAZARD INSURANCE

  To the extent specified in a related Prospectus Supplement, the terms of each Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract that it services (and the Master Servicer will be required to maintain for each Mortgage Loan or Contract serviced by it directly) a policy of standard hazard insurance (a "Standard Hazard Insurance Policy") covering the Mortgaged Property underlying such Mortgage Loan or Manufactured Home underlying such Contract in an amount at least equal to the maximum insurable value or the improvements securing such Mortgage Loan or Contract or the principal balance of such Mortgage Loan or Contract, whichever is less. Each Servicer or the Master Servicer, as the case may be, shall also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan or Contract, a Standard Hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of the improvements that are a part of the Mortgaged Property or Manufactured Home. Any amounts collected by the Servicer or the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures) shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the Master Servicer, shall be deposited directly into the Certificate Account. Any cost incurred in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan or Contract, notwithstanding that the terms of the Mortgage Loan or Contract may so permit. Such cost shall be recoverable by the Servicer only by withdrawal of funds from the Servicing Account or by the Master Servicer only by withdrawal from the Certificate Account, as described in the Pooling and Servicing Agreement. No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a Mortgage Loan or Contract, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. When the Mortgaged Property or Manufactured Home is located at the time of origination of the Mortgage Loan or Contract in a federally designated flood area, the related Servicer (or the Master Servicer, in the case of each Mortgage Loan or Contract serviced by it directly) will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

  The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

  The Pooling and Servicing Agreement will require the Master Servicer to perform the aforementioned obligations of the Servicer in the event the Servicer fails to do so. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related Mortgage Loans or Contracts, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each Mortgage Loan or Contract that it services. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

  Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans or Contracts may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged Mortgaged Property or Manufactured Home. See "Description of Insurance--Special Hazard Insurance Policies" for a description of the limited protection afforded by a Special Hazard Insurance Policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the Standard Hazard Insurance Policies.

SPECIAL HAZARD INSURANCE

  If so specified in the related Prospectus Supplement, the Master Servicer will be required to exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy, if any, with respect to a Series of Certificates in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the Special Hazard Insurance Policy on a timely basis; provided, however, that the Master Servicer shall be under no such obligation if coverage under the Pool Insurance Policy with respect to such Series has been exhausted. In the event that the Special Hazard Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Special Hazard Insurance Policy may be reduced to a level such that the applicable premium will not exceed the cost of the Special Hazard Insurance Policy that was replaced. Certain characteristics of the Special Hazard Insurance Policy are described under "Description of Insurance--Special Hazard Insurance Policies."

POOL INSURANCE

  To the extent specified in a related Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Pool Insurance Policy with respect to a Series of Certificates in effect throughout the term of the Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for such Pool Insurance Policy on a timely basis. In the event that the Pool Insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy, or if the Pool Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the Pool Insurance Policy and may obtain, under the circumstances described above with respect to the Special Hazard Insurance Policy, a replacement policy with reduced coverage. In the event the Pool Insurer ceases to be a qualified insurer because it is not approved as an insurer by FHLMC, FNMA or any successors thereto, the Master Servicer will agree to review, not less often than monthly, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized and, if so, will exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy under the above-stated limitations. Certain characteristics of the Pool Insurance Policy are described under "Description of Insurance--Pool Insurance Policies."

PRIMARY MORTGAGE INSURANCE

  To the extent specified in the related Prospectus Supplement, the Master Servicer will be required to keep in force and effect for each Mortgage Loan secured by Single Family Property serviced by it directly, and each Servicer of a Mortgage Loan secured by Single Family Property will be required to keep in full force and effect with respect to each such Mortgage Loan serviced by it, in each case to the extent required by the underwriting standards of the Depositor, a Primary Mortgage Insurance Policy issued by a qualified insurer (the "Primary

Mortgage Insurer") with regard to each Mortgage Loan for which such coverage is required pursuant to the applicable Servicing Agreement and the Pooling and Servicing Agreement and to act on behalf of the Trustee (the "Insured") under each such Primary Mortgage Insurance Policy. Neither the Servicer nor the Master Servicer will cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the date of the initial issuance of a Series of Certificates that is required to be kept in force under the Pooling and Servicing Agreement or applicable Servicing Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or non- renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency rating the Certificates. See "Description of Insurance--Primary Mortgage Insurance Policies."

MORTGAGOR BANKRUPTCY BOND

  If so specified in the related Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for a Series of Certificates in full force and effect throughout the term of the Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for such Mortgagor Bankruptcy Bond on a timely basis. At the request of the Depositor, coverage under a Mortgagor Bankruptcy Bond will be cancelled or reduced by the Master Servicer to the extent permitted by the Rating Agency rating the related Series of Certificates, provided that such cancellation or reduction does not adversely affect the then current rating of such Series. See "Description of Insurance--Mortgagor Bankruptcy Bond."

PRESENTATION OF CLAIMS

  The Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to HUD, the VA, the Pool Insurer, the Special Hazard Insurer, the issuer of the Mortgagor Bankruptcy Bond, and each Primary Mortgage Insurer, as applicable, and take such reasonable steps as are necessary to permit recovery under such insurance policies or Mortgagor Bankruptcy Bond, if any, with respect to a Series concerning defaulted Mortgage Loans or Contracts or Mortgage Loans or Contracts that are the subject of a bankruptcy proceeding. All collections by the Master Servicer under any FHA insurance or VA guarantee, any Pool Insurance Policy, any Primary Mortgage Insurance Policy or any Mortgagor Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described. In those cases in which a Mortgage Loan or Contract is serviced by a Servicer, the Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the applicable Primary Mortgage Insurer and to the FHA and the VA, as applicable, and all collections thereunder shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

  If any property securing a defaulted Mortgage Loan or Contract is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Pool Insurance Policy or any Primary Mortgage Insurance Policy, neither the related Servicer nor the Master Servicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a Servicer, the Master Servicer agrees,
(i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan or Contract after reimbursement of the expenses incurred by the Servicer or the Master Servicer, as the case may be, and (ii) that such expenses will be recoverable through proceeds of the sale of the Mortgaged Property or proceeds of any related Pool Insurance Policy, any related Primary Mortgage Insurance Policy or otherwise.

  If recovery under a Pool Insurance Policy or any related Primary Mortgage Insurance Policy is not available because the related Servicer or the Master Servicer has been unable to make the above determinations or otherwise, the Servicer or the Master Servicer is nevertheless obligated to follow such normal practices and procedures as are deemed necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property or Manufactured Home are less than the principal balance of the defaulted Mortgage Loan or Contract, respectively, plus interest accrued thereon at the Pass-Through Rate, and if coverage under any other method of credit support with respect to such Series is exhausted, the related Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Servicer or the Master Servicer in connection with such proceedings and which are reimbursable under the related Servicing Agreement or the Pooling and Servicing Agreement. In the event that any such proceedings result in a total recovery that is, after reimbursement to the Servicer or the Master Servicer of its expenses, in excess of the principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest thereon at the applicable Pass-Through Rates, the Servicer and the Master Servicer will be entitled to withdraw amounts representing normal servicing compensation on such Mortgage Loan or Contract from the Servicing Account or the Certificate Account, as the case may be.

ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

  Each Servicing Agreement and the Pooling and Servicing Agreement with respect to Certificates representing interests in a Mortgage Pool will provide that, when any Mortgaged Property has been conveyed by the borrower, such Servicer or the Master Servicer, as the case may be, will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto, if any, unless it reasonably believes that such enforcement is not exercisable under applicable law or regulations or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan. In either case, where the due-on-sale clause will not be exercised, the Servicer or the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any Pool Insurance Policy and any related Primary Mortgage Insurance Policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute Mortgagor. Each Servicer and the Master Servicer will also be authorized, with the prior approval of the Insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

  Under the Servicing Agreements and the Pooling and Servicing Agreement, the Servicer or the Master Servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer or the Master Servicer will follow such practices and procedures as are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and in accordance with FNMA guidelines, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the Servicer nor the Master Servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a Servicer, the Master Servicer agrees (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the Letter of Credit, or amounts in the Reserve Fund, if any, with respect to the related Series, or otherwise.

  Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans--Foreclosure" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

  The market value of any Multifamily Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units. Since a default on a Mortgage Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of such property will be less than was anticipated when such Mortgage Loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to Multifamily Property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the Mortgage Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the Mortgage Loan at maturity may depend on its ability to refinance the Mortgage Loan. The Depositor, the Unaffiliated Seller and the Master Servicer will have no obligation to provide refinancing for any such Mortgage Loan.

ENFORCEMENT OF "DUE-ON-SALE" CLAUSES; REALIZATION UPON DEFAULTED CONTRACTS

  Each Servicing Agreement and Pooling and Servicing Agreement with respect to Certificates representing interests in a Contract Pool will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the Obligor, the Master Servicer, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, may exercise its rights to accelerate the maturity of such Contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law. In such case, the Master Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract and, unless determined to be materially adverse to the interests of Certificateholders, with the prior approval of the Pool Insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the Contract. Where authorized by the Contract, the APR may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

  Under the Servicing Agreement or the Pooling and Servicing Agreement, the Master Servicer will repossess or otherwise comparably convert the ownership of properties securing such of the related Manufactured Homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Servicer or Master Servicer will follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general Contract servicing activities. The Servicer or Master Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  Under the Pooling and Servicing Agreement for a Series of Certificates, the Depositor or the person or entity specified in the related Prospectus Supplement and any Master Servicer will be entitled to receive an amount described in such Prospectus Supplement. The Master Servicer's primary compensation generally will be equal to the difference, with respect to each interest payment on a Mortgage Loan, between the Mortgage Rate and the Pass-Through Rate for the related Mortgage Pool and with respect to each interest payment on a Contract, between the APR and the Pass-Through Rate for the related Contract (less any servicing compensation payable to the Servicer of the related Mortgage Loan or Contract, if any, as set forth below, and the amount, if any, payable to the Depositor or to the person or entity specified in the applicable Prospectus Supplement). As compensation for its servicing duties, a Servicer will be entitled to receive a monthly servicing fee in the amount specified in the related Servicing Agreement. Such servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account. Each Servicer (with respect to the Mortgage Loans or Contracts serviced by it) and the Master Servicer will be entitled to servicing compensation out of Insurance Proceeds, Liquidation Proceeds, or Letter of Credit payments. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account.

  The Servicers and the Master Servicer, unless otherwise specified in the related Prospectus Supplement, will pay from their servicing compensation certain expenses incurred in connection with the servicing of the Mortgage Loans or Contracts, including, without limitation, payment of the Insurance Policy premiums and, in the case of the Master Servicer, fees or other amounts payable for any Alternative Credit Support, payment of the fees and disbursements of the Trustee (and any custodian selected by the Trustee), the Certificate Register and independent accountants and payment of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers. Certain of these expenses may be reimbursable by the Depositor pursuant to the terms of the Pooling and Servicing Agreement. In addition, the Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers under certain limited circumstances.

  As set forth in the preceding section, the Servicers and the Master Servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted Mortgage Loans or Contracts. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are fully paid under the Letter of Credit, if any, the related insurance policies, from amounts in the Reserve Fund or under any applicable Alternative Credit Support described in a Prospectus Supplement. In the event, however, that claims are either not made or fully paid under such Letter of Credit, Insurance Policies or Alternative Credit Support, or if coverage thereunder has ceased, or if amounts in the Reserve Fund are not sufficient to fully pay such losses, the related Trust Fund will suffer a loss to the extent that the proceeds of the liquidation proceedings, after reimbursement of the expenses of the Servicers or the Master Servicer, as the case may be, are less than the principal balance of the related Mortgage Loan or Contract. In addition, the Servicers and the Master Servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a Mortgaged Property, Cooperative Dwelling or Manufactured Home, such right of reimbursement being prior to the rights of the Certificateholders to receive any payments under the Letter of Credit, or from any related Insurance Proceeds, Liquidation Proceeds, amounts in the Reserve Fund or any proceeds of Alternative Credit Support.

  Under the Deposit Trust Agreement, the Trustee will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The Trustee shall be required to pay all expenses, except as expressly provided in the Deposit Trust Agreement, subject to limited reimbursement as provided therein.

EVIDENCE AS TO COMPLIANCE

  The Master Servicer will deliver to the Depositor and the Trustee, on or before the date specified in the Pooling and Servicing Agreement, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer and the Servicers during the preceding calendar year and of its performance under the Pooling and Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer and each Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement and the applicable Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans or Contract, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the servicing of the Mortgage Loans or Contract was conducted in compliance with the provisions of the Pooling and Servicing Agreement and the Servicing Agreements, except for such exceptions as such firm believes it is required to report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE

  The Master Servicer under each Pooling and Servicing Agreement will be named in the applicable Prospectus Supplement. The entity acting as Master Servicer may be an Unaffiliated Seller and have other normal business relationships with the Depositor and/or affiliates of the Depositor and may be an affiliate of the Depositor. In the event there is no Master Servicer under a Pooling and Servicing Agreement, all servicing of Mortgage Loans or Contracts will be performed by a Servicer pursuant to a Servicing Agreement.

  The Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

  The Trustee under each Pooling and Servicing Agreement or Deposit Trust Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

  The Trustee may resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Certificates of such Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor Trustee.

  The Trustee may resign at any time from its obligations and duties under the Deposit Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Depositor, mailing a copy of a notice of resignation to all Certificateholders then of record, and appointing a qualified successor trustee. No such resignation will become effective until the successor trustee has assumed the Trustee's obligations and duties under the Deposit Trust Agreement.

  Each Pooling and Servicing Agreement and Deposit Trust Agreement will also provide that neither the Depositor nor the Master Servicer nor any director, officer, employee or agent of the Depositor or the Master Servicer or the Trustee, or any responsible officers of the Trustee will be under any liability to the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor, the Master Servicer or the Trustee nor any such person will be protected against, in the case of the Master Servicer and the Depositor, any breach of representations or warranties made by them, and in the case of the Master Servicer, the Depositor and the Trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. Each Pooling and Servicing Agreement and Deposit Trust Agreement will further provide that the Depositor, the Master Servicer and the Trustee and any director, officer and employee or agent of the Depositor, the Master Servicer or the Trustee shall be entitled to indemnification, by the Trust Fund in the case of the Depositor and Master Servicer and by the Master Servicer in the case of the Trustee and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Certificates and in the case of the Trustee, resulting from any error in any tax or information return prepared by the Master Servicer or from the exercise of any power of attorney granted pursuant to the Pooling and Servicing Agreement, other than any loss, liability or expense related to any specific Mortgage Loan, Contract or Mortgage Certificate (except any such loss, liability or expense otherwise reimbursable pursuant to the applicable Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each Agreement will provide that neither the Depositor nor the Master Servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Depositor or the Master Servicer may, however, in their discretion, undertake any such action deemed by them necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

DEFICIENCY EVENT

  To the extent a deficiency event is specified in the related Prospectus Supplement, a deficiency event (a "Deficiency Event") with respect to the Certificates of each Series may be defined in the Pooling and Servicing Agreement as being the inability of the Trustee to distribute to holders of one or more Classes of Certificates of such Series, in accordance with the terms thereof and the Pooling and Servicing Agreement, any distribution of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

  To the extent a deficiency event is specified in the related Prospectus Supplement, upon the occurrence of a Deficiency Event, the Trustee is required to determine whether or not the application on a monthly basis (regardless of the frequency of regular Distribution Dates) of all future scheduled payments on the Mortgage Loans, Contracts and Mortgage Certificates included in the related Trust Fund and other amount receivable with respect to such Trust Fund towards payments on such Certificates in accordance with the priorities as to distributions of principal and interest set forth in such Certificates will be sufficient to make distributions of interest at the applicable Interest Rates and to distribute in full the principal balance of each such Certificate on or before the latest Final Distribution Date of any outstanding Certificates of such Series.

  To the extent a deficiency event is specified in the related Prospectus Supplement, the Trustee will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Certificates, which opinion or report will be conclusive evidence as to such sufficiency. Pending the making of any such determination, distributions on the Certificates shall continue to be made in accordance with their terms.

  To the extent a deficiency event is specified in the related Prospectus Supplement, in the event that the Trustee makes a positive determination, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of fees and expenses of the Trustee and accountants for the Trust Fund) to distributions on the Certificates of such Series in accordance with their terms, except that such distributions shall be made monthly and without regard to the amount of principal that would otherwise be distributable on any Distribution Date. Under certain circumstances following such positive determination, the Trustee may resume making distributions on such Certificates expressly in accordance with their terms.

  To the extent a deficiency event is specified in the related Prospectus Supplement, if the Trustee is unable to make the positive determination described above, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of Trustee and accountants' fees and expenses) to monthly distributions on the Certificates of such series pro rata, without regard to the priorities as to distribution of principal set forth in such Certificates, and such Certificates will, to the extent permitted by applicable law, accrue interest at the highest Interest Rate borne by any Certificate of such Series, or in the event any Class of such Series shall accrue interest at a floating rate, at the weighted average Interest Rate, calculated on the basis of the maximum interest rate applicable to the Class having such floating interest rate and on the original principal amount of the Certificates of that Class. In such event, the holders of a majority in outstanding principal balance of such Certificates may direct the Trustee to sell the related Trust Fund, any such direction being irrevocable and binding upon the holders of all Certificates of such Series and upon the owners of the residual interests in such Trust Fund. In the absence of such a direction, the Trustee may not sell all or any portion of such Trust Fund.

EVENTS OF DEFAULT

  Events of Default under each Pooling and Servicing Agreement will consist of: (i) any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice; (ii) any failure by the Trustee, the Servicer or the Master Servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which failure shall continue for 60 days (15 days in the case of a failure to pay the premium for any insurance policy) or any breach of any representation and warranty made by the Master Servicer or the Servicer, if applicable, which continues unremedied for 120 days after the giving of written notice of such failure or breach; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer or a Servicer, as applicable; and (iv) any lowering, withdrawal or notice of an intended or potential lowering, of the outstanding rating of the Certificates by the Rating Agency rating such Certificates because the existing or prospective financial condition or mortgage loan servicing capability of the Master Servicer is insufficient to maintain such rating.

RIGHTS UPON EVENT OF DEFAULT

  So long as an Event of Default with respect to a Series of Certificates remains unremedied, the Depositor, the Trustee or the holders of Certificates evidencing not less than 25% of the voting rights evidenced by the Certificates of such Series may terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans and Contracts and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or, if the Depositor so notifies the Trustee and the Master Servicer, the Depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor master servicer. Pending such appointment, the Trustee (unless prohibited by law from so acting) shall be obligated to act in such capacity. The Trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, which in no event may be greater than the compensation to the Master Servicer under the Pooling and Servicing Agreement.

AMENDMENT

  Each Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, or (iii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder of the related Series. The Pooling and Servicing Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 66 2/3% of the voting rights evidenced by the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans and Contracts are required to be distributed with respect to any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of the Senior Certificates, if any, of a Series in a manner other than that set forth in (i) above without the consent of the holders of the Senior Certificates of such Subclass evidencing not less than 66 2/3% of such Class or Subclass, (iii) adversely affect in any material respect the interests of the holders of the Subordinated Certificates of a Series in a manner other than that set forth in (i) above without the consent of the holders of Subordinated Certificates evidencing not less than 66 2/3% of such Class or Subclass, or (iv) reduce the aforesaid percentage of the Certificates, the holders of which are required to consent to such amendment, without the consent of the holders of the Class affected thereby.

  The Deposit Trust Agreement for a Series may be amended by the Trustee and the Depositor without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder that are not inconsistent with any other provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect the interests of any Certificateholders of that Series in any material respect. The Deposit Trust Agreement for each Series may also be amended by the Trustee and the Depositor with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of the Certificates of such Series affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Certificateholders of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, or change the manner in which payments received on Mortgage Certificates are required to be distributed in respect of any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Series then outstanding.

TERMINATION

  The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate upon the earlier of (a) the repurchase of all Mortgage Loans or Contracts and all property acquired by foreclosure of any such Mortgage Loan or Contract and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan or Contract subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract and (ii) the payment to the Certificateholders of all amounts held by the Master Servicer and required to be paid to them pursuant to such Pooling and Servicing Agreement. The obligations created by the Deposit Trust Agreement for a Series of Certificates will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to such Deposit Trust Agreement. In no event, however, will the trust created by either such Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series of Certificates, the Master Servicer will give written notice of termination of the applicable Agreement of each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination.

  If so provided in the related Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates will permit, but not require, the Depositor or such other person as may be specified in the Prospectus Supplement to repurchase from the Trust Fund for such Series all remaining Mortgage Loans or Contracts subject to the Pooling and Servicing Agreement at a price specified in such Prospectus Supplement. In the event that the Depositor elects to treat the related Trust Fund as a REMIC under the Code, any such repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a "qualifying liquidation" thereunder. The exercise of any such right will effect early retirement of the Certificates of that Series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the Mortgage Loans or Contracts for such Series at the time of repurchase is less than a specified percentage of the aggregate principal balance at the Cut-off Date for the Series, or on or after the date set forth in the related Prospectus Supplement.


                                CREDIT SUPPORT

  Credit support for a Series of Certificates may be provided by one or more Letters of Credit, the issuance of Subordinated Classes or Subclasses of Certificates (which may, if so specified in the related Prospectus Supplement, be issued in notional amounts) the provision for shifting interest credit enhancement, the establishment of a Reserve Fund, the method of Alternative Credit Support specified in the applicable Prospectus Supplement, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth below under Description of Insurance. The amount and method of credit support will be set forth in the Prospectus Supplement with respect to a Series of Certificates.

LETTERS OF CREDIT

  The Letters of Credit, if any, with respect to a Series of Certificates will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). The maximum obligation of the L/C Bank under the Letter of Credit will be to honor requests for payment thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans or Contracts evidenced by each Series (the "L/C Percentage") specified in the Prospectus Supplement for such Series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Certificates will be in compliance with the requirements established by the Rating Agency rating such Series and will be set forth in the Prospectus Supplement relating to such Series of Certificates. The amount available under the Letter of Credit in all cases shall be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the Letter of Credit for each Series of Certificates will expire 30 days after the latest of the scheduled final maturity dates of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool or the repurchase of all Mortgage Loans or Contracts in the Mortgage Pool or Contract Pool in the circumstances specified above. See "Description of the Certificates--Termination."

  Unless otherwise specified in the applicable Prospectus Supplement, under the Pooling and Servicing Agreement, the Master Servicer will be required not later than three business days prior to each Distribution Date to determine whether a payment under the Letter of Credit will be necessary on the Distribution Date and will, no later than the third business day prior to such Distribution Date, advise the L/C Bank and the Trustee of its determination, setting forth the amount of any required payment. On the Distribution Date, the L/C Bank will be required to honor the Trustee's request for payment thereunder in an amount equal to the lesser of (A) the remaining amount available under the Letter of Credit and (B) the outstanding principal balances of any Liquidating Loans to be assigned on such Distribution Date (together with accrued and unpaid interest thereon at the related Mortgage Rate or APR to the related Due Date). The proceeds of such payments under the Letter of Credit will be deposited into the Certificate Account and will be distributed to Certificateholders, in the manner specified in the related Prospectus Supplement, on such Distribution Date, except to the extent of any unreimbursed Advances, servicing compensation due to the Servicers and the Master Servicer and other amounts payable to the Depositor or the person or entity named in the applicable Prospectus Supplement therefrom.

  If at any time the L/C Bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the Trustee of such Liquidating Loan, and the L/C Bank will thereafter own such Liquidating Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto. Payments made to the Certificate Account by the L/C Bank under the Letter of Credit with respect to such a Liquidating Loan will be reimbursed to the L/C Bank only from the proceeds (net of liquidation costs) of such Liquidating Loan. The amount available under the Letter of Credit will be increased to the extent it is reimbursed for such payments.

  To the extent the proceeds of liquidation of a Liquidating Loan acquired by the L/C Bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the L/C Bank will be entitled to retain such proceeds as additional compensation for issuance of the Letter of Credit.

  Prospective purchasers of Certificates of a Series with respect to which credit support is provided by a Letter of Credit must look to the credit of the L/C Bank, to the extent of its obligations under the Letter of Credit, in the event of default by Mortgagors or Obligors. If the amount available under the Letter of Credit is exhausted, or the L/C Bank becomes insolvent, and amounts in the Reserve Fund, if any, with respect to such Series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related Prospectus Supplement (the "Required Reserve"), the Certificateholders (in the priority specified in the related Prospectus Supplement) will thereafter bear all risks of loss resulting from default by Mortgagors or Obligors (including losses not covered by insurance or Alternative Credit Support), and must look primarily to the value of the properties securing defaulted Mortgage Loans or Contracts for recovery of the outstanding principal and unpaid interest.

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

  In the event that a Subordinated Class or Subclass of a Series of Certificates is issued with a notional amount, the coverage provided by the Letter of Credit with respect to such Series, and the terms and conditions of such coverage, will be set forth in the related Prospectus Supplement.

SUBORDINATED CERTIFICATES

  To the extent specified in the Prospectus Supplement with respect to a Series of Certificates, credit support may be provided by the subordination of the rights of the holders of one or more Classes or Subclasses of Certificates to receive distributions with respect to the Mortgage Loans in the Mortgage Pool or Contracts in the Contract Pool underlying such Series, or with respect to a Subordinated Pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements, to the rights of the Senior Certificateholders or holders of one or more Classes or Subclasses of Subordinated Certificates of such Series to receive such distributions, to the extent of the applicable Subordinated Amount. In such a case, credit support may also be provided by the establishment of a Reserve Fund, as described below. The Subordinated Amount, as described below, will be reduced by an amount equal to Aggregate Losses. Aggregate Losses are defined in the related Pooling and Servicing Agreement for any given period as the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the holders of the Certificates of one or more classes or Subclasses of such Series paid or borne by the holders of one or more Classes or Subclasses of Subordinated Certificates of such Series ("payment deficiencies"), but excluding any payments of interest on any amounts originally due to the holders of the Certificates of a Class or Subclass to which the applicable Class or Subclass of Subordinated Certificates are subordinated on a previous Distribution Date, but not paid as due, whether by way of withdrawal from the Reserve Fund (including, prior to the time that the Subordinated Amount is reduced to zero, any such withdrawal of amounts attributable to the Initial Deposit, if any), reduction in amounts otherwise distributable to the Subordinated Certificateholders on any Distribution Date or otherwise, less the aggregate amount of previous payment deficiencies recovered by the related Trust Fund during such period in respect of the Mortgage Loans or Contracts giving rise to such previous payment deficiencies, including, without limitation, such recoveries resulting from the receipt of delinquent principal and/or interest payments, Liquidation Proceeds or Insurance Proceeds (net, in each case, of servicing compensation, foreclosure costs and other servicing costs, expenses and unreimbursed Advances relating to such Mortgage Loans or Contracts). The Prospectus Supplement for each Series of Certificates with respect to which credit support will be provided by one or more Classes or Subclasses of Subordinated Certificates will set forth the Subordinated Amount for such Series. If specified in the related Prospectus Supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related Prospectus Supplement.

SHIFTING INTEREST

  If specified in the Prospectus Supplement for a Series of Certificates for which credit enhancement is provided by shifting interest as described herein, the rights of the holders of the Subordinated Certificates of a Series to receive distributions with respect to the Mortgage Loans or Contracts in the related Trust Fund or Subsidiary Trust will be subordinated to such right of the holders of the Senior Certificates of the same Series to the extent described in such Prospectus Supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

  The protection afforded to the holders of Senior Certificates of a Series by the shifting interest subordination feature will be effected by distributing to the holders of the Senior Certificates a disproportionately greater percentage (the "Senior Prepayment Percentage") of Principal Prepayments. The initial Senior Prepayment Percentage will be the percentage specified in the related Prospectus Supplement and will decrease in accordance with the schedule and subject to the conditions set forth in the Prospectus Supplement. This disproportionate distribution of Principal Prepayments will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest of the Subordinated Certificates in the Mortgage Pool or Contract Pool. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior

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

Certificates is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Certificates.

SWAP AGREEMENT

  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Trust will enter into or obtain an assignment of a swap agreement or other similar agreement pursuant to which the Trust will have the right to receive certain payments of interest (or other payments) as set forth or determined as described therein. The Prospectus Supplement relating to a Series of Certificates having the benefit of an interest rate swap agreement will describe the material terms of such agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating. The Prospectus Supplement relating to such Series of Certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such swap agreement.

RESERVE FUND

  If so specified in the related Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of a Reserve Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the Reserve Fund for a Series will not be included in the Trust Fund for such Series. The Reserve Fund for each Series will be created by the Depositor and shall be funded by the retention by the Master Servicer of certain payments on the Mortgage Loans or Contracts, by the deposit with the Trustee, in escrow, by the Depositor of a Subordinated Pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements with the aggregate principal balance, as of the related Cut-off Date, set forth in the related Prospectus Supplement, by any combination of the foregoing, or in another manner specified in the related Prospectus Supplement. Following the initial issuance of the Certificates of a Series and until the balance of the Reserve Fund first equals or exceeds the Required Reserve, the Master Servicer will retain specified distributions on the Mortgage Loans or Contracts and/or on the mortgage loans or manufactured housing conditional sales contracts and installment loan agreements in the Subordinated Pool otherwise distributable to the holders of Subordinated Certificates and deposit such amounts in the Reserve Fund. After the amounts in the Reserve Fund for a Series first equal or exceed the applicable Required Reserve, the Master Servicer will retain such distributions and deposit so much of such amounts in the Reserve Fund as may be necessary, after the application of such distributions to amounts due and unpaid on the Certificates or on the Certificates of such Series to which the applicable Class or Subclass of Subordinated Certificates are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the Reserve Fund at the Required Reserve. The balance in the Reserve Fund in excess of the Required Reserve shall be paid to the applicable Class or Subclass of Subordinated Certificates, or to another specified person or entity, as set forth in the related Prospectus Supplement, and shall be unavailable thereafter for future distribution to Certificateholders of either Class. The Prospectus Supplement for each Series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related Prospectus Supplement.

  Amounts held in the Reserve Fund for a Series from time to time will continue to be the property of the Subordinated Certificateholders of the Classes or Subclasses specified in the related Prospectus Supplement until withdrawn from the Reserve Fund and transferred to the Certificate Account as described below. If on any Distribution Date the amount in the Certificate Account available to be applied to distributions on the Senior Certificates of such Series, after giving effect to any Advances made by the Servicers or the Master Servicer on such Distribution Date, is less than the amount required to be distributed to such Senior Certificateholders (the "Required Distribution") on such Distribution Date, the Master Servicer will withdraw from the Reserve Fund and deposit into the Certificate Account the lesser of (i) the entire amount on deposit in the Reserve Fund available for distribution to the Senior Certificateholders (which amount will not in any event exceed the Required Reserve) or (ii) the amount necessary to increase the funds in the Certificate Account eligible for distribution to the Senior Certificateholders on such Distribution Date to the Required Distribution; provided, however, that in no event will any amount representing investment earnings on amounts held in the Reserve Fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the Senior Certificateholders. If so specified in the applicable Prospectus Supplement, the balance, if any, in the Reserve Fund in excess of the Required Reserve shall be released, to the Subordinated Certificateholders. Unless otherwise specified in the related Prospectus Supplement, whenever the Reserve Fund is less than the Required Reserve, holders of the Subordinated Certificates of the applicable Class or Subclass will not receive any distributions with respect to the Mortgage Loans or Contracts other than amounts attributable to interest on the Mortgage Loans or Contracts after the initial Required Reserve has been attained and amounts attributable to any income resulting from investment of the Reserve Fund as described below. Whether or not the amount of the Reserve Fund exceeds the Required Reserve on any Distribution Date, the holders of the Subordinated Certificates of the applicable Class or Subclass are entitled to receive from the Certificate Account their share of the proceeds of any Mortgage Loan or Contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the Pooling and Servicing Agreement. Amounts in the Reserve Fund shall be applied in the following order:

    (i) to the reimbursement of Advances determined by the Master Servicer and the Servicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the Servicers and the Master Servicer if sufficient funds for such reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

    (ii) to the payment to the holders of the Senior Certificates of such Series of amounts distributable to them on the related Distribution Date in respect of scheduled payments of principal and interest due on the related Due Date to the extent that sufficient funds in the Certificate Account are not available therefor; and

    (iii) to the payment to the holders of the Senior Certificates of such Series of the principal balance or purchase price, as applicable, of Mortgage Loans or Contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the Due Date to which such distribution relates and interest thereon at the related Pass-Through Rate, to the extent that sufficient funds in the Certificate Account are not available therefor.

  Amounts in the Reserve Fund in excess of the Required Reserve, including any investment income on amounts therein, as set forth below, shall then be released to the holders of the Subordinated Certificates, or to such other person as is specified in the applicable Prospectus Supplement, as set forth above.

  Funds in the Reserve Fund for a Series shall be invested as provided in the related Pooling and Servicing Agreement in certain types of eligible investments. The earnings on such investments will be withdrawn and paid to the holders of the applicable Class or Subclass of Subordinated Certificates in accordance with their respective interests in the Reserve Fund in the priority specified in the related Prospectus Supplement. Investment income in the Reserve Fund is not available for distribution to the holders of the Senior Certificates of such Series or otherwise subject to any claims or rights of the holders of the applicable Class or Subclass of Senior Certificates. Eligible investments for monies deposited in the Reserve Fund will be specified in the Pooling and Servicing Agreement for a Series of Certificates for which a Reserve Fund is established and in some instances will be limited to investments acceptable to the Rating Agency rating the Certificates of such Series from time to time as being consistent with its outstanding rating of such Certificates. Such eligible investments will be limited, however, to obligations or securities that mature at various time periods up to 30 days according to a schedule in the Pooling and Servicing Agreement based on the current balance of the Reserve Fund at the time of such investment or the contractual commitment providing for such investment.

  The time necessary for the Reserve Fund of a Series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the Certificates of such Series and the availability of amounts in the Reserve Fund for distributions on such Certificates will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans or Contracts in the related Trust Fund and/or in the Subordinated Pool and therefore cannot be accurately predicted.

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

PERFORMANCE BOND

  If so specified in the related Prospectus Supplement, the Master Servicer may be required to obtain a Performance Bond that would provide a guarantee of the performance by the Master Servicer of one or more of its obligations under the Agreement, including its obligation to advance delinquent installments of principal and interest on Mortgage Loans or Contracts and its obligation to repurchase Mortgage Loans or Contracts in the event of a breach by the Master Servicer of a representation or warranty contained in the Agreement. In the event that the outstanding credit rating of the obligor of the Performance Bond is lowered by the Rating Agency, with the result that the outstanding rating on the Certificates would be reduced by such Rating Agency, the Master Servicer will be required to secure a substitute Performance Bond issued by an entity with a rating sufficient to maintain the outstanding rating on the Certificates or to deposit and maintain with the Trustee cash in the amount specified in the applicable Prospectus Supplement.

                           DESCRIPTION OF INSURANCE

  To the extent that the applicable Prospectus Supplement does not expressly provide for a form of credit support specified above or for Alternative Credit Support in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the Mortgage Loans included in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, each Manufactured Home that secures a Contract will be covered by a standard hazard insurance policy and other insurance policies to the extent described in the related Prospectus Supplement. Any material changes in such insurance from the description that follows or the description of any Alternative Credit Support will be set forth in the applicable Prospectus Supplement.

PRIMARY MORTGAGE INSURANCE POLICIES

  To the extent specified in the related Prospectus Supplement, each Servicing Agreement will require the Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan that is secured by a Single Family Property covered by the Servicing Agreement requiring such insurance and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each such Primary Mortgage Insurance Policy. Any primary mortgage insurance or primary credit insurance policies relating to the Contracts underlying a Series of Certificates will be described in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool (herein referred to as the "Loss") will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan (as described herein) and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the Insured (other than the proceeds of hazard insurance) that are derived from or in any way related to such Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of such Mortgage Loan, (iii) amounts expended but not approved by the Primary Mortgage Insurer, (iv) claim payments previously made by the Primary Mortgage Insurer, and (v) unpaid premiums.

  Unless otherwise specified in the related Prospectus Supplement, as conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool, the Insured will be required to, in the event of default by the
Mortgagor: (i) advance or discharge (A) all hazard insurance premiums and (B) as necessary and approved in advance by the Primary Mortgage Insurer, (1) real estate property taxes, (2) all expenses required to preserve, repair and prevent waste to the Mortgaged Property so as to maintain such Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of a

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

physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Mortgage Insurer good and merchantable title to and possession of the mortgaged property.

  Unless otherwise specified in the related Prospectus Supplement, other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool generally will provide that: (a) no change may be made in the terms of such Mortgage Loan without the consent of the Primary Mortgage Insurer; (b) written notice must be given to the Primary Mortgage Insurer within 10 days after the Insured becomes aware that a Mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under such Mortgage Loan or that any proceedings affecting the Mortgagor's interest in the Mortgaged Property securing such Mortgage Loan have commenced, and thereafter the Insured must report monthly to the Primary Mortgage Insurer the status of any such Mortgage Loan until such Mortgage Loan is brought current, such proceedings are terminated or a claim is filed; (c) the Primary Mortgage Insurer will have the right to purchase such Mortgage Loan, at any time subsequent to the 10 days' notice described in (b) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan, plus accrued and unpaid interest thereon and reimbursable amounts expended by the Insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months, and less the sum of any claim previously paid under the Primary Mortgage Insurance Policy and any due and unpaid premiums with respect to such policy; (d) the Insured must commence proceedings at certain times specified in the Primary Mortgage Insurance Policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property; (e) the Insured must notify the Primary Mortgage Insurer of the price specified in (c) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid such amount unless the Mortgage Insurer specifies a lower or higher amount; and (f) the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer provided the ability of the Insured to assign specified rights to the Primary Mortgage Insurer are not thereby impaired or the specified rights of the Primary Mortgage Insurer are not thereby adversely affected.

  Unless otherwise specified in the related Prospectus Supplement, the Primary Mortgage Insurer will be required to pay to the Insured either: (1) the insured percentage of the Loss; or (2) at its option under certain of the Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, both to the date of the claim payment, and thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the Insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (B) an approved sale. Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

FHA INSURANCE AND VA GUARANTEES

  The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA Insurance or VA Guarantees relating to Contracts underlying a Series of Certificates will be described in the related Prospectus Supplement.

  The insurance premiums for FHA Loans are collected by HUD approved lenders or by the Servicers of such FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the Servicer of such FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the Mortgagor's control, the Servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the Mortgagor. Such plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer of such Mortgage Loan in partial or full satisfaction of amounts due thereunder (which payments are to be repaid by the Mortgagor to HUD) or by accepting assignment of the Mortgage Loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the Mortgagor before the Servicer may initiate foreclosure proceedings.

  HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA Loan in a Mortgage Pool will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

  The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the Servicer of such FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by such Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

  The maximum guarantee that may be issued by the VA under a VA Loan is 50% of the principal amount of the VA Loan if the principal amount of the Mortgage Loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of such VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a Mortgage upon its assignment to the VA.

  With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

  The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the

Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

STANDARD HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

  The Standard Hazard Insurance Policies covering the Mortgage Loans in a Mortgage Pool will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

  The Standard Hazard Insurance Policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

  The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

  Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the Certificateholders.

  With respect to Mortgage Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover income losses following damage or destruction of the Mortgaged Property. The related Prospectus Supplement will specify the required types and amounts of additional insurance that may be required in connection with Mortgage Loans secured by Multifamily Property and will describe the general terms of such insurance and conditions to payment thereunder.

STANDARD HAZARD INSURANCE POLICIES ON THE MANUFACTURED HOMES

  The terms of the Pooling and Servicing Agreement will require the Master Servicer to cause to be maintained with respect to each Contract one or more Standard Hazard Insurance Policies which provide, at a

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

minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Standard Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated flood area, the Master Servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Standard Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or Policies, the Master Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

  The Master Servicer may maintain, in lieu of causing individual Standard Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Standard Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Master Servicer as of the date of the Pooling and Servicing Agreement. The Master Servicer shall pay the premium for such policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts. If the insurer thereunder shall cease to be acceptable to the Master Servicer, the Master Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

  If the Master Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Master Servicer shall either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

POOL INSURANCE POLICIES

  If so specified in the related Prospectus Supplement, the Master Servicer will obtain a Pool Insurance Policy for a Mortgage Pool underlying Certificates of such Series. Such Pool Insurance Policy will be issued by the Pool Insurer named in the applicable Prospectus Supplement. Any Pool Insurance Policy for a Contract Pool underlying a Series of Certificates will be described in the related Prospectus Supplement. Each Pool Insurance Policy will cover any loss (subject to the limitations described below) by reason of default to the extent the related Mortgage Loan is not covered by any Primary Mortgage Insurance Policy, FHA insurance or VA guarantee. The amount of the Pool Insurance Policy, if any, with respect to a Series will be specified in the related Prospectus Supplement. A Pool Insurance Policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Any Pool Insurance Policies relating to the Contracts will be described in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that as a condition precedent to the payment of any claim the Insured will be required (i) to advance hazard insurance premiums on the Mortgaged Property securing the defaulted Mortgage Loan; (ii) to advance, as necessary and approved in advance by the Pool Insurer, (a) real estate property taxes, (b) all expenses required to preserve and repair the Mortgaged Property, to protect the Mortgaged Property from waste, so that the Mortgaged Property is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to such Mortgaged Property first became effective (ordinary wear and tear excepted),
(c) property sales

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

expenses, (d) any outstanding liens on the Mortgaged Property and (e) foreclosure costs including court costs and reasonable attorneys' fees; and
(iii) if there has been physical loss or damage to the Mortgaged Property, to restore the Mortgaged Property to its condition (reasonable wear and tear excepted) as of the issue date of the Pool Insurance Policy. It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have Loan-to-Value Ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be deemed to be an acceptable Primary Mortgage Insurance Policy under the Pool Insurance Policy. Assuming satisfaction of these conditions, the Pool Insurer will pay to the Insured the amount of loss, determined as follows: (i) the amount of the unpaid principal balance of the Mortgage Loan immediately prior to the Approved Sale (as described below) of the Mortgaged Property, (ii) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the applicable Mortgage Rate and (iii) advances as described above, less (a) all rents or other payments (excluding proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Mortgaged Property, (b) amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (c) any claims payments previously made by the Pool Insurer on the Mortgage Loan, (d) due and unpaid premiums payable with respect to the Pool Insurance Policy and (e) all claim payments received by the Insured pursuant to any Primary Mortgage Insurance Policy. An "Approved Sale" is (1) a sale of the Mortgaged Property acquired because of a default by the Mortgagor to which the Pool Insurer has given prior approval, (2) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurer, (3) the acquisition of the Mortgaged Property under the Primary Insurance Policy by the Primary Mortgage Insurer or (4) the acquisition of the Mortgaged Property by the Pool Insurer. The Pool Insurer must be provided with good and merchantable title to the Mortgaged Property as a condition precedent to the payment of any Loss. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer or the Servicer of the related Mortgage Loan will not be required to expend its own funds to restore the damaged Mortgaged Property unless it is determined (A) that such restoration will increase the proceeds to the Certificateholders of the related Series on liquidation of the Mortgage Loan, after reimbursement of the expenses of the Master Servicer or the Servicer, as the case may be, and (B) that such expenses will be recoverable by it through payments under the Letter of Credit, if any, with respect to such Series, Liquidation Proceeds, Insurance Proceeds, amounts in the Reserve Fund, if any, or payments under any Alternative Credit Support, if any, with respect to such Series.

  No Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Unaffiliated Seller, the Originator or other persons involved in the origination thereof, (ii) the exercise by the Insured of its right to call the Mortgage Loan, or the term of the Mortgage Loan is shorter than the amortization period and the defaulted payment is for an amount more than twice the regular periodic payments of principal and interest for such Mortgage Loan, or (iii) the exercise by the Insured of a "due-on-sale" clause or other similar provision in the Mortgage Loan; provided, in either case (ii) or
(iii), such exclusion shall not apply if the Insured offers a renewal or extension of the Mortgage Loan or a new Mortgage Loan at the market rate in an amount not less than the then outstanding principal balance with no decrease in the amortization period. A failure of coverage attributable to one of the foregoing events might result in a breach of the Master Servicer's insurability representation described under "Description of the Certificates-- Assignment of Mortgage Loans" above, and in such event, subject to the limitations described therein, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Certificateholders of the related Series and cannot be cured by the Master Servicer. Depending upon the nature of the event, a breach of representation made by the Depositor or an Unaffiliated Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the Certificateholders of such Series and cannot be cured, would give rise to a repurchase obligation on the part of the Unaffiliated Seller as more

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

fully described under "The Trust Fund--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates-- Assignment of Mortgage Loans."

  The original amount of coverage under the Pool Insurance Policy will be reduced over the life of the Certificates of the related Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Properties covered thereby. The amount of claims paid will include certain expenses incurred by the Master Servicer or by the Servicer of the defaulted Mortgage Loan as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the holders of the Certificates of such Series. In addition, unless the Master Servicer or the related Servicer could determine that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, neither such Servicer nor the Master Servicer would be obligated to make an Advance respecting any such delinquency, since the Advance would not be ultimately recoverable to it from either the Pool Insurance Policy or from any other related source. See "Description of the Certificates--Advances."

SPECIAL HAZARD INSURANCE POLICIES

  If so specified in the related Prospectus Supplement, the Master Servicer shall obtain a Special Hazard Insurance Policy for the Mortgage Pool underlying a Series of Certificates. Any Special Hazard Insurance Policies for a Contract Pool underlying a Series of Certificates will be described in the related Prospectus Supplement. The Special Hazard Insurance Policy for the Mortgage Pool underlying the Certificates of a Series will be issued by the Special Hazard Insurer named in the applicable Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to the limitations described below, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards (including vandalism and earthquakes and, except where the Mortgagor is required to obtain flood insurance, floods and mudflows) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. See "Description of the Certificates--Maintenance of Insurance Policies" and "-- Standard Hazard Insurance." The Special Hazard Insurance Policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a Special Hazard Insurance Policy will be at least equal to the amount set forth in the related Prospectus Supplement.

  Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that, when there has been damage to the Mortgaged Property securing a defaulted Mortgage Loan and to the extent such damage is not covered by the Standard Hazard Insurance Policy, if any, maintained by the Mortgagor, the Master Servicer or the Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such Mortgaged Property or (ii) upon transfer of such Mortgaged Property to the Special Hazard Insurer, the unpaid balance of such Mortgage Loan at the time of acquisition of such Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest) and certain expenses incurred in respect of such Mortgaged Property. No claim may be validly presented under a Special Hazard Insurance Policy unless (i) hazard insurance on the Mortgaged Property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance as necessary by the insurer) and (ii) the insured has acquired title to the Mortgaged Property as a result of default by the Mortgagor. If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the Mortgaged Property will further reduce coverage by such amount.

  The terms of the Pooling and Servicing Agreement will require the Master Servicer to maintain the Special Hazard Insurance Policy in full force and effect throughout the term of the Pooling and Servicing Agreement. If a Pool Insurance Policy is required to be maintained pursuant to the Pooling and Servicing Agreement, the

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

Special Hazard Insurance Policy will be designed to permit full recoveries under the Pool Insurance Policy in circumstances where such recoveries would otherwise be unavailable because Mortgaged Property has been damaged by a cause not insured against by a Standard Hazard Insurance Policy. In such event the Pooling and Servicing Agreement will provide that, if the related Pool Insurance Policy shall have terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

MORTGAGOR BANKRUPTCY BOND

  In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the related Mortgaged Property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related Mortgage Loan. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property or Cooperative Dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding. If so specified in the related Prospectus Supplement, losses resulting from a bankruptcy proceeding affecting the Mortgage Loans in a Mortgage Pool with respect to a Series of Certificates will be covered under a Mortgagor Bankruptcy Bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency that rated such Series). Any Mortgagor Bankruptcy Bond will provide for coverage in an amount acceptable to the Rating Agency rating the Certificates of the related Series, which will be set forth in the related Prospectus Supplement. Subject to the terms of the Mortgagor Bankruptcy Bond, the issuer thereof may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of such Mortgage Loan plus accrued and unpaid interest thereon. The coverage of the Mortgagor Bankruptcy Bond with respect to a Series of Certificates may be reduced as long as any such reduction will not result in a reduction of the outstanding rating of the Certificates of such Series by the Rating Agency rating such Series.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

  The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing conditional sales contracts and installment loan agreements which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

THE MORTGAGE LOANS

 General

  The Mortgage Loans (other than the Cooperative Loans) comprising or underlying the Trust Assets for a Series will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-homeowner

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

called the trustor (similar to a mortgagor) a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

 Foreclosure

  Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

  In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

 Cooperative Loans

  If specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by

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private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

  A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupancy under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares including, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans.

  Each cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Realizing upon Cooperative Loan Security" below.

 Tax Aspects of Cooperative Loans

  In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed

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a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholder. By virtue of this requirement the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

 Realizing upon Cooperative Loan Security

  The cooperative shares and proprietary lease or occupancy agreement owned by the tenant- stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. The lender and the cooperative will typically enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

  The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

  Recognition agreements also provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon the collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-shareholders.

  The terms of the Cooperative Loans do not require either the Mortgagor or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the Cooperative Dwelling in the event of foreclosure.


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

  In New York, lenders generally realize upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

  In the case of foreclosure on a Multifamily Property that was converted from a rental building to a building owned by a cooperative housing corporation under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but not to purchase shares in the cooperative when the building was so converted. Any such restrictions could adversely affect the number of potential purchasers for and the value of such property.

 Rights of Redemption

  In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

 Anti-Deficiency Legislation and Other Limitations on Lenders

  Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

  The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

  Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan secured by Multifamily Property will be a non-recourse loan to the Mortgagor. As a result, the Mortgagor's obligation to repay the Mortgage Loan can be enforced only against the Mortgaged Property regardless of whether the Mortgagor has other assets from which it could repay the loan.

  Unless otherwise specified in the related Prospectus Supplement, the mortgage securing each Mortgage Loan relating to Multifamily Property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the Depositor, while retaining a license to collect the rents so long as there is no default. In the event the borrower defaults, the license terminates and the Trustee (as the assignee of such assignment) is entitled to collect the rents. The Trustee may enforce its right to such rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

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

 "Due-on-Sale" Clauses

  The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. The enforceability of these clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

  The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

  The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

 Enforceability of Certain Provisions

  Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Servicing Agreements and the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) will be retained by the Servicers or Master Servicer as additional servicing compensation.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

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

 Environmental Considerations

  Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in certain circumstances and if such Cleanup Costs were incurred.

  Except as otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller will represent, as of the date of delivery of the related Series of Certificates, that to the best of its knowledge no Mortgaged Property secured by Multifamily Property is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under law, and that there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property which are or may be liens prior to or on a parity with the lien of the related mortgage. The Agreement will further provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has received a report from a qualified independent person selected by the Master Servicer setting forth whether such Mortgaged Property is subject to or presents any toxic wastes or environmental hazards and an estimate of the cost of curing or cleaning up such hazard.

THE CONTRACTS

 General

  As a result of the Depositor's assignment of the Contract to the Trustee, the Certificateholders will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume certain obligations of the Depositor. Each Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

  The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing Agreement, the Master Servicer or the Depositor, as the case may be, will transfer physical possession of the Contracts to the Trustee or its custodian. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in the Contracts could be defeated.

 Security Interests in the Manufactured Homes

  The law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or Master Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any

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

manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Master Servicer or the lender fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Substantially all of the Contracts will contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the Obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Certificates and as described in the related Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the Certificateholders would be against the Unaffiliated Seller pursuant to its repurchase obligation for breach of warranties. Based on the representations of the Unaffiliated Seller, the Depositor, however, believes that it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

  The Depositor will assign its security interests in the Manufactured Homes to the Trustee on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor nor the Trustee will amend the certificates of title to identify the Trustee as the new secured party. Accordingly, the Depositor or such other entity as may be specified in the Prospectus Supplement will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the assignor.

  In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Depositor and the Certificateholders is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Certificateholders could be released.

  In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to

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

another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee, or the Master Servicer as custodian for the Trustee, must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing manufactured housing conditional sales contracts and installment loan agreements, the Master Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a manufactured housing conditional sales contract or installment loan agreement sells a Manufactured Home, the Trustee, or the Master Servicer as custodian for the Trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract or installment loan agreement before release of the lien. Under the Pooling and Servicing Agreement, the Master Servicer, on behalf of the Depositor, is obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

  Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent in the Pooling and Servicing Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises and such lien would not give rise to a repurchase obligation on the part of the party specified in the Pooling and Servicing Agreement.

 Enforcement of Security Interests in Manufactured Homes

  The Master Servicer on behalf of the Trustee, to the extent required by the related Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Defaulted Contracts. Except in Louisiana, so long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

  Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

  Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

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

 Consumer Protection Laws

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

 Transfers of Manufactured Homes, Enforceability of "Due-on-Sale" Clauses

  The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor or the Master Servicer and permit the acceleration of the maturity of the Contracts by the Depositor or the Master Servicer upon any such sale or transfer that is not consented to. Unless otherwise specified in the related Prospectus Supplement, the Depositor or the Master Servicer expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

  In the case of a transfer of a Manufactured Home after which the Depositor desires to accelerate the maturity of the related Contract, the Depositor's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. In some states the Depositor or the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

 Applicability of Usury Laws

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

  Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Assets or Fund. The Depositor, or the party specified in the related Pooling and Servicing Agreement will represent that all of the Contracts comply with applicable usury laws.

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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

I. GENERAL

  The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. As used hereinafter in "Certain Federal Income Tax Consequences," "Mortgage Loans" shall include Mortgage Certificates and Contracts and "Mortgage Pool" shall include "Contract Pool." The following discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion are based are subject to change or differing interpretation, which change or differing interpretation could apply retroactively. This discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their own tax advisers in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder, particularly with respect to the federal income tax changes effected by the Tax Reform Act of 1986 (the "1986 Act") as explained by the Conference Committee Report (the "Committee Report") accompanying such 1986 Act.

  The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Mortgage Pool ("REMIC Mortgage Pool") which the Master Servicer elects to have treated as a real estate mortgage investment conduit ("REMIC") under Code Sections 860A through 860G ("REMIC Provisions") and (ii) certificates ("Trust Certificates") representing certain interests in a Mortgage Pool which the Master Servicer does not elect to have treated as a REMIC. REMIC Certificates and Trust Certificates will be referred to collectively as "Certificates."

  Under the REMIC Provisions, REMICs may issue "regular" interests and must issue one and only one class of "residual" interests. A REMIC Certificate representing a regular interest in a REMIC Mortgage Pool will be referred to as a "REMIC Regular Certificate" and a REMIC Certificate representing a residual interest in a REMIC Mortgage Pool will be referred to as a "REMIC Residual Certificate."

  A Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Mortgage Pool, together with interest thereon at a remittance rate (which may be less than, greater than, or equal to the pass-through rate), will be referred to as a "Trust Fractional Certificate" and a Trust Certificate representing an equitable ownership of all or a portion of the interest paid on each Mortgage Loan constituting the related Mortgage Pool (net of normal servicing fees) will be referred to as a "Trust Interest Certificate."

  The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1273 and 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the "OID Regulations"), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the "REMIC Regulations"). The OID Regulations generally are effective with respect to debt instruments issued on or after April 4, 1994.

II. REMIC TRUST FUNDS

 A. Classification of REMIC Trust Funds

  With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft, New York, New York, will deliver their opinion generally to the effect that, assuming that (i) a REMIC election is made timely in the required form,
(ii) there is ongoing compliance with all provisions of the related Pooling and Servicing Agreement, (iii) certain representations set forth in the Pooling and Servicing Agreement are true and (iv) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder, such REMIC Mortgage Pool will qualify as a REMIC and the classes of interests offered will be considered to be "regular interests" or "residual interests" in that REMIC Mortgage Pool within the meaning of the REMIC Provisions.

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

  Holders of REMIC Certificates ("REMIC Certificateholders") should be aware that, if an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In such event, an entity electing to be treated as a REMIC may be taxable as a separate corporation under Treasury regulations, and the REMIC Certificates issued by such entity may not be accorded the status described below under the heading "Characterization of Investments in REMIC Certificates." In the case of an inadvertent termination of REMIC status, the Code provides the Treasury Department with authority to issue regulations providing relief. Any such relief, however, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

  Among the ongoing requirements in order to qualify for REMIC treatment is that substantially all of the assets of the Trust Fund (as of the close of the third calendar month beginning after the creation of the REMIC and continually thereafter) must consist of only "qualified mortgages" and "permitted investments." In order to be a "qualified mortgage" or support treatment of a certificate of participation therein as a "qualified mortgage," an obligation must be principally secured by an interest in real property. The REMIC Regulations treat an obligation secured by manufactured housing qualifying as a single family residence under Code Section 25(e)(10) as an obligation secured by real property, without regard to the treatment of the obligation or the property under state law. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

 B. Characterization of Investments in REMIC Certificates

  In general, REMIC Certificates are not treated for federal income tax purposes as ownership interests in the assets of a REMIC Mortgage Pool. However, (i) REMIC Certificates held by a mutual savings bank or a domestic building and loan association will constitute "qualifying real property loans" within the meaning of Code Section 593(d) in the same proportion that the assets of the REMIC Mortgage Pool underlying such Certificates ("Assets") would be so treated; (ii) REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual . . . interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the Assets would be treated as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C); and (iii) REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the Assets would be treated as "interests in real property" as defined in Code Section 856(c)(6)(C) (or, as provided in the Committee Report, as "real estate assets" as defined in Code Section 856(c)(6)(B)). See, in this regard, "Characterization of Investments in Trust Certificates--Buydown Mortgage Loans," below. Moreover, if 95% or more of the Assets qualify for any of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Investors should be aware that the investment of amounts in any Reserve Fund or GPM Fund in non-qualifying assets would, and, holding property acquired by foreclosure pending sale might, reduce the amount of the REMIC Certificates that would qualify for the foregoing treatment. The REMIC Regulations provide that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Code Sections 593(d) and 856(c)(5)(A); it is unclear whether such collected payments would be so treated for purposes of Code Section 7701(a)(19)(C)(v), but there appears to be no reason why analogous treatment should not be given to such collected payments under that provision. The determination as to the percentage of the REMIC's assets that will constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. The Prospectus Supplement or the related Current Report on Form 8-K for each Series of REMIC Certificates will describe the

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Assets as of the Cut-off Date. REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1); in addition, REMIC Regular Certificates acquired by a REMIC in accordance with the requirements of Section 860G(a)(3)(A)(i) and
(ii) or Section 860G(a)(4)(B) of the Code will be treated as "qualified mortgages" within the meaning of Code Section 860D(a)(4).

  Under the REMIC Regulations, for purposes of characterizing an investment in REMIC Certificates a Contract secured by a Manufactured Home qualifying as a single family residence under section 25(e)(10) will constitute (i) a "qualifying real property loan" within the meaning of Code Section 593(d),
(ii) a "real estate asset" within the meaning of Code Section 856, and (iii) an asset described in Code section 7701(a)(19)(C). The Depositor has not inspected the Manufactured Homes to determine whether they so qualify and, accordingly, no opinion can be expressed as to whether the Certificates will be treated as qualifying assets under the Code sections described above.

 C. Tiered REMIC Structures

  For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, will deliver their opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

  Solely for purposes of determining whether the REMIC Certificates will be "qualifying real property loans" under Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

 D. Taxation of Owners of REMIC Regular Certificates

  Except as otherwise stated in this discussion, the REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its Assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

  1. Original Issue Discount

  Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The Master Servicer will report annually (or more frequently if required) to the Internal Revenue Service ("IRS") and to Certificateholders such information with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See "Reporting and Other Administrative Matters of REMICs" below.

  Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and, to some extent, in the OID Regulations. Code
Section 1272(a)(6) provides special original issue discount rules

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

applicable to REMIC Regular Certificates. Regulations have not yet been proposed or adopted interpreting Code Section 1272(a)(6).

  Code Section 1272(a)(6) requires that a mortgage prepayment assumption ("Prepayment Assumption") be used in computing the accrual of original issue discount on REMIC Regular Certificates, and for certain other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Committee Report indicates that the regulations will provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. The Master Servicer will use a Prepayment Assumption in reporting original issue discount that is consistent with this standard. However, neither the Depositor nor the Master Servicer makes any representation that the Mortgage Loans will in fact prepay at the rate reflected in the Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the REMIC Regular Certificates. The Prospectus Supplement with respect to a series of REMIC Certificates will disclose the Prepayment Assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

  The total amount of original issue discount on a REMIC Regular Certificate is the excess of the "stated redemption price at maturity" of the REMIC Regular Certificate over its "issue price." Except as discussed in the following two paragraphs, in general, the issue price of a particular class of REMIC Regular Certificates offered hereunder will be the price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses and brokers), and the stated redemption price at maturity of a REMIC Regular Certificate will be its Stated Principal Balance.

  If a REMIC Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of such REMIC Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the date of initial issuance of the Certificates (the "Closing Date") to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC Regular Certificates, and as excludible from income when received as a payment of interest on the first Distribution Date. The OID Regulations suggest that some or all of this pre-issuance accrued interest "may" be treated as a separate asset (and hence not includible in a REMIC Regular Certificate's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date.

  The stated redemption price at maturity of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or (ii) a current value of a single "qualified floating rate" or "objective rate" (each, a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the Closing Date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Certificate. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the Closing Date are within 0.25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such

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

restriction is fixed througout the term of the instrument, or is not reasonably expected as of the Closing Date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An "objective rate" is a rate (other than a qualified floating rate) determined using a single formula fixed for the life of the Certificate, which is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate), (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency, (iii) the yield or changes in price of one or more items of "actively traded" personal property, (iv) a combination of the foregoing objective rates, or (v) a rate designated by the IRS. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Certificate's term will differ significantly from the average value of such rate during the final half of its term. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the Closing Date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the Closing Date does not differ from the fixed rate by more than 0.25 percentage points. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate is discussed below under "Variable Rate Certificates." Under the foregoing rules, some of the payments of interest on a Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See "Variable Rate Certificates." REMIC Regular Certificates offered hereby other than such Certificates providing for variable rates of interest or for the accretion of interest are not anticipated to have stated interest other than "qualified stated interest," but if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the Prospectus Supplement. Some or all of the payments on REMIC Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such Certificates. Further, because interest is payable to Certificateholders only to the extent that amounts are received with respect to the Mortgage Loans, such interest might not be "unconditionally payable" and hence might not be qualified stated interest; however, the Master Servicer will not adopt such treatment for purposes of information reporting.

  Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average life of the REMIC Regular Certificate. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument (other than a payment of qualified stated interest) by a fraction, whose numerator is the number of complete years from the issue date until such payment is made and whose denominator is the stated redemption price at maturity of such REMIC Regular Certificate. The IRS may be anticipated to take the position that this rule should be applied taking into account the Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, REMIC Regular Certificates bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision would be treated as subject to the de minimis rule if the greater of the foregone interest or any excess of the Certificates' stated principal amount over their issue price is less than such de minimis amount.

  The OID Regulations generally would treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, whose numerator is the amount of such principal payment and whose denominator is the outstanding principal balance of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium."

  Each holder of a REMIC Regular Certificate must include in gross income the sum of the "daily portions" of original issue discount on its REMIC Regular Certificate for each day during its taxable year on which it held such REMIC Regular Certificate. For this purpose, in the case of an original holder of a REMIC Regular

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

Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is, unless otherwise stated in the applicable Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date on the REMIC Regular Certificate and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing
Date). For any accrual period such portion will equal the excess, if any, of
(i) the sum of (A) the present value of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, as of the end of the accrual period and (B) distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the REMIC Regular Certificate, calculated as of the settlement date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such REMIC Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first Distribution Date on the REMIC Regular Certificate that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

  A subsequent purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to such REMIC Regular Certificate, but reduced, if such cost exceeds the "adjusted issue price", by an amount equal to the product of (i) such daily portions and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount on such REMIC Regular Certificate for all days on or after the day of purchase. The adjusted issued price of a REMIC Regular Certificate on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual, the issue price) of the REMIC Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions previously made other than distributions of qualified stated interest.

  Variable Rate Certificates. REMIC Regular Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates, or (ii) a single fixed rate and (a) one or more qualified floating rates or
(b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above).

  Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of
Section 1272(a)(6) of the Code and the OID Regulations to such Certificates. In the absence of other authority, the Master Servicer intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders. The effect of

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the application of such provisions generally will be to cause
Certificateholders holding Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a Certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an "equivalent" debt instrument bearing fixed rates, the assumed fixed rates for which are (a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the Closing Date, and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

  In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is first converted into an assumed variable rate. The assumed variable rate will be a qualified floating rate or a qualified inverse floating rate according to the type of actual variable rates provided by the Certificate, and must be such that the fair market value of the REMIC Regular Certificate as of issuance is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the assumed variable rate in lieu of the fixed rate. The REMIC Regular Certificate is then subject to the determination of the amount and accrual of original issue discount as described above, by reference to the hypothetical variable rate instrument.

  Purchasers of variable rate REMIC Regular Certificates further should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to provisions of proposed Treasury regulations applicable to instruments having contingent payments. The application of those provisions to instruments such as variable rate REMIC Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

  2. Market Discount and Premium

  A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, at a purchase price less than the adjusted issue price (as defined under "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount") of such REMIC Regular Certificate, will recognize market discount upon receipt of each payment of principal. In particular, such a holder will generally be required to allocate each payment of principal on a REMIC Regular Certificate first to accrued market discount, and to recognize ordinary income, to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such REMIC Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to such REMIC Regular Certificate.

  A Certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made for a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

  Under a statutory de minimis exception, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if such market discount is less than 0.25% of the stated redemption price at maturity of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar de minimis rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a REMIC Regular Certificate would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Holders of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount de minimis exception have not been issued in proposed or temporary form, and the precise treatment of de minimis market discount on obligations payable in more than one installment therefore remains uncertain.

  The 1986 Act grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, the holder of a bond purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining issue discount at the beginning of the period. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

  Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. Such purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC Regular Certificate. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  A REMIC Regular Certificate purchased at a cost (not including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally, as described above. The Committee Report indicates a Congressional intent that the same rules that will apply to accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the REMIC Regular Certificates.

  3. Treatment of Subordinated Certificates

  As described above under "Credit Support--Subordinated Certificates," certain Series of Certificates may contain one or more Classes or Subclasses of Subordinated Certificates. Holders of Subordinated Certificates will be required to report income with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Certificateholder of a Subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Certificateholder in that period.

  Although not entirely clear, it appears that a corporate holder or a holder who holds a Regular Certificate in the course of a trade or business generally should be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Subordinated Certificate. Although similarly unclear, a noncorporate holder who does not hold such Regular Certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Subordinated Certificate. Such noncorporate holder alternatively may be allowed such a loss deduction as the principal balance of a Subordinated Certificate is reduced by reason of realized losses resulting from liquidated Mortgage Loans; however, the IRS could contend that a noncorporate holder should be allowed such losses only after all Mortgage Loans in the Trust Fund have been liquidated or the Class or Subclass of Subordinated Certificates otherwise has been retired. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinated Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinated Certificates.

 E. Taxation of Owners of REMIC Residual Certificates

  1. General

  An owner of a REMIC Residual Certificate ("Residual Owner") generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in "Taxation of Owners of REMIC Residual Certificates--Basis Rules and Distributions," the net loss of the REMIC Mortgage Pool for each day during a calendar quarter that the Residual Owner owned such REMIC Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention (unless otherwise disclosed in the applicable Prospectus Supplement), its ratable portion of the taxable income or net loss of the REMIC Mortgage Pool for such quarter, and by allocating the daily portions among the Residual Owners (on such day) in accordance with their percentage of ownership interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Owner by virtue of this paragraph will be treated as ordinary income or loss. Purchasers of REMIC Residual Certificates should be aware that taxable income from such Certificates may exceed cash distributions with respect thereto in any taxable year. For example, if the Mortgage Loans are acquired by a REMIC at a discount, then the holder of a residual interest may recognize income without

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corresponding cash distributions. This result could occur because a payment produces recognition of discount on the Mortgage Loan while the payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount. Taxable income may also be greater in earlier years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the lower yielding sequences of Certificates are paid, whereas interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

  Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisers concerning the treatment of such payments for income tax purposes.

  2. Taxable Income or Net Loss of the REMIC Trust Fund

  The taxable income or net loss of the REMIC Mortgage Pool will reflect a netting of income from the Mortgage Loans, any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC Regular Certificates, and the deductions and losses allowed to the REMIC Mortgage Pool. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including original issue discount) on the REMIC Regular Certificates. Second, market discount equal to the excess of any Mortgage Loan's adjusted issue price (as determined under "Taxation of Owners of REMIC Regular Certificates-- Market Discount and Premium") over its fair market value at the time of its transfer to the REMIC Mortgage Pool generally will be included in income as it accrues, based on a constant yield and on the Prepayment Assumption. For this purpose, the Master Servicer intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by the Depositor, the Master Servicer will estimate the value of such retained interests in order to determine the fair market value of the Mortgage Loans for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "Prohibited Transactions and Other Possible REMIC Taxes," below) will be taken into account. Fourth, the REMIC Mortgage Pool generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2). Fifth, the REMIC Regulations provide that the limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the Mortgage Pool level to the servicing fees paid to the Master Servicer or sub-servicers' if any. (See, however, "Pass-Through of Servicing Fees," below.) If the deductions allowed to the REMIC Mortgage Pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC Mortgage Pool for that calendar quarter.

  3. Basis Rules and Distributions

  Any distribution by a REMIC Mortgage Pool to a Residual Owner will not be included in the gross income of such Residual Owner to the extent it does not exceed the adjusted basis of such Residual Owner's interest in a REMIC Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual Certificate, it will be treated as gain from the sale of the REMIC Residual Certificate. (See "Sales of REMIC Certificates," below.) The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner (see "Taxation of Owners of REMIC Residual Certificates--Daily Portions" above), and decreased by distributions and by net losses taken into account with respect to such interest.

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  A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.

  The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC Mortgage Pool or upon the sale of its REMIC Residual Certificate. See "Sales of REMIC Certificates," below. The Residual Owner does, however, receive reduced taxable income over the life of the REMIC because the REMIC's basis in the underlying REMIC Mortgage Pool includes the fair market value of the REMIC Regular Certificates and REMIC Residual Certificates.

  4. Excess Inclusions

  Any "excess inclusions" with respect to a REMIC Residual Certificate are subject to certain special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such Residual Owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term "applicable federal rate" (generally, an average of current yields on Treasury securities of comparable maturity, and hereafter the "AFR") in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold.

  For Residual Owners, other than thrift institutions described in Code
Section 593, an excess inclusion cannot be offset by deductions, losses or loss carryovers from other activities. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See "Foreign Investors in REMIC Certificates."

  Provisions enacted by the "Technical and Miscellaneous Revenue Act of 1988" (the "1988 Act") cause the above described exception for thrift institutions generally to apply only to those residual interests held and deductions, losses and loss carryovers incurred directly by such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or certain wholly owned direct subsidiaries of such institutions formed and operated exclusively in connection with the organization and operation of one or more REMICs. The REMIC Regulations further limit this exception to residual interests having "significant value." In order to have significant value, the REMIC Residual Certificates must have an aggregate issue price, at issuance, at least equal to two percent of the aggregate issue prices of all of the related REMIC Regular and Residual Certificates. In addition, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that, if REMIC Residual Certificates are found in the aggregate not to have "significant value," would treat as excess inclusions with respect to any REMIC Residual Certificate the entire daily portion of taxable income for such REMIC Residual Certificate. Each Prospectus Supplement pursuant to

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which REMIC Residual Certificates are offered will state whether such REMIC
Residual Certificates will have, or may be regarded as having, significant value under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above described rules or that a REMIC Residual Owner will receive distributions of amounts calculated pursuant to those assumptions.

  In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder.

  5. Noneconomic REMIC Residual Certificates

  Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Certificate is noneconomic unless, at the time of its transfer and based on the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the AFR) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will or will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules or that a REMIC Residual Owner will receive distributions calculated pursuant to such assumptions. See "Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

  6. Tax-Exempt Investors

  Tax-exempt organizations (including employee benefit plans) that are subject to tax on unrelated business taxable income (as defined in Code Section 511) will be subject to tax on any excess inclusions attributed to them as owners of Residual Certificates. Excess inclusion income associated with a Residual Certificate may significantly exceed cash distributions with respect thereto. See "Excess Inclusions."

  Generally, tax-exempt organizations that are not subject to federal income taxation on "unrelated business taxable income" pursuant to Code Section 511 are treated as "disqualified organizations" under provisions of the 1988 Act. Under provisions of the Pooling and Servicing Agreement, such organizations generally are prohibited from owning Residual Certificates. See "Sales of REMIC Certificates."

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  7. Real Estate Investment Trusts

  If the applicable Prospectus Supplement so provides, a Mortgage Pool may hold Mortgage Loans bearing interest based wholly or partially on Mortgagor profits, Mortgaged Property appreciation, or similar contingencies. Such interest, if earned directly by a real estate investment trust ("REIT"), would be subject to the limitations of Code sections 856(f) and 856(j). Treasury Regulations treat a REIT holding a REMIC Residual Certificate for a principal purpose of avoiding such Code provisions as receiving directly the income of the REMIC Mortgage Pool, hence potentially jeopardizing its qualification for taxation as a REIT and exposing such income to taxation as a prohibited transaction at a 100 percent rate.

  8. Mark-to-Market Rules

  Code Section 475 generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. Prospective purchasers of the REMIC Residual Certificates should be aware that on January 3, 1995, the Internal Revenue Service released proposed regulations (the "Proposed Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Proposed Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market. The Proposed Mark to Market Regulations would apply to all REMIC Residual Certificates acquired on or after January 4, 1995.

 F. Sales of REMIC Certificates

  If a REMIC Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC Regular Certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under "Taxation of Owners of REMIC Residual Certificates--Basis Rules and Distributions." Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (ii) the amount actually includible in such holder's income. Except as otherwise provided under "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium" and under Code Section 582(c), any additional gain or any loss on the sale or exchange of a REMIC Certificate will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221. The Code currently provides for a top marginal tax rate of 39.6% for individuals while maintaining a maximum marginal rate for the long-term capital gains of individuals at 28%. There is no such rate differential for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes, including limitations on the use of capital losses to offset ordinary income.

  All or a portion of any gain from the sale of a REMIC Certificate that might otherwise be capital gain may be treated as ordinary income (i) if such Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) in the case of a noncorporate taxpayer that has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

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  If a Residual Owner sells a REMIC Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, such Residual Owner purchases another residual in any REMIC or any interest in a taxable mortgage pool (as defined in Code
Section 7701(i)) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what its precise nature or effective date would be.

  The 1988 Act makes transfers of a residual interest to certain "disqualified organizations" subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, "disqualified organizations" includes the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Code Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical and telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption, and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The Pooling and Servicing Agreement requires, as a prerequisite to any transfer of a Residual Certificate, the delivery to the Trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a Residual Certificate to a disqualified organization void.

  In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of an interest in such entity furnishes to such entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity. Legislation presently pending before the United States Congress would apply this tax on an annual basis to "large partnerships". Generally, such legislation would treat partnerships that have, or have had, 250 or more partners as a large partnership for this purpose. Such legislation would not limit application of tax to excess inclusions allocable to disqualified organizations, and in fact would apply the tax to large partnerships having no disqualified organizations as partners. No prediction can be made whether such legislation will be enacted in its current or modified form.

 G. Pass-Through of Servicing Fees

  The general rule is that Residual Certificateholders take into account taxable income or net loss of the related REMIC Mortgage Pool. Under that rule, servicing compensation of the Master Servicer and the subservicers (if any) would be allocated to the holders of the REMIC Residual Certificates, and therefore would not affect the income or deductions of holders of REMIC Regular Certificates. However, in the case of a "single-class REMIC", such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Regular Certificates and REMIC Residual Certificates for purposes of the limitations on the

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deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Certificate who is an individual, estate or trust will be able to deduct such expenses in determining regular tax liability only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Residual Certificates, and REMIC Regular Certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts, and such persons should carefully consult with their own tax advisers regarding the advisability of an investment in such Certificates.

  A "single-class REMIC" is a REMIC that either (i) would be treated as a pass-through trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election, or (ii) is substantially similar to such a pass-through trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, the Depositor intends to treat a REMIC Mortgage Pool as other than a "single-class REMIC," consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Residual Certificates and in no part to REMIC Regular Certificates.

 H. Prohibited Transactions and Other Possible REMIC Taxes

  The Code imposes a tax on REMIC Mortgage Pools equal to 100 percent of the net income derived from "prohibited transactions". In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the "start-up day" (the day on which the regular and residual interests are issued), other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

 I. Termination of a REMIC Trust Fund

  In general, no special tax consequences will apply to a holder of a REMIC Regular Certificate upon the termination of the REMIC Mortgage Pool by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the REMIC Mortgage Pool. If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which could be a capital loss) equal to the amount of such excess.

 J. Reporting and Other Administrative Matters of REMICs

  Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. Certain holders of REMIC Regular Certificates who are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC Mortgage Pool must also comply with rules requiring the face of a REMIC Certificate issued at more than a de minimis discount to disclose the amount of original issue discount and the issue date and requiring such information to be reported to the Treasury Department.

  The REMIC Regular Certificate information reports must include a statement of the "adjusted issue price" of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC Mortgage Pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

  The responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer.

  For purposes of the administrative provisions of the Code, REMIC Pools will be treated as partnerships and the holders of Residual Certificates will be treated as partners. The Master Servicer will file federal income tax information returns on behalf of the related REMIC Pool, and will be designated as agent for and will act on behalf of the "tax matters person" with respect to the REMIC Pool in all respects.

  As agent for the tax matters person, the Master Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Owners in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC Mortgage Pool, as well as the REMIC Mortgage Pool's classification. Residual Owners will generally be required to report such REMIC Mortgage Pool items consistently with their treatment on the REMIC Mortgage Pool's federal income tax information return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as agent for the tax matters person, and the IRS concerning any such REMIC Mortgage Pool item. Adjustments made to the REMIC Mortgage Pool tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC Mortgage Pool's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Owner's return.

 K. Backup Withholding with Respect to REMIC Certificates

  Payments of interest and principal on REMIC Regular Certificates, as well as payment of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31 percent if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

 L. Foreign Investors in REMIC Certificates

  1. REMIC Regular Certificates

  Except as qualified below, payments made on a REMIC Regular Certificate to a REMIC Regular Certificateholder that is not a U.S. Person, as hereinafter defined (a "non-U.S. Person"), or to a person acting on behalf of such a Certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided that (a) the holder of the Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Certificate, (b) the holder of such Certificate signs a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person, and provides the name and address of such holder, and (c) the last U.S. Person in the chain of payment to the holder received such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect

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of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30 percent, subject to reduction under any applicable tax treaty.

  "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

  Holders of REMIC Regular Certificates should be aware that the IRS might take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10 percent or more of the REMIC Residual Certificates. Further, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

  2. REMIC Residual Certificates

  Amounts paid to a Residual Owner that is a Non-U.S. Person generally will be treated as interest for purposes of applying the withholding tax on Non-U.S. Persons with respect to income on its REMIC Residual Certificate. However, it is unclear whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury Regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC, rather than on the Certificate itself. Such payments would thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC would so qualify. Such withholding tax generally would be imposed at a rate of 30 percent but would be subject to reduction under any tax treaty applicable to the Residual Owner. However, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. Although no regulations have been proposed or adopted addressing withholding on residual interests held by non-U.S. Persons, the provisions of the REMIC Regulations, described below, relating to the transfer of residual interests to non-U.S. Persons can be read as implying that withholding with respect to excess inclusion income is to be determined by reference to the amount of the accrued excess inclusion income rather than to the amount of cash distributions. If the IRS were successfully to assert such a position, cash distributions on Residual Certificates held by non-U.S. Persons could be subject to withholding at rates as high as 100 percent, depending on the relationship of accrued excess inclusion income to cash distributions with respect to such Residual Certificates. See "Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

  Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are not "U.S. Persons" (as defined above) are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to a non-U.S. Person that have "tax avoidance potential" are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC Residual Certificate to a non-U.S. Person would continue to remain liable for any taxes due with respect to the income on such REMIC Residual Certificate. A transfer of a REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee Residual Certificateholder amounts that will equal at least 30 percent of each excess inclusion, and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a non-U.S. person transfers a REMIC Residual Certificate to a U.S. person, and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported non-U.S. person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30 percent of the accrued excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a non-U.S. person.

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

 M. State and Local Taxation

  Many states do not automatically conform to changes in the federal income tax laws. Consequently, a REMIC Mortgage Pool that would not qualify as a fixed investment trust for federal income tax purposes may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the REMIC Mortgage Pool formed in, owning mortgages or property in, or having servicing activity performed in a state without conforming REMIC provisions in its income or franchise tax law. Further, REMIC Regular Certificateholders resident in non-conforming states may have their ownership of REMIC Regular Certificates characterized as an interest other than debt of the REMIC such as stock or a partnership interest. Investors are advised to consult their tax advisers concerning the state and local income tax consequences of their purchase and ownership of REMIC Regular Certificates.

III. MORTGAGE POOLS

 A. Classification of Mortgage Pools

  With respect to each series of Trust Certificates for which they are identified as counsel to the Depositor in the applicable Prospectus Supplement, Cadwalader, Wickersham & Taft will deliver their opinion to the effect that the arrangements pursuant to which such Mortgage Pool will be administered and such Trust Certificates will be issued will not be classified as an association taxable as a corporation and that each such Mortgage Pool will be classified as a trust whose taxation will be governed by the provisions of subpart E, Part I of subchapter J of the Code.

 B. Characterization of Investments in Trust Certificates

  1. Trust Fractional Certificates

  In the case of Trust Fractional Certificates, counsel to the Depositor will deliver an opinion that, in general (and subject to the discussion below of Contracts and under "Buydown Mortgage Loans"), (i) Trust Fractional Certificates held by a thrift institution taxed as a "mutual savings bank" or "domestic building and loan association" will represent interests in "qualifying real property loans" within the meaning of Code Section 593(d);
(ii) Trust Fractional Certificates held by a thrift institution taxed as a "domestic building and loan association" will represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701
(a)(19)(C)(v); (iii) Trust Fractional Certificates held by a real estate investment trust will represent "real estate assets" within the meaning of Code Section 856(c)(5)(A) and interest on Trust Fractional Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(5)(B); and (iv) Trust Fractional Certificates acquired by a REMIC in accordance with the requirements of Section 860G(a)(3)(A)(i) and (ii) or
Section 860G(a)(4)(B) of the Code will be treated as "qualified mortgages" within the meaning of Code Section 860D(a)(4). In the case of a Trust Fractional Certificate evidencing interests in Contracts, such Certificates will qualify for the treatment described in (i) through (iv) of the preceding sentence only to the extent of the fraction of such Certificate corresponding to the fraction of the Contract Pool that consists of Contracts that would receive such treatment if held directly by the Trust Fractional Certificateholder.

  2. Trust Interest Certificates

  With respect to each Series of Certificates for which they are identified as counsel to the Depositor in the applicable Prospectus Supplement, Cadwalader, Wickersham & Taft will advise the Depositor that in their opinion, based on the legislative history, a REMIC that acquires a Trust Interest Certificate in accordance with the requirements of Section 860G(a)(3)(A)(i) and (ii) or
Section 860G(a)(4)(B) of the Code will be treated as owning a "Qualified Mortgage" within the meaning of Section 860(G)(a)(3) of the Code.

  Although there appears to be no policy reason not to accord to Trust Interest Certificates the other treatment described above for Trust Fractional Certificates, there is no authority addressing such characterization for

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

instruments similar to Trust Interest Certificates. Consequently, it is unclear to what extent, if any, (1) a Trust Interest Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701 (a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (2) a Trust Interest Certificate owned by a financial institution described in Code Section 593(a) will be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d); or
(3) a real estate investment trust which owns a Trust Interest Certificate will be considered to own "real estate assets" within the meaning of Code
Section 856(c)(5)(A), and interest income thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). Prospective purchasers to which such characterization of an investment in Trust Interest Certificates is material should consult their own tax advisers regarding whether the Trust Interest Certificates, and the income therefrom, will be so characterized.

  3. Buydown Mortgage Loans

  It is contemplated that the assets of certain Mortgage Pools may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Trust Certificates should consult their own tax advisers with respect to characterization of investments in Mortgage Pools that include Buydown Mortgage Loans.

  Although the matter is not entirely free from doubt, the portion of a Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent an investment in "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) and "qualifying real property loans" within the meaning of Code Section 593(d) to the extent the outstanding principal balance of the Buydown Mortgage Loans exceeds the amount held from time to time in the Buydown Fund. It is also possible that the entire interest in Buydown Mortgage Loans may be so considered, because the fair market value of the real property securing each Buydown Mortgage Loan will exceed the amount of such loan at the time it is made. Purchasers and their tax advisers are advised to review Section 1.593-11(d)(2) of the Treasury Regulations, which suggests that this latter treatment may be available, and to compare Revenue Ruling 81-203, 1981-2 C.B. 137, which may be read to imply that apportionment is generally required whenever more than a minimal amount of assets other than real property may be available to satisfy purchasers' claims.

  For similar reasons, the portion of such Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A). Purchasers and their tax advisers are advised to review Section 1.856-5(c)(1)(i) of the Treasury Regulations, which specifies that if a mortgage loan is secured by both real property and by other property and the value of the real property alone equals or exceeds the amount of the loan, then all interest income will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

 C. Taxation of Owners of Trust Fractional Certificates

  Each holder of a Trust Fractional Certificate (a "Trust Fractional Certificateholder") will be treated as the owner of an undivided percentage interest in the principal of, and possibly a different undivided percentage interest in the interest portion of, each of the Mortgage Loans included in a Mortgage Pool. Accordingly, each Trust Fractional Certificateholder must report on its federal income tax return its allocable share of income from its interests, as described below, at the same time and in the same manner as if it had held directly interests in the Mortgage Loans and received directly its share of the payments on such Mortgage Loans. Because of stripped interests, market discount or original issue discount, or premium, the amount includible in income on account of a Trust Fractional Certificate may differ significantly from the amount payable thereon from payments of interest on the Mortgage Loans. Each Trust Fractional Certificateholder may report and deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Company at the same

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

time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the Mortgage Loans and paid directly its share of the servicing and related fees and expenses. A holder of a Trust Fractional Certificate who is an individual, estate or trust will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of adjusted gross income, and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts received by Trust Fractional Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Depositor from the Mortgagor will be treated for federal income tax purposes as having the same character as the payments which they replace.

  Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Stripped Mortgage Loans should read the material under the headings "Application of Stripped Bond Rules," "Market Discount and Premium" and "Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates.

  Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Unstripped Mortgage Loans should read the material under the headings "Treatment of Unstripped Certificates," "Market Discount and Premium," and "Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. However, the IRS has indicated that under some circumstances it will view a portion of servicing and related fees and expenses paid to or retained by the Master Servicer or sub-servicers as an interest in the Mortgage Loans, essentially equivalent to that portion of interest payable with respect to each Mortgage Loan that is retained by the Depositor ("Retained Yield"). If such a view were sustained with respect to a particular Mortgage Pool, such purchasers would be subject to the rules set forth under "Application of Stripped Bond Rules" rather than those under "Treatment of Unstripped Certificates." Unless otherwise stated in the related Prospectus Supplement, the Depositor does not expect any Servicing Fee or Master Servicing Fee to constitute a retained interest in the Mortgage Loans; nevertheless, any such expectation generally will be a matter of uncertainty, and prospective purchasers are advised to consult their own tax advisers with respect to the existence of a retained interest and any effects on investment in Trust Fractional Certificates.

  1. Application of Stripped Bond Rules

  Each Mortgage Pool will consist of an interest in each of the Mortgage Loans relating thereto, exclusive of the Depositor's Retained Yield, if any. With respect to each Series of Certificates for which they are identified as counsel to the Depositor in the applicable Prospectus Supplement, Cadwalader, Wickersham & Taft will advise the Depositor that, in their opinion, any Retained Yield will be treated for federal income tax purposes as an ownership interest retained by the Depositor in a portion of each interest payment on the underlying Mortgage Loans. Unless otherwise stated in the Prospectus Supplement, the sale of the Trust Certificates associated with any Mortgage Pool for which there is a class of Trust Interest Certificates or two or more Classes of Trust Fractional Certificates bearing different interest rates or of Trust Certificates identified in the Prospectus Supplement as representing interests in "Stripped Mortgage Loans" will be treated for federal income tax purposes as having effected a separation in ownership between the principal of each Mortgage Loan and some or all of the interest payable thereon. As a consequence, each Stripped Mortgage Loan (generally, a Mortgage Loan having Retained Yield or included in a Mortgage Pool having either Trust Interest Certificates or more than one class of Trust Fractional Certificates or identified in the Prospectus Supplement as related to a Class of Trust Certificates identified as representing interests in Stripped Mortgage Loans) will become subject to the "stripped bond" rules of the Code (the "Stripped Bond Rules"). The effect of applying those rules will generally be to require each Trust Fractional Certificateholder to accrue and report income attributable to its share of the principal and interest on each of the Stripped Mortgage Loans as original issue discount on the basis of the yield to maturity of such Stripped Mortgage Loans, as determined in accordance with the provisions of the Code dealing with original issue discount. For a description of the general method of calculating original issue discount, see "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue

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

Discount." The yield to maturity of a Trust Fractional Certificateholder's interest in the Stripped Mortgage Loans will be calculated taking account of the price at which the holder purchased the Certificate and the holder's share of the payments of principal and interest to be made thereon. Although the provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Fractional Certificates, in reporting to Trust Fractional Certificateholders the Trustee intends to treat such Certificates as a single obligation with payments corresponding to the aggregate of the payments allocable thereto from each of the Mortgage Loans. See "Aggregate Reporting." Further, for purposes of reporting original issue discount to Trust Fractional Certificate Holders, the amount of original issue discount allocable to Trust Fractional Certificates for each period will be calculated taking account of the prepayment assumption set forth in the applicable Prospectus Supplement using the method prescribed for REMIC Regular Certificates by Code Section 1272(a)(6). See "Prepayments" and "Description of the Certificates--Reports to Certificateholders."

  Each holder of a Certificate must include in gross income the sum of the "daily portions" of original issue discount on its Certificate for each day during its taxable year on which it held such Trust Fractional Certificate. For this purpose, in the case of an original holder of a Trust Fractional Certificate, the daily portions of original issue discount will be determined under the method of Code Section 1272(a)(6) as follows: a calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is, unless otherwise stated in the applicable Prospectus Supplement, each period that ends on a date that corresponds to a date on which payments are due on Mortgage Loans and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date). For any accrual period, such portion will equal the excess, if any, of (i) the sum of (A) the present value of all of the distributions remaining to be made on the Trust Fractional Certificate, if any, as of the end of the accrual period and (B) the distribution made on such Trust Fractional Certificate during the accrual period, over (ii) the adjusted issue price of such Trust Fractional Certificate at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Trust Fractional Certificate, calculated as of the settlement date, giving effect to the prepayment assumption set forth in the applicable Prospectus Supplement, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the prepayment assumption set forth in the applicable Prospectus Supplement. The adjusted issue price of a Trust Fractional Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such Trust Fractional Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such Trust Fractional Certificate in prior accrual periods. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first Cut-off Date on the Trust Fractional Certificate (notwithstanding that no distribution is scheduled to be made on such date) that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

  Under Treasury regulations, original issue discount so determined with respect to a particular Stripped Mortgage Loan may be considered to be zero under the de minimis rule described above, in which case it is treated as market discount. See "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". Those regulations also provide that original issue discount so determined with respect to a particular Stripped Mortgage Loan will be treated as market discount if the rate of interest on the Stripped Mortgage Loan, including a reasonable Servicing Fee, is no more than one percentage point less than the unstripped rate of interest. See "-- Market Discount and Premium". The Trustee intends to apply the foregoing de minimis and market discount rules on an aggregate poolwide basis, although it is possible that investors may be required to apply them on a loan by loan basis. After the fact loan by loan information may not be available should such application of those rules be received.

  Although the OID Regulations do not address Code Section 1272(a)(6) or all of the other issues raised by the application of the original issue discount rules to Stripped Mortgage Loans, in the absence of other contrary authority the Depositor intends to be guided by the provisions contained therein in interpreting the application of Code Section 1272(a)(6) to Trust Fractional Certificates.


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

  Subsequent purchasers of the Certificates may be required to include "original issue discount" in income in the manner described above but in an amount computed using the price at which such subsequent purchaser purchased the Certificate. Further, such purchasers may be required to determine if the above described de minimis and market discount rules apply at the time a Trust Fractional Certificate is acquired, based on the characteristics of the Mortgage Loans at that time.

  Variable Rate Certificates. Purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that there is considerable uncertainty concerning the application of Code Section 1272(a)(6) and the OID Regulations to Mortgage Loans bearing a variable rate of interest. Although such regulations are subject to a different interpretation, as discussed below, in the absence of other contrary authority in preparing reports furnished to Certificateholders the Trustee intends to treat Stripped Mortgage Loans bearing a variable rate of interest (other than those treated as having market discount pursuant to the regulations described above) as subject to the provisions therein governing variable rate debt instruments modified to account for a prepayment assumption using the methods of Code Section 1272(a)(6). The effect of the application of such provisions generally will be to cause Certificateholders holding Trust Fractional Certificates bearing interest at a Single Variable Rate (as defined above under "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount") to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest accruing on the outstanding face amount of the Trust Fractional Certificate as the stated interest rate for that Certificate (including allocable servicing and other costs of the Mortgage Pool) varies from time to time and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and price as the Trust Fractional Certificate, having the same face amount and schedule of payment of principal as such Certificate, subject to the same prepayment assumption, and bearing interest in each period at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a Trust Fractional Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a Trust Fractional Certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding Trust Fractional Certificates bearing interest at a Multiple Variable Rate (as defined above under "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount") generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an "equivalent" debt instrument bearing fixed rates, the assumed fixed rates for which are (a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of Closing Date, and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Trust Fractional Certificate. If the interest paid or accrued with respect to a Multiple Variable Rate Trust Fractional Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

  In the case of a Trust Fractional Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is first converted into an assumed variable rate. The assumed variable rate will be a qualified floating rate or a qualified inverse floating rate according to the type of actual variable rates provided by the Trust Fractional Certificate, and must be such that the fair market value of the Trust Fractional Certificate as of issuance is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the assumed variable rate in lieu of the fixed rate. The Trust Fractional Certificate is then subject to the determination of the amount and accrual of original issue discount as described above, by reference to the hypothetical variable rate instrument.

  Prospective purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that the provisions in the OID Regulations applicable to variable rate debt instruments have been limited and

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

may not apply to certain adjustable and variable rate mortgage loans, possibly including the Mortgage Loans. If variable rate Trust Fractional Certificates are not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, such Certificates may be subject to the provisions of proposed Treasury regulations applicable to instruments having contingent payments. The application of those provisions to instruments such as the Trust Fractional Certificates is subject to differing interpretations. Prospective purchasers of variable rate Trust Fractional Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

  Aggregate Reporting. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Although there are provisions in the OID Regulations that suggest that the computation of original issue discount on such a basis is either appropriate or required, it is possible that investors may be required to compute original issue discount on a mortgage loan by mortgage loan basis taking account of an allocation of their basis in the Certificates among the interests in the various mortgage loans represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage information should a computation on that basis be required by the IRS.

  Because the treatment of the Certificates under the OID Regulations is both complicated and uncertain, Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Certificates.

  2. Treatment of Unstripped Certificates

  Mortgage Loans in a Mortgage Pool for which there is neither any Class of Trust Interest Certificates, nor more than one Class of Trust Fractional Certificates, nor any Retained Yield or otherwise identified in the Prospectus Supplement as being Unstripped Mortgage Loans ("Unstripped Mortgage Loans") will be treated as wholly owned by the Trust Fractional Certificateholders of a Mortgage Pool. Trust Fractional Certificateholders using the cash method of accounting must take into account their pro rata shares of income from Unstripped Mortgage Loans as and when collected by the Trustee. Trust Fractional Certificateholders using an accrual method of accounting must take into account their pro rata shares of income from Unstripped Mortgage Loans as they become due or are paid to the Trustee, whichever is earlier.

  Code Sections 1272 through 1275 provide rules for the current inclusion in income of original issue discount on obligations issued by natural persons on or after March 2, 1984. Generally those sections provide that original issue discount should be included on the basis of a constant yield to maturity. However, the application of the original issue discount rules to mortgages is unclear in certain respects. The Treasury Department has issued the OID Regulations relating to original issue discount, which generally address the treatment of mortgages issued on or after April 4, 1994. The OID Regulations would provide a new de minimis rule for determining whether certain self-amortizing installment obligations, such as the Mortgage Loans, are to be treated as having original issue discount. Such obligations would have original issue discount if the points charged at origination (or other loan discount) exceeded the greater of one-sixth of one percent times the number of full years to final maturity or one-fourth of one percent times weighted average maturity. The OID Regulations treat certain variable rate mortgage loans as having original issue discount because of an initial rate of interest that differs from that determined by the mechanism for setting the interest rate during the remainder of the loan, or because of the use of an index that does not vary in a manner approved the OID Regulations. For a description of the general method of calculating original issue discount see "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" and "Application of Stripped Bond Rules--Variable Rate Certificates." Code Section 1272(a)(6) requires that the inclusion of original issue discount in income for certain obligations whose principal is subject to acceleration take account of a prepayment assumption and actual prepayments. It is unclear to what, if any, extent those provisions could be made applicable to Mortgage Pools composed of Unstripped Mortgage Loans. See "Prepayments."


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

  A subsequent purchaser of a Trust Fractional Certificate that purchases such Certificate at a cost (not including payment for accrued qualified stated interest) less than its allocable portion of the aggregate of the remaining stated redemption prices at maturity of the Unstripped Mortgage Loans will also be required to include in gross income, for each day on which it holds such Trust Fractional Certificate, its allocable share of the daily portion of original issue discount with respect to each Unstripped Mortgage Loan, but reduced, if the cost of such subsequent purchaser's interest in such Unstripped Mortgage Loan exceeds its "adjusted issue price," by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount allocable to such subsequent purchaser's interest for all days on or after the day of purchase. The adjusted issue price of an Unstripped Mortgage Loan on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Unstripped Mortgage Loan at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of payments previously made other than payments of qualified stated interest.

  3. Market Discount and Premium

  In general, if the Stripped Bond Rules do not apply to a Trust Fractional Certificate, a purchaser of a Trust Fractional Certificate will be treated as acquiring market discount bonds to the extent that the share of such purchaser's purchase price allocable to any Unstripped Mortgage Loan is less than its allocable share of the "adjusted issue price" of such Mortgage Loan. See "Treatment of Unstripped Certificates" and "Application of Stripped Bond Rules." Thus, with respect to such Mortgage Loans, a holder will be required, under Code Section 1276, to include as ordinary income the previously unrecognized accrued market discount in an amount not exceeding each principal payment on any such Mortgage Loans at the time each principal payment is received or due, in accordance with the purchaser's method of accounting, or upon a sale or other disposition of the Certificate. Such market discount would accrue in a manner to be provided in Treasury regulations, and in the absence of such regulations will be required to be accrued in the manner described in "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium"; however, it is unclear whether a prepayment assumption should be used in determining the rate of accrual of market discount on a Trust Fractional Certificate. See "Prepayments" below. In addition, the description of the market discount rules in "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium" with respect to (i) conversion to ordinary income of a portion of any gain recognized on sale or exchange of a market discount bond, (ii) deferral of interest expense deductions, (iii) the de minimis exception from the market discount rules and
(iv) the elections to include in income either market discount or all interest, discount and premium as they accrue, is also generally applicable to Trust Fractional Certificates. Treasury regulations implementing the market discount rules, including the 1986 Act amendments thereto, have not yet been issued and investors therefore should consult their own tax advisers regarding the application of these rules.

  If a Trust Fractional Certificate is purchased at a premium, under existing law such premium must be allocated to each of the Mortgage Loans (on the basis of its relative fair market value). The portion of any premium allocated to Unstripped Mortgage Loans originated after September 27, 1985 can be amortized and deducted under the provisions of the Code relating to amortizable bond premium. The portion of such premium allocated to Unstripped Mortgage Loans originated on or before September 27, 1985 may only be deducted upon the sale or final distribution in respect of any such Mortgage Loan, as the special rules of the Code that permit the amortization of such premium apply only to corporate and governmental obligations. Upon such a sale or final distribution in respect of such a Mortgage Loan, the premium, if any, allocable thereto would be recognized as a short-term or long-term capital loss by a Certificateholder holding the Certificate as a capital asset, depending on how long the Certificate had been held.

  The application of the Stripped Bond Rules to Stripped Mortgage Loans will generally cause any premium allocable to Stripped Mortgage Loans to be amortized automatically by adjusting the rate of accrual of interest

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

and discount to take account of the allocable portion of the actual purchase price of the Certificate. In that event, no additional deduction for the amortization of premium would be allowed. It is possible that the IRS may take the position that the application of the Stripped Bond Rules to the Stripped Mortgage Loans should be adjusted so as not to take account of any premium allocable to a Stripped Mortgage Loan originated on or before September 27, 1985. Any such premium would then be subject to the provisions of the Code relating to the amortization of bond premium, including the limitations described in the preceding paragraph on the amortization of premium allocable to Mortgage Loans originated on or before September 27, 1985.

  4. Allocation of Purchase Price

  As noted above, it is anticipated that a purchaser of a Trust Fractional Certificate relating to Unstripped Mortgage Loans will be required to allocate the purchase price thereof to the undivided interest it acquires in each of the Mortgage Loans, in proportion to the respective fair market values of the portions of such Mortgage Loans included in the Mortgage Pool at the time the Certificate is purchased. The Depositor believes that it may be reasonable to make such allocation in proportion to the respective principal balances of the Mortgage Loans, where the interests in the Mortgage Loans represented by a Trust Fractional Certificate have a common remittance rate and other common characteristics, and otherwise so as to produce a common yield for each interest in a Mortgage Loan, provided the Mortgage Loans are not so diverse as to evoke differing prepayment expectations. However, if there is any significant variation in interest rates among the Mortgage Loans, a disproportionate allocation of the purchase price taking account of prepayment expectations may be required.

 D. Taxation of Owners of Trust Interest Certificates

  With respect to each Series of Certificates for which they are identified as counsel to the Depositor in the applicable Prospectus Supplement, Cadwalader, Wickersham & Taft will advise the Depositor that, in their opinion, each holder of a Trust Interest Certificate (a "Trust Interest Certificateholder") will be treated as the owner of an undivided interest in the interest portion ("Interest Coupon") of each of the Mortgage Loans. Accordingly, and subject to the discussion under "Application of Stripped Bond Rules" below, each Trust Interest Certificateholder is treated as owning its allocable share of the entire Interest Coupon from the Mortgage Loans, will report income as described below, and may deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Depositor at the same time and in the same manner as such items would have been reported under the Trust Interest Certificateholder's tax accounting method had it held directly an interest in the Interest Coupon from the Mortgage Loans, received directly its share of the amounts received with respect to the Mortgage Loans and paid directly its share of the servicing and related fees and expenses. An individual, estate or trust holder of a Trust Interest Certificate will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of adjusted gross income, and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts, if any, received by Trust Interest Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Master Servicer from the Mortgagor will be treated for federal income tax purposes as having the same character as the payment which they replace.

  1. Application of Stripped Bond Rules

  A Trust Interest Certificate will consist of an undivided interest in the Interest Coupon of each of the Mortgage Loans. With respect to each Series of Certificates for which they are identified as counsel to the Depositor in the applicable Prospectus Supplement, Cadwalader, Wickersham & Taft will advise the Depositor that, in their opinion a Trust Interest Certificate will be treated for federal income tax purposes as comprised of an ownership interest in a portion of the interest coupon of each of the Mortgage Loans (a "Stripped Interest") separated by the Depositor from the right to receive principal payments and the remainder, if any, of each interest payment on the underlying Mortgage Loan. As a consequence, the Trust Interest Certificates will become subject to the Stripped Bond Rules. Each Trust Interest Certificateholder will be required to apply the stripped bond rules to its interest in the Interest Coupon under the method prescribed by the Code, taking account of the price at which the holder purchased the Trust Interest Certificate and the Trust Interest Certificateholder's share of the scheduled payment to be made thereon. The Stripped Bond Rules generally require a holder of stripped bonds or stripped coupons to accrue and report income from such stripped bonds or coupons daily on the basis of the yield to maturity of such stripped bonds or coupons, as determined in accordance with the provisions of the Code dealing with original issue discount. For a discussion of the general method of calculating original issue discount, see "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Interest Certificates. In reporting to Trust Interest Certificateholders such Certificates will be treated as a single obligation with payment corresponding to the aggregate of the payment allocable thereto from each of the Mortgage Loans. See "Aggregate Reporting." Because prepayment of a Mortgage Loan will eliminate part or all of any subsequent payments in the related Stripped Interest, and because each Mortgage Loan may prepay at any time, yield to maturity for a Trust Interest Certificate cannot be unambiguously computed pursuant to the provisions of the Code governing original issue discount.

  Although there is considerable uncertainty concerning the treatment of obligations such as the Trust Interest Certificates under the original issue discount rules, and the OID Regulations could be read to require such obligations to be treated as obligations providing for contingent principal, the Depositor believes that it is reasonable to treat such obligations in a manner similar to that accorded regular interests in a REMIC which have similar characteristics. Consequently, the Depositor intends to report to the IRS and investors pursuant to the method described in Section 1272(a)(6) of the Code. Generally, for holders of Trust Interest Certificates who acquire their Certificates from the underwriter on the settlement date for the particular offering, under that method, the daily portions of original issue discount will be determined as follows. First, a calculation will be made of the amount of original issue discount that accrued during each accrual period. Such original issue discount will be the excess, if any, of (i) the sum of (A) the present value of all of the portions of the payments not yet due on the Mortgage Loans attributable to the Trust Interest Certificate, if any, as of the end of the accrual period and (B) the portions of the payments which became due during the accrual period attributable to the Trust Interest Certificate, over (ii) the adjusted issue price of such Trust Interest Certificate at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Trust Interest Certificate calculated as of the settlement date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. The adjusted issue price of a Trust Interest Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such Trust Interest Certificate that accrued in prior accrual periods, and reduced by the amounts attributable to such Trust Interest Certificate which became due on the Mortgage Loans in prior accrual periods. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first Due Date that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

  Subsequent purchasers of the Trust Interest Certificates may be required to include "original issue discount" in income in the manner described above but in an amount computed using the price at which such subsequent purchaser purchased the Trust Interest Certificate.

  Under the provisions of proposed Treasury regulations governing obligations with contingent principal, each Trust Interest Certificate would be treated as a single installment obligation every payment of which was contingent, and each payment would be treated as becoming fixed where due from the mortgagor. As a result, under those proposed regulations the portion of each monthly payment treated as interest would consist of the sum of (i) interest accrued at the AFR on the adjusted issue price of the Trust Interest Certificate as of the beginning of the monthly period and (ii) any such interest for prior periods not previously allocated to a prior

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

payment. The AFR would be determined as if Code Section 1274 applied, treating a Trust Interest Certificate as issued on the date purchased by the Certificateholder and as maturing on the date of the final scheduled payment of the Trust Interest Certificate. The adjusted issue price at the beginning of a monthly period would be the Trust Interest Certificateholder's purchase price (the "Initial Issue Price") increased by interest accrued, and decreased by payments due, during prior monthly periods. However, after the aggregate of payments due treated as principal equaled the Initial Issue Price, all remaining payments due would be treated as interest. A final payment would be treated as principal to the extent the Initial Issue Price exceeds the aggregate of amounts previously treated as principal. Any principal unrecovered following final payment would be treated as a loss subject to the general provisions of the Code governing the treatment of losses.

  Although the foregoing interpretation of the application of the original issue discount rules to the Stripped Interests is reasonable, there can be no assurance that the IRS will agree. In particular, Trust Interest Certificateholders might be required to account for original issue discount under the proposed Treasury regulations addressing obligations that have contingent principal. Alternatively, Trust Interest Certificateholders might be required to treat each scheduled payment on each Stripped Interest as a separate obligation for purposes of allocating purchase price and computing original issue discount.

  Aggregate Reporting. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Although there are provisions in the OID Regulations that suggest that the computation of original issue discount on such a basis is either appropriate or required, it is possible that investors may be required to compute original issue discount either on a mortgage loan by mortgage loan basis taking account of an allocation of their basis in the Certificates among the interests in the various mortgage loans represented by such Certificates according to their respective fair market values. The effect of an aggregate computation for the inclusion of original issue discount in income is to defer the recognition of losses due to early prepayments relative to a computation on a mortgage by mortgage basis. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage information should a computation on that basis be required by the IRS.

  Because the treatment of the Trust Interest Certificates under the proposed regulations is both complicated and uncertain, Trust Interest
Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Trust Interest
Certificates.

 E. Prepayments

  The 1986 Act contains a provision requiring original issue discount on certain obligations issued after December 31, 1986 to be calculated taking into account a prepayment assumption and requiring such discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The obligations to which this provision applies include those whose payment may be accelerated by reference to prepayments on an underlying obligation. It is unclear whether this provision will apply to require holders of Trust Certificates to compute the original issue discount associated with Stripped Mortgages on the basis of a prepayment assumption and to take account of actual prepayments for the purposes of including original issue discount in income. In circumstances in which there is original issue discount with respect to a Mortgage Loan upon its origination, the OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on such Mortgage Loan. However, the amendments made by the 1986 Act, while they appear (in the absence of regulations extending their coverage) to be technically inapplicable to Trust Certificates, could apply by analogy. Such amendments may be read to suggest that a prepayment assumption is appropriately made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisers concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Trust Certificates. The Trustee intends to use a prepayment assumption in reporting original issue discount to Trust Fractional Certificateholders and Trust Interest Certificateholders.

 F. Sales of Trust Certificates

  If a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such tax basis will equal the Certificateholder's cost for the Certificate, increased by any original issue or market discount with respect to the interest in the Mortgage Loans represented by such Certificate previously included in income, and decreased by any deduction previously allowed for premium and by the amount of payments, other than payments of qualified stated interest, previously received with respect to such Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income, as will gain attributable to a Certificate which is part of a "conversion transaction" or which the holder elects to treat as ordinary. See "REMIC Trust Funds--Sales of REMIC Certificates" above. Any remaining gain or any loss will be capital gain or loss if the Certificate was held as a capital asset except to the extent that section 582(c) of the Code applies to such gain or loss.

 G. Trust Reporting

  The Master Servicer will furnish to each holder of a Trust Fractional Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the Pass-Through Rate. In addition, the Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each holder of a Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicer (if any) and such other customary factual information as the Master Servicer deems necessary or desirable to enable holders of Trust Certificates to prepare their tax returns.

 H. Back-up Withholding

  In general, the rules described in "REMIC Trust Funds--Back-up Withholding" will also apply to Trust Certificates.

 I. Foreign Certificateholders

  Payments in respect of interest or original issue discount (including amounts attributable to servicing fees) on the Mortgage Loans to Certificateholders who are not citizens or residents of the United States, corporations or other entities organized in or under the laws of the United States or of any State thereof, or United States estates or trusts, will generally be subject to 30% United States withholding tax, unless such Certificateholders have provided required certification as to their non-United States status under penalty of perjury and then will be free of such tax only to the extent that the underlying Mortgages were issued after July 18, 1984. This withholding tax may be reduced or eliminated by an applicable tax treaty. Notwithstanding the foregoing, if any such payments are effectively connected with a United States trade or business conducted by the Certificateholder, they will be subject to regular United States income tax, but will ordinarily be exempt from United States withholding tax.

 J. State and Local Taxation

  In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.

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

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("ERISA Plans") and on those persons who are ERISA fiduciaries with respect to the assets of such ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the Certificates is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

  Employee benefit plans which are governmental plans and certain church plans (if no election has been made under Section 410(d) of the Code) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Certificates subject to the provisions of applicable federal and state law and, in the case of any such plan which is qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.

  In addition to imposing general fiduciary standards, ERISA and section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and other plans subject to Section 4975 of the Code (together with ERISA Plans, "Plans") and certain persons ("Parties in Interest") who have certain specified relationships to the Plans and taxes and/or imposes other penalities on any such transaction under ERISA and/or Section 4975 of the Code, unless an exemption applies. If the assets of a Trust Fund are treated for ERISA purposes as the assets of the Plans that purchase or hold Certificates of the applicable Series, an investment in Certificates of that Series by or with "plan assets" of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

FINAL PLAN ASSETS REGULATION

  The United States Department of Labor ("DOL") has issued a final regulation (the "Final Regulation") under which assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances. Unless the Final Regulation provides an exemption from this "plan asset" treatment, and if such an exemption is not otherwise available under ERISA, an undivided portion of the assets of a Trust Fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each Plan which becomes a Certificateholder of the applicable Series.

  The Final Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person), are held by "benefit plan investors" (e.g., Plans, governmental and other benefit plans not subject to ERISA and entities holding assets deemed to be "plan assets"). Because the availability of this exemption to any Trust Fund depends upon the identity of the Certificateholders of the applicable Series at any time, there can be no assurance that any Series or Class of Certificates will qualify for this exemption.

PROHIBITED TRANSACTION CLASS EXEMPTIONS

  Prohibited Transaction Class Exemption 83-1 (Class Exemption for Certain Transactions Involving Mortgage Pool Investment Trusts) ("PTCE 83-1") permits, subject to certain conditions, certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, regardless of whether (a) the mortgage pool is exempt from "plan asset" treatment or (b) the transactions would otherwise be prohibited under ERISA or Section 4975 of the Code. A Series of Certificates will be an "Exempt Series" if the general conditions (described below) of PTCE 83-1 are satisfied, and if the applicable Series of Certificates evidences ownership interests in Trust Assets which do not include Mortgage Certificates, Cooperative Loans, Mortgage Loans secured by cooperative buildings, Mortgage Loans secured by Multifamily Property, or Contracts (collectively "Nonexempt Assets"). An investment by a Plan in Certificates of an Exempt Series (1) will be exempt from the prohibitions of
Section 406(a) of ERISA (relating generally to Plan transactions involving Parties in Interest who are not fiduciaries) if the Plan purchases the Certificates at no more than fair market value, and (2) will be exempt from the prohibitions of Sections 406(b) (1) and (2) of ERISA (relating generally to Plan transactions with fiduciaries) if, in addition, (i) the purchase is approved by an independent fiduciary, (ii) no sales commission is paid to the Depositor as Mortgage Pool sponsor, (iii) the Plan does not purchase more than 25% of the Certificates of that Series and (iv) at least 50% of the Certificates of that Series is purchased by persons independent of the Depositor, the Trustee and the Insurer, as applicable. It does not appear that PTCE 83-1 applies to a Series of Certificates with respect to which the Trust Assets include Nonexempt Assets (a "Nonexempt Series"). See "The Trust Fund-- The Mortgage Pools" and "--The Contract Pools". Accordingly, it appears that PTCE 83-1 will not exempt Plans that acquire Certificates of a Nonexempt Series from the prohibited transaction rules of ERISA and Section 4975 of the Code. The applicable Prospectus Supplement will state whether a Series of Certificates is an Exempt Series or a Nonexempt Series.

  PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption: (1) the existence of a pool trustee who is not an affiliate of the pool sponsor; (2) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payment due to property damage or defaults in loan payments; and (3) a limitation on the amount of the payment retained by the pool sponsor, together with other benefits inuring to it, to not more than adequate consideration for selling the mortgage loans and reasonable compensation for services provided by the pool sponsor to the mortgage pool.

  The Trustee for all Series will be unaffiliated with the Depositor, and, accordingly, the first general condition will be satisfied. With respect to the second general condition of PTCE 83-1, the credit support method represented by the issuance of a Subordinated Class or Subclasses of Certificates and/or the establishment of a Reserve Fund, with respect to any Exempt Series for which such a method of Credit Support is provided (see "Credit Support--Subordinated Certificates" and "--Reserve Fund"), is substantially similar to a system for protecting Certificateholders against reductions in pass-through payments which has been reviewed and accepted by the DOL as an alternative to pool insurance or a letter of credit indemnification system. This may support a Plan fiduciary's conclusion that the second general condition is satisfied with respect to any such Exempt Series although, in the absence of a ruling to this effect, there can be no assurance that these features will be so viewed by the DOL. In addition, the Depositor intends to use its best efforts to establish, for each Exempt Series for which credit support is provided by a Letter of Credit (see "Credit Support--Letters of Credit") and/or the insurance arrangements set forth above under "Description of Insurance" (an "Insured Series"), a system that will adequately protect the Mortgage Pools and indemnity Certificateholders of the applicable Series against pass-through payment reductions resulting from property damage or defaults in loan payments. With respect to the third general condition of PTCE 83-1, the Depositor intends to use its best efforts to establish a compensation system which will produce for the Depositor total compensation that will not exceed adequate consideration for forming the Mortgage Pool and selling the Certificates. However, the Depositor does not guarantee that its systems will be sufficient to meet the second and third general conditions (described above) with respect to any Exempt Series.

  If an Exempt Series of Certificates is subdivided into two or more Classes or Subclasses which are entitled to disproportionate allocations of the principal and interest payments on the Mortgage Loans held by the applicable Trust Fund, the availability of the exemption afforded by PTCE 83-1 may be adversely affected, as described in the applicable Prospectus Supplement. Moreover, if the Certificateholders of any Class or Subclass of Certificates are entitled to pass-through payment of principal (but no or only nominal interest) or interest (but no or only nominal principal), it appears that PTCE 83-1 will not exempt Plans which acquire Certificates of that Class or Subclass from the prohibited transaction rules of ERISA and Section 4975 of the Code.

  If an Exempt Series of Certificates includes a Class of Subordinated Certificates, PTCE 83-1 will not provide an exemption from the prohibited transaction rules of ERISA for Plans that acquire such Subordinated Certificates.

  If for any reason PTCE 83-1 does not provide an exemption for a particular Plan Certificateholder, one of three other prohibited transaction class exemptions issued by the DOL might apply, i.e., PTCE 91-38 (formerly PTCE 80-
51) (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (formerly PTCE 78-19) (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan Certificateholder or, even if it were to apply, that the exemption would apply to all transactions involving the applicable Trust Fund. Any person who is a fiduciary by reason of his or her authority to invest "plan assets" of any Plan (a "Plan investor") and who is considering the use of "plan assets" of any Plan to purchase of the offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investments, and should determine on its own whether PTCE 83-1 or another exemption would be applicable (and whether all conditions have been satisfied with respect to any such exemptions), and whether the offered Certificates are an appropriate investment for a Plan. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

UNDERWRITER'S PTE

  CS First Boston Corporation ("First Boston") is the recipient of a final prohibited transaction exemption, 54 Fed. Reg. 42597 (Oct. 17, 1989) (the "Underwriter's PTE" or "CS First Boston Corporation's PTE" if specified in the applicable Prospectus Supplement), which may accord protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire Certificates. The Underwriter's PTE applies to certificates (a) which represent (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust, or (2) an interest in a REMIC if the certificates are issued by and are obligations of a trust; and (b) with respect to which First Boston or any of its affiliates is either the sole underwriter, the manager or co-manager of the underwriting syndicate or a selling or placement agent. The corpus of a trust to which the Underwriter's PTE applies may consist of (i) obligations which bear interest or are purchased at a discount and which are secured by (A) single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on commercial real property) or (B) shares issued by a cooperative housing association; and (ii) "guaranteed governmental mortgage pool certificates" (as defined in the Final Regulation).

  Plans acquiring Certificates may be eligible for protection under the Underwriter's PTE if:

    (a) assets of the type included as Trust Assets have been included in other investment pools ("Other Pools");

    (b) certificates evidencing interests in Other Pools have been both (1) rated in one of the three highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc., and (2) purchased by investors other than Plans, for at least one year prior to a Plan's acquisition of Certificates in reliance upon the Underwriter's PTE;

    (c) at the time of such acquisition, the Class of Certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (b) above;

    (d) the Trustee is not an affiliate of any member of the Restricted Group (as defined below);

    (e) the applicable Series of Certificates evidences ownership in Trust Assets which may include non Subordinated Mortgage Certificates (whether or not interest and principal payable with respect to the Mortgage
  Certificates are guaranteed by the GNMA, FHLMC or FNMA);

    (f) the Class of Certificates acquired by the Plan are not subordinated to other Classes of Certificates of that Series with respect to the right to receive payment in the event of defaults or delinquencies on the underlying Trust Assets;

    (g) the Plan is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D under the Securities Act);

    (h) the acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; and

    (i) the sum of all payments made to and retained by the Underwriter or members of any underwriting syndicate in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Trust Assets to the Trust represents not more than the fair market value of such Trust Assets; and the sum of all payments made to and retained by the Master Servicer and all Servicers represents not more than reasonable compensation for such Servicers' services under the Pooling and Servicing Agreement and reimbursement of such Servicers' reasonable expenses in connection herewith.

  In addition, the Underwriter's PTE will not apply to a Plan's investment in Certificates if the Plan fiduciary responsible for the decision to invest in a Class of Certificates is a Mortgagor or Obligor with respect to more than 5% of the fair market value of the obligations constituting the Trust Assets or an affiliate of such person, unless:

    (1) in the case of an acquisition in connection with the initial issuance of any Series of Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group;

    (2) the Plan's investment in any Class of Certificates does not exceed 25% of the outstanding Certificates of that Class at the time of acquisition;

    (3) immediately after such acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and

    (4) the Plan is not sponsored by the Depositor, any Underwriter, the Trustee, any Servicer, any Pool, Special Hazard or Primary Mortgage Insurer or the obligor under any other credit support mechanism, a Mortgagor or Obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the Trust Assets on the date of the initial issuance of Certificates, or any of their affiliates (the "Restricted Group").

  Each Series of Certificates generally is expected to satisfy condition (a) unless otherwise specified in the applicable Prospectus Supplement. If a Series includes a Class of Subordinated Certificates, that Class will not satisfy condition (f). Additionally, the Prospectus permits the issuance of Certificates rated in one of the four highest rating categories, so a particular Class of a Series may not satisfy condition (c).

  Whether the other conditions in the Underwriter's PTE will be satisfied as to Certificates or any particular Class will depend upon the relevant facts and circumstances existing at the time the Plan acquires Certificates of that Class. Any Plan investor who proposes to use "plan assets" of a Plan to acquire Certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

GENERAL CONSIDERATIONS

  Any member of the Restricted Group, a Mortgagor or Obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of Certificates of the applicable Series or Class by, on behalf of or with "plan assets" of such Plan might be viewed as giving rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless PTCE 83-1 or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold Certificates of any Series or Class, the Plan investor should determine (a) whether the second and third general conditions and the specific conditions (described briefly above) of PTCE 83-1 have been satisfied; (b) whether the Underwriter's PTE is applicable; (c) whether any other prohibited transaction exemption (if required) is available under ERISA and Section 4975 of the Code; or (d) whether an exemption from "plan asset" treatment is available to the applicable Trust Fund. The Plan investor should also consult the ERISA discussion, if any, in the applicable Prospectus Supplement for further information regarding the application of ERISA to any Series or Class of Certificates.

  Subordinated Certificates are not available for purchase by or with "plan assets" of any Plan, other than a governmental or church plan which is not subject to ERISA or Section 4975 of the Code (as described above), and any acquisition of Subordinated Certificates by, on behalf of or with "plan assets" of any such Plan will be treated as null and void for all purposes.

  ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE CERTIFICATES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH CERTIFICATES.

                               LEGAL INVESTMENT

  The applicable Prospectus Supplement for a Series of Certificates will specify whether a Class or Subclass of such Certificates, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such Class or Subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

  Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

  SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. SectionSection 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or Subclasses of Certificates), except under limited circumstances.

  All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council.

  The Policy Statement which has been adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Series, Classes or Subclasses of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

  Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain Series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

  Except as to the status of certain Classes of Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

  Investors should consult their own legal advisers in determining whether and to what extent such Certificates constitute legal investments for such investors.

                             PLAN OF DISTRIBUTION

  Each Series of Certificates offered hereby and by means of the related Prospectus Supplements may be sold directly by the Depositor or may be offered through CS First Boston Corporation, an affiliate of the Depositor, or underwriting syndicates represented by CS First Boston Corporation (the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series or Certificates and each Subclass within such Series, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell such Certificates will be determined.

  Unless otherwise specified in the Prospectus Supplement, the Underwriters will be obligated to purchase all of the Certificates of a Series described in the Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

  If so indicated in the Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the

Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

  The Depositor may also sell the Certificates offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.

  The place and time of delivery for each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York.

                                 INDEX OF TERMS

                                                                 PAGE ON WHICH
                                                                TERM IS DEFINED
    TERM                                                       IN THE PROSPECTUS
    ----                                                       -----------------
Accrual Distribution Amount...................................         34
Advances......................................................         14
AFR...........................................................         89
Agreement.....................................................         31
Alternative Credit Support....................................         10
Approved Sale.................................................         66
APR...........................................................         24
ARM Loans.....................................................         17
Asset Value...................................................         32
Assets........................................................         80
Buy-Down Fund.................................................         18
Buy-Down Loans................................................         18
Certificate Account...........................................         40
Certificate Principal Balance.................................          3
Certificateholders............................................         19
Certificates..................................................          3
Class.........................................................          3
Clean up Costs................................................         75
Closed Loans..................................................         20
Closing Date..................................................         82
Code..........................................................         15
Committee Report..............................................         79
Contract Loan-to-Value Ratio..................................          8
Contract Pool.................................................          4
Contract Schedule.............................................         37
Contracts.....................................................          4
Converted Mortgage Loan.......................................         18
Cooperative...................................................          4
Cooperative Dwelling..........................................          4
Cooperative Loans.............................................          4
CS First Boston Corporation's PTE.............................        109
Custodial Account.............................................         40
Custodial Agreement...........................................         24
Custodian.....................................................         24
Cut-off Date..................................................         16
Deferred Interest.............................................         17
Deficiency Event..............................................         54
Deleted Contract..............................................         25
Deleted Mortgage Certificates.................................         35
Deleted Mortgage Loans........................................         36
Depositor.....................................................          1
Deposit Trust Agreement.......................................         31
Determination Date............................................         43
Discount Certificate..........................................          9
Distribution Date.............................................          5
DOL...........................................................        107
Due Date......................................................         17
Due Period....................................................         34

                                                                 PAGE ON WHICH
                                                                TERM IS DEFINED
    TERM                                                       IN THE PROSPECTUS
    ----                                                       -----------------
Escrow Account................................................         46
ERISA.........................................................         15
ERISA Plans...................................................        107
Exempt Series.................................................        107
FBSC..........................................................         26
FHA...........................................................         18
FHA Experience................................................         29
FHA Loans.....................................................         16
Final Regulation..............................................        107
First Boston..................................................        109
Garn-St Germain Act...........................................         74
GPM Fund......................................................         13
GPM Loans.....................................................         18
Initial Deposit...............................................         13
Initial Issue Price...........................................        104
Insurance Proceeds............................................         41
Insured.......................................................         49
Insured Series................................................        108
Interest Coupon...............................................        103
Interest Distribution.........................................         33
Interest Rate.................................................          3
Interest Weighted Class.......................................          3
Interest Weighted Subclass....................................          3
IRS...........................................................         81
L/C Bank......................................................         10
L/C Percentage................................................         10
Letter of Credit..............................................          9
Liquidating Loan..............................................         10
Liquidation Proceeds..........................................         41
Loan-to-Value Ratio...........................................          6
Loss..........................................................         61
Manufactured Home.............................................          8
Master Servicer...............................................          5
Mortgage Certificates.........................................         23
Mortgage Loans................................................          4
Mortgage Notes................................................         16
Mortgage Pool.................................................          4
Mortgage Rates................................................          7
Mortgaged Property............................................          6
Mortgagor.....................................................          6
Mortgagor Bankruptcy Bond.....................................          9
Multi-Class Certificates......................................          3
Multifamily Property..........................................          4
Multiple Variable Rate........................................         84
1988 Act......................................................         89
1986 Act......................................................         79
Nonexempt Assets..............................................        107
Nonexempt Series..............................................        108
non-U.S. Person...............................................         94

                                                                 PAGE ON WHICH
                                                                TERM IS DEFINED
    TERM                                                       IN THE PROSPECTUS
    ----                                                       -----------------
Obligor.......................................................         27
OID Regulations...............................................         79
Original Value................................................         17
Originator....................................................         20
Other Pools...................................................        109
Parties in Interest...........................................        107
Pass-Through Rate.............................................          7
Percentage Interest...........................................         16
Performance Bond..............................................         25
Plans.........................................................        107
Policy Statement..............................................        111
Pool Insurance Policy.........................................          9
Pool Insurer..................................................         11
Pooling and Servicing Agreement...............................         19
Premium Certificate...........................................          8
Prepayment Assumption.........................................         82
Primary Insurer...............................................         42
Primary Mortgage Insurance Policy.............................         11
Primary Mortgage Insurer......................................         49
Principal Distribution........................................         33
Principal Prepayments.........................................         12
Principal Weighted Class......................................          3
Principal Weighted Subclass...................................          3
PTCE 83-1.....................................................        107
Purchase Price................................................         38
Rating Agency.................................................          4
Record Date...................................................         33
Reference Agreement...........................................         31
REIT..........................................................         91
REMIC.........................................................         15
REMIC Certificateholders......................................         80
REMIC Certificates............................................         79
REMIC Mortgage Pool...........................................         79
REMIC Provisions..............................................         79
REMIC Regulations.............................................         79
REMIC Regular Certificate.....................................         79
REMIC Residual Certificate....................................         79
Required Distribution.........................................         60
Required Reserve..............................................         13
Reserve Fund..................................................          9
Residual Certificates.........................................          3
Residual Owner................................................         87
Restricted Group..............................................        110
Retained Yield................................................         98
Securities Act................................................         32
Senior Certificates...........................................          9
Senior Class..................................................          3
Senior Prepayment Percentage..................................         59
Senior Subclass...............................................          3

                                                                 PAGE ON WHICH
                                                                TERM IS DEFINED
    TERM                                                       IN THE PROSPECTUS
    ----                                                       -----------------
Series........................................................          3
Servicemen's Readjustment Act.................................         18
Servicer......................................................         19
Servicing Account.............................................         40
Servicing Agreement...........................................         19
Single-Class REMIC............................................         93
Single Family Property........................................          4
Single Variable Rate..........................................         82
SMMEA.........................................................         15
SPA...........................................................         29
Special Distributions.........................................         44
Special Hazard Insurance Policy...............................         14
Standard Hazard Insurance Policy..............................         47
Standard Terms................................................         31
Stated Principal Balance......................................          3
Stated Principal Distribution Amount..........................         34
Stripped Bond Rules...........................................         98
Stripped Interest.............................................        103
Stripped Mortgage Loan........................................         98
Subclass......................................................          3
Subordinated Amount...........................................          9
Subordinated Certificates.....................................          9
Subordinated Class............................................          3
Subordinated Pool.............................................         12
Subordinated Subclass.........................................          3
Substitute Contract...........................................         25
Substitute Mortgage Certificates..............................         35
Substitute Mortgage Loans.....................................         36
Tiered REMICS.................................................         81
Title V.......................................................         78
Trust Assets..................................................          4
Trust Certificates............................................         79
Trust Fractional Certificateholder............................         97
Trust Fractional Certificate..................................         79
Trust Fund....................................................          4
Trust Interest Certificate....................................         79
Trust Interest Certificateholder..............................        103
Unaffiliated Sellers..........................................         20
Underwriters..................................................        112
Underwriter's PTE.............................................        109
UCC...........................................................         72
Unstripped Mortgage Loans.....................................        101
U. S. Person..................................................         94
VA............................................................         16
VA Loans......................................................         16

-------------------------------------------------------------------------------

 NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMA-TION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UN-DERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

                                  -----------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary of Terms...........................................................  S-3
Special Considerations..................................................... S-13
Description of the Certificates............................................ S-17
The Mortgage Certificates.................................................. S-27
Description of the Mortgage Loans.......................................... S-40
Yield and Prepayment Considerations........................................ S-46
The Mortgage Loan Servicers................................................ S-53
The Resolution Trust Corporation........................................... S-53
Certain Federal Income Tax Consequences.................................... S-54
ERISA Considerations....................................................... S-55
Use of Proceeds............................................................ S-56
Legal Investment Considerations............................................ S-56
Method of Distribution..................................................... S-56
Legal Matters.............................................................. S-56
Ratings.................................................................... S-56

                                  PROSPECTUS

Prospectus Supplement......................................................    2
Additional Information.....................................................    2
Incorporation of Certain Information by Reference..........................    2
Summary of Terms...........................................................    3
The Trust Fund.............................................................   16
The Depositor..............................................................   26
Use of Proceeds............................................................   26
Yield Considerations.......................................................   27
Maturity and Prepayment Considerations.....................................   29
Description of the Certificates............................................   31
Credit Support.............................................................   56
Description of Insurance...................................................   61
Certain Legal Aspects of the Mortgage Loans and Contracts..................   68
Certain Federal Income Tax Consequences....................................   79
ERISA Considerations.......................................................  107
Legal Investment...........................................................  111
Plan of Distribution.......................................................  112
Legal Matters..............................................................  113
Index of Terms.............................................................  114

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                           CS First Boston Mortgage
                               Securities Corp.
                                   Depositor

                                $1,278,320,000

                       Adjustable Rate Conduit Mortgage
                   Pass-Through Certificates, Series 1995-1


                             PROSPECTUS SUPPLEMENT


                            [LOGO] CS FIRST BOSTON

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